                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

------------------------------------
 IN RE:                              )
                                     )     Chapter 11
 OWENS CORNING, et al.,              )
                                     )     Case No. 00-03837 (JKF)
          Debtors                    )
                                     )     Jointly Administered
                                     )
------------------------------------

         DISCLOSURE STATEMENT WITH RESPECT TO SECOND AMENDED JOINT PLAN
                     OF REORGANIZATION FOR OWENS CORNING AND
                ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

SAUL EWING LLP                                SKADDEN, ARPS, SLATE, MEAGHER
Norman L. Pernick (I.D. # 2290)               & FLOM LLP
J. Kate Stickles (I.D. # 2917)                Ralph Arditi
222 Delaware Avenue                           D.J. Baker
P.O. Box 1266                                 Four Times Square
Wilmington, DE 19899-1266                     New York, NY 10036-6522
(302) 421-6800                                (212) 735-3000

Charles O. Monk, II                           Special Counsel to Debtors
Irving E. Walker                              and Debtors-in-Possession
Jay A. Shulman
100 South Charles Street
Baltimore, MD 21201-2773
(410) 332-8600

Attorneys for the Debtors and
Debtors-in-Possession

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KAYE SCHOLER LLP                              CAPLIN & DRYSDALE, CHARTERED
Michael J. Crames                             Elihu Inselbuch
Andrew A. Kress                               399 Park Avenue
Edmund M. Emrich                              New York, NY 10022
425 Park Avenue                               (212) 319-7125
New York, NY 10022
(212) 836-8000                                Peter Van N. Lockwood
                                              Julie W. Davis
YOUNG, CONAWAY,                               One Thomas Circle, N.W.
STARGATT & TAYLOR LLP                         Washington, D.C. 20005
James L. Patton, Jr. (I.D. # 2202)            (202) 862-5000
The Brandywine Building
1000 West Street, 17th Floor                  CAMPBELL & LEVINE
P.O. Box 391                                  Marla Eskin  (I.D. # 2989)
Wilmington, DE 19899-0391                     Chase Manhattan Center
(302) 571-6600                                15th Floor
                                              1201 Market Street
Attorneys for James J. McMonagle,             Wilmington, DE 19899
Legal Representative for Future Claimants     (302) 426-1900

Dated as of May 23, 2003
                                              Attorneys for the Official
                                              Committee of Asbestos Claimants

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
PREFATORY SECTIONS

NOTICE WITH RESPECT TO INJUNCTIONS.......................................................................i
DISCLAIMER..............................................................................................ii
NOTE ON DEFINED TERMS...................................................................................iv
SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS.............................................................v

I.    INTRODUCTION.......................................................................................1

II.   PLAN VOTING INSTRUCTIONS AND PROCEDURES............................................................2

   A.    DEFINITIONS.....................................................................................2
   B.    NOTICE TO HOLDERS OF CLAIMS AND INTERESTS.......................................................2
   C.    SOLICITATION PACKAGE............................................................................4
   D.    VOTING PROCEDURES, BALLOTS AND VOTING DEADLINE..................................................4
   E.    CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION................................5

III.  GENERAL INFORMATION CONCERNING THE DEBTORS.........................................................5

   A.    HISTORY AND DESCRIPTION OF BUSINESS.............................................................5
   B.    FINANCIAL STRUCTURE OF THE COMPANY AT THE PETITION DATE........................................11

IV.   BACKGROUND OF ASBESTOS-RELATED LITIGATION.........................................................15

   A.    PRE-PETITION CLAIMS AGAINST OCD................................................................15
   B.    PRE-PETITION CLAIMS AGAINST FIBREBOARD.........................................................15
   C.    NATIONAL SETTLEMENT PROGRAM....................................................................16
   D.    ESTABLISHMENT OF FINANCIAL RESERVES FOR ASBESTOS LIABILITY; ESTIMATION OF ASBESTOS LIABILITY...21

V.    CHAPTER 11 CASES..................................................................................24

   A.    EVENTS LEADING TO THE CHAPTER 11 FILINGS.......................................................24
   B.    THE CHAPTER 11 FILINGS.........................................................................26
   C.    CONTINUATION OF BUSINESS; STAY OF LITIGATION...................................................26
   D.    PROFESSIONALS RETAINED IN THE CHAPTER 11 CASES.................................................27
   E.    "FIRST DAY" AND OTHER ORDERS...................................................................37
   F.    SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES.................................................38
   G.    AVOIDANCE ACTIONS IN THE CHAPTER 11 CASES......................................................74

VI.   FUTURE BUSINESS OF THE REORGANIZED DEBTORS........................................................82

   A.    STRUCTURE AND BUSINESS OF THE REORGANIZED DEBTORS..............................................82
   B.    BOARD OF DIRECTORS AND MANAGEMENT OF REORGANIZED DEBTORS.......................................82
   C.    PROJECTED FINANCIAL INFORMATION................................................................92

VII.  SUMMARY OF THE PLAN OF REORGANIZATION.............................................................96

   A.    STRUCTURE OF THE PLAN..........................................................................97
   B.    SUBSTANTIVE CONSOLIDATION UNDER THE PLAN.......................................................97
   C.    CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS..........................................100
   D.    SUMMARY OF DEBT TO BE INCURRED, SECURITIES TO BE ISSUED AND  OTHER CONSIDERATION UNDER THE
   PLAN; EXECUTION OF RELATED DOCUMENTS................................................................119

   E.    DISTRIBUTIONS UNDER THE PLAN..................................................................122
   F.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........................................127
   G.    RESOLUTION AND TREATMENT OF DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS.....................132
   H.    EXIT FACILITY.................................................................................133
   I.    CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN............................134
   J.    CERTAIN RELEASES AND INJUNCTIONS UNDER THE PLAN...............................................142
   K.    SUMMARY OF OTHER PROVISIONS OF THE PLAN.......................................................147
   L.    EFFECTS OF CONFIRMATION.......................................................................149
   M.    RETENTION OF JURISDICTION.....................................................................154
   N.    REVESTING OF ASSETS...........................................................................156
   O.    RIGHTS OF ACTION..............................................................................156
   P.    PAYMENT OF STATUTORY FEES.....................................................................157
   Q.    POST-CONSUMMATION OPERATIONS OF THE DEBTORS...................................................157

VIII. THE ASBESTOS PERSONAL INJURY TRUST...............................................................157

   A.    GENERAL DESCRIPTION OF THE ASBESTOS PERSONAL INJURY TRUST.....................................158
   B.    ASBESTOS PERSONAL INJURY CLAIMS RESOLUTION AND DISTRIBUTION PROCEDURES........................162
   C.    THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION..................................179

IX.   THE FB ASBESTOS PROPERTY DAMAGE TRUST............................................................180

   A.    GENERAL DESCRIPTION OF THE FB ASBESTOS PROPERTY DAMAGE TRUST..................................181
   B.    FB ASBESTOS PROPERTY DAMAGE CLAIMS PROCEDURES.................................................184
   C.    INJUNCTION CHANNELING FB ASBESTOS PROPERTY DAMAGE CLAIMS......................................187

X.    THE LITIGATION TRUST.............................................................................187

   A.    GENERAL DESCRIPTION OF THE LITIGATION TRUST...................................................187
   B.    DISTRIBUTIONS OF LITIGATION TRUST RECOVERIES..................................................190

XI.   RESTRICTIONS ON TRANSFERS OF CORPORATE SECURITIES AND CERTAIN CLAIMS.............................190

XII.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS...............................................190

   A.    OFFER AND SALE OF NEW OCD SECURITIES PURSUANT TO THE PLAN: BANKRUPTCY CODE EXEMPTION
   FROM REGISTRATION REQUIREMENTS......................................................................190
   B.    SUBSEQUENT TRANSFERS OF NEW OCD SECURITIES....................................................191

XIII. CERTAIN UNITED STATES FEDERAL  INCOME TAX CONSEQUENCES OF THE PLAN...............................193

   A.    FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS................................................194
   B.    FEDERAL INCOME TAX CONSEQUENCES TO CLAIM HOLDERS..............................................197
   C.    IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE...........................................204

XIV.  FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS..........................................204

   A.    FEASIBILITY OF THE PLAN.......................................................................204
   B.    ACCEPTANCE OF THE PLAN........................................................................206
   C.    BEST INTERESTS TEST...........................................................................207
   D.    LIQUIDATION ANALYSIS..........................................................................208
   E.    VALUATION OF THE REORGANIZED DEBTORS..........................................................208
   F.    APPLICATION OF THE "BEST INTERESTS" OF CREDITORS TEST TO THE LIQUIDATION ANALYSIS AND THE
   VALUATION...........................................................................................214
   G.    CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES: "CRAMDOWN"...........................215

XV.   CERTAIN RISK FACTORS TO BE CONSIDERED............................................................216

   A.    CERTAIN FACTORS RELATING TO THE CHAPTER 11 PROCEEDINGS........................................216

   B.    CERTAIN FACTORS RELATING TO SECURITIES TO BE ISSUED PURSUANT TO THE PLAN......................217
   C.    CERTAIN FACTORS RELATING TO THE REORGANIZED DEBTORS...........................................217

XVI.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN........................................220

   A.    ALTERNATIVE PLAN(S) OF REORGANIZATION OR LIQUIDATION..........................................221
   B.    LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11.....................................................221

XVII. THE SOLICITATION; VOTING PROCEDURE...............................................................222

   A.    PARTIES IN INTEREST ENTITLED TO VOTE..........................................................223
   B.    CLASSES IMPAIRED UNDER THE PLAN...............................................................223
   C.    WAIVERS OF DEFECTS, IRREGULARITIES, ETC.......................................................224
   D.    WITHDRAWAL OF BALLOTS; REVOCATION.............................................................224
   E.    FURTHER INFORMATION; ADDITIONAL COPIES........................................................225

XVIII. RECOMMENDATION AND CONCLUSION...................................................................226

                       NOTICE WITH RESPECT TO INJUNCTIONS

    THE SECOND AMENDED JOINT PLAN OF REORGANIZATION FOR OWENS CORNING AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION (THE "PLAN"), WHICH IS ATTACHED AS
  APPENDIX A TO THIS DISCLOSURE STATEMENT, CONTAINS AN ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION UNDER 11 U.S.C. SECTION 524(g). THE PLAN ALSO
CONTAINS AN INJUNCTION UNDER 11 U.S.C. SECTION 105, WHICH CHANNELS ALL ASBESTOS
  PROPERTY DAMAGE CLAIMS AGAINST FIBREBOARD CORPORATION, AN INJUNCTION UNDER 11 U.S.C. SECTION 105 WITH RESPECT TO CLAIMS AGAINST THE HARTFORD ENTITIES AND AN
   INJUNCTION WITH RESPECT TO CLAIMS AGAINST RELATED PERSONS OF THE DEBTORS BY HOLDERS OF CLAIMS WHO VOTE IN FAVOR OF THE PLAN, WHICH ARE INJUNCTIONS AGAINST CONDUCT NOT OTHERWISE ENJOINED UNDER THE BANKRUPTCY CODE. FOR A DESCRIPTION OF THE ACTS TO BE ENJOINED AND THE IDENTITY OF THE ENTITIES THAT WOULD BE SUBJECT
   TO EACH OF THESE INJUNCTIONS, SEE THE FOLLOWING SECTIONS OF THIS DISCLOSURE
                                   STATEMENT:

(1) THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION: SECTION VIII.C OF THIS DISCLOSURE STATEMENT ENTITLED "THE ASBESTOS PERSONAL INJURY TRUST--THE
ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION" AND SECTION 5.14(b) OF
                                    THE PLAN;

 (2) THE INJUNCTION CHANNELING FB ASBESTOS PROPERTY DAMAGE CLAIMS: SECTION IX.C OF THIS DISCLOSURE STATEMENT ENTITLED "THE FB ASBESTOS PROPERTY DAMAGE
  TRUST--INJUNCTION CHANNELING FB ASBESTOS PROPERTY DAMAGE CLAIMS " AND SECTION
                               3.3(g) OF THE PLAN;

(3) THE INJUNCTION WITH RESPECT TO CLAIMS AGAINST THE HARTFORD ENTITIES: SECTION VII.J.6 OF THIS DISCLOSURE STATEMENT ENTITLED "INJUNCTION WITH RESPECT TO CLAIMS
       AGAINST THE HARTFORD ENTITIES" AND SECTION 5.13(d) OF THE PLAN; AND

(4) THE INJUNCTION WITH RESPECT TO CLAIMS AGAINST RELATED PERSONS OF THE DEBTORS BY HOLDERS OF CLAIMS WHO VOTE IN FAVOR OF THE PLAN: SECTION VII. J.2 OF THIS
 DISCLOSURE STATEMENT ENTITLED "CERTAIN RELEASES AND INJUNCTIONS UNDER THE PLAN
  -- RELEASES BY HOLDERS OF CLAIMS AND INTERESTS" AND SECTION VII. J.3 ENTITLED
   "INJUNCTIONS RELATED TO RELEASES" AND SECTIONS 5.13(b) AND (c) OF THE PLAN.

                                   DISCLAIMER

     THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE SECOND AMENDED JOINT PLAN OF REORGANIZATION FOR OWENS CORNING AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION (THE "PLAN"), FILED BY OWENS CORNING ("OCD") AND THOSE ENTITIES LISTED ON SCHEDULE I OF THE PLAN (COLLECTIVELY, THE "SUBSIDIARY DEBTORS" AND, TOGETHER WITH OCD, THE "DEBTORS"), JAMES J. MCMONAGLE, THE LEGAL REPRESENTATIVE FOR FUTURE CLAIMANTS ("FUTURE CLAIMANTS' REPRESENTATIVE"), AND THE OFFICIAL COMMITTEE OF ASBESTOS CLAIMANTS ("ASBESTOS CLAIMANTS' COMMITTEE") (THE DEBTORS, THE FUTURE CLAIMANTS' REPRESENTATIVE, AND THE ASBESTOS CLAIMANTS' COMMITTEE, COLLECTIVELY, THE "PLAN PROPONENTS"). THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

     ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS AND SCHEDULES ANNEXED TO THE PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME BEFORE OR AFTER THE DATE HEREOF.

     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE, 11 U.S.C. Sections 101-1330 (AS AMENDED, THE "BANKRUPTCY CODE") AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE (THE "BANKRUPTCY RULES") AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS.

     EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

     THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR THE SECURITIES REGULATORS OF ANY STATE, AND NEITHER THE SEC NOR ANY STATE REGULATORS HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF OR CLAIMS AGAINST OCD OR ANY OF THE SUBSIDIARY DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

     AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, OCD OR ANY OF THE SUBSIDIARY DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AT THIS TIME. A HEARING TO CONSIDER THE ADEQUACY OF THIS DISCLOSURE STATEMENT UNDER
SECTION 1125 OF THE BANKRUPTCY CODE HAS BEEN SET BY THE BANKRUPTCY COURT FOR JUNE 4, 2003 AT 9:00 A.M. AS MAY BE CONTINUED FROM TIME TO TIME BY THE BANKRUPTCY COURT. THE PLAN PROPONENTS RESERVE THE RIGHT TO MODIFY OR SUPPLEMENT THIS DISCLOSURE STATEMENT PRIOR TO AND UP TO THE TIME OF THE CONCLUSION OF SUCH HEARING.

                              NOTE ON DEFINED TERMS

     For purposes of this Disclosure Statement, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan, attached to the Disclosure Statement as APPENDIX A, except as expressly provided or unless the context clearly requires otherwise. A Glossary of Additional Terms is attached to this Disclosure Statement as APPENDIX A-1. Whenever the context requires, such meanings shall be equally applicable to both the singular and plural form of such terms, and the masculine gender shall include the feminine and the feminine gender shall include the masculine. Any term used in initially capitalized form in this Disclosure Statement that is not defined herein but that is used in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code.

                  SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS

     The treatment of each of the Classes is summarized as follows:

                                                                    ESTIMATED
                                                                    ALLOWED
                                                     TREAT-         CLAIMS
CLASS                  DESCRIPTION                   MENT           (IN MILLIONS)        ESTIMATED RECOVERY
---------------------  ----------------------------  -------------  -------------------  -----------------------------
Unclassified           DIP Facility Claims           N/A            $0                   100%
Claims

Unclassified           Administrative Claims         N/A            $46                  100%
Claims

Unclassified           Priority Tax Claims           N/A            $246 to $294         100%
Claims

Class 1 Claims         Other Priority Claims         Unimpaired     $0                   100%

Class 2A Claims        Other Secured Tax Claims      Unimpaired     $5                   100%

Class 2B Claims        Other Secured Claims          Unimpaired     $6                   100%

Class 3 Claims         Convenience Claims            Impaired       $18                  100%

Class 4 Claims         Bank Holders Claims           Impaired       $1,480 to $1,577     SEE ATTACHMENT TO THIS CHART

Class 5 Claims         Bondholders Claims            Impaired       $1,335               SEE ATTACHMENT TO THIS CHART

Class 6 Claims         General Unsecured             Impaired       $375 to $741         SEE ATTACHMENT TO THIS CHART
                       Claims

Class 7 Claims         OC Asbestos Personal          Impaired       SEE ATTACHMENT       SEE ATTACHMENT TO THIS CHART
                       Injury Claims                                TO THIS CHART

Class 8 Claims         FB Asbestos Personal          Impaired       SEE ATTACHMENT       SEE ATTACHMENT TO THIS CHART
                       Injury Claims                                TO THIS CHART

Class 9 Claims         FB Asbestos Property          Impaired       $2 to $7             100%
                       Damage Claims

Class 10 Claims        Intercompany Claims           Impaired       N/A                  0%

Class 11 Claims        OCD Interests                 Impaired       N/A                  0%

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
UNCLASSIFIED CLAIMS

     DIP FACILITY CLAIMS              The Plan provides for DIP Facility Claims
                                      to be paid in full. On, or as soon as
     ESTIMATED ALLOWED CLAIMS: $0     reasonably practicable after, the latest
                                      of (i) the Initial Distribution Date, (ii)
     ESTIMATED RECOVERY: 100%         the date on which a DIP Facility Claim
                                      becomes an Allowed DIP Facility Claim or
                                      (iii) the date on which a DIP Facility
                                      Claim becomes payable pursuant to any
                                      agreement between a Debtor and the holder
                                      of such DIP Facility Claim, each holder of
                                      an Allowed DIP Facility Claim shall
                                      receive in full satisfaction, settlement,
                                      release and discharge of and in exchange
                                      for such Allowed DIP Facility Claim (a)
                                      Cash equal to the unpaid portion of such
                                      Allowed DIP Facility Claim or (b) such
                                      other treatment as the applicable Debtor
                                      and such holder shall have agreed in
                                      writing.

     ADMINISTRATIVE CLAIMS            The Plan generally provides for
                                      Administrative Claims to be paid in full.
                                      Except as otherwise provided in the Plan
                                      and subject to the requirements of

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
     ESTIMATED ALLOWED CLAIMS:        the Plan, on, or as soon as reasonably
     $46 MILLION                      practicable after, the latest of (i) the
                                      Initial Distribution Date, (ii) the date
     ESTIMATED RECOVERY: 100%         on which an Administrative Claim becomes
                                      an Allowed Administrative Claim or (iii)
                                      the date on which an Administrative Claim
                                      becomes payable pursuant to any agreement
                                      between a Debtor and the holder of such
                                      Administrative Claim, each holder of an
                                      Allowed Administrative Claim shall receive
                                      in full satisfaction, settlement, release
                                      and discharge of and in exchange for such
                                      Allowed Administrative Claim (a) Cash
                                      equal to the unpaid portion of such
                                      Allowed Administrative Claim or (b) such
                                      other treatment as the applicable Debtor
                                      and such holder shall have agreed in
                                      writing; PROVIDED, HOWEVER, that Allowed
                                      Administrative Claims with respect to
                                      liabilities incurred by a Debtor in the
                                      ordinary course of business during the
                                      Chapter 11 Cases shall be paid in the
                                      ordinary course of business in accordance
                                      with the terms and conditions of any
                                      agreements relating thereto.

     PRIORITY TAX CLAIMS              Except to the extent that a holder of an
                                      Allowed Priority Tax Claim has been paid
     ESTIMATED ALLOWED CLAIMS:        by the Debtors prior to the Initial
     $246 MILLION TO $294 MILLION     Distribution Date or has agreed in writing
                                      to a different treatment, each holder of
     ESTIMATED RECOVERY: 100%         an Allowed Priority Tax Claim shall
                                      receive in full satisfaction, settlement,
                                      release and discharge of and in exchange
                                      for such Allowed Priority Tax Claim, at
                                      the sole discretion of the Debtors, (i)
                                      Cash equal to the amount of such Allowed
                                      Priority Tax Claim, including any interest
                                      on such Allowed Class 2A Claims required
                                      to be paid pursuant to Section 506(b) of
                                      the Bankruptcy Code, on the later of the
                                      Initial Distribution Date and the date
                                      such Priority Tax Claim becomes an Allowed
                                      Claim, or as soon thereafter as is
                                      practicable, (ii) deferred Cash payments,
                                      having a value as of the Effective Date
                                      equal to such Allowed Priority Tax Claim,
                                      over a period not exceeding six (6) years
                                      after the assessment of the tax on which
                                      such Claim is based as the applicable
                                      Debtor and such holder shall have agreed
                                      in writing, or (iii) such other treatment
                                      as the applicable Debtor and such holder
                                      shall have agreed in writing.

UNIMPAIRED CLASSES OF CLAIMS

     CLASS 1 -OTHER PRIORITY CLAIMS   Class 1 consists of all Allowed Claims
                                      entitled to priority pursuant to Section
     ESTIMATED ALLOWED CLAIMS: $0     507(a) of the Bankruptcy Code other than
                                      DIP Facility Claims, Administrative Claims
                                      or Priority Tax Claims.

     ESTIMATED RECOVERY:  100%        On, or as soon as reasonably practicable
                                      after, the latest of (i) the Initial
                                      Distribution Date, (ii) the date on which
                                      such Class 1 Claim becomes an Allowed
                                      Class 1 Claim, or (iii) the date on which
                                      such Class 1 Claim becomes due and payable
                                      pursuant to any agreement between a Debtor
                                      and a holder of a Class 1 Claim, each
                                      holder of an Allowed Class 1 Claim shall
                                      receive in full satisfaction, settlement,
                                      release and discharge of and in exchange
                                      for such Allowed Class 1 Claim (a) Cash
                                      equal to the unpaid portion of such
                                      Allowed Class 1 Claim or (b) such other
                                      treatment as the applicable Debtor and
                                      such holder shall have agreed in writing.
                                      All Allowed Class 1 Claims which are not
                                      by their terms due and payable on or
                                      before the Effective Date will be paid in
                                      the ordinary course of business in
                                      accordance with the terms thereof.

                                      CLASS 1 CLAIMS ARE UNIMPAIRED. HOLDERS OF
                                      CLAIMS IN CLASS 1 WILL BE DEEMED TO HAVE
                                      ACCEPTED THE PLAN, AND ACCORDINGLY ARE NOT
                                      ENTITLED TO VOTE TO ACCEPT OR REJECT THE
                                      PLAN.

UNIMPAIRED CLASSES OF CLAIMS

     CLASS 2A - OTHER SECURED TAX     Class 2A consists of all Claims which
     CLAIMS                           otherwise would be tax claims entitled to
                                      priority under Section 507(a)(8) of the
     ESTIMATED ALLOWED CLAIMS:        Bankruptcy Code, but which are secured by
     $5 MILLION                       a valid and unavoidable Encumbrance in or
                                      on any of the Debtors' property (to the
     ESTIMATED RECOVERY: 100%         extent of the value of the Claim holder's
                                      interest in the Debtors' property, as
                                      determined pursuant to Section 506 of the
                                      Bankruptcy Code).

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
                                      Except to the extent that a holder of an
                                      Allowed Other Secured Tax Claim has been
                                      paid by the Debtors prior to the Initial
                                      Distribution Date or has agreed in writing
                                      to a different treatment, each holder of
                                      an Allowed Other Secured Tax Claim shall
                                      receive in full satisfaction, settlement,
                                      release and discharge of and in exchange
                                      for such Allowed Other Secured Tax Claim,
                                      at the sole discretion of the Debtors, (i)
                                      Cash equal to the amount of such Allowed
                                      Other Secured Tax Claim on the later of
                                      the Initial Distribution Date and the date
                                      such Other Secured Tax Claim becomes an
                                      Allowed Claim, or as soon thereafter as is
                                      practicable, (ii) deferred Cash payments,
                                      having a value as of the Effective Date
                                      equal to such Allowed Other Secured Tax
                                      Claim, over a period not exceeding six (6)
                                      years after the assessment of the tax on
                                      which such Claim is based as the
                                      applicable Debtor and such holder shall
                                      have agreed in writing, or (iii) such
                                      other treatment as the applicable Debtor
                                      and such holder shall have agreed in
                                      writing.

                                      Each holder of an Allowed Class 2A Claim shall retain the Encumbrances (or replacement Encumbrances as may be contemplated under nonbankruptcy law) securing its Allowed Class 2A Claim as of the Effective Date until full and final payment of such Allowed Class 2A Claim is made as provided in the Plan, and upon such full and final payment, such Encumbrances shall be deemed null and void and shall be unenforceable for all purposes.

                                      Although for Unsecured Claims, a Claim
                                      becomes Allowed unless objected to by the Claims Objection Deadline, the Debtors' failure to object to any Class 2A Claim in the Chapter 11 Cases will be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere will preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral notwithstanding a failure to file an objection by the Claims Objection
                                      Deadline.

                                      CLASS 2A CLAIMS ARE UNIMPAIRED. HOLDERS OF
                                      CLAIMS IN CLASS 2A WILL BE DEEMED TO HAVE
                                      ACCEPTED THE PLAN, AND ACCORDINGLY ARE NOT
                                      ENTITLED TO VOTE TO ACCEPT OR REJECT THE
                                      PLAN.

     CLASS 2B -OTHER SECURED CLAIMS   Class 2B consists of Claims secured by a
                                      valid Encumbrance in or on any of the
     ESTIMATED ALLOWED CLAIMS:        Debtors' property, which is not void or
     $6 MILLION                       voidable under the Bankruptcy Code or any
                                      other applicable law, to the extent of the
                                      value of the Claim holder's interest in
                                      the Debtors' property, but excluding the
                                      Other Secured Tax Claims.

     ESTIMATED RECOVERY:  100%

                                      On, or as soon as reasonably practicable after, the latest of (i) the Initial
                                      Distribution Date, (ii) the date on which such Class 2B Claim becomes an Allowed
                                      Class 2B Claim or (iii) the date on which such Class 2B Claim becomes due and payable pursuant to any agreement between a Debtor and the holder of an Allowed
                                      Class 2B Claim, each holder of an Allowed
                                      Class 2B Claim shall receive in full
                                      satisfaction, settlement, release and
                                      discharge of and in exchange for such
                                      Allowed Class 2B Claim, at the sole
                                      discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed
                                      Class 2B Claim, (b) Reinstatement of the legal equitable and contractual rights of the holder of such Allowed Class 2B Claim, subject to the provisions of Article VII of the Plan, or (c) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

                                      Although for Unsecured Claims, a Claim
                                      becomes Allowed unless objected to by the Claims Objection Deadline, the Debtors' failure to object to any Class 2B Claim in the Chapter 11 Cases will be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere will

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
                                      preclude the Debtors or Reorganized
                                      Debtors from challenging the validity of
                                      any alleged Encumbrance on any asset of a
                                      Debtor or the value of any collateral
                                      notwithstanding a failure to file an
                                      objection by the Claims Objection
                                      Deadline.

                                      CLASS 2B CLAIMS ARE UNIMPAIRED. HOLDERS OF
                                      THE CLAIMS IN CLASS 2B ARE DEEMED TO HAVE
                                      ACCEPTED THE PLAN, AND ACCORDINGLY ARE NOT
                                      ENTITLED TO VOTE TO ACCEPT OR REJECT THE
                                      PLAN.

IMPAIRED CLASSES OF CLAIMS

     CLASS 3 -CONVENIENCE CLAIMS      Class 3 consists of all Claims against any
                                      of the Debtors that would otherwise be
     ESTIMATED ALLOWED CLAIMS (AFTER  classified as a Class 6 Claim, which (i)
     ADJUSTMENT TO ACCOUNT FOR        is in an amount that is equal to or less
     HOLDERS OF CONVENIENCE CLAIMS    than $5,000 or (ii) on the Ballot has been
     IN AMOUNTS GREATER THAN $5,000   reduced to $5,000 by the holder of such
     WHO ELECT TO OPT INTO CLASS 3):  Claim.
     $18 MILLION
                                      On, or as soon as reasonably practicable
     ESTIMATED RECOVERY: 100%         after, the latest of (i) the Initial
                                      Distribution Date, (ii) the date on which
                                      such Class 3 Claim becomes an Allowed
                                      Class 3 Claim, or (iii) the date on which
                                      such Class 3 Claim becomes due and payable
                                      pursuant to any agreement between a Debtor
                                      and a holder of a Class 3 Claim, each
                                      holder of an Allowed Class 3 Claim shall
                                      receive in full satisfaction, settlement,
                                      release and discharge of and in exchange
                                      for such Allowed Class 3 Claim (a) Cash
                                      equal to the amount of such Allowed Class
                                      3 Claim or (b) such other treatment as the
                                      applicable Debtor and such holder shall
                                      have agreed in writing.

                                      Any holder of a Claim in Class 6 that
                                      desires treatment of such Claim as a
                                      Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

                                      CLASS 3 CLAIMS ARE IMPAIRED. HOLDERS OF
                                      THE CLAIMS IN CLASS 3 ARE ENTITLED TO VOTE
                                      TO ACCEPT OR REJECT THE PLAN.

IMPAIRED CLASSES OF CLAIMS

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
     CLASS 4 -BANK HOLDERS CLAIMS     Class 4 consists of Claims held by the
                                      Bank Holders arising under or as a result
     ESTIMATED ALLOWED CLAIMS:        of the Debtors' obligations under the 1997
     $1,480 MILLION TO                Credit Agreement (the "BANK HOLDERS
     $1,577 MILLION                   CLAIMS" or "CLASS 4 CLAIMS").

     IF CLASS 4 ACCEPTS THE PLAN AND  On, or soon as reasonably practicable
     THEREBY RECEIVES THE GUARANTEE   after, the latest of (i) the Initial
     SETTLEMENT PAYMENT, THIS AMOUNT  Distribution Date, (ii) the date on which
     WILL BE REDUCED BY $400 MILLION  such Class 4 Claim becomes an Allowed
     FOR PURPOSES OF THE PRO-RATA     Class 4 Claim, or (iii) the date on which
     DISTRIBUTIONS TO HOLDERS OF      such Class 4 Claim becomes due and payable
     ALLOWED CLAIMS IN CLASSES 4, 5,  pursuant to any agreement between a Debtor
     6 AND 7.                         and a holder of a Class 4 Claim, each
                                      holder of an Allowed Class 4 Claim will
                                      receive in full satisfaction, settlement,
                                      release and discharge of and in exchange
                                      for such Allowed Class 4 Claim such
                                      holder's PRO RATA share of either:

     ESTIMATED RECOVERY:
     SEE ATTACHED CHART                 (a) if Class 4 accepts the Plan, (1) the
                                      Guarantee Settlement Payment, and (2) the
                                      portion of the Combined Net Distribution
                                      Package equal to the Class 4 Initial
                                      Distribution Percentage; or

                                        (b) if Class 4 rejects the Plan, the
                                      portion of the Combined Distribution
                                      Package equal to the Class 4 Initial
                                      Distribution Percentage.

                                      In addition, on or as soon as reasonably practicable after the Final Distribution
                                      Date, each holder of an Allowed Class 4
                                      Claim shall receive its PRO RATA share of the (i) Cash in an amount equal to the Class 4 Final Distribution Percentage of
                                      Excess Available Cash, (ii) Excess Senior
                                      Notes in an aggregate principal amount
                                      equal to the Class 4 Final Distribution
                                      Percentage of the Excess Senior Notes
                                      Amount, (iii) shares of New OCD Common
                                      Stock in an aggregate number equal to the Class 4 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv)
                                      Cash in an amount equal to the Class 4
                                      Final Distribution Percentage of the
                                      Excess Litigation Trust Recoveries.

                                      CLASS 4 CLAIMS ARE IMPAIRED. TO THE EXTENT
                                      AND IN THE MANNER PROVIDED IN THE VOTING
                                      PROCEDURES ORDER, HOLDERS OF THE CLAIMS IN
                                      CLASS 4 ARE ENTITLED TO VOTE TO ACCEPT OR
                                      REJECT THE PLAN.

     CLASS 5 -BONDHOLDERS CLAIMS      Class 5 consists of Claims held by the
                                      Bondholders arising under or as a result
     ESTIMATED ALLOWED CLAIMS:        of the Debtors' obligations under the
     $1,335 MILLION                   Pre-petition Bonds (the "BONDHOLDERS
                                      CLAIMS" or "CLASS 5 CLAIMS").
     ESTIMATED RECOVERY:
     SEE ATTACHED CHART               On, or as soon as reasonably practicable
                                      after, the later of (i) the Initial
                                      Distribution Date, (ii) the date on which
                                      such Class 5 Claim becomes an Allowed
                                      Class 5 Claim, or (iii) the date on which
                                      such Class 5 Claim becomes due and payable
                                      pursuant to any agreement between a Debtor
                                      and a holder of a Class 5 Claim, each
                                      holder of an Allowed Class 5 Claim will
                                      receive in full satisfaction, settlement,
                                      release and discharge of and in exchange
                                      for such Allowed Class 5 Claim such
                                      holder's PRO RATA share of either:

                                        (a) if Class 4 accepts the Plan, the
                                      portion of the Combined Net Distribution
                                      Package equal to the Class 5 Initial
                                      Distribution Percentage; or

                                        (b) if Class 4 rejects the Plan, the
                                      portion of the Combined Distribution
                                      Package equal to the Class 5 Initial
                                      Distribution Percentage.

                                      In addition, on or as soon as reasonably practicable after the Final Distribution
                                      Date, each holder of an Allowed Class 5
                                      Claim shall receive its PRO RATA share of the (i) Cash in an amount equal to the Class 5 Final Distribution Percentage of
                                      Excess Available Cash, (ii) Excess Senior
                                      Notes in an aggregate principal amount
                                      equal to the Class 5 Final Distribution
                                      Percentage of the Excess Senior Notes
                                      Amount, (iii) shares of New OCD Common
                                      Stock in an aggregate number equal to the Class 5 Final

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
                                      Distribution Percentage of the Excess New
                                      OCD Common Stock, and (iv) Cash in an
                                      amount equal to the Class 5 Final
                                      Distribution Percentage of the Excess
                                      Litigation Trust Recoveries.

                                      CLASS 5 CLAIMS ARE IMPAIRED. TO THE EXTENT
                                      AND IN THE MANNER PROVIDED IN THE VOTING
                                      PROCEDURES ORDER, HOLDERS OF THE CLAIMS IN
                                      CLASS 5 ARE ENTITLED TO VOTE TO ACCEPT OR
                                      REJECT THE PLAN.

     CLASS 6 - GENERAL UNSECURED      Class 6 consists of those Claims against
     CLAIMS ESTIMATED ALLOWED         the Debtors that are General Unsecured
     CLAIMS:                          Claims, which are Claims against any of
                                      the Debtors that are not a DIP Facility
     $375 MILLION TO $741 MILLION     Claim, an Administrative Claim, a Priority
                                      Tax Claim, an Other Priority Claim, an
     ESTIMATED RECOVERY:              Other Secured Tax Claim, an Other Secured
     SEE ATTACHED CHART               Claim, a Convenience Claim, a Bank Holders
                                      Claim, a Bondholders Claim, an OC Asbestos
                                      Personal Injury Claim, an FB Asbestos
                                      Personal Injury Claim, an FB Asbestos
                                      Property Damage Claim, an Intercompany
                                      Claim or an OCD Interest. General
                                      Unsecured Claims include, without
                                      limitation, all Environmental Claims and
                                      OC Asbestos Property Damage Claims
                                      ("GENERAL UNSECURED CLAIMS" or "CLASS 6
                                      CLAIMS").

                                      On, or as soon as reasonably practicable after, the later of (i) the Initial
                                      Distribution Date, (ii) the date on which such Class 6 Claim becomes an Allowed
                                      Class 6 Claim, or (iii) the date on which such Class 6 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 6 Claim, each holder of an Allowed Class 6 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 6 Claim such holder's PRO RATA share of either:

                                        (a) if Class 4 accepts the Plan, the
                                      portion of the Combined Net Distribution
                                      Package equal to the Class 6 Initial
                                      Distribution Percentage; or

                                        (b) if Class 4 rejects the Plan, the
                                      portion of the Combined Distribution
                                      Package equal to the Class 6 Initial
                                      Distribution Percentage.

                                      In addition, on or as soon as reasonably practicable after the Final Distribution
                                      Date, each holder of an Allowed Class 6
                                      Claim shall receive its PRO RATA share of the (i) Cash in an amount equal to the Class 6 Final Distribution Percentage of
                                      Excess Available Cash, (ii) Excess Senior
                                      Notes in an aggregate principal amount to the Class 6 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 6
                                      Final Distribution Percentage of the
                                      Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 6 Final
                                      Distribution Percentage of the Excess
                                      Litigation Trust Recoveries.

                                      CLASS 6 CLAIMS ARE IMPAIRED. TO THE EXTENT
                                      AND IN THE MANNER PROVIDED IN THE VOTING
                                      PROCEDURES ORDER, HOLDERS OF THE CLAIMS IN
                                      CLASS 6 ARE ENTITLED TO VOTE TO ACCEPT OR
                                      REJECT THE PLAN.

     CLASS 7 -OC ASBESTOS PERSONAL    Class 7 consists of OC Asbestos Personal
     INJURY CLAIM                     Injury Claims ("CLASS 7 CLAIMS").

     ESTIMATED ALLOWED CLAIMS:        An "OC ASBESTOS PERSONAL INJURY CLAIM"
     SEE ATTACHED CHART               means any present or future right to
                                      payment, claim, remedy, liability or
     ESTIMATED RECOVERY:              Demand against any OC Person for death,
     SEE ATTACHED CHART               bodily injury, or other personal damages
                                      (whether physical, emotional or
                                      otherwise), whether or not such right,
                                      claim, remedy, liability or Demand is
                                      reduced to judgment, liquidated, fixed,
                                      contingent, matured, unmatured, disputed,
                                      undisputed, legal, equitable, secured, or
                                      unsecured, whether or not the facts of or
                                      legal basis for such right, claim, remedy,
                                      liability or Demand are known or unknown,
                                      under any theory of law, equity,
                                      admiralty, or otherwise, to the extent
                                      caused or allegedly caused, directly or
                                      indirectly, by the presence of, or
                                      exposure to asbestos or
                                      asbestos-containing products for

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
                                      which any OC Person may be legally liable,
                                      including, without limitation, the
                                      presence of, or exposure to, asbestos or
                                      asbestos-containing products that were
                                      manufactured, installed, fabricated, sold,
                                      supplied, produced, distributed, released,
                                      or in any way at any time marketed or
                                      disposed of by any OC Person, including,
                                      without express or implied limitation, any
                                      right, claim, remedy, liability or Demand
                                      for compensatory damages (such as loss of
                                      consortium, wrongful death, survivorship,
                                      proximate, consequential, general and
                                      special damages) and including punitive
                                      damages. OC Asbestos Personal Injury
                                      Claims (i) include OC Indirect Asbestos PI
                                      Trust Claims and Unpaid OC Resolved
                                      Asbestos Personal Injury Claims, but (ii)
                                      exclude OC Resolved Asbestos Personal
                                      Injury Claims, OC Asbestos Property Damage
                                      Claims, OC Indirect Asbestos Property
                                      Damage Claims, workers' compensation
                                      claims, FB Asbestos Personal Injury
                                      Claims, FB Indirect Asbestos PI Trust
                                      Claims, FB Asbestos Property Damage
                                      Claims, and FB Indirect Asbestos Property
                                      Damage Claims.

                                      ALL CLASS 7 CLAIMS WILL BE CHANNELED TO
                                      THE ASBESTOS PERSONAL INJURY TRUST, AND
                                      SHALL BE PROCESSED, LIQUIDATED AND PAID
                                      PURSUANT TO THE TERMS AND PROVISIONS OF
                                      THE ASBESTOS PERSONAL INJURY TRUST
                                      DISTRIBUTION PROCEDURES AND THE ASBESTOS
                                      PERSONAL INJURY TRUST AGREEMENT. THE SOLE
                                      RECOURSE OF THE HOLDER OF A CLASS 7 CLAIM
                                      SHALL BE THE ASBESTOS PERSONAL INJURY
                                      TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT
                                      WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM
                                      OR DEMAND AGAINST ANY PROTECTED PARTY.
                                      WITHOUT LIMITING THE FOREGOING, ON THE
                                      EFFECTIVE DATE, ALL PERSONS SHALL BE
                                      PERMANENTLY AND FOREVER STAYED,
                                      RESTRAINED, AND ENJOINED FROM TAKING ANY
                                      ENJOINED ACTIONS FOR THE PURPOSE OF,
                                      DIRECTLY OR INDIRECTLY, COLLECTING,
                                      RECOVERING, OR RECEIVING PAYMENT OF, ON,
                                      OR WITH RESPECT TO ANY CLASS 7 CLAIM
                                      (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY
                                      RIGHT OR OBLIGATION UNDER THE PLAN, ANY
                                      EXHIBITS TO THE PLAN, OR ANY OTHER
                                      AGREEMENT OR INSTRUMENT BETWEEN THE
                                      DEBTORS OR REORGANIZED DEBTORS AND THE
                                      ASBESTOS PERSONAL INJURY TRUST, WHICH
                                      ACTIONS SHALL BE IN CONFORMITY AND
                                      COMPLIANCE WITH THE PROVISIONS OF THE
                                      PLAN.)

                                      The Asbestos Personal Injury Trust will be funded as follows:

                                      On the Effective Date, or as soon as
                                      practicable after, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) (a) if Class 4 accepts the Plan, the portion of the Combined Net
                                      Distribution Package equal to the Class 7
                                      Initial Distribution Percentage; or (b) if
                                      Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 7 Initial Distribution
                                      Percentage, and in addition and in any
                                      event, (ii) the OC Asbestos Personal
                                      Injury Liability Insurance Assets and
                                      (iii) the OCD Insurance Escrow.

                                      On or as soon as reasonably practicable
                                      after the Final Distribution Date, the
                                      Reorganized Debtors shall irrevocably
                                      transfer and assign to the Asbestos
                                      Personal Injury Trust for allocation to
                                      the OC Sub-Account the following: (i) Cash in an amount equal to the Class 7 Final
                                      Distribution Percentage of Excess
                                      Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 7 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 7
                                      Final Distribution Percentage of the
                                      Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 7 Final
                                      Distribution Percentage of the Excess
                                      Litigation Trust Recoveries.

                                      CLASS 7 CLAIMS ARE IMPAIRED. TO THE EXTENT
                                      AND IN THE MANNER PROVIDED IN THE VOTING
                                      PROCEDURES ORDER, HOLDERS OF THE CLAIMS IN
                                      CLASS 7 ARE ENTITLED TO VOTE ACCEPT OR
                                      REJECT THE PLAN. AMONG SUCH CONDITIONS TO
                                      CONFIRMATION IS THE REQUIREMENT THAT AT
                                      LEAST 75% OF THE HOLDERS OF CLASS 7

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
                                      THAT VOTE ON THE PLAN VOTE IN FAVOR OF THE
                                      PLAN.

     CLASS 8 - FB ASBESTOS            Class 8 consists of FB Asbestos Personal
     PERSONAL INJURY CLAIMS           Injury Claims ("CLASS 8 CLAIMS").

                                      An "FB ASBESTOS PERSONAL INJURY CLAIM"
     ESTIMATED ALLOWED CLAIMS:        means any present or future right to
     SEE ATTACHED CHART               payment, claim, remedy, liability or
                                      Demand against any FB Person for death,
     ESTIMATED RECOVERY:              bodily injury, or other personal damages
     SEE ATTACHED CHART               (whether physical, emotional or
                                      otherwise), whether or not such right,
                                      claim, remedy, liability or Demand is
                                      reduced to judgment, liquidated, fixed,
                                      contingent, matured, unmatured, disputed,
                                      undisputed, legal, equitable, secured, or
                                      unsecured, whether or not the facts of or
                                      legal basis for such right, claim, remedy,
                                      liability or Demand are known or unknown,
                                      under any theory of law, equity,
                                      admiralty, or otherwise, to the extent
                                      caused or allegedly caused, directly or
                                      indirectly, by the presence of, or
                                      exposure to asbestos or
                                      asbestos-containing products for which any
                                      FB Person may be legally liable,
                                      including, without limitation, by the
                                      presence of, or exposure to asbestos or
                                      asbestos-containing products that were
                                      manufactured, installed, fabricated, sold,
                                      supplied, produced, distributed, released,
                                      or in any way at any time marketed or
                                      disposed of by any FB Person, including,
                                      without express or implied limitation, any
                                      right, claim, remedy, liability or Demand
                                      for compensatory damages (such as loss of
                                      consortium, wrongful death, survivorship,
                                      proximate, consequential, general and
                                      special damages) and including punitive
                                      damages. FB Asbestos Personal Injury
                                      Claims (i) include FB Indirect Asbestos PI
                                      Trust Claims and Unpaid FB Resolved
                                      Asbestos Personal Injury Claims, but (ii)
                                      exclude FB Resolved Asbestos Personal
                                      Injury Claims, FB Asbestos Property Damage
                                      Claims, FB Indirect Asbestos Property
                                      Damage Claims, workers' compensation
                                      claims, OC Asbestos Personal Injury
                                      Claims, OC Indirect Asbestos PI Trust
                                      Claims, OC Asbestos Property Damage
                                      Claims, and OC Indirect Asbestos Property
                                      Damage Claims.

                                      ALL CLASS 8 CLAIMS WILL BE CHANNELED TO
                                      THE ASBESTOS PERSONAL INJURY TRUST, AND
                                      SHALL BE PROCESSED, LIQUIDATED AND PAID
                                      PURSUANT TO THE TERMS AND PROVISIONS OF
                                      THE ASBESTOS PERSONAL INJURY TRUST
                                      DISTRIBUTION PROCEDURES AND THE ASBESTOS
                                      PERSONAL INJURY TRUST AGREEMENT. THE SOLE
                                      RECOURSE OF THE HOLDER OF A CLASS 8 CLAIM
                                      SHALL BE THE ASBESTOS PERSONAL INJURY
                                      TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT
                                      WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM
                                      OR DEMAND AGAINST ANY PROTECTED PARTY.
                                      WITHOUT LIMITING THE FOREGOING, ON THE
                                      EFFECTIVE DATE, ALL PERSONS SHALL BE
                                      PERMANENTLY AND FOREVER STAYED,
                                      RESTRAINED, AND ENJOINED FROM TAKING ANY
                                      ENJOINED ACTIONS FOR THE PURPOSE OF,
                                      DIRECTLY OR INDIRECTLY, COLLECTING,
                                      RECOVERING, OR RECEIVING PAYMENT OF, ON,
                                      OR WITH RESPECT TO ANY CLASS 8 CLAIM
                                      (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY
                                      RIGHT OR OBLIGATION UNDER THE PLAN, ANY
                                      EXHIBITS TO THE PLAN, OR ANY OTHER
                                      AGREEMENT OR INSTRUMENT BETWEEN THE
                                      DEBTORS OR REORGANIZED DEBTORS AND THE
                                      ASBESTOS PERSONAL INJURY TRUST, WHICH
                                      ACTIONS SHALL BE IN CONFORMITY AND
                                      COMPLIANCE WITH THE PROVISIONS OF THE
                                      PLAN.)

                                      The Asbestos Personal Injury Trust will be funded as follows:

                                      On the Effective Date, or as soon as
                                      practicable thereafter, the Reorganized
                                      Debtors will irrevocably transfer and
                                      assign to the Asbestos Personal Injury
                                      Trust for allocation to the FB Sub-Account the following: (i) the FB Reversions, (ii) the Committed Claims Account, and (iii) the FB Sub-Account Settlement Payment. The
                                      Reorganized Debtors will, or will use all commercially reasonable efforts to, cause the trustees of the Fibreboard Insurance
                                      Settlement Trust to irrevocably transfer and assign (i) the Existing Fibreboard
                                      Insurance Settlement Trust Assets, and
                                      (ii) any and all of the Fibreboard
                                      Insurance Settlement Trust's rights in the FB Reversions, to the Asbestos Personal
                                      Injury Trust, for allocation to the FB
                                      Sub-Account, on the Effective Date or as soon as practicable thereafter.

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
                                      The Reorganized Debtors will, or will use
                                      all commercially reasonable efforts to,
                                      cause the trustees of the Fibreboard
                                      Insurance Settlement Trust to irrevocably
                                      transfer and assign (i) the Existing
                                      Fibreboard Insurance Settlement Trust
                                      Assets, and (ii) any and all of the
                                      Fibreboard Insurance Settlement Trust's
                                      rights in the FB Reversions, to the
                                      Asbestos Personal Injury Trust, for
                                      allocation to the FB Sub-Account, on the
                                      Effective Date or as soon as practicable
                                      thereafter. The Reorganized Debtors will
                                      also execute and deliver, or will use all
                                      commercially reasonable efforts to cause
                                      the trustees of the Fibreboard Insurance
                                      Settlement Trust to execute and deliver,
                                      to the Asbestos Personal Injury Trust such
                                      documents as the Asbestos Personal Injury
                                      Trustees reasonably request in connection
                                      with the transfer and assignment of the
                                      Existing Fibreboard Insurance Settlement
                                      Trust Assets and the FB Reversions.

                                      CLASS 8 CLAIMS ARE IMPAIRED. TO THE EXTENT
                                      AND IN THE MANNER PROVIDED IN THE VOTING
                                      PROCEDURES ORDER, HOLDERS OF THE CLAIMS IN
                                      CLASS 8 ARE ENTITLED TO VOTE TO ACCEPT OR
                                      REJECT THE PLAN. AMONG SUCH CONDITIONS TO
                                      CONFIRMATION IS THE REQUIREMENT THAT AT
                                      LEAST 75% OF THE HOLDERS OF CLASS 8 THAT
                                      VOTE ON THE PLAN VOTE IN FAVOR OF THE
                                      PLAN.

     CLASS 9 -FB ASBESTOS PROPERTY    Class 9 consists of FB Asbestos Property
     DAMAGE CLAIMS                    Damage Claims ("CLASS 9 CLAIMS").

     ESTIMATED ALLOWED CLAIMS:        An "FB ASBESTOS PROPERTY DAMAGE CLAIM"
     $2 MILLION TO $7 MILLION         means any present or future right to
                                      payment, claim, remedy, or liability
     ESTIMATED RECOVERY:  100%        against, or debt or obligation of, any FB
                                      Person, whether or not the facts or legal
                                      basis for such right, claim, remedy,
                                      liability, debt or obligation are known or
                                      unknown, under any theory of law, equity,
                                      admiralty, or otherwise for, relating to,
                                      or arising by reason of, directly or
                                      indirectly, damage to property, including,
                                      without limitation, diminution in the
                                      value thereof, or environmental damage or
                                      economic loss related thereto, caused or
                                      allegedly caused, directly or indirectly,
                                      in whole or in part by the presence in
                                      buildings or other systems or structures
                                      of asbestos or asbestos-containing
                                      products for which any FB Person may be
                                      legally liable, including, without
                                      limitation, the presence of, or exposure
                                      to, asbestos or asbestos-containing
                                      products that were manufactured,
                                      installed, fabricated, sold, supplied,
                                      produced, distributed, released or in any
                                      way at any time marketed or disposed of by
                                      any FB Person prior to the Petition Date,
                                      or for which any FB Person is liable due
                                      to the acts or omissions of any FB Person,
                                      including, without express or implied
                                      limitation, any right, claim, remedy,
                                      liability against, or debt or obligation
                                      for compensatory damages (such as
                                      proximate, consequential, general and
                                      special damages) and including punitive
                                      damages. FB Asbestos Property Damage
                                      Claims include FB Indirect Asbestos
                                      Property Damage Claims.

                                      ALL CLASS 9 CLAIMS WILL BE CHANNELED TO
                                      THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND
                                      WILL BE PROCESSED, LIQUIDATED AND PAID
                                      PURSUANT TO THE TERMS AND PROVISIONS OF
                                      THE FB ASBESTOS PROPERTY DAMAGE TRUST
                                      AGREEMENT AND THE FB ASBESTOS PROPERTY
                                      DAMAGE TRUST DISTRIBUTION PROCEDURES. THE
                                      SOLE RECOURSE OF THE HOLDER OF AN ALLOWED
                                      CLASS 9 CLAIM WILL BE THE FB ASBESTOS
                                      PROPERTY DAMAGE TRUST, AND SUCH HOLDER
                                      WILL HAVE NO RIGHT WHATSOEVER AT ANY TIME
                                      TO ASSERT ITS CLASS 9 CLAIM AGAINST ANY FB
                                      PERSON. WITHOUT LIMITING THE FOREGOING, ON
                                      THE EFFECTIVE DATE, ALL PERSONS SHALL BE
                                      PERMANENTLY AND FOREVER STAYED,
                                      RESTRAINED, AND ENJOINED FROM TAKING ANY
                                      ENJOINED ACTIONS FOR THE PURPOSE OF,
                                      DIRECTLY OR INDIRECTLY, COLLECTING,
                                      RECOVERING, OR RECEIVING PAYMENT OF, ON,
                                      OR WITH RESPECT TO ANY FB ASBESTOS
                                      PROPERTY DAMAGE CLAIMS (OTHER THAN ACTIONS
                                      BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION
                                      UNDER THE PLAN, ANY EXHIBITS TO THE PLAN,
                                      OR ANY OTHER AGREEMENT OR INSTRUMENT
                                      BETWEEN THE DEBTORS OR REORGANIZED DEBTORS
                                      AND THE FB ASBESTOS PROPERTY DAMAGE TRUST,
                                      WHICH ACTIONS SHALL BE IN CONFORMITY AND
                                      COMPLIANCE WITH THE PROVISIONS OF THE
                                      PLAN.)

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
                                      The the FB Asbestos Property Damage Trust
                                      will be funded as follows:

                                      On the later of the Effective Date and the date by which the FB Asbestos Property
                                      Damage Trustee has executed the FB
                                      Asbestos Property Damage Trust Agreement, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the FB Asbestos Property
                                      Damage Trust the FB Asbestos Property
                                      Damage Insurance Assets. The FB Asbestos
                                      Property Damage Insurance Assets means
                                      rights to coverage for FB Asbestos
                                      Property Damage Claims under liability
                                      insurance policies issued to Fibreboard
                                      and identified in SCHEDULE XVI to the
                                      Plan, to be filed at least ten (10)
                                      Business Days prior to the Objection
                                      Deadline. The foregoing includes, without limitation, (i) rights under such insurance policies, rights under settlement agreements made with respect to such insurance policies, Insolvent Insurer
                                      PD Rights, and Insurance Guarantee Fund PD
                                      Rights; and (ii) the right, on behalf of the Debtors, to give a full release of the insurance rights of the Debtors for FB
                                      Asbestos Property Damage Claims under any such policies or related agreements, provided that a reciprocal release of the Debtors in connection with said policies or agreements is given in exchange by the insurer or other released insurance entity and further provided that any such release shall not encompass rights with respect to coverage for workers' compensation claims or with respect to coverage other than for FB Asbestos Property Damage Claims.

                                      CLASS 9 CLAIMS ARE IMPAIRED. TO THE EXTENT
                                      AND IN THE MANNER PROVIDED IN THE VOTING
                                      PROCEDURES ORDER, HOLDERS OF THE CLAIMS IN
                                      CLASS 9 ARE ENTITLED TO VOTE TO ACCEPT OR
                                      REJECT THE PLAN.

     CLASS 10 - INTERCOMPANY CLAIMS   Class 10 consists of Intercompany Claims
                                      ("CLASS 10 CLAIMS").

     ESTIMATED ALLOWED CLAIMS: N/A    An "INTERCOMPANY CLAIM" is any Claim,
                                      including, without limitation, any
     ESTIMATED RECOVERY:  0%          Administrative Claim, by a Debtor against
                                      another Debtor or a non-Debtor Subsidiary
                                      against a Debtor, but excluding the Claims
                                      set forth on SCHEDULE XIV to the Plan, as
                                      it may be filed or amended at least ten
                                      (10) Business Days prior to the Objection
                                      Deadline.

                                      On the Effective Date, all Intercompany
                                      Claims other than such Claims set forth in
                                      SCHEDULE XIV, to be filed or amended at
                                      least ten (10) Business Days prior to the Objection Deadline, shall be deemed cancelled and extinguished but solely for purposes of the Plan. Except as specified in SCHEDULE XIV, no holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such Intercompany Claim pursuant to the Plan. SCHEDULE XIV shall indicate the classification and/or treatment of the Claims set forth therein.

                                      CLASS 10 CLAIMS ARE IMPAIRED. HOLDERS OF
                                      CLAIMS IN CLASS 10 WILL BE DEEMED TO HAVE
                                      REJECTED THE PLAN, AND ACCORDINGLY ARE NOT
                                      ENTITLED TO VOTE TO ACCEPT OR REJECT THE
                                      PLAN.

     CLASS 11 - OCD INTERESTS         Class 11 consists of all OCD Interests
                                      ("CLASS 11 CLAIMS").

     ESTIMATED ALLOWED INTERESTS:     "OCD INTERESTS" consist of, (i)
     N/A                              collectively, all Existing OCD Common
                                      Stock, Existing OCD Preferred Stock and
     ESTIMATED RECOVERY: 0%           Existing OCD Options, together with any
                                      options, warrants, conversion rights,
                                      rights of first refusal or other rights,
                                      contractual, equitable or otherwise, to
                                      acquire or receive any Existing OCD Common
                                      Stock, Existing OCD Preferred Stock,
                                      Existing OCD Options or other capital
                                      stock in OCD, or any contract
                                      subscription, commitment or agreement
                                      pursuant to which any Person was or could
                                      have been entitled to receive any share of
                                      the capital stock of OCD, or any such
                                      option, warrant, conversion right, right
                                      of first refusal or other right
                                      (including, without limitation, any rights
                                      of any 401(k) plan or the interest of any
                                      participant therein), in each case issued
                                      or entered into by, or otherwise the
                                      obligation of,

CLASS DESCRIPTION                     TREATMENT UNDER PLAN
-----------------                     --------------------
                                      OCD or another Debtor; (ii) all MIPS
                                      Interests; and (iii) all shares of
                                      Preferred Stock and Class A Common Stock
                                      of Integrex, together with any options,
                                      warrants, conversion rights, rights of
                                      first refusal or other rights,
                                      contractual, equitable or otherwise,
                                      relating to such stock, held by Blue Ridge
                                      Investments, L.L.C. or its successors and
                                      assigns.

                                      On the Effective Date, all of the OCD
                                      Interests outstanding at the Effective
                                      Date will be deemed cancelled and
                                      extinguished. No holder thereof will be
                                      entitled to, or will receive or retain any property or interest in property on account of, such OCD Interests.

                                      CLASS 11 CLAIMS ARE IMPAIRED. THE HOLDERS
                                      OF THE CLAIMS IN CLASS 11 ARE DEEMED TO
                                      REJECT THE PLAN AND, ACCORDINGLY, ARE NOT
                                      ENTITLED TO VOTE TO ACCEPT OR REJECT THE
                                      PLAN.

     THE PLAN PROPONENTS BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

                  SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS

     The calculation of estimated recoveries for Classes 4, 5, 6, 7 and 8 is dependent upon the determination of the Allowed Claim amounts for Class 7 (OC Asbestos Personal Injury Claims) and Class 8 (FB Asbestos Personal Injury Claims). There are also two recovery alternatives, one in which Class 4 accepts the Plan and receives the Guarantee Settlement Payment and then Classes 4, 5, 6 and 7 share in the Combined Net Distribution Package, and a second in which Class 4 rejects the Plan, does not receive the Guarantee Settlement Payment and then Classes 4, 5, 6 and 7 share in the Combined Distribution Package.

     The following chart details five scenarios assuming varying asbestos claim amounts, ranging from the Company's current asbestos reserve of $5.8 billion to $24 billion.

                                                       ESTIMATED AGGREGATE CLAIM AMOUNT
----------------------------------------------------------------------------------------------------
CLASS         DESCRIPTION                       A          B          C           D          E
------------  -----------------------------  ---------  ---------  ----------  ---------  ----------
Class 7       OC Asbestos Personal
              Injury Claims                    3,564       6,688     10,700      13,375     16,050

Class 8       FB Asbestos Personal
              Injury Claims                    2,310       3,312      5,300       6,625      7,950

                    TOTAL                    $ 5,874    $ 10,000   $ 16,000    $ 20,000   $ 24,000

     The estimated recovery of each of the Classes assuming Class 4 ACCEPTS the Plan, for each of the various asbestos claim assumptions, is as follows:

                                                                            ESTIMATED RECOVERY
                                                         -----------------------------------------------------
CLASS         DESCRIPTION                      CLAIM*        A           B          C           D          E
------------  -----------------------------  ----------  ----------  ----------  ---------  ---------  -------
Class 4       Bank Holder Claims             $   1,480      60.2%       49.1%      42.4%       39.8%      38.0%

Class 5       Bond Holder Claims             $   1,335      45.4%       30.2%      21.1%       17.6%      15.1%

Class 6       General Unsecured Claims       $     375      45.4%       30.2%      21.1%       17.6%      15.1%

Class 7       OC Asbestos Personal
              Injury Claims                  See Above      47.9%       31.9%      22.3%       18.6%      15.9%

Class 8       FB Asbestos Personal
              Injury Claims                  See Above      66.3%       46.2%      28.9%       23.1%      19.3%

Class 9       FB Asbestos Property
              Damage Claims                  $       2     100.0%      100.0%     100.0%      100.0%     100.0%

Class 10      Intercompany Claims            $       0       0.0%        0.0%       0.0%        0.0%       0.0%

Class 11      OCD Interests                        N/A       0.0%        0.0%       0.0%        0.0%       0.0%

* RECOVERY CALCULATIONS BASED UPON LOW-END CLAIM ESTIMATE FOR CLASSES 4, 5, 6 AND 9

     The estimated recovery of each of the Classes assuming Class 4 DOES NOT ACCEPT the Plan, for each of the various asbestos claim assumptions, is as follows:

                                                                            ESTIMATED RECOVERY
                                                          ----------------------------------------------------
CLASS         DESCRIPTION                      CLAIM*        A           B          C           D          E
------------  --------------------------    -----------   ---------  ---------   --------  ----------  -------
Class 4       Bank Holder Claims             $   1,480      48.7%       33.1%      23.4%       19.6%      16.8%

Class 5       Bond Holder Claims             $   1,335      48.7%       33.1%      23.4%       19.6%      16.8%

Class 6       General Unsecured Claims       $     375      48.7%       33.1%      23.4%       19.6%      16.8%

Class 7       OC Asbestos Personal
              Injury Claims                  See Above      51.1%       34.7%      24.6%       20.6%      17.7%

Class 8       FB Asbestos Personal
              Injury Claims                  See Above      66.3%       46.2%      28.9%       23.1%      19.3%

Class 9       FB Asbestos Property
              Damage Claims                  $       2     100.0%      100.0%     100.0%      100.0%     100.0%

Class 10      Intercompany Claims            $       0       0.0%        0.0%       0.0%        0.0%       0.0%

Class 11      OCD Interests                        N/A       0.0%        0.0%       0.0%        0.0%       0.0%

* RECOVERY CALCULATIONS BASED UPON LOW-END CLAIM ESTIMATE FOR CLASSES 4, 5, 6 AND 9

                                 I. INTRODUCTION

     Owens Corning, a Delaware corporation ("OCD"), certain of its direct and indirect Subsidiaries that are also debtors and debtors-in-possession (the "SUBSIDIARY DEBTORS" and, together with OCD, the "DEBTORS") in the reorganization cases (the "CHAPTER 11 CASES") under Chapter 11 of the Bankruptcy Code ("CHAPTER 11"), James J. McMonagle, the Legal Representative for Future Claimants (the "FUTURE CLAIMANTS' REPRESENTATIVE"), and the Official Committee of Asbestos Claimants (the "ASBESTOS CLAIMANTS' COMMITTEE") (the Debtors, the Future Claimants' Representative, and the Asbestos Claimants' Committee, collectively, the "PLAN PROPONENTS") submit this disclosure statement (the "DISCLOSURE STATEMENT") pursuant to Section 1125 of Title 11 of the United States Code (the "BANKRUPTCY CODE") for use in the solicitation of votes on the Amended Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-in-Possession, dated as of March 28, 2003 (the "PLAN"), as it may be further amended from time to time in accordance with its terms and in accordance with Section 1127 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3019, proposed by the Plan Proponents and filed with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"). A copy of the Plan is attached as APPENDIX A to this Disclosure Statement.

     This Disclosure Statement sets forth certain information regarding the Debtors' operating and financial history prior to October 5, 2000, the Petition Date, the reasons for seeking protection and reorganization under Chapter 11, significant events that have occurred since the Chapter 11 Cases were commenced, and the anticipated organization, operations and financing of the Debtors upon emergence from Chapter 11 (the "REORGANIZED Debtors"). This Disclosure Statement also describes certain terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims entitled to vote under the Plan must follow for their votes to be counted.

     Unless otherwise noted herein, all dollar amounts provided in this Disclosure Statement and in the Plan are given in United States dollars.

     FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN, PLEASE SEE SECTION VII OF THIS DISCLOSURE STATEMENT, ENTITLED "SUMMARY OF THE PLAN OF REORGANIZATION," AND SECTION XV OF THIS DISCLOSURE STATEMENT, ENTITLED "CERTAIN RISK FACTORS TO BE CONSIDERED."

     ALTHOUGH THE PLAN PROPONENTS BELIEVE THAT THE SUMMARIES OF THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT, EXCEPT WHERE OTHERWISE

SPECIFICALLY NOTED. THE PLAN PROPONENTS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

     THE PLAN PROPONENTS BELIEVE THAT THE PLAN WILL ENABLE THE DEBTORS TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THE HOLDERS OF CLAIMS AND INTERESTS. THE PLAN PROPONENTS URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO VOTE TO ACCEPT THE PLAN.

     NOTHING CONTAINED HEREIN SHALL BE DEEMED TO CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF ALLOWED CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

                   II. PLAN VOTING INSTRUCTIONS AND PROCEDURES

A.   DEFINITIONS

     All capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Article I of the Plan, which is attached hereto as APPENDIX A, if defined in the Plan, or in the Glossary of Additional Terms, attached hereto as APPENDIX A-1, except as expressly provided or unless the context clearly requires otherwise. Whenever the context requires, such meanings shall be equally applicable to both the singular and plural form of such terms, and the masculine gender shall include the feminine and the feminine gender shall include the masculine. Any term used in initially capitalized form in this Disclosure Statement that is not defined herein but that is used in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. Additionally, the rules of construction contained in Section 102 of the Bankruptcy Code apply to the construction of this Disclosure Statement.

B.   NOTICE TO HOLDERS OF CLAIMS AND INTERESTS

     This Disclosure Statement is being transmitted to holders of Impaired Claims that are entitled under the Bankruptcy Code to vote on the Plan, as well as other parties. SEE Section XVII of this Disclosure Statement entitled "The Solicitation; Voting Procedure" for a description of the Classes of Claims that are entitled to vote on the Plan. Holders of Interests that do not receive any distributions under the Plan on account of their Interests are deemed to have rejected the Plan and are not entitled to vote on the Plan. The primary purpose of this Disclosure Statement is to provide adequate information to enable holders of Claims against the Debtors to make a reasonably informed decision whether to vote to accept or reject the Plan.

     Approval by the Bankruptcy Court of this Disclosure Statement means the Bankruptcy Court has found that this Disclosure Statement contains information of a kind and in sufficient and adequate detail to enable such Claim holders to make an informed judgment whether to accept or reject the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

     IF THE PLAN IS APPROVED BY THE REQUISITE VOTE OF HOLDERS OF CLAIMS ENTITLED TO VOTE AND IS SUBSEQUENTLY CONFIRMED BY THE BANKRUPTCY COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS, WHETHER OR NOT THEY WERE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS APPENDICES AND SCHEDULES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR REJECT THE PLAN.

     THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein. No such information shall be relied upon in making a determination to vote to accept or reject the Plan.

     CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. Except with respect to the Pro Forma Financial Projections and Reorganization Balance Sheet set forth in APPENDIX B attached hereto and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not purport to reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The Debtors do not undertake any obligation to, and do not intend to, update the Financial Projections; thus, the Financial Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Financial Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement shall not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

     EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

C.   SOLICITATION PACKAGE

     Each person entitled to vote to accept or reject this Plan is being transmitted (1) this Disclosure Statement; (2) the Plan (attached as APPENDIX A to this Disclosure Statement); (3) notification of (a) the time by which Ballots or Master Ballots, as applicable, to accept or reject the Plan must be submitted, (b) the date, time and place of the hearing to consider confirmation of the Plan and related matters, and (c) the time for filing objections to confirmation of the Plan; and (4) a Ballot or Master Ballot, as applicable (and return envelopes), to be used in voting to accept or reject the Plan. Any person who receives this Disclosure Statement but does not receive a Ballot or Master Ballot and who believes that he is entitled to vote to accept or reject the Plan should contact the Voting Agent at the address or telephone number set forth in
Section XVII of this Disclosure Statement.

D.   VOTING PROCEDURES, BALLOTS AND VOTING DEADLINE

     After carefully reviewing the Plan, this Disclosure Statement and all related material including, without limitation, the Voting Procedures attached hereto as APPENDIX H (the "VOTING PROCEDURES"), creditors should indicate acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot or Master Ballot and return it in the envelope provided. Only original Ballots and Master Ballots will be accepted.

     Each Ballot and Master Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, only the coded Ballots or Master Ballots accompanying this Disclosure Statement may be used.

     IN ORDER FOR VOTES TO BE COUNTED, BALLOTS AND MASTER BALLOTS MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING PROCEDURES AND RECEIVED NO LATER THAN [DATE], AT [TIME] (-_- TIME) (THE "VOTING DEADLINE") BY ROBERT L. BERGER & ASSOCIATES, L.L.C. (THE "VOTING AGENT") OR BY INNISFREE M&A INCORPORATED (THE "SPECIAL VOTING AGENT"). NO STOCK CERTIFICATES OR DEBT INSTRUMENTS OR OTHER INSTRUMENTS OR DOCUMENTS REPRESENTING CLAIMS OR INTERESTS SHOULD BE RETURNED WITH THE BALLOT OR MASTER BALLOT.

     Questions about (1) the Voting Procedures, (2) the packet of materials that has been transmitted, (3) the amount of a Claim or (4) requests for an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents (for which a charge may be imposed unless otherwise specifically provided by Federal Rule of Bankruptcy Procedure 3017(d)) should be directed to:

                                  OWENS CORNING
                    c/o Robert L. Berger & Associates, L.L.C.
                         16501 Ventura Blvd., Suite 440
                                Encino, CA 91436
                              818-906-8300 (phone)
                               818-783-2737 (fax)

     FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XVII OF THIS DISCLOSURE STATEMENT ENTITLED "THE SOLICITATION; VOTING PROCEDURE."

E.   CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION

     Pursuant to Section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), a hearing has been scheduled on confirmation of the Plan (the "CONFIRMATION HEARING") for__________ __, 2003, at ____ _.m. The Confirmation Hearing may be adjourned from time to time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. Objections to confirmation of the Plan must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection, and the amount and class of the Claim. Any such objection must be filed with the Bankruptcy Court on or before __________ __, 2003 at ____ _.m. Objections to confirmation of the Plan are governed by Federal Rule of Bankruptcy Procedure 9014. Additional information regarding the filing of any objections to confirmation of the Plan is contained in the Notice accompanying this Disclosure Statement.

                 III. GENERAL INFORMATION CONCERNING THE DEBTORS

     THE FOLLOWING INFORMATION IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO OC'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, OC'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003, OC'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND OC'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, COPIES OF WHICH MAY BE OBTAINED, FREE OF CHARGE, THROUGH OC'S WEBSITE AT www.owenscorning.com. READERS OF THIS DISCLOSURE STATEMENT ARE DIRECTED TO THE FULL TEXT OF THOSE REPORTS FOR ADDITIONAL INFORMATION CONCERNING THE HISTORICAL BUSINESS AND OPERATIONS OF OC. OC'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, MAY ALSO BE OBTAINED BY SENDING A WRITTEN REQUEST. SEE DIRECTIONS FOR OBTAINING THIS DOCUMENT IN APPENDIX D.

A.   HISTORY AND DESCRIPTION OF BUSINESS

     1.   INTRODUCTION

          OCD began as a glass fiber joint venture in the 1930's between Owens-Illinois and Corning Glass. At the end of 1938, the year in which it was incorporated, OCD reported sales of $2,555,000 and had 632 employees. Today, OCD, along with its approximately 85 direct and indirect subsidiaries in the United States and throughout the world (collectively, OCD and its subsidiaries are referred to as "OC" or the "COMPANY") is a global leading producer of glass fiber materials used in composites and a leading home building products company. For the year ended December 31, 2002, OC had over $4.8 billion in sales, approximately 18,000 employees around the world, and manufacturing, sales and research facilities, including joint venture and licensee relationships, in more than 30 countries. SEE APPENDICES F and G [APPENDIX G WILL BE PROVIDED AT A LATER DATE], respectively, for charts depicting OC's corporate structure as of March __, 2003, and the anticipated corporate structure of the Reorganized Debtors after the Effective Date.

     2.   GENERAL DESCRIPTION OF OC'S BUSINESS

          OC operates in two business segments: Building Materials Systems and Composite Solutions. In 2002, the Building Materials Systems segment accounted for approximately 73% of OC's total sales, while Composite Solutions accounted for the remainder. The products and systems provided by OC's Building Materials Systems segment are used in residential remodeling and repair, commercial improvement, new residential and commercial construction, and other related markets. The products and systems offered by OC's Composite Solutions segment are used in end-use markets such as building construction, automotive, telecommunications, marine, aerospace, energy, appliance, packaging and electronics. Many of OC's products are marketed under registered trademarks, including Propink(R), Advantex(R) and/or the color PINK.

          Approximately 65% of OC's sales are related to home improvement, non-residential markets, sales of composite materials and sales outside U.S. markets. Approximately 35% of OC's 2002 sales are related to new U.S. residential construction.

          OC also has affiliate companies in a number of countries. Generally, affiliated companies' sales, earnings and assets are not included in either operating segment unless OC owns more than 50% of the affiliate and the ownership is not considered temporary.

          As part of OC's strategy to divest non-strategic business, OC sold the majority of its Engineered Pipe Business during the first quarter of 2001 and sold its 40% interest in Alcopor Owens Corning, its European building materials joint venture, during the fourth quarter of 2001.

          Revenue from external customers, income from operations and total assets attributable to each of OC's operating segments and geographic regions, as well as information concerning the dependence of its operating segments on foreign operations, for each of the years 2002, 2001, and 2000, are contained in
Note 2 to OC's Consolidated Financial Statements, entitled "Segment Data." SEE OC's Annual Report on Form 10-K for the year ended December 31, 2002, OC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003,OC's Annual Report on Form 10-K for the year ended December 31, 2001, and OC's Annual Report on Form 10-K for the year ended December 31, 2000, copies of which may be obtained, free of charge, through OC's website at www.owenscorning.com. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. SEE directions for obtaining this document in Appendix D.

          (a)  BUILDING MATERIALS SYSTEMS

               PRINCIPAL PRODUCTS AND METHODS OF DISTRIBUTION. Building Materials Systems operates primarily in North America. It also has a presence in Latin America and Asia Pacific. Building Materials Systems sells a variety of products and systems in two major categories: (i) insulating systems, including thermal and acoustical insulation and air ducts formed from glass wool fibers and foam insulation, and (ii) exterior systems for the home, including roofing shingles, vinyl and metal siding and accessories, windows and doors, cast stone building products and branded housewrap. These products are used primarily in the home improvement, new residential construction, manufactured housing and commercial construction markets.

               Sales of building insulation systems, roofing shingles and accessories, housewrap, and vinyl siding are made through home centers, lumberyards, retailers and distributors. Other channels of distribution for insulation systems in North America include insulation contractors, wholesalers, specialty distributors, metal building insulation laminators, mechanical insulation distributors and fabricators, manufactured housing producers and appliance, office products and automotive manufacturers. Foam insulation and related products are sold to distributors and retailers who resell to residential builders, remodelers and do-it-yourself customers; commercial and industrial markets through specialty distributors; and, in some cases, large contractors, particularly in the agricultural and cold storage markets.

               Outside North America, OC has a foam technology facility in Italy and a majority-owned joint venture foam plant in China and has licensed others for the manufacture of foam products at locations in Europe, the Middle East and Asia. OC sells foam products through traditional agents and distributors.

               In Latin America, OC produces and sells building and mechanical insulation primarily through an affiliate joint venture in Mexico, as well as exports from U.S. plants. In Asia Pacific, OC sells primarily mechanical insulation through joint venture businesses, including two majority owned insulation plants and an insulation fabrication center in China, a minority owned joint venture in Saudi Arabia, and licensees.

               SEASONALITY. Sales of the Building Materials Systems segment tend to follow seasonal patterns in the home improvement, remodeling and renovation, and new construction industries. Sales levels for the segment, therefore, are typically lower in the winter months.

               MAJOR CUSTOMERS. No customer of the Building Materials Systems segment accounted for more than 6% of the segment's sales in 2002.

          (b)  COMPOSITE SOLUTIONS SEGMENT

               PRINCIPAL PRODUCTS AND METHODS OF DISTRIBUTION. Composite Solutions operates in North America, Europe, Latin America and Asia Pacific, with affiliates and licensees around the world.

               OC is a leading producer of glass fiber materials used in composites. Composites are made up of two or more components (e.g., plastic resin and a fiber, traditionally a glass fiber) used in various applications to replace traditional materials, such as aluminum, wood and steel. OC is increasingly providing systems that are designed for a specific end-use application and entail a material, a proprietary process and a fully assembled part or system. The global composites industry has thousands of end-use applications. OC has selected strategic markets and end-users in which OC provides integral solutions, such as the building construction, transportation, and telecommunications/electronics markets. A large portion of the business also serves thousands of applications within the consumer, industrial and infrastructure markets, which include sporting goods and marine applications. OC sells composite materials to original equipment manufacturers and boat builders, both directly and through distributors.

               Within the building construction market, glass fiber mat is used to provide fire and mildew resistance in 95% of all asphalt roofing shingles. OC sells glass fiber and/or mat directly to a small number of major shingle manufacturers, including its own roofing business. Tubs, showers and other related internal building components used for both remodeling and new construction are also major applications of composite materials in the construction market. These end-use products are some of the first successful material substitution conversions normally encountered in developing countries. Glass fiber reinforcements and composite material solutions for these markets are sold to direct accounts, and also to distributors around the world, who in turn service thousands of customers.

               A significant portion of transportation-related composite solutions are used in automotive applications. Non-automotive transportation applications include heavy trucks, rail cars, shipping containers, refrigerated containers, trailers and commercial ships. Growth continues in automotive applications, as composite systems create new applications or displace other materials in existing applications. There are hundreds of composites applications, including body panels, door modules, integrated front-end systems, instrument panels, chassis and underbody components and systems, pick-up truck beds and heat and noise shields. These composite parts are either produced by original equipment manufacturers or are purchased by original equipment manufacturers from first-tier suppliers.

               Within the telecommunications and electronics markets, glass fiber composites are used to protect and reinforce fiber optic and copper cables. OC also produces central strength members for fiber optic cables. Other end-uses include connectors, circuit breaker boxes, computer housings, electricians' safety ladders and hundreds of various electro/mechanical components.

               OC sells asphalt products, primarily for industrial and specialty applications, under the Trumbull brand name. There are three principal kinds of industrial asphalt: built-up roofing asphalt, used in commercial flat roof systems to provide waterproofing and adhesion; saturants or coating asphalt, used to manufacture roofing mats, felts and residential shingles; and industrial specialty asphalt, used by manufacturers in a variety of products such as waterproofing systems, adhesives, coatings, dyes and product extenders, as well as in various automotive applications. There are several channels of distribution for these products. They are used internally in the manufacture of residential roofing products and are also sold to other shingle manufacturers. In addition, asphalt is sold to roofing contractors and distributors for built-up roofing asphalt systems and to manufacturers in a variety of other industries, including automotive, chemical, rubber and construction.

               MAJOR CUSTOMERS. No customer of the Composite Solutions segment accounted for more than 7% of the segment's sales in 2002.

          (c)  BUSINESS REALIGNMENT PRECEDING COMMENCEMENT OF CHAPTER 11 CASES

               Prior to the commencement of the Chapter 11 Cases, OC consummated several significant acquisitions and divestitures of non-strategic businesses and realigned existing businesses.

               During the period 1994 through 1996, OC made a number of acquisitions for its Building Materials Systems segment in the United States and Europe. The combined purchase price for the acquisitions totaled approximately $370 million. The largest of these acquisitions was the $110 million acquisition in 1994 of Pilkington Insulation Limited and Kitsons Insulation Products Limited, the United Kingdom-based insulation manufacturing and industrial supply businesses of Pilkington PLC.

               On June 27, 1997, OC acquired Fibreboard Corporation ("FIBREBOARD"), a North American manufacturer of vinyl siding and accessories, as well as manufactured stone. At the time of the acquisition, Fibreboard was a leading producer of vinyl siding and accessories, with plants in Georgia, Missouri and North Carolina in the United States, and British Columbia and Ontario in Canada. Marketing products under the brand names Norandex and Vytec, Fibreboard also operated more than 130 company-owned distribution centers in 32 states. The purchase price of the acquisition totaled approximately $660 million, including assumed debt of $138 million.

               On July 28, 1997, OC acquired Amerimark Building Products, Inc. ("AMERIMARK") (including its wholly-owned subsidiaries, Wolverine Coil Coating, Inc. and RBP, Inc.) for a purchase price of approximately $317 million. Amerimark was a specialty building products company serving the exterior residential housing industry. Major product lines included vinyl siding, vinyl windows and aluminum accessories for the exterior of the home.

               In April 1998, OC completed the sale of its 50% interest in the Alpha/Owens Corning, L.L.C. joint venture, a manufacturer and marketer of unsaturated polyester and vinylester resins. OC sold its interest to the joint venture and Alpha Corporation of Tennessee. OC and Alpha Corporation of Tennessee had created the joint venture in 1994, combining their existing resin businesses to form the largest manufacturer of polyester resins in North America.

               In September 1998, OC completed the formation of a joint venture with a U.S. subsidiary of Groupe Porcher Industries. The joint venture manufactured and sold yarns and specialty materials. OC contributed two manufacturing plants and certain proprietary technology to the joint venture, in return for a 49% interest in the joint venture. The remaining 51% interest in the joint venture was sold to the Groupe Porcher subsidiary for approximately $550 million.

               In late 1999, certain OC entities, including Fibreboard, underwent an internal reorganization. On December 15, 1999, OCD approved the transfer of the assets and liabilities of Cultured Stone Corporation ("CULTURED STONE"), a Fibreboard subsidiary, to OCD in exchange for the transfer by OCD of stock of Amerimark to Fibreboard. Effective December 31, 1999, Cultured Stone and Vytec Sales Corporation, also a Fibreboard subsidiary, merged with and into Fibreboard. On that same date, Fibreboard exchanged the Cultured Stone assets and liabilities for the Amerimark stock. Also on the same date, Fabwel, Inc. ("FABWEL"), a Fibreboard subsidiary, and the newly acquired Amerimark were merged with and into Norandex, Inc. ("NORANDEX"), a Fibreboard subsidiary, which then changed its name to Exterior Systems, Inc. ("EXTERIOR SYSTEMS").

               During 2000, OC implemented the first phase of a strategic restructuring program, which continued throughout 2001. On February 2, 2000, OC completed the sale of the assets of Falcon Foam, a producer of expanded polystyrene foam insulation in Michigan and California, to Atlas Roofing Corp. for net proceeds of approximately $50 million. On June 5, 2000, OC completed the sale of its European building materials business to Alcopor Owens Corning Holding AG ("ALCOPOR OWENS CORNING"), an unconsolidated joint venture between OC and Alcopor Holding AG, in which OC retained a 40% interest. Proceeds from the sale, net of OC's $34 million cash infusion into the joint venture, were $177 million.

     3. ACQUISITIONS, DIVESTITURES AND BUSINESS REALIGNMENTS DURING THE PENDENCY OF THE CHAPTER 11 CASES

          (a)  BUSINESS REALIGNMENTS

               Beginning in 2000, and continuing after the filing with the Bankruptcy Court of voluntary petitions for relief under Chapter 11 made by OCD and the Subsidiary Debtors (the "FILING"), OC reviewed its cost structures as a response to the overall slowed economy in both the building materials and composites industries. As a result of that review, various restructuring programs were put into place as OC assessed cost structures of certain businesses and facilities as well as overhead expenditures for the entire company. One result of such assessments was the determination to exit certain businesses and consolidate in others, leading to significant restructuring charges as assets were written down to realizable value or other exit costs were recognized. In addition, a strategic review of OC's businesses resulted in additional restructuring charges in 2002.

               By Order dated December 9, 2002, OC received Bankruptcy Court approval for the restructuring of two of OC's joint ventures in China, namely OC Shanghai and OC Guangzhou. The restructuring involved the extension of certain debt maturities and the reduction of principal by the China Lenders (as defined below), who were owed approximately $22 million, which debt was originally guaranteed by OCD. The restructuring, pursuant to the terms of the China Standstill Agreement, extended the debt maturities through December 31, 2005, and reduced the principal. In consideration for the proposed maturity extensions and reduction in principal, OC agreed that the China Lenders have an Allowed unsecured guaranty Claim against the Estate in the aggregate amount of $22 million.

          (b)  ACQUISITIONS

               In June 2002, OC received Bankruptcy Court approval to consummate the restructuring of OC's Indian joint venture, Owens-Corning (India) Limited ("OCIL"), a producer of composite material. As part of the restructuring, OC, through its wholly-owned subsidiary, IPM Inc.("IPM"), contributed approximately $3 million of cash into OCIL and agreed to allow a guaranty claim in the amount of approximately $19 million in its Chapter 11 proceedings in respect of OCIL's junior debt. In addition, OCIL's senior debt maturities were extended, and its junior debt was converted to approximately $7 million of redeemable convertible debentures. Through these restructuring efforts, OC's ownership interest in OCIL increased from approximately 50% to approximately 60%. OC began consolidating OCIL on July 1, 2002, when the restructuring was consummated by all of the parties to the restructuring and approved by the Indian Government.

          (c)  DIVESTITURES

               During the first quarter of 2001, OC completed the sale of the majority of its interest in Engineered Pipe Systems, Inc. ("EPS"), a producer of glass-reinforced plastic pipe with operations mostly in Europe. EPS and Saudi Arabian Amiantit Co. ("AMIANTIT") had entered into a Stock Purchase Agreement, dated February 28, 2001, pursuant to which EPS sold to Amiantit all of the capital stock of its wholly-owned subsidiaries, Flowtite A/S and Flowtite Technology A/S. Also pursuant to the Stock Purchase Agreement, Amiantit purchased from Norske EPS BOT A/S, its interest in Flowtite Botswana Ltd. The purchase price was $2 million. By letter dated May 29, 2001, the Unsecured Creditors' Committee represented to the Debtors that it had no objection to the Stock Purchase Agreement, or the implementation of the transactions related to these agreements. Net proceeds from the sale were $22 million.

               OC completed its divestiture of the pipe business with a sale of certain other operations to Amiantit pursuant to a Stock Purchase Agreement, dated November 21, 2001. The purchase price for the sale of these interests was $2.6 million. By letter dated November 29, 2001, the Unsecured Creditors' Committee represented to the Debtors that it had no objection to the Stock Purchase Agreement or the implementation of the transactions provided for under the agreement.

               During the fourth quarter of 2001, OC sold its remaining 40% interest in Alcopor Owens Corning, an unconsolidated joint venture for net proceeds of $23 million. On October 29, 2001, OC received approval from the Bankruptcy Court to finalize the transaction, as modified.

B.   FINANCIAL STRUCTURE OF THE COMPANY AT THE PETITION DATE

     1.   CAPITALIZATION

          The following table sets forth the consolidated current liabilities and capitalization of OC as at the dates indicated. The table does not reflect OC's pre-petition asbestos liability. This information is qualified in its entirety by, and should be read in connection with, the Consolidated Financial Statements of OC (including the notes thereto) that are included in OC's Annual Report on Form 10-K for the year ended December 31, 2002, as well as the Consolidated Financial statements of OC included in OC's other reports filed with the SEC, which may be obtained, free of charge, through OC's website at www.owenscorning.com. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. SEE directions for obtaining this document in Appendix D.

                            (in millions of dollars)

                                                                    As of
     ------------------------------------------------------------------------------------
                                                    October 4, 2000     December 31, 2002
     ------------------------------------------------------------------------------------
     Current Liabilities
          Accounts Payable and
          Accrued Liabilities                      $             281    $             756
          Short-term Debt                                         50                   40
          Long-term Debt - current portion                        10                   65

     Long-term Debt                                               66                   71

     Other
          Other employee benefits liability                      322                  368
          Pension Plan liability                                  41                  500
          Other                                                  133                  103

     Liabilities Subject to Compromise
     (excluding Asbestos)                                      3,503                3,362

     Company-obligated Securities of Entities
     Holding Solely Parent Debentures-subject
     to compromise                                               195                  200
     Minority Interest                                            47                   49

     Total Liabilities and Minority Interest       $           4,648    $           5,514

     Stockholders' Equity
          Common Stock                                             6                    6
          Additional Paid-In Capital                             694                  690
          Deficit                                             (1,876)              (4,766)
          Accumulated other
          comprehensive loss                                    (103)                (395)
          Other                                                   (9)                  (3)

     Total Stockholders' Equity                               (1,288)              (4,468)

     Total Liabilities and Stockholders' Equity
     (excluding Asbestos)                          $           3,360    $           1,046

     2.   PRE-PETITION INDEBTEDNESS

          As of the Petition Date, OCD, the Subsidiary Debtors and certain Non-Debtor Subsidiaries were parties to a Credit Agreement, dated as of June 26, 1997 (the "CREDIT AGREEMENT"), with certain banks listed in Annex A thereto and with Credit Suisse First Boston, as agent for the lenders signatory thereto. The Credit Agreement initially provided a revolving credit line of up to $2 billion available in the form of revolving loans. The initial borrowers under the Credit Agreement were: OCD, European Owens-Corning Fiberglas S.A., N.V., Owens-Corning S.A., Owens-Corning Canada Inc., Owens-Corning UK Holdings Ltd. and Sierra Corp. (and Fibreboard as successor to Sierra Corp. after the merger of Sierra Corp. with

Fibreboard). The Credit Agreement was amended by Amendment No. 1, dated as of February 20, 1998 ("AMENDMENT NO. 1"), pursuant to which Owens-Corning Fiberglas (U.K.) Ltd., Owens Corning Building Products (U.K.) Ltd., Owens Corning Polyfoam UK Ltd. and Owens-Corning Isolation France S.A. were added as borrowers under the credit facility. In addition, Amendment No. 1, among other things, reduced the maximum amount of the commitment under the credit facility to $1.8 billion. The Credit Agreement was again amended by Amendment No. 2, dated as of November 30, 1998, pursuant to which, among other things, certain financial covenants were modified to accommodate the NSP ("AMENDMENT NO. 2", and the Credit Agreement as amended by Amendment No. 1 and Amendment No. 2, the "1997 CREDIT AGREEMENT"). The obligations under the 1997 Credit Agreement were guaranteed by certain Subsidiaries of OCD (collectively, the "SUBSIDIARY GUARANTORS"). OCD was a guarantor, in addition to a borrower, under the 1997 Credit Agreement.

          At the Petition Date, IPM, Vytec Corporation, Owens-Corning Fiberglas Sweden Inc., Falcon Foam Corporation, Integrex, Fibreboard, Exterior Systems, Inc., Owens-Corning Fiberglas Technology Inc., and Soltech, Inc. were Subsidiary Guarantors of the obligations under the 1997 Credit Agreement. As of the Petition Date, the principal amount outstanding under the 1997 Credit Agreement was $1,565,919,519 (including contingent liabilities for undrawn letters of credit in the amount of $250,919.519). SEE Section VII.C.3.b(iii) of this Disclosure Statement for a description of the treatment of the Bank Holders Claims under the Plan and Section V.F.11 of this Disclosure Statement entitled "Implementation of Process for Resolution of Inter-Creditor Issues" and Section V.G. entitled "Avoidance Actions in the Chapter 11 Cases" of this Disclosure Statement, for a description of certain pending litigation relating to the Subsidiary Guarantees.

          OC's other principal loan indebtedness as of the Petition Date (excluding intercompany indebtedness) included:

                                                                     AMOUNT OUTSTANDING
                                                                     (PRINCIPAL AND ACCRUED
                                                AGGREGATE ORIGINAL   INTEREST) AS OF
NOTES                                           PRINCIPAL AMOUNT     OCTOBER 1, 2000
----------------------------------------------  ------------------   --------------------------------
$400 Million Debentures due 2018 (7.5%)         $ 400,000,000        $ 405,333,333
                                                                     ($400,000,000 / $5,333,333)

$550 Million Term Notes (First Series)          $ 300,000,000        $ 309,625,000
due 2005 (7.500%)                                                    ($300,000,000 / $9,625,000)

$550 Million Term Notes (Second Series)         $ 250,000,000        $ 258,234,722
due 2008 (7.700%)                                                    ($250,000,000 / $8,234,722)

$250 Million Notes due 2009 (7.000%)            $ 250,000,000        $ 250,923,611
                                                                     ($250,000,000 / $923,611)

$150 million 8.875% Debentures of the           $ 150,000,000        $  41,269,153
$300 Million High Coupon Debentures due 2002                         ($40,045,000 / $1,224,153)

$150 million 9.375% Debentures of the           $ 150,000,000        $   7,213,654
$300 Million High Coupon Debentures due 2012                         ($6,988,000 / $225,654)

$130 Million DEM Bearer Bonds                   $ 130,000,000        $  62,776,357
due 2000 (7.250%)                                                    ($60,572,174 / $2,204,183)

    TOTAL                                                            $ 1,335,375,830
                                                                     ($1,307,605,174 / $27,770,656)

          Collectively, the debt securities listed above are referred to as the "PRE-PETITION BONDS". SEE Section VII.C.3.b(iv) of this Disclosure Statement for a description of the treatment of Bondholders Claims under the Plan.

          In May 1995, Owens-Corning Capital LLC, a special purpose Delaware limited liability company, issued and sold four million shares of 6 1/2 % Convertible Monthly Income Preferred Securities (the "MIPS") for aggregate gross proceeds of approximately $200 million. Owens-Corning Capital LLC then lent the proceeds from the MIPS issuance, together with the proceeds from the issuance of common limited liability company interests, to OC, which loan was evidenced by the issuance by OC to OCC of approximately $253 million in aggregate principal amount of OC's 6.5% Convertible Subordinated Debentures due 2002. As of December 31, 2002, $253,104,600 of these convertible subordinated debentures remained outstanding. Under the Plan, the term "MIPS Interests" is defined to mean all Claims directly or indirectly against OCD by the holders of the 6 1/2 % Convertible Monthly Income Preferred Securities issued by Owens-Corning Capital L.L.C. or any Person (including any trustee) asserting such Claims derivatively or otherwise on behalf of such holders, including, without limitation, (i) the Claims of Owens-Corning Capital L.L.C. for approximately $253 million original aggregate principal amount arising from OCD's 6.5% Convertible Subordinated Debentures due 2002, issued pursuant to an indenture dated as of May 10, 1995, between OCD, Owens-Corning Capital L.L.C. and Harris Trust and Savings Bank, as trustee, (ii) Claims arising under the guarantee agreement, dated as of May 10, 1995, in respect of such Convertible Subordinated Debentures, executed by OCD as guarantor, and (iii) the Claim of The Bank of New York, as Special Trustee on behalf of the holders of the MIPS. Because the rights against OCD under the Convertible Subordinated Debentures are contractually subordinated to substantially all other obligations, and since the MIPS are themselves equity securities, the MIPS Interests are treated as OCD Interests under the Plan and shall be deemed cancelled and extinguished at the Effective Date. As a result, the holders of the MIPS Interests shall not receive or retain any property or interest in property on account of the MIPS Interests. For a discussion of the treatment of OCD Interests generally, see Section VII.C.3.b(x) of this Disclosure Statement entitled "Class 11-- OCD Interests."

          In 1991, OC formed Owens Corning Funding B.V., a wholly-owned subsidiary of OCD. Pursuant to an indenture dated as of May 15, 1991, between Owens Corning Funding B.V., OCD and The Bank of New York, as trustee, Owens Corning Funding B.V. sold $149,625,000 aggregate principal amount of these debentures. As of the Petition Date, approximately $42 million of these debentures remained outstanding. SEE SECTION 1.157 of the Plan defining the "O.C. Funding B.V. Claim" and SCHEDULE XIV, "Schedule of Exclusions from Intercompany Claims." Pursuant to the Plan, the O.C. Funding B.V. Claim will be treated and paid as a Class 6 Claim.

          OC's other indebtedness subject to compromise at the Petition Date and as of December 31, 2002, consisted of other long-term debt through 2012 at rates from 6.25% to 13.8% in an aggregate amount of $62 million and $92 million, respectively. For a description of other indebtedness, SEE OC's Annual Report on Form 10-K for the year ended December 31, 2002, OC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, OC's Annual

Report on Form 10-K for the year ended December 31, 2001, OC's Annual Report on Form 10-K for the year ended December 31, 2000, and OC's Quarterly Report on Form 10-Q for the quarter ended March 31,2003, copies of which may be obtained, free of charge, through OC's website at www.owenscorning.com. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. SEE directions for obtaining this document in Appendix D.

     3.   PRE-PETITION EQUITY

          Prior to the Petition Date, OCD's common stock, par value $0.10 per share (the "EXISTING OCD COMMON STOCK") was listed on the New York Stock Exchange (NYSE) under the ticker symbol "OWC". As of the Petition Date, OCD had 100 million shares of authorized common stock, of which 55,423,132 shares were outstanding. Effective January 30, 2003, OCD's common stock was removed from listing and registration on the NYSE for failing to meet certain continued listing standards of the NYSE. Effective December 19, 2002, OCD's common stock has been traded on the Over-The-Counter Bulletin Board under the ticker symbol "OWENQ".

          OCD declared and paid regular dividends of $0.75 per share of Existing OCD Common Stock for each of the first two quarters of 2000. As a result of the Filing, on October 5, 2000, OCD declared but did not pay the regular dividend for the third quarter of 2000. SEE Sections V.G.3.a of this Disclosure Statement entitled "Dividend Action" for a discussion of certain actions that have been filed in the Chapter 11 Cases to avoid certain dividends paid to certain of the Debtors' shareholders and to recover such dividends for the Debtors' Estates as a fraudulent conveyance.

          As of February 28, 2003, there were 6,929 stockholders of record of the Existing OCD Common Stock.

          SEE Section VII.C.3.b(x) of this Disclosure Statement for a description of the treatment of the Existing OCD Common Stock under the Plan.

                  IV. BACKGROUND OF ASBESTOS-RELATED LITIGATION

A.   PRE-PETITION CLAIMS AGAINST OCD

     Prior to the Petition Date, numerous claims had been asserted against OCD alleging personal injuries arising from inhalation of asbestos fibers. Virtually all of these claims arose out of OCD's manufacture, distribution, sale or installation of an asbestos-containing calcium silicate, high temperature insulation product, the manufacture and distribution of which was discontinued in 1972. OCD received approximately 18,000 asbestos personal injury claims during 2000, approximately 32,000 such claims during 1999 and approximately 69,000 such claims during 1998.

B.   PRE-PETITION CLAIMS AGAINST FIBREBOARD

     Prior to 1972, Fibreboard manufactured asbestos-containing products, including insulation products. Fibreboard has since been named as a defendant in many thousands of personal injury claims for injuries allegedly caused by asbestos exposure. Fibreboard received approximately 22,000 asbestos personal injury claims during 2000.

     1.   THE FIBREBOARD INSURANCE SETTLEMENT TRUST

          In an effort to deal with the financial impact of its existing and future asbestos-related personal liability in the early 1990's, Fibreboard entered into a settlement agreement with two of its insurers, ultimately resulting in the creation of a trust (THE "FIBREBOARD INSURANCE SETTLEMENT TRUST"). SEE Section IV.C.3(c) of this Disclosure Statement entitled "Insurance Settlement" for a discussion of the Insurance Settlement entered into by Fibreboard with respect to its asbestos-related liability.

          During the fourth quarter of 1999, the Fibreboard Insurance Settlement Trust was funded with $1.873 billion in proceeds from the settlement referred to above. The terms of the Fibreboard Insurance Settlement Trust provided for the funds in the trust to be applied solely to the costs of resolving pending and future Fibreboard asbestos-related liabilities, whether incurred as a result of a judgment in litigation or a settlement, or otherwise.

          During 2000 prior to the Petition Date, payments made out of the Fibreboard Insurance Settlement Trust for asbestos-related claims against Fibreboard totaled $820 million, including $45 million in defense, claims processing and administrative expenses. As a result of the Filing, no payments for such claims have been made from the Fibreboard Insurance Settlement Trust since the Petition Date.

          The assets of the Fibreboard Insurance Settlement Trust are comprised of marketable securities. The Fibreboard Insurance Settlement Trust has received a ruling from the United States Internal Revenue Service ("IRS") that it is a "qualified settlement fund" for federal income tax purposes. At December 31, 2002, the fair value of assets in the Fibreboard Insurance Settlement Trust was $1.238 billion. In addition, there are $127 million in Administrative Deposits held in settlement accounts to pay applicable Fibreboard asbestos claim settlements. SEE Section IV.C.4 of this Disclosure Statement entitled "NSP Administrative Deposits" for a discussion of these Administrative Deposits.

     2.   THE COMMITTED CLAIMS ACCOUNT

          Fibreboard also has an interest of approximately $30 million in the balance of the account (the "COMMITTED CLAIMS ACCOUNT") established by Fibreboard and Continental Casualty Company ("CONTINENTAL") pursuant to the Agreement Between Fibreboard and Continental On Remaining Issues, dated December 13, 1999, which was the subject of a Stipulation and Agreed Order Between Debtors and Continental Casualty Company Regarding Status and Disposition of Funds in Committed Claims Account and Related Matters Under Buckets Agreement, entered by the Bankruptcy Court on June 27, 2001. Under the Plan, the Committed Claims Account is being transferred to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of the holders of Allowed Claims in Class 8, FB Asbestos Personal Injury Claims. SEE Section VII.C.3.b(vii) of this Disclosure Statement entitled "Impaired Classes of Claims--Class 8 - FB Asbestos Personal Injury Claims."

C.   NATIONAL SETTLEMENT PROGRAM

     1.   GENERAL

          Beginning in late 1998, OCD implemented the National Settlement Program ("NSP") to resolve personal injury asbestos claims through settlement agreements with individual plaintiffs' law firms (the "NSP AGREEMENTS").

          The NSP was intended to better manage the asbestos liabilities of OCD and to help OCD better predict the timing and amount of indemnity payments for both pending and future asbestos claims. The number of law firms participating in the NSP expanded from approximately 50 when the NSP was established to approximately 120 as of the Petition Date. The NSP Agreements extended through at least 2008 and provided for the resolution of existing asbestos claims, including unfiled claims pending with the participating law firm at the time it entered into an NSP Agreement ("INITIAL CLAIMS"). The NSP Agreements also established procedures and fixed payments for resolving, without litigation, claims against either OCD or Fibreboard, or both, arising after a participating firm entered into an NSP Agreement ("FUTURE CLAIMS").

          Settlement amounts for both Initial Claims and Future Claims were negotiated with each firm participating in the NSP, and each firm was to communicate with its respective clients to obtain authority to settle individual claims. Payments to individual claimants were to vary based on a number of factors, including the type and severity of disease, age and occupation. All such payments were subject to delivery of satisfactory evidence of a qualifying medical condition and exposure to OCD's and/or Fibreboard's products, delivery of customary releases by each claimant, and other conditions. Certain claimants settling non-malignancy claims with OCD and/or Fibreboard were entitled to an agreed pre-determined amount of additional compensation if they later developed a more severe asbestos-related medical condition.

          As to Future Claims, each participating NSP firm agreed (consistent with applicable legal requirements) to recommend to its future clients, based on appropriately exercised professional judgment, to resolve their asbestos personal injury claims against OCD and/or Fibreboard through an administrative processing arrangement, rather than litigation. In the case of Future Claims involving non-malignancy, claimants were required to present medical evidence of functional impairment, as well as the product exposure criteria and other requirements set forth above, to be entitled to compensation.

     2.   OCD'S EXPERIENCE WITH THE NSP

          (a)  NSP CLAIMS AGAINST OCD

               As of the Petition Date, the NSP covered approximately 239,000 Initial Claims against OCD, approximately 150,000 of which had satisfied all conditions to final settlement, including receipt of executed releases, or other resolution (the "FINAL NSP SETTLEMENTS") at an average cost per claim of approximately $9,300. As of the Petition Date, approximately 89,000 of such Final NSP Settlements had been paid in full or otherwise resolved, and approximately 61,000 were unpaid in whole or in part. As of such date, the remaining balance payable under NSP Agreements in connection with these unpaid Final NSP Settlements was approximately $510 million. Through the Petition Date, OCD had received approximately 6,000 Future Claims under the NSP.

          (b)  NON-NSP CLAIMS AGAINST OCD

               As of the Petition Date, approximately 29,000 asbestos personal injury claims were pending against OCD outside the NSP. This compares to approximately 25,000 such claims pending on December 31, 1999. The information needed for a critical evaluation of pending claims, including the nature and severity of disease and definitive identifying information concerning claimants, typically becomes available only through the discovery process or as a result of settlement negotiations, which often occur years after particular claims are filed. As a result, OCD has limited information about many of such claims.

               OCD resolved (by settlement or otherwise) approximately 10,000 asbestos personal injury claims outside the NSP during 1998, 5,000 such claims during 1999 and 3,000 such claims during 2000 prior to the Petition Date. The average cost of resolution was approximately $35,900 per claim for claims resolved during 1998, $34,600 per claim for claims resolved during 1999, and $44,800 per claim for claims resolved during 2000 prior to the Petition Date. Generally, these claims were settled as they were scheduled for trial, and they typically involved more serious injuries and diseases. Accordingly, OCD does not believe that such average costs of resolution are representative of the value of the non-NSP claims then pending against OCD.

          (c)  ASBESTOS-RELATED PAYMENTS BY OCD

               As a result of the Filing, OCD has not made any asbestos-related payments since the Petition Date except for approximately $20 million paid on its behalf by third parties pursuant to appeal bonds issued prior to the Petition Date. During 1999 and 2000 (prior to the Petition Date), OCD made asbestos-related payments falling within four major categories: (1) settlements in respect of verdicts incurred or claims resolved prior to the implementation of the NSP; (2) NSP settlements; (3) non-NSP settlements covering cases not resolved by the NSP; and (4) defense, claims processing and administrative expenses, as follows:

                                                      1999    2000 (THROUGH OCTOBER 4)(1)
                                  (IN MILLIONS OF DOLLARS)       (IN MILLIONS OF DOLLARS)
------------------------------    -------------------------   ----------------------------
Pre-NSP Settlements                                 $  170                         $   51

NSP Settlements                                        570                            538

Non-NSP Settlements                                     30                             42

Defense, Claims Processing and
Administrative Expenses                                 90                             54

Total(2)                                            $  860                         $  685

----------
(1) Since the Petition date, all pre-petition asbestos claims and pending litigation against the Debtors, including, without limitation, claims under the NSP, have been automatically stayed.

(2)  Amounts shown are before tax and application of insurance recoveries.

               Prior to the Petition Date, OCD deposited certain amounts in settlement accounts to facilitate claims processing under the NSP
("ADMINISTRATIVE DEPOSITS"). SEE Section IV.C.4 of this Disclosure Statement entitled "NSP Administrative Deposits" for a further discussion of the settlement accounts.

     3.   FIBREBOARD'S EXPERIENCE WITH THE NSP

          (a)  NSP CLAIMS AGAINST FIBREBOARD

               As described above, OCD acquired Fibreboard in 1997. Fibreboard executed the NSP Agreements and became a participant in the NSP effective in the fourth quarter of 1999. The NSP Agreements settled asbestos personal injury claims that had been filed against Fibreboard by participating plaintiffs' law firms and claims that could have been filed against Fibreboard by such firms following the lifting, in the third quarter of 1999, of an injunction which had barred the filing of asbestos personal injury claims against Fibreboard.

               As of the Petition Date, the NSP covered approximately 206,000 Initial Claims against Fibreboard, approximately 118,000 of which had satisfied all conditions to final settlement, including receipt of executed releases, or other resolution as Final NSP Settlements at an average cost per claim of approximately $7,400. As of the Petition Date, approximately 62,000 of such Final NSP Settlements had been paid in full or otherwise resolved, and approximately 56,000 were unpaid in whole or in part. As of such date, the remaining balance payable under NSP Agreements in connection with these unpaid Final NSP Settlements was approximately $330 million. The NSP Agreements also provided for the resolution of Future Claims under the NSP against Fibreboard through the administrative processing arrangement described above. Through the Petition Date, Fibreboard had received approximately 6,000 Future Claims under the NSP.

          (b)  NON-NSP CLAIMS AGAINST FIBREBOARD

               As of the Petition Date, approximately 9,000 asbestos personal injury claims were pending against Fibreboard outside the NSP. This compares to approximately 1,000 such claims pending on December 31, 1999. Fibreboard resolved (by settlement or otherwise) approximately 2,000 asbestos personal injury claims outside the NSP during 2000 prior to the Petition Date at an average cost of resolution of approximately $45,000 per claim. Generally, these claims were settled as they were scheduled for trial, and they typically involved more serious injuries and diseases. Accordingly, OC does not believe that such average costs of resolution are representative of the value of the non-NSP claims then pending against Fibreboard.

          (c)  INSuRANCE SETTLEMENT

               In 1993, Fibreboard entered into certain settlement arrangements in an attempt to address the financial impact of its existing and future asbestos-related personal injury liabilities. One such arrangement was an insurance settlement (the "INSURANCE SETTLEMENT") between Fibreboard and two of its insurers, Continental and Pacific Indemnity Company ("PACIFIC"). Under the terms of the Insurance Settlement, Continental and Pacific were, among other things, to provide up to $2 billion minus interim settlements, plus accrued interest, to resolve asbestos personal injury claims pending against Fibreboard as of August 27, 1993 and all future asbestos personal injury claims asserted against Fibreboard after such date, including defense costs. These funds were to be put into the Fibreboard Insurance Settlement Trust. SEE Section V.F.6 of this Disclosure Statement entitled "Insurance Settlement" and OC's Annual Report on Form 10-K for the year ended December 31, 2002, (which is available free of charge from OC's website, www.owenscorning.com), for a further description of the Insurance Settlement. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. SEE directions for obtaining this document in Appendix D.

               The Insurance Settlement became effective in 1999 and, during the fourth quarter of 1999, Continental and Pacific funded the Fibreboard Insurance Settlement Trust with $1.873 billion.

          (d)  ASBESTOS-RELATED PAYMENTS BY FIBREBOARD

               As a result of the Filing, Fibreboard has not made any asbestos-related payments since the Petition Date. During 2000 (prior to the Petition Date), gross payments for asbestos-related claims against Fibreboard, all of which were paid/reimbursed by the Fibreboard Insurance Settlement Trust, fell within four major categories, as follows:

                                             2000 (through October 4, 2000)(3)
                                                      (In millions of dollars)
          --------------------------------------------------------------------
          Pre-NSP Settlements                                           $   29

          NSP Settlements                                                  705

          Non-NSP Settlements                                               41

          Defense, Claims Processing and
            Administrative Expenses                                         45

               Total                                                    $  820

               The payments for settlements under the NSP include certain administrative deposits during the reporting period in respect of Fibreboard claims. Of this, approximately $127 million remains in settlement accounts and is or will be the subject of litigation to determine if any of these funds are recoverable by Fibreboard's estate. SEE Section IV.C.4 of this Disclosure Statement entitled "NSP Administrative Deposits" for a further discussion of the settlement accounts.

  4.      NSP ADMINISTRATIVE DEPOSITS

          As referred to above, prior to the Petition Date, OCD and Fibreboard entered into settlement agreements with four law firms including Baron & Budd, P.C. ("B&B"), whereby OCD and Fibreboard would make certain Administrative Deposits to facilitate claims processing under the NSP Agreements. These Administrative Deposits were made to settlement accounts

----------
(3) Only payments through October 4, 2000, are reflected. Since the Petition date, all pre-petition asbestos claims and pending litigation against the Debtors, including, without limitation, claims under the NSP, have been automatically stayed.

maintained by such law firms for the benefit of their clients under the NSP Agreements. Each of the NSP Agreements contemplated that clients of the four firms, who received written approval from OCD and/or Fibreboard that they qualified for settlement payments pursuant to the terms of the particular NSP Agreement, would receive their settlement distribution from the Administrative Deposits maintained by their law firm.

          After the Petition Date, the Debtors did not authorize any further distributions from the Administrative Deposits. Nonetheless, at least one law firm made distributions after the Petition date in the amount of approximately $11.6 million. At December 31, 2002, approximately $ 106 million of Administrative Deposits previously made by OCD, and $127 million of Administrative Deposits previously made by Fibreboard had not been finally distributed to claimants and are reflected in OCD's consolidated balance sheet as restricted assets ("RESTRICTED CASH") and have not been subtracted from OCD's or Fibreboard's reserve for asbestos personal injury claims.

          The Administrative Deposits held by B&B have been the subject of litigation during the Chapter 11 Cases. SEE Section V.F.7 of this Disclosure Statement entitled "Baron & Budd Administrative Deposits." The Debtors are negotiating with the three other law firms holding Administrative Deposits to resolve disputes relating to the Debtors' rights to the return of some portion of the Administrative Deposits. If no settlement is reached, the Debtors will pursue the return of an appropriate portion of the Administrative Deposits.

D. ESTABLISHMENT OF FINANCIAL RESERVES FOR ASBESTOS LIABILITY; ESTIMATION OF ASBESTOS LIABILITY

     1.   FINANCIAL STATEMENT RESERVES FOR ASBESTOS LIABILITY

          For financial reporting purposes, OC estimates a reserve in accordance with generally accepted accounting principles to reflect asbestos-related liabilities that have been asserted or are probable of assertion, in which liabilities are probable and reasonably estimable. This reserve in respect of OCD's asbestos-related liabilities was established initially through a charge to income in 1991 with additional charges to income of $1.1 billion in 1996, $1.4 billion in 1998, $1.0 billion in 2000 and $1.4 billion in the third quarter of 2002 and as of December 31, 2002, the reserve in respect of OCD asbestos-related liabilities was approximately $3.6 billion. Similarly, OC estimates a reserve in respect of Fibreboard's asbestos-related liabilities and, as of December 31, 2002, the aggregate reserve in respect of Fibreboard asbestos-related liabilities was approximately $2.3 billion. Thus, OC's aggregate reserve for potential asbestos-related liability was approximately $5.9 billion as of December 31, 2002. For additional information with respect to the establishment and amount of reserves for asbestos-related liability, see Note 19 of the Notes to Consolidated Financial Statements set forth in OC's Annual Report on Form 10-K for the year ended December 31, 2002, and Note 8 of the Notes to Consolidated Financial Statements set forth in OC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003,copies of which may be obtained, free of charge, through OC's website at www.owenscorning.com. Copies of OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request in accordance with the directions set forth in Appendix D.

          As OC has discussed in its public filings, any estimate for financial reporting purposes of its liabilities for pending and expected future asbestos claims is subject to considerable uncertainty because such liabilities are influenced by numerous variables that are inherently difficult to predict. As discussed further below, such uncertainties significantly increased as a result of the Filing. Prior to the Petition Date, such variables included, among others, the cost of resolving pending non-NSP claims; the disease mix and severity of disease of pending NSP claims; the number, severity of disease, and jurisdiction of claims filed in the future (especially the number of mesothelioma claims); how many future claimants were covered by an NSP Agreement; the extent, if any, to which individual claimants exercised a right to opt out of an NSP Agreement and/or engage counsel not participating in the NSP; the extent, if any, to which counsel not bound by an NSP Agreement undertook the representation of asbestos personal injury plaintiffs against OCD and Fibreboard; the extent, if any, to which OC exercised its right to terminate one or more of the NSP Agreements due to excessive opt-outs or for other reasons; and the success in controlling the costs of resolving future non-NSP claims.

          As a result of the Filing, the inherent difficulties and uncertainties involved in estimating the number and cost of resolution of present and future asbestos-related claims against OCD and Fibreboard have significantly increased and will likely have the effect of increasing the number and ultimate cost of resolution of such claims substantially. This could result from the following factors:

          - The settlement values for specified categories of disease set forth in the NSP Agreements were established by arms-length negotiations with the participating law firms in circumstances very different from those prevailing in the Chapter 11 Cases. The settlement values available to individual claimants under the arrangements to be included in any plan or plans of reorganization may vary substantially from those contemplated by the NSP Agreements. Because OC's estimate of liabilities in respect of non-NSP claims assumed payment of settlement values similar to those contained in the NSP Agreements, such estimate is subject to similar uncertainty.

          - OC anticipates that the number and estimated aggregate value of allowed future claims will ultimately be determined either as a result of negotiations involving the Future Claimants' Representative and the other interested constituencies or, if necessary, by the Bankruptcy Court. It is not possible to predict the outcome of such negotiations, or Bankruptcy Court determination, at this time.

          As a result of the foregoing, the asbestos liability reserve estimates set forth in OC's consolidated financial statements are subject to change. In addition, for the reasons stated below, the estimation of the asbestos liability reserve for financial statement purposes may differ from the competing estimations of asbestos liability for Plan purposes.

     2.   ESTIMATION OF ASBESTOS LIABILITY FOR PLAN PURPOSES

          Unlike the estimation of asbestos-related liability for the purposes of establishing financial statement reserves, which are based upon a range of probable and reasonably estimable liabilities, the estimation of asbestos-related liability for the purposes of determining the relative allocation of plan consideration is based upon an estimation of the number of Allowed Claims and their value, including future claims. The proposed Plan provides for two alternative scenarios for creditor recoveries, one of which specifies an aggregate liability for Asbestos Personal Injury Claims against OCD and Fibreboard of $16 billion (on a net present value basis, which includes $10.7 billion in OC Asbestos Personal Injury Claims and $5.3 billion in FB Asbestos Personal Injury Claims), which amount has not been reduced by assets specifically dedicated to the payment of these claims, including the Fibreboard Insurance Settlement Trust. Under the alternative, such liabilities would be determined by the District Court and Bankruptcy Court as part of the confirmation hearing on the Plan. Although OC believes that an estimate in such amount is supportable, it is anticipated that the number and estimated aggregate value of Asbestos Personal Injury Claims will ultimately be resolved through negotiations involving the Asbestos Claimants' Committee and the Future Claimants' Representative and the other interested constituencies or, if necessary, determined by the District Court and Bankruptcy Court through litigation. It is not possible to predict the outcome of such negotiations or litigation at this time.

          In connection with establishing the number and estimated aggregate value of Asbestos Personal Injury Claims, and as a basis for establishing the alternative scenarios for creditor recoveries, the Debtors, the Unsecured Creditors' Committee, the Asbestos Claimants' Committee and the Future Claimants' Representative retained experts to assist them in estimating the number and value of OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims. Such estimates are necessary under Section 524(g) of the Bankruptcy Code, which requires an estimate of the number of claims that will be filed against the Debtors in the future. These estimates, particularly in light of the extended length of the forecast period, necessarily result in more uncertainty than generally holds for estimates of other types of contingent liability. In addition, to make these estimates, each of the experts must make certain assumptions, including the propensity of asbestos claimants to file a claim against the Debtors, the timing and disease severity of those claims, and the appropriate average settlement value of claims, all of which add to the uncertainty and can result in significant variations in the final estimates.

          Based on facts currently known to it, including positions that have been articulated by various interested constituencies since the Petition Date, the Company believes that the estimates included in most or all such analyses are likely to vary substantially from the amounts of OCD's and Fibreboard's respective asbestos reserves in prior periods, and are likely to also vary substantially from one another, for a number of reasons.

          First, such analyses will not involve the same type of estimation process required in connection with the preparation of financial statements under generally accepted accounting principles. In general, such accounting principles require accruals with respect to contingent liabilities (including asbestos liabilities) only to the extent that such liabilities are both probable and reasonably estimable. With respect to such liabilities that are probable as to which a reasonable estimate can be made only in terms of a range (with no point within the range determined to be more probable than any other point in such range), such accounting principles require only the accrual of the amount representing the low point in such range.

          Moreover, because such analyses are prepared solely for use in the negotiation of a plan of reorganization, they will naturally reflect the respective interests of the different constituencies putting them forward. Certain constituencies, for example, may have an interest in presenting an analysis that estimates such liability at the highest level that can arguably be justified; others may have an interest in estimating such liability at the lowest possible level; while others may have an interest in estimating such liability at a point between the two extremes, in an effort to achieve consensus in the negotiation of the plan of reorganization. In addition, interested constituencies in the Debtors' bankruptcy proceedings may also take into account the implications of any such analyses prepared for use in the Debtors' bankruptcy proceedings on their position in one or more of the other asbestos-related bankruptcy cases pending in the District of Delaware or elsewhere.

          Ultimately, OCD's (and Fibreboard's) total liability for asbestos claims will be finally determined after a lengthy period of negotiations and, if necessary, by the Bankruptcy Court, taking into account numerous factors not present in OCD's (and Fibreboard's) pre-petition environment. Such factors include the claims of competing creditor groups as to the appropriate treatment of their Allowed Claims, the size of the total estimated asbestos liability, the total number of present Asbestos Personal Injury Claims Allowed, the total amount of future Asbestos Personal Injury Claims, and the impact of the procedural consolidation before Judge Wolin of the Chapter 11 Cases of the Debtors with the cases of Armstrong World Industries, Inc., W.R. Grace & Co., Federal-Mogul Global, Inc., and USG Corporation on the timing, outcome or other aspects of the Chapter 11 Cases, including estimates of the number and cost of resolution of asbestos-related claims.

                               V. CHAPTER 11 CASES

A.   EVENTS LEADING TO THE CHAPTER 11 FILINGS

     Since the adoption of its NSP in the fourth quarter of 1998, OC's strategy had been to use that program to avoid the costly and unpredictable traditional tort system and to quantify the amount of payments to asbestos claimants and control the timing of those payments to match the Company's ability to make such payments. The NSP achieved these goals in many respects and also facilitated the negotiation of the deferral of payments to NSP participants during 2000 prior to the Filing. As discussed in more detail below, however, OC's inability to obtain ongoing financing on acceptable terms, the lack of support for additional payment deferrals, the higher than anticipated number of asbestos-related claims (which adversely affected the Company's estimated liquidity needs through 2004), and the deterioration of OC's operations during 2000, resulted in the decision by OC to seek protection for the Debtors under Chapter 11 of the Bankruptcy Code.

     During the third quarter of 2000, OC met on a number of occasions with CSFB, as the agent for the lenders under the 1997 Credit Agreement, to discuss a refinancing of its $1.8 billion credit facility under the 1997 Credit Agreement, which was scheduled to expire in June 2002. OC requested that the refinancing extend into 2005 and be increased to an amount sufficient to meet its expected liquidity needs, including the repayment on maturity of $300 million of debentures in 2005. Following extended negotiations, OC concluded at the end of the third quarter of 2000 that its lenders would not be willing to agree to a refinancing that would meet OC's needs. Moreover, OC concluded that the lenders would require, as a part of any refinancing, that OC pledge its assets to secure the loans and agree to limits on payments for asbestos liabilities that would be inconsistent with its anticipated asbestos payment obligations.

     During the course of the third quarter of 2000, support for asbestos payment deferrals was adversely impacted by several factors. First, as a result of the downturn in the Company's operations in the third quarter of 2000 (discussed below), OC approached certain NSP firms to request additional payment deferrals. Based on those discussions, OC determined that it would not be feasible to obtain additional payment deferrals and that the likely terms of the refinancing would be unacceptable to the NSP participants. Second, the executive committee under the NSP and other participants in the NSP declined to agree to any deferral in payments due from Fibreboard. Finally, several NSP firms declined to grant the deferrals previously agreed upon in principle and initiated legal proceedings to enforce the terms of their respective NSP Agreements.

     Prior to the Filing, OC noted several trends which indicated that it would likely be required to defer asbestos-related payments in excess of deferrals previously negotiated with law firms participating in the NSP. First, OC began to see evidence that a higher than anticipated number of new asbestos-related claims, particularly higher value claims, was being filed by non-NSP firms, including new firms (where the timing of resolution is uncertain and the amount and timing of payments may be determined by the traditional tort system). Second, OC noted a substantial increase in the rate of claims filed, particularly during September 2000. Approximately 7,800 asbestos-related claims were received by OC (excluding Fibreboard) during the third quarter of 2000, compared to approximately 3,400 and 4,200 claims received during the first and second quarters, respectively. While OC believed that this increase in claims filings represented an acceleration of claims from future periods as a result of the downgrading of OC's credit rating in mid-2000, rather than an increase in the total number of asbestos-related claims to be expected, this trend would have had the effect of accelerating the related settlement payments and increasing liquidity needs through 2004 and/or the need to negotiate further deferrals of asbestos payments.

     OC's results of operations deteriorated significantly in the third quarter of 2000, with expectations for the quarter declining particularly during the last half of the period. As a result of, among other factors, the fall in demand for building materials, elevated energy and raw materials costs and the inability of OC to fully recapture these costs in price adjustments, OC's margins and income from operations were significantly reduced. As a result, OC's ability to service its ongoing asbestos payments and continue to comply with its pre-petition loan covenants was adversely affected. OC concluded at the end of the third quarter of 2000 that, unless it used a substantial portion of its cash to repay a portion of its debt under the 1997 Credit Agreement, OC would be in violation of the leverage ratio covenant under that agreement. Moreover, in view of reduced expectations concerning operating results in the fourth quarter of 2000 and beyond, OC concluded that its long-term liquidity needs (driven in large measure by asbestos payment obligations) could not likely be met by its cash and available credit under the 1997 Credit Agreement (which was limited by leverage ratio and other loan covenants).

     As a result of the above factors, OC's management determined late in the third quarter that it was unlikely that OC would be able to meet its long-term liquidity needs, including agreed and other required asbestos payments and repayment of debt on maturity. While OC held $378 million of Cash and cash equivalents at the end of the third quarter of 2000, and OC's operations (excluding the effects of asbestos) were traditionally profitable and generated strong positive cash flow, management determined that a Chapter 11 filing in October would be in the best interest of all OC stakeholders.

B.   THE CHAPTER 11 FILINGS

     On October 5, 2000, OCD and the Subsidiary Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. The cases are being jointly administered as IN RE OWENS CORNING, ET AL., Case No. 00-03837 (JKF) (the "CHAPTER 11 CASES"). The Subsidiary Debtors that also filed for protection under Chapter 11 of the Bankruptcy Code on the Petition Date are:

  CDC Corporation
  Engineered Yarns America, Inc.
  Falcon Foam Corporation
  Integrex
  Fibreboard Corporation
  Exterior Systems, Inc.
  Integrex Ventures LLC
  Integrex Professional Services LLC
  Integrex Supply Chain Solutions LLC
  Integrex Testing Systems LLC
  HOMExperts LLC
  Jefferson Holdings, Inc.
  Owens-Corning Fiberglas Technology Inc.
  Owens Corning HT, Inc.
  Owens-Corning Overseas Holdings, Inc.
  Owens Corning Remodeling Systems, LLC
  Soltech, Inc.

The Subsidiary Debtors include only the Subsidiaries listed above and do not include any other United States Subsidiaries of OCD or any of OCD's foreign Subsidiaries (collectively, the "NON-DEBTOR SUBSIDIARIES"). A list of the Non-Debtor Subsidiaries may be found in Schedule II to the Plan, attached to this Disclosure Statement as APPENDIX A.

C.   CONTINUATION OF BUSINESS; STAY OF LITIGATION

     Since the Petition Date, the Debtors have continued to operate their businesses as debtors-in-possession under the Bankruptcy Code. Pursuant to the Bankruptcy Code, the Debtors are required to comply with certain statutory reporting requirements, including the filing of monthly operating reports. As of the date hereof, the Debtors have complied with such requirements, and intend to continue to comply with such requirements. The Debtors are authorized to operate their businesses in the ordinary course of business, with transactions out of the ordinary course of business requiring Bankruptcy Court approval. In accordance with the Bankruptcy Code, the Debtors are not permitted to pay any claims or obligations that arose prior to the Petition Date unless specifically authorized by the Bankruptcy Court. Similarly, claimants may not enforce any Claims against the Debtors that arose prior to the Petition Date unless specifically authorized by the Bankruptcy Court. As debtors-in-possession, the Debtors have the right, under Section 365 of the Bankruptcy Code, subject to the Bankruptcy Court's approval, to assume or reject pre-petition executory contracts and unexpired leases in existence at the Petition Date. Parties to contracts or leases that are rejected may assert rejection damages claims as

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permitted by the Bankruptcy Code. SEE Section VII.F of this Disclosure Statement entitled "Treatment of Executory Contracts and Unexpired Leases".

     As a consequence of the Filing, all pending litigation against the Debtors was stayed automatically by Section 362 of the Bankruptcy Code and, absent further order of the Bankruptcy Court, no party may take any action to recover on pre-petition claims against the Debtors.

D.   PROFESSIONALS RETAINED IN THE CHAPTER 11 CASES

     1.   THE DEBTORS' PROFESSIONALS

          The attorneys and advisors that have been retained by the Debtors to assist them in the conduct of their Chapter 11 Cases are set forth below:

               PRINCIPAL REORGANIZATION COUNSEL TO THE DEBTORS:

               SAUL EWING LLP
               222 Delaware Avenue
               Wilmington, Delaware 19899-1266

               SPECIAL COUNSEL TO THE DEBTORS:

               SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
               Four Times Square
               New York, New York 10036-6522

               SPECIAL REORGANIZATION COUNSEL TO THE DEBTORS:

               ARNOLD & CARUSO, LTD.
               1822 Cherry Street
               Toledo, OH  43608

               SPECIAL REORGANIZATION COUNSEL TO THE DEBTORS:

               SHUMAKER, LOOP & KENDRICK, LLP
               North Courthouse Square
               1000 Jackson
               Toledo, Ohio 43624

               SPECIAL REORGANIZATION COUNSEL TO THE DEBTORS:

               BROBECK, PHLEGER & HARRISON, LLP
               Spear Street Tower
               One Market
               San Francisco, California 94105

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

               SPECIAL COUNSEL TO THE DEBTORS:

               DEBEVOISE & PLIMPTON
               919 Third Avenue
               New York, New York 10022

               SPECIAL COUNSEL TO THE DEBTORS:

               FORMAN PERRY WATKINS KRUTZ & TARDY, PLLC
               1200 One Jackson Place
               188 East Capitol Street
               Jackson, MS  39225-2608

               SPECIAL INTERNATIONAL COUNSEL TO THE DEBTORS:

               BINGHAM MCCUTCHEN LLP
               One State Street
               Hartford, Connecticut 06103

               SPECIAL INSURANCE COUNSEL TO THE DEBTORS:

               COVINGTON & BURLING
               1201 Pennsylvania Avenue, N.W.
               Washington, D.C. 20004-2401

               AUDITOR, TAX ADVISOR, ACCOUNTING ADVISOR & FINANCIAL ADVISOR TO THE DEBTORS:

               ARTHUR ANDERSEN LLP
               33 West Monroe
               Chicago, IL  60603

               SPECIAL FINANCIAL ADVISOR TO THE DEBTORS:

               PRICEWATERHOUSECOOPERS LLP
               203 North LaSalle Street
               Chicago, IL  60601

               INFORMATION TECHNOLOGY ADVISOR TO THE DEBTORS:

               CAP GEMINI ERNST & YOUNG US LLC
               1200 Skylight Office Tower
               1660 West 2nd Street
               Cleveland, OH 44113

               FINANCIAL AND CONSULTING SERVICES TO THE DEBTORS:

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

               CRAWFORD FINANCIAL CONSULTING LLC
               (d/b/a CRAWFORD & WINIARSKI)
               Suite 1500
               535 Griswold

               Detroit, Michigan 48226

               AUDIT, ACCOUNTING, ACTUARIAL AND TAX ADVISORY SERVICES TO THE DEBTORS:

               ERNST & YOUNG LLP
               555 California Street
               San Francisco, CA  94104

               INVESTMENT BANKER AND FINANCIAL ADVISOR TO THE DEBTORS:

               LAZARD FRERES & CO. LLC
               30 Rockefeller Plaza, 61st Floor
               New York, New York 10020

               INVESTMENT BANKER TO THE DEBTORS:

               GOLDSMITH AGIO HELMS SECURITIES, INC
               601 Second Avenue South, 46th Floor
               Minneapolis, Minnesota 55402

               ASBESTOS PERSONAL INJURY CLAIMS VALUATION CONSULTANTS TO THE DEBTORS:

               Thomas E. Vasquez, Ph.D.
               ARPC
               420 Lexington Ave.
               Suite 1840
               New York, NY 10170

          Brobeck, Phleger & Harrison, LLP is winding down its affairs and no longer performs legal services for the Debtors. OC terminated its use of Arthur Andersen's services effective June 30, 2002.

     2.   THE DEBTORS' ORDINARY COURSE PROFESSIONALS

          Separately, throughout the Chapter 11 Cases, the Debtors have employed certain other professionals to render post-petition services to the Debtors in the ordinary course of their businesses, pursuant to an order of the Bankruptcy Court dated November 30, 2000 (the "OCP ORDER"). The OCP Order establishes certain standards, guidelines and procedures for the Debtors' retention and payment of ordinary course professionals during the Chapter 11 Cases. The OCP Order authorizes the Debtors to employ and compensate ordinary course professionals without additional approval from the Bankruptcy Court subject to certain limitations. Among other limitations, the OCP Order requires the Debtors to obtain approval under Sections 330 and 331 of the Bankruptcy Code if payments to the ordinary course professionals exceed an average

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

of $35,000 per month for the professionals (with certain exceptions), and/or if the payments to all ordinary course professionals exceed a total of $3 million in any given month. In accordance with the terms of the OCP Order, every two months throughout the Chapter 11 Cases, the Debtors have submitted (and continue to submit) a statement with the Bankruptcy Court which reports the name of the ordinary course professionals, the amounts paid as compensation for services rendered and reimbursement of expenses incurred by each ordinary course professional during the previous two-month period, and a general description of the services rendered by each ordinary course professional.

     3.   THE APPOINTMENT OF OFFICIAL COMMITTEES

          On October 23, 2000, the United States Trustee for the District of Delaware appointed two creditors' committees, pursuant to Section 1102(a) of the Bankruptcy Code, one representing general unsecured creditors (as thereafter amended or reconstituted, the "UNSECURED CREDITORS' COMMITTEE") and the other representing asbestos claimants (as thereafter amended or reconstituted, the "ASBESTOS CLAIMANTS' COMMITTEE" and, together with the Unsecured Creditors' Committee, the "COMMITTEES").

          (a)  UNSECURED CREDITORS' COMMITTEE

               The Unsecured Creditors' Committee represents general unsecured creditors of the Debtors, including the Bank Holders, the Bondholders, trade creditors and holders of Environmental Claims. The current five members of, and professionals retained by, the Unsecured Creditors' Committee are set forth below:

               MEMBERS OF THE UNSECURED CREDITORS' COMMITTEE:

               Credit Suisse First Boston
               Eleven Madison Avenue
               New York, NY 10010-3629

               JP Morgan Chase Manhattan Bank
               380 Madison Avenue
               New York, NY 10017-2513

               Barclays Bank, PLC
               222 Broadway
               New York, NY 10038

               John Hancock Life Insurance Company
               200 Clarendon Street
               Boston, MA 02117

               Jackson National Life Insurance Company
               225 West Wacker
               Suite 1200
               Chicago, IL 60606

               COUNSEL TO THE UNSECURED CREDITORS' COMMITTEE:

               DAVIS, POLK & WARDWELL
               450 Lexington Avenue
               New York, NY 10017

               MORRIS, NICHOLS, ARSHT & TUNNELL
               1201 North Market Street
               P.O.  Box 1347
               Wilmington, DE 19899-1347

               FINANCIAL ADVISORS TO THE UNSECURED CREDITORS' COMMITTEE:

               HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.
               685 Third Avenue
               15th Floor
               New York, NY 10017

               ASBESTOS PERSONAL INJURY CLAIMS VALUATION CONSULTANTS UNSECURED CREDITORS' COMMITTEE:

               CHAMBERS ASSOCIATES, INC.
               805 15th Street, N.W. - Suite 500
               Washington, D.C. 20005

          The Unsecured Creditors' Committee has established two unofficial sub-committees (the Bank Holders' sub-committee and the Bondholders' and trade creditors' sub-committee), each of which is represented by separate counsel and financial advisors.

          The Bank Holders' unofficial sub-committee is represented by the following attorneys and financial advisors:

               COUNSEL TO THE BANK HOLDERS' SUB-COMMITTEE:

               KRAMER LEVIN, NAFTALIS & FRANKEL LLP
               919 Third Avenue
               New York, NY 10022

               RICHARDS LAYTON & FINGER, P.A.
               One Rodney Square
               P.O.  Box 551
               Wilmington, DE 19899

               FINANCIAL ADVISORS TO THE BANK HOLDERS' SUB-COMMITTEE:

               FTI POLICANO & MANZO

               622 Third Avenue
               New York, NY  10017

               On July 16, 2001, the Bankruptcy Court entered an order authorizing and approving the employment of special counsel for the Bondholders' and trade creditors' unofficial sub-committee. The Bondholders' and trade creditors' unofficial sub-committee is represented by the following attorneys and financial advisors:

               COUNSEL TO THE BONDHOLDERS' AND TRADE CREDITORS' UNOFFICIAL SUB-COMMITTEE:

               ANDERSON KILL & OLICK, P.C.
               1251 Avenue of the Americas
               New York, NY 10020

               WALSH MONZACK AND MONACO, PA
               400 Commerce Ctr.
               1201 Orange Street
               P.O.  Box 2031
               Wilmington, DE 19899

               FINANCIAL ADVISORS TO THE BONDHOLDERS' AND TRADE CREDITORS' UNOFFICIAL SUB-COMMITTEE:

               BDO SEIDMAN
               330 Madison Avenue
               New York, NY 10017

          (b)  Asbestos Claimants' Committee

               The Asbestos Claimants' Committee represents persons alleging asbestos-related personal injuries due to exposure to products manufactured by the Debtors. The current thirteen members of, and professionals retained by, the Asbestos Claimants' Committee are set forth below:

               MEMBERS OF THE ASBESTOS CLAIMANTS' COMMITTEE:

               David Fitts
               c/o Brayton & Purcell
               222 Rush Landing Road
               P.O. Box 2109
               Novato, CA 94948

               Delores Ramsey
               c/o Baron & Budd
               Attn: Fred Baron, Esquire
               The Centrum

               3102 Oak Lawn Avenue
               Suite 1100
               Dallas, TX 75219-4281

               Charles Barrett
               c/o Weitz & Luxenberg
               Attn: Perry Weitz, Esquire
               180 Maiden Lane
               New York, NY 10038

               John Edward Keane
               c/o Kelley & Ferraro, LLP
               1901 Bond Court Building
               1300 E. 9th Street
               Cleveland, OH 44114

               Mary F. Stone
               c/o Hartley & O'Brien
               Attn: R. Dean Hartley, Esquire
               827 Main Street
               Wheeling, WV 26003

               Glenn L. Arnott
               c/o Goldberg, Perskey, Jennings & White, P.C.
               Attn: Mark C. Meyer, Esquire
               1030 Fifth Avenue
               Pittsburgh, PA 15219

               Elmer Richardson
               c/o Cumbest, Cumbest, Hunter & McCormick P.A.
               Attn: David O. McCormick, Esquire
               729 Watts Avenue
               P.O. Drawer 1176
               Pascagoula, MS 39568

               Barbara Casey
               c/o Cooney & Conway
               Attn: John D. Cooney, Esquire
               701 6th Avenue
               LaGrange, IL 60425

               James Nelson Allen
               c/o Glasser & Glasser
               Attn: Richard S. Glasser, Esquire
               Crown Center Building
               6th Floor

               580 E. Main Street
               Norfolk, VA 23510

               Margaret Elizabeth Fitzgerald
               c/o Thorton & Naumes, LLP
               Attn: Michael P. Thornton, Esquire
               100 Summer Street
               30th Floor
               Boston, MA 02110

               Yolanda England
               c/o Peter G. Angelos, Esquire
               5905 Harford Road
               Baltimore, MD 21214

               Deborah Jean Johnson
               Personal Representative of the Estate of Stephen Johnson c/o Bergman Senn Pageler & Frockt
               Attn: Matthew Bergman, Esquire
               P.O. Box 2010
               17530 Vashon Highway SW
               Vashon, WA  98070

               Joyce Salinas
               Plaintiff on her own behalf and representative of John Salinas (deceased)
               c/o Kazan, McClain, Eaises, Abrams, Fernandez, Lyons & Farrise
               Attn: Steven Kazan, Esquire
               171 Twelfth Street
               3rd Floor
               Oakland, CA  94607

               COUNSEL FOR THE ASBESTOS CLAIMANTS' COMMITTEE:

               CAPLIN & DRYSDALE, CHARTERED
               399 Park Avenue
               New York, NY 10022-4614

               CAMPBELL & LEVINE, LLC
               Chase Manhattan Centre
               1201 N. Market Street
               15th Floor
               Wilmington, DE 19801

               FINANCIAL ADVISORS AND ASBESTOS PERSONAL INJURY CLAIMS VALUATION CONSULTANTS FOR THE ASBESTOS CLAIMANTS' COMMITTEE:

               L. TERSIGNI CONSULTING, P.C.

               2001 West Main Street
               Suite 220
               Stamford, CT 06902

     4.   FUTURE CLAIMANTS' REPRESENTATIVE

          A key element of the Plan is the Asbestos Personal Injury Permanent Channeling Injunction, pursuant to which all current and future personal injury asbestos-related Claims and Demands against the Debtors and other covered Persons will be channeled to the Asbestos Personal Injury Trust established to equitably distribute available assets to holders of all such Allowed Claims and Demands. A channeling injunction is permitted by Section 524(g) of the Bankruptcy Code and may be issued if a number of specific conditions are met, including the appointment of a legal representative for the purpose of protecting the rights of persons that might subsequently assert future Demands against the Debtors. Specifically, Congress and the courts have recognized the need in Chapter 11 cases involving asbestos claims to protect and represent the interests of persons who may have claims and/or Demands against a debtor arising in the future, and have directed bankruptcy courts to appoint a legal representative (the "FUTURE CLAIMANTS' REPRESENTATIVE") for such claimants in cases where a channeling injunction is sought.

          Shortly after the commencement of the Chapter 11 Cases, the Debtors began discussions with the Unsecured Creditors' Committee and the Asbestos Claimants' Committee, and their respective legal and financial advisors, to consider the appointment of a Future Claimants' Representative. Following careful consideration of the potential candidates for Future Claimants' Representative, the Debtors determined that James J. McMonagle was well-qualified to represent the interests of any and all persons described in
Section 524(g)(4)(B)(i) of the Bankruptcy Code who may assert Demands against one or more of the Debtors, and therefore, should be appointed as the Future Claimants' Representative for such persons in these cases.

          On September 28, 2001, the Court appointed James J. McMonagle, nunc pro tunc to June 12, 2001, as the Future Claimants' Representative of any and all persons described in Section 524(g)(4)(B)(i) of the Bankruptcy Code who may assert Demands for asbestos-related personal injury claims against one or more of the Debtors, including without limitation, OCD and Fibreboard. The Debtors believe the appointment of the Future Claimants' Representative has facilitated the negotiation of the Plan with the Asbestos Claimants' Committee and the Future Claimants' Representative by assuring that all parties in interest, including the future claimants, have had a fair opportunity to participate in the process.

          The name and address of the Future Claimants' Representative and the professionals retained by him are set forth below:

          FUTURE CLAIMANTS' REPRESENTATIVE:

          James J. McMonagle, Esq.
          Vorys Sater Seymour & Pease LLP
          2100 One Cleveland Center
          1375 E. Ninth Street

          Cleveland, OH  44114

          COUNSEL TO THE FUTURE CLAIMANTS' REPRESENTATIVE:

          KAYE SCHOLER LLP
          425 Park Avenue
          New York, NY 10022

          YOUNG CONAWAY STARGATT & TAYLOR, LLP
          The Brandywine Building
          1000 West Street, 17th Floor
          P.O. Box 391
          Wilmington, DE 19899-0391

          FINANCIAL ADVISOR TO THE  FUTURE CLAIMANTS' REPRESENTATIVE:

          PETER J. SOLOMON CO.
          767 Fifth Avenue, 26th Floor
          New York, NY 10153

          ASBESTOS PERSONAL INJURY CLAIMS VALUATION CONSULTANTS FOR THE FUTURE CLAIMANTS' REPRESENTATIVE:

          HAMILTON, RABINOVITZ & ALSCHULER, INC.
          Francine Rabinovitz, Executive Vice President
          6033 West Century Blvd., Suite 890
          Los Angeles, California 90045

     5.   OTHER PROFESSIONALS AND ADVISORS

          (a)  THE CLAIMS, NOTICING AND BALLOTING AGENT

               On October 6, 2000, the Bankruptcy Court appointed Robert L. Berger & Associates, Inc., 16501 Ventura Blvd., Suite 440, Encino, CA 91436, as the claims, noticing and balloting agent ("Claims Agent" or "Voting Agent", as the context requires) in the Chapter 11 Cases, pursuant to 28 U.S.C. Section 156(c).

          (b)  SPECIAL VOTING AGENT

               On March 19, 2003, the Debtors filed an application to retain Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, as Special Voting Agent to address notice issues related to securities.

          (c)  FEE AUDITOR

               On June 20, 2002, the Bankruptcy Court appointed Warren H. Smith & Associates, P.C. 900 Jackson Street, 120 Founders Square, Dallas, Texas 75202, as the Fee

Auditor, to act as a special consultant to the Bankruptcy Court for professional fee and expense review and analysis, nunc pro tunc to April 29, 2002.

E.   "FIRST DAY" AND OTHER ORDERS

     On or about October 6, 2000, the Debtors filed a series of motions seeking relief by virtue of so-called "first day" orders. First day orders are intended to facilitate the transition between a debtor's pre-petition and post-petition business operations by approving certain regular business practices that may not be specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court. These orders were designed to allow the Debtors to continue business operations with minimum disruptions and to ease the strain on the Debtors' relationships with their employees and other parties. The first day orders obtained in these cases are typical for large Chapter 11 cases. Set forth below is a brief summary of the significant first day orders and other orders relating to motions filed by the Debtors at or near the commencement of the Chapter 11 Cases. THE DESCRIPTIONS OF THE RELIEF SOUGHT OR OBTAINED IN THE CHAPTER 11 CASES SET FORTH BELOW AND THROUGHOUT THIS DISCLOSURE STATEMENT ARE SUMMARIES ONLY AND REFERENCE SHOULD BE MADE TO THE ACTUAL PLEADINGS AND ORDERS FOR THEIR COMPLETE CONTENT.

     The first day orders and other orders, entered at or near the commencement of the Chapter 11 Cases, provide for, among other things:

     - the payment of employees' accrued pre-petition wages, salaries, commissions and reimbursable business expenses; the continuation of employee benefit plans and programs post-petition; and the direction for all banks to honor pre-petition checks for payment of employee obligations;

     - the payment of certain pre-petition import obligations (including customs duties, freight, trucking charges and brokerage fees), shipping charges and related possessory liens;

     - the payment of certain miscellaneous contractors in satisfaction of perfected or potential mechanics', materialmen's or similar liens;

     - a prohibition on the Debtors' utility services providers from discontinuing services on account of outstanding pre-petition invoices and establishing procedures for utility providers to seek adequate assurance of the Debtors' future performance;

     -    the payment of certain pre-petition tax claims;

     - the honoring of certain pre-petition obligations to customers under various warranty and other customer programs, and the continuation of warranty and customer programs post-petition;

     -    the payment of certain critical pre-petition trade vendors' claims;

     -    the joint administration of each of the Debtors' bankruptcy cases;

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

     - confirming administrative expense treatment for obligations arising from post-petition delivery of goods, administrative expense treatment for certain holders of valid reclamation claims and a prohibition against third parties reclaiming goods or interfering with delivery of goods to the Debtors; and

     - the extension of time for filing the Debtors' Schedules and Statement of Financial Affairs (the "SOFAS").

F.   SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES

     In addition to the first day relief sought and received in the Chapter 11 Cases, the Debtors have sought and received authority with respect to various matters designed to assist in the administration of the Chapter 11 Cases, to maximize the value of the Debtors' Estates and to provide the foundation for the Debtors' emergence from Chapter 11. Set forth below is a brief summary of the principal motions the Debtors have filed, and to which they have been granted relief by the Bankruptcy Court, during the pendency of the Chapter 11 Cases.

     1.   EMPLOYEE RELATED MATTERS

          In connection with the filing of the Chapter 11 Cases, the Debtors obtained orders of the Bankruptcy Court authorizing the Debtors to (a) pay employees pre-petition wages, salaries and other compensation, (b) continue certain employee benefit programs, including maintenance of self-insured workers' compensation programs, (c) adopt a Retention Program and a supplemental Severance Program (as defined in the Retention and Severance Motion described below), and (d) modify certain employee retirement benefits programs to provide limited enhancement to those programs and to bring them into compliance with certain provisions of the Tax Reform Act of 1986.

          On December 22, 2000, the Debtors filed a Motion For Order Under 11 U.S.C. Sections 105, 363 and 365 Authorizing Continuation or Implementation of Employee Retention, Emergence, Severance, Incentive, 401(k) Contribution and Global Awards Programs (the "RETENTION AND SEVERANCE MOTION"), which sought approval of various new or existing programs designed to prevent excessive turnover of key employees during the Chapter 11 Cases. On January 17, 2001, the Bankruptcy Court entered an order approving in part the Retention and Severance Motion. Thereafter, on February 16, 2001, the Debtors filed a Supplement to the Retention and Severance Motion by which the Debtors sought an order approving and authorizing the continuation, modification and implementation of certain employee compensation programs. On March 26, 2001, following certain modifications, the Bankruptcy Court approved the remaining portion of the Retention and Severance Motion.

          Pursuant to the January 17, 2001 and March 26, 2001 orders approving the Retention and Severance Motion, the Debtors were authorized to continue or to implement the following programs: (a) an employee retention program under which the Debtors were authorized to pay retention bonuses at specified intervals to approximately 236 key employees; (b) a supplemental employee retention and emergence program, under which certain key employees are entitled to receive additional bonuses in the event that the Debtors emerge from bankruptcy by 2004; (c) continuation of the Debtors' existing employee severance programs consisting of a "Salaried Employee Separation Allowance Plan," which extends to all salaried employees in the United States except senior management, as well as individually negotiated severance agreements; (d) certain of the Debtors' existing incentive-based compensation programs, consisting of (i) the "Corporate Incentive Plan," which provides for discretionary performance-based incentive payments to approximately 1,250 of the Debtors' employees, and (ii) the "Officer Stretch Incentive Plan," an incentive program for approximately 59 of the Debtors' senior managers and key employees; (e) certain of the Debtors' existing 401(k)-related employee programs, consisting of (i) a 401(k) plan, a non-incentive based program pursuant to which the Debtors make matching contributions for the benefit of a broad cross-section of the Debtors' employees and (ii) the "Profit Sharing Contribution Plan", an incentive-based program pursuant to which the Debtors make additional cash contributions for the benefit of a broad cross-section of the Debtors' employees in an amount based on objective Company performance measures; and (f) the Debtors' "Global Awards Program," originally a stock-based employee incentive program, which, as modified, provides for additional cash awards to employees based on objective company performance measures.

          On March 5, 2002, the Debtors filed a Motion to Authorize the Continuance of Employee Compensation Programs. On September 10, 2002, the Court entered an Order Authorizing Continuation, Modification and Implementation of Employee Compensation Programs. In addition, the Court authorized the Debtors to continue the employee compensation programs in the ordinary course of the Debtors' business without additional court approval, subject to a specific procedure identified in the motion. Specifically, court authority is unnecessary to continue the compensation programs; provided, however, that the Debtors advise the Committees and the Future Claimants' Representative of the Company's annual Business Plan and annual funding criteria for the employee compensation programs, including the data necessary to assess the reasonableness of the Debtors' business judgment as soon as possible after January 1 in any given year, but under no circumstances later than February 28. In the event that the Committees and/or the Future Claimants' Representative do not consent to the Debtors' proposed employee compensation programs, they are required, within 30 days after receipt of the annual program review, to provide written notice to the Debtors' counsel of their specific objections to the proposed employee compensation programs. If the parties are unable to resolve the objections, the Debtors are required to file the appropriate pleading with the Bankruptcy Court.

     2.   VENDOR AND CUSTOMER ISSUES

          Immediately following the commencement of the Chapter 11 Cases, the Debtors received numerous inquiries from their vendors, customers, and other parties providing services to the Debtors concerning the Debtors' ability to satisfy debts incurred prior to the Petition Date and their continuing commitments. The Debtors believe that the maintenance of relationships with their vendors, customers and other business partners has been, and will continue to be, a critical factor in the continued viability of the Debtors' ongoing business operations and the ultimate success of their rehabilitation effort.

          (a)  RELIEF AT COMMENCEMENT OF CHAPTER 11 CASES

               In order to enable the Debtors to minimize the adverse effects of the Chapter 11 Cases, and in their efforts to maintain relationships and goodwill with certain of their vendors and customers, the Debtors obtained orders from the Bankruptcy Court that authorized them to:

               (i) honor certain pre-petition obligations to customers under the Debtors' warranty and other customer programs (including product warranties, cash discounts, rebates, category management, preferred contractor incentive programs, and customer dispute resolution), and to continue and maintain such programs on a post-petition basis;

               (ii) pay pre-petition claims of contractors (including mechanics, tradespersons and other contractors) in satisfaction of perfected or potential mechanics', materialmen's or similar liens or interests;

               (iii) grant administrative expense status to vendors and suppliers for undisputed obligations arising from pre-petition purchase orders outstanding as of the Petition Date for products and goods received by the Debtors on or subsequent to the Petition Date;

               (iv) pay vendors and suppliers for post-petition delivery of goods in the ordinary course of business;

               (v)     pay critical pre-petition trade claims (discussed below);
and

               (vi) grant administrative expense treatment for certain holders of valid reclamation claims; and prohibit third parties from reclaiming goods or interfering with the delivery of goods to the Debtors (discussed below).

          (b)  CRITICAL TRADE VENDORS

               Recognizing the importance of certain vendors to the Debtors' businesses, the Debtors included among their "first day" motions a motion for authorization to pay critical pre-petition trade vendors, which was granted by an order of the Bankruptcy Court dated October 6, 2000 (the "CRITICAL VENDOR ORDER"). The Critical Vendor Order authorized, but did not require, the Debtors to pay the pre-petition claims of certain critical suppliers of raw and processed materials, goods and services with whom the Debtors continued to do business and whose materials, goods and services were essential to the Debtors' business operations. In connection with the Critical Vendor Order, the Debtors were authorized to pay critical vendors up to an aggregate cap. In return for receiving payment of these claims, the critical vendors were required to extend normalized trade credit terms to the Debtors for the duration of the Chapter 11 Cases. By order dated November 21, 2000, the Bankruptcy Court supplemented the Critical Vendor Order and granted the Debtors authority to pay the pre-petition claims of foreign taxing authorities, foreign landlords and other foreign creditors, as necessary to facilitate the continued operation of the Debtors' foreign divisions.

               The Debtors identified approximately 800 of its vendors and suppliers as "critical" vendors, many of which were freight carriers. The Debtors reached settlements with the critical vendors whereby, in general, the Debtors paid the vendors less than the total pre-petition amounts owed in satisfaction of claims those vendors may have held against the Debtors for pre-petition goods or services.

          (c)  RECLAMATION CLAIMS

               At the commencement of the Chapter 11 Cases, the Debtors anticipated that many of their vendors and suppliers would attempt to assert their right to reclaim goods delivered to the Debtors shortly before or soon after the Petition Date pursuant to Section 546(c) of the Bankruptcy Code and
Section 2-702 of the Uniform Commercial Code. As part of their "first day" motions, the Debtors sought certain initial relief in connection with the treatment of reclamation claims, which relief was granted by order dated October 6, 2000 (the "INITIAL RECLAMATION PROCEDURES ORDER"). The Initial Reclamation Procedures Order established preliminary reclamation procedures in order to facilitate the continued operation of the Debtors' businesses, to prevent distraction of the Debtors' management and professionals and to allow the Debtors the opportunity to conduct a thorough review and evaluation of the reclamation claims. Among other things, the Initial Reclamation Procedures Order provided that vendors would be entitled to administrative expense claims if and to the extent that the vendor made a valid, written reclamation demand for the goods at issue, and to the extent that such vendor proved the validity of its demand. The Initial Reclamation Procedures Order also prohibited vendors and other third parties from reclaiming or interfering with the post-petition delivery of goods to the Debtors.

               As anticipated, the Debtors received a large number of reclamation claims - approximately 220 claims, with an aggregate approximate amount of $34 million, exclusive of claims which did not specify an amount. The Debtors devoted substantial time and effort in reviewing and analyzing the claims, in order to determine which claims were valid reclamation claims.

               Between February and September, 2002, the Debtors filed five separate motions (each of which addressed certain of the 220 reclamation claims), requesting orders approving their proposed allowance and/or disallowance of the reclamation claims, and approving their proposed treatment of the allowed reclamation claims (together, the "RECLAMATION MOTIONS"). More specifically, in the Reclamation Motions, the Debtors requested orders (i) granting administrative expense priority status for reclamation claims to the extent, and in the amounts, the Debtors determined such claims to be allowable pursuant to the applicable provisions of the Bankruptcy Code; (ii) denying administrative expense priority status for all other reclamation claims; and
(iii) authorizing the Debtors to pay the Allowed amount of each valid reclamation claim. The Bankruptcy Court granted the Reclamation Motions and, upon Court approval of the Debtors' proposed treatment of the individual reclamation claims, the Debtors were authorized to pay the Allowed claims.

               Approximately sixteen reclamation claimants filed objections and/or responses to the Reclamation Motions, and many other reclamation claimants contacted the Debtors concerning the Debtors' proposed treatment of their claims as described in the Reclamation Motions. Through discussions, negotiations and/or the exchange of documents and information between parties, the Debtors reached a consensual resolution with the majority of

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these claimants, either by entering a settlement stipulation or by the
Bankruptcy Court's entry of a modified order.

               As of the date of this Disclosure Statement, the vast majority of reclamation claims have been resolved. The Debtors continue to negotiate with the specific claimants in their efforts to resolve the few outstanding claims.

          (d)  SETOFFS

               Section 553 of the Bankruptcy Code recognizes the right of setoff of mutual, pre-petition obligations if certain criteria are met. However,
Section 362(a)(7) of the Bankruptcy Code operates as a stay of the setoff of any debt owing to the debtor that arose pre-petition against any pre-petition claim against the debtor. Rule 4001 of the Bankruptcy Rules allows for parties to consensually modify the automatic stay provisions to allow for setoff in appropriate circumstances.

               Throughout the Chapter 11 Cases, the Debtors have entered a number of stipulations (the "SETOFF STIPULATIONS") with various vendors and suppliers authorizing a modification of the automatic stay to effectuate the setoff of pre-petition mutual debts. The Debtors determined that entering the Setoff Stipulations would be in the best interest of the Debtors' estates and their creditors because, in general, among other reasons, the setoffs allowed the Debtors to reconcile their books and records without further dispute, maintain amicable relationships with their customers and vendors, and continue the free flow of goods and services from their customers and vendors.

     3.   DEBTOR-IN-POSSESSION FINANCING AND THE DIP FACILITY

          In connection with the Filing, and in order to fund its on-going business operations during the pendency of the Chapter 11 Cases, the Debtors, excluding Jefferson Holdings, Inc., obtained a debtor-in-possession credit facility (the "DIP FACILITY") from a group of lenders (the "DIP LENDERS") led by Bank of America, N.A., as administrative agent (the "DIP AGENT"). On November 17, 2000, the Bankruptcy Court approved the Final Order Authorizing Post-Petition Financing on a Superpriority Administrative Claim Basis Pursuant to 11 U.S.C. Section 364(c)(1) and Granting Relief from the Automatic Stay Pursuant to 11 U.S.C. Section 362 (the "DIP ORDER"). The DIP Order authorized, among other things, (a) the Debtors to borrow from the DIP Lenders, on specified terms and conditions, post-petition financing of up to $500 million, including revolving loans and letters of credit, pursuant to an agreement among the Debtors and Lenders; (b) the execution by the Debtors of notes and other documents requested by the DIP Lenders evidencing the post-petition financing; and (c) the granting of certain protections to the DIP Agent and the DIP Lenders including without limitation a superpriority administrative claim over any and all administrative expenses of the kinds specified in Sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a), 546(c), 726 or 1112 of the Bankruptcy Code.

          The DIP Facility also provided for unsecured post-petition financing from the DIP Lenders for general working capital and other general corporate purposes in an aggregate principal amount not to exceed $500 million. The amount available under the DIP Facility depends on a borrowing base of qualifying receivables and inventory of the Debtors.

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Borrowings under the DIP Facility bear interest at a floating rate equal to
LIBOR plus a margin varying from 0.75% to 2.00%, based upon the average daily outstanding balance. In addition, a commitment fee is payable on unused portions of the aggregate commitment amount under the DIP Facility of 0.375% per annum and a letter of credit fee is payable based on the average daily maximum aggregate amount available to be drawn under all outstanding letters of credit and certain other expenses incurred by the DIP Lenders issuing the letters of credit. The DIP Facility contains covenants, representations and warranties, events of default, and other terms and conditions typical of credit facilities of a similar nature.

          The DIP Facility was to expire on November 15, 2002 in accordance with its terms. On October 28, 2002, the DIP Lenders and the Debtors entered into an amendment to the DIP Facility, approved by the Bankruptcy Court, pursuant to which, among other things, the maximum available credit amount under the DIP Facility was reduced at the Debtors' request to $250 million and its term was extended through November 15, 2004.

          The Debtors have never utilized the facility except for standby letters of credit and similar uses. As of December 31, 2002, approximately $62 million of availability under this facility was utilized for standby letters of credit and similar uses. As of the Effective Date, the Debtors expect to have no outstanding borrowings, but approximately $90 million in outstanding standby letters of credit and similar uses.

          Obligations under the DIP Facility have "superpriority" claim status under Section 364(c)(1) of the Bankruptcy Code, meaning that such obligations have priority as to repayment over all administrative expenses, with certain limited exceptions. The claims of the DIP Lenders are subject to the fees and expenses of the Office of the United States Trustee (under Section 1930 of Title 28 of the United States Code) and the Clerk of the Bankruptcy Court, and are also subject to the payment of professional fees and disbursements (capped at $10 million upon the occurrence of an event of default under the DIP Facility) incurred by the borrowers under the DIP Facility and statutory committees approved under the Chapter 11 Cases.

     4.   STANDSTILL AGREEMENT WITH THE BANK HOLDERS

          (a)  THE STANDSTILL AGREEMENT

               Prior to the Petition Date, OCD, as borrower and guarantor, certain other borrowers and guarantors and Credit Suisse First Boston, as agent and lender (the "PRE-PETITION AGENT") and approximately forty-six banks (including their assignees and participants, the "BANK HOLDERS") entered into the 1997 Credit Agreement. On or about the Petition Date, certain of the Bank Holders imposed an administrative freeze on funds of certain Debtors and Non-Debtor Subsidiaries, including foreign Subsidiaries and Affiliates in the approximate amount of $46 million.

               On the Petition Date, the Debtors filed a Verified Complaint for Declaratory and Injunctive Relief (the "COMPLAINT") against the Bank Holders, commencing the adversary proceeding entitled OWENS CORNING, ET AL. v. CREDIT SUISSE FIRST BOSTON, ET AL., Adv. Pro. No. A-00-1575 (the "STANDSTILL ADVERSARY PROCEEDING"). By the Complaint, the Debtors sought to enjoin the Bank Holders from (i) exercising their purported rights of setoff under

Section 13.06 of the 1997 Credit Agreement against money in bank accounts of the Debtors and Non-Debtor Subsidiaries held by the Bank Holders; (ii) declaring any Non-Debtor Subsidiaries in default under any separate banking agreements as a result of the Filings; (iii) accelerating the payments under any separate banking agreements as a result of the Filings; (iv) freezing, impairing or otherwise moving against the funds of Non-Debtor Subsidiaries that are held by the Bank Holders as a result of the Filings; and (v) declaring the rights and obligations of the parties under Section 13.06 of the 1997 Credit Agreement.

               Concurrent with the filing of the Complaint, the Debtors filed a Motion for Temporary Restraining Order and Preliminary Injunction under Sections 105(a) and 362(a) of the Bankruptcy Code (the "TRO MOTION"). By the TRO Motion, the Debtors requested an order that enjoined (i) the Bank Holders from calling, canceling, or revoking credit facilities of the Non-Debtor Subsidiaries solely as a result of the Debtors' seeking relief under Chapter 11 of the Bankruptcy Code; and (ii) the Bank Holders and their affiliates from setting off against funds deposited by the Non-Debtor Subsidiaries in bank accounts at the Bank Holders or their affiliates.

               The purpose of the Standstill Adversary Proceeding and the TRO Motion was to protect the assets of the Non-Debtor Subsidiaries by preventing their assets from being used to satisfy all or a portion of the obligations under the 1997 Credit Agreement that had been guaranteed by certain Non-Debtor Subsidiaries.

               On October 10, 2000, with the consent of the Bank Holders, the Court entered a temporary restraining order ("TRO") enjoining and restraining the Bank Holders from exercising any enforcement right or remedy under the 1997 Credit Agreement against any Non-Debtor Subsidiaries, including any setoff rights, under any other agreement, or under applicable law. Notwithstanding the injunction, the TRO permitted the Bank Holders to impose an administrative freeze on any funds in accounts of the designated Non-Debtor Subsidiaries as of the Petition Date and to refuse to make additional loans or advances to the Non-Debtor Subsidiaries.

               Following negotiations between counsel for the Debtors and the Bank Holders (except for the China Lenders as discussed below), and in order to preserve the status quo for the benefit of the Debtors' bankruptcy estates and their creditors, the Debtors and the Bank Holders entered into various modifications and extensions of the TRO, which were approved by the Court.

               The Debtors and the Bank Holders continued to engage in discussions for the purpose of entering into an agreement pursuant to which the Bank Holders would stand still from exercising certain enforcement rights and remedies against the Non-Debtor Subsidiaries, waive certain rights and remedies under the 1997 Credit Agreement and certain credit facilities with the Non-Debtor Subsidiaries (the "BILATERAL FACILITIES"), amend the 1997 Credit Agreement to release, discharge and waive all claims against certain Non-Debtor Subsidiaries, and resolve disputes regarding setoff rights. On May 30, 2001, after successful negotiations between the Debtors and the Bank Holders, the Debtors filed the Motion for Order Under 11 U.S.C. Sections 105(a), 362(a), and Fed. R. Bankr. P. 6004, 7065 and 9019 (I) Authorizing the Debtors to Enter Into, and to Take All Necessary or Appropriate Action to Effectuate the Terms of, a Standstill

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

and Waiver Agreement with Certain Defendants, (II) Terminating the Temporary Restraining Order Entered with Respect to Certain Defendants, (III) Dismissing this Adversary Proceeding with Respect to Certain Defendants, (IV) Authorizing the Debtors to Compromise and Settle Setoff Rights Asserted by the Defendants and Terminating the Stay of 11 U.S.C. Section 362(a) with Respect to Certain Setoff Rights, and (V) Releasing, Discharging, and Waiving Certain Claims of Defendants (the "STANDSTILL MOTION").

               The Standstill Motion was approved by Court Order dated June 19, 2001 (the "STANDSTILL ORDER"). The Standstill Order, among other things, authorized the Debtors to enter into the Standstill and Waiver Agreement among the Debtors, certain Non-Debtor Subsidiaries and the Bank Holders (the "STANDSTILL AGREEMENT"), authorized the Debtors to settle the setoff rights asserted by the Bank Holders, released, discharged and waived certain claims of the Defendants, and dismissed, without prejudice, the Standstill Adversary Proceeding and terminated the TRO with respect to all the Defendants except the China Lenders, as defined below.

               Pursuant to the terms of the Standstill Agreement, the Bank Holders agreed not to exercise certain remedies against the Non-Debtor Subsidiaries during the Specified Period (the "STANDSTILL PERIOD") in consideration of certain undertakings of the Debtors and Non-Debtor Subsidiaries, including subjecting certain Non-Debtor Subsidiaries to affirmative and negative covenants. The Standstill Period would expire on the earliest to occur of (i) the date of filing of a plan or plans of reorganization, (ii) a termination due to an event of default under the Standstill Agreement, or (iii) a date no earlier than October 31, 2002 which is 45 days after written notice to the Debtors and their counsel by the Pre-petition Agent that the requisite number of Bank Holders (as determined in the 1997 Credit Agreement) elected to terminate the Standstill Period.

               More specifically, the Standstill Agreement provides that, during the Standstill Period the Bank Holders are not to exercise any right or remedy for the enforcement, collection or recovery of any of the guaranteed obligations under the 1997 Credit Agreement from any of the Non-Debtor Subsidiaries other than with respect to valid setoff rights in existence on the Petition Date. In addition, the Standstill Agreement precludes those Bank Holders that are parties to the Bilateral Facilities from exercising, as a result of any default under such facilities arising solely from the commencement of the Chapter 11 Cases (which default is waived during the Standstill Period), enforcement rights or remedies against such Non-Debtor Subsidiaries other than with respect to valid setoff rights existing as of the Petition Date. However, the Bank Holders are not required to make additional loans or advances under a Bilateral Facility nor are they prevented from exercising any other rights or remedies available to them under a Bilateral Facility.

               The Standstill Agreement also provided that the Debtors, the Non-Debtor Subsidiaries and the Bank Holders would provide information to determine the validity of setoff rights and seek in good faith to resolve all disputes regarding setoff rights. Pending resolution of the setoff rights, the TRO remained in effect and all parties' rights with respect to the setoff issue were preserved.

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

               Pursuant to the Standstill Agreement, OCD made a payment of $3 million to the Pre-petition Agent for and on behalf of the Bank Holders executing the Standstill Agreement (the "PARTICIPATING LENDERS") with each Participating Lender receiving a PRO RATA share of such fee based on such Participating Lender's outstanding commitment under the 1997 Credit Agreement. OCD also paid a fee of $200,000 to each of the Pre-petition Agent and Chase Manhattan Bank, in their respective capacities as co-chairs of the Bank Holders' steering committee. OCD was also responsible for payment of certain fees and expenses of the Bank Holders, subject to certain monetary limits.

               On November 25, 2002, the parties to the Standstill Agreement executed a Stipulation and Order to Amend the Standstill and Waiver Agreement (the "STANDSTILL AMENDMENT") to, among other things, extend the Standstill Period, which was approved by the Court on November 25, 2002. The Standstill Amendment provides, in part, that the extended Standstill Period will end on the earliest to occur of (i) a termination due to an event of default specified in the Standstill Amendment, or (ii) the date which is 45 days after written notice of intention to terminate the Standstill Agreement has been given to OCD or the Pre-petition Agent as provided in the Standstill Amendment. The Standstill Amendment also provides that the Pre-petition Agent approved of the first amendment to the DIP Facility and that the fraudulent conveyance actions filed on or about October 4, 2002 by the Debtors, as described in more detail below, or the appointment of a limited purpose trustee or examiner would not constitute an event of default under the Standstill Agreement.

          (b)  THE CHINA STANDSTILL AGREEMENT

               Since the Petition Date, the Debtors also have been engaged in ongoing negotiations with Standard Chartered Bank ("SCB"), as agent and co-ordinating arranger for the Loan Facility Agreement, dated March 12, 1998 (the "REVOLVING LOAN FACILITY") among SCB, Societe Generale ("SOC GEN") and KBC Bank, N.V. ("KBC" and, together with SCB and Soc Gen, the "CHINA LENDERS"), Owens Corning (China) Investment Company, Ltd. ("OCI"), Owens-Corning (Guangzhou) Fiberglas Co., Ltd. ("OC GUANGZHOU"), Owens-Corning (Shanghai) Fiberglas Co., Ltd. ("OC SHANGHAI"), as borrowers, and OCD as guarantor, to effectuate the continued servicing of the Revolving Loan Facility and to settle certain setoff rights asserted by SCB in the approximate amount of $7.8 million. Resolution of the issues surrounding the Revolving Loan Facility was necessary to settle the setoff rights asserted by SCB and would permit OC to realize future value and profits from OC Guangzhou and OC Shanghai, which provide valuable production support to OC's global insulation business and are strategically important to OC's long term business strategy in China.

               Following negotiations, OCD, OC Guangzhou, OC Shanghai and the China Lenders reached agreement on the key terms of a Standstill and Amendment Agreement (the "CHINA STANDSTILL AGREEMENT"). On October 16, 2002, the Debtors filed a motion for an order under 11 U.S.C. Sections 363 and 105, and Fed. R. Bankr. P. 6004 and 9019 authorizing and approving (i) execution of the China Standstill Agreement by and among OCD, OC Guangzhou, OC Shanghai, and the China Lenders; (ii) consummation of the transactions contemplated in the China Standstill Agreement; and (iii) granting the China Lenders an Allowed, General Unsecured Claim against OCD in the amount of $22 million conditioned upon the closing of the

China Standstill Agreement (the "CHINA STANDSTILL MOTION"). The Court approved the China Standstill Motion on December 9, 2002.

               The China Standstill Agreement became effective and on January 27, 2003, the Bankruptcy Court entered a Stipulation and Order terminating the TRO and dismissing the Standstill Adversary Proceeding as related to the China Lenders.

               A portion of the $7.8 million setoff has been released, a portion has been used to cover outstanding obligations in connection with letters of credit, and the remaining portion will be released by SCB upon full payment of the outstanding letter of credit obligations, which is scheduled to occur approximately June 30, 2003.

          (c)  SETOFF OF BANK ACCOUNTS

               In connection with the consummation of the Standstill Agreement, the Debtors and the Bank Holders agreed to conduct discussions in an attempt to reach a consensual resolution with respect to the Bank Holders' setoff rights against both the Debtors and the Non-Debtor Subsidiaries. The dispute concerning the Bank Holders' potential setoff rights centered around the accounts upon which the Bank Holders had placed an administrative freeze after the commencement of the Chapter 11 Cases (as described above). In their efforts to reach a resolution, the parties to the Standstill Agreement exchanged information and documents which enabled them to stipulate to material facts regarding most of the frozen accounts. These facts were set forth in a Stipulation Concerning Debtors' Frozen Bank Accounts, which was filed in the Bankruptcy Court on February 15, 2002.

               Contemporaneous with the filing of the factual stipulation, the Bank Holders filed a motion in the Bankruptcy Court, entitled Motion of Credit Suisse First Boston, as Agent, for an Order Modifying the Automatic Stay to Permit Setoff of Frozen Funds (the "SETOFF MOTION"). By the Setoff Motion, the Bank Holders requested relief from the automatic stay to exercise setoff rights against 22 frozen bank accounts of certain Debtors Non-Debtor Subsidiaries, totaling approximately $35 million. The Debtors, as well as certain other creditor groups, objected to the Setoff Motion. In their objection, the Debtors disputed the amount of the Bank Holders' setoff rights and asserted, among other things, that the Bank Holders were wrongfully withholding the entire balance of many of the frozen accounts, and that the Bank Holders did not have valid setoff rights with respect to a substantial number of the frozen accounts.

               After extensive settlement negotiations, the Debtors and the Bank Holders agreed to settle the Setoff Motion and the parties' competing claims to the bank accounts at issue, together with certain other bank accounts not covered by the Setoff Motion, which accounts totaled $36,779,719.99, plus interest earned after the Petition Date. The parties executed an agreement for the settlement of the Setoff Motion, the terms of which authorized the release of specified funds totaling $18,953,325.31 plus 51.532% of the interest accrued on the frozen funds to the Debtors and permitted the Bank Holders to exercise their setoff rights with respect to the balance of the frozen funds, $17,826,394.68 plus 48.468% of the accrued interest. The settlement agreement was approved by order of the Bankruptcy Court, dated June 20, 2002.

          (d)  CASH MANAGEMENT SYSTEM

               On October 6, 2000, the Debtors filed a motion for interim and final orders (i) authorizing (a) the maintenance of certain existing bank accounts, (b) the continued use of existing business forms, (c) the use of a modified cash management system and (d) the transfer of funds to Non-Debtor Subsidiaries and (ii) waiving certain investment and deposit requirements of
Section 345(b) of the Bankruptcy Code (the "CASH MANAGEMENT MOTION"). The Court granted the relief requested in the Cash Management Motion, as modified by an "Exhibit D-1" (which was introduced into evidence at the hearing on the Cash Management Motion), by "so ordering" the record, to be followed by the submission of an agreed-upon form of written order.

               On June 19, 2001, the Court approved the Agreed-Upon Interim Order Under 11 U.S.C. Sections 105, 345(b) and 363 (I) Authorizing (A) Maintenance of Certain Existing Bank Accounts, (B) Continued Use of Existing Business Forms, (C) Use of Modified Cash Management System, and (D) Transfer of Funds to Non-Debtor Subsidiaries; and (II) Waiving, on an Interim Basis, Investment and Deposit Requirements of 11 U.S.C. Section 345(b) (the "INTERIM CMO").

               The Interim CMO originally had an expiration date of December 18, 2001. On December 17, 2001, the Court entered a Stipulation and Order which extended the expiration date of the Interim CMO until February 26, 2002. The Debtors and Creditors submitted and the Court approved the final cash management order (the "FINAL CMO"), which became effective on February 25, 2002 and is to continue in effect until confirmation of the Plan.

               Pursuant to the Final CMO, in accordance with Sections 105 and 363 of the Bankruptcy Code, the Debtors may (i) designate, maintain and continue to use all of their respective collection, collateral, operating, depository, payroll and other accounts existing at the Petition Date in accordance with existing account agreements, (ii) close any such accounts, and (iii) treat such accounts as accounts of the Debtors in their capacity as debtors-in-possession. The Final CMO provides that the Debtors and Non-Debtor Subsidiaries are permitted to utilize their cash management system existing prior to the Petition Date.

               With certain allowed exceptions, the Final CMO prohibits the Debtors and Non-Debtor Subsidiaries from transferring funds to pay pre-petition intercompany indebtedness. However, the Final CMO permits transfers of funds among Debtors and Non-Debtor Subsidiaries in payment for goods and services provided to the payor after the Petition Date. The Final CMO also permits transfers of funds among Debtors and Non-Debtor Subsidiaries for capital expenditures, working capital and short term liquidity as long as the transfers are evidenced as loans, within the appropriate monetary limits and properly recorded on applicable accounts, with additional limits on transfers of funds to negative net worth Debtors and Non-Debtor Subsidiaries. The Final CMO permits the Debtors and Non-Debtor Subsidiaries to invest and deposit funds in accordance with their established deposit and investment practices as of the Petition Date. The Final CMO also approved eight specific transactions as exceptions to the limitations set forth in the Final CMO.

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     5.   UNEXPIRED LEASES AND EXECUTORY CONTRACTS

          As of the Petition Date, the Debtors were party to thousands of unexpired leases and executory contracts, including, among others, real property leases, information technology agreements, equipment leases, plant-related service agreements, and supply agreements. During the pendency of the Chapter 11 Cases, the Debtors have evaluated the costs and potential benefits of these agreements, including the availability of alternate services and more profitable end-users for its products, all without disrupting core business operations.

          Section 365 of the Bankruptcy Code authorizes a debtor, subject to approval of the Bankruptcy Court, to assume or reject unexpired leases and executory contracts. Under the Bankruptcy Code, a debtor has until confirmation of a plan of reorganization to assume or reject executory contracts and unexpired leases of residential real property or of personal property of the debtor. A debtor in a Chapter 11 case ordinarily must assume or reject unexpired leases of nonresidential real property within sixty (60) days after commencement of the case. If a debtor fails to assume this type of lease within the applicable time period, the lease is deemed rejected. The bankruptcy court may extend the relevant time periods for cause.

          (a)  REAL PROPERTY LEASES

               The Debtors are lessees under approximately 200 unexpired nonresidential real property leases. Most of the unexpired leases are for space used by the Debtors for conducting the production, warehousing, distribution, sales, sourcing, accounting and general administrative functions that comprise the Debtors' businesses. Given the size and complexity of the Chapter 11 Cases, the Debtors determined that they would be unable to complete their analysis of all nonresidential real property leases during the time limitation prescribed in
Section 365(d)(4) of the Bankruptcy Code. Accordingly, the Debtors sought, and the Bankruptcy Court approved, five (5) extensions of the time by which the Debtors must assume or reject their unexpired leases of nonresidential real property. The last extension was granted by the Bankruptcy Court on November 25, 2002, and expires on the earlier of (i) June 4, 2003 or (ii) the effective date of any confirmed plan in the Chapter 11 Cases.

               Throughout the Chapter 11 Cases, the Debtors were actively engaged in an ongoing review of the unexpired nonresidential real property leases to determine whether the rejection or assumption and assignment of the leases was in the best interest of their respective estates. Through the end of 2002, the Debtors had rejected approximately seventy (70) nonresidential real property leases; assumed six (6) nonresidential real property leases; and assumed and assigned three (3) nonresidential real property leases. The Debtors continue their review and analysis of their unexpired nonresidential real property leases.

               Generally, all unexpired nonresidential real property leases that have not previously been assumed or rejected by the Debtors will be assumed under the Plan, except for those leases specified on SCHEDULE IV of the Plan, which must be filed at least five (5) days prior to the Objection Deadline. SEE
Section VII.F of this Disclosure Statement entitled "Treatment of Executory Contracts and Leases."

          (b)  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

               Since the Petition Date, the Debtors have instituted an internal process to review all executory contracts and unexpired leases to evaluate the economic costs and benefits to each of them. Throughout the Chapter 11 Cases, the Debtors have successfully renegotiated or rejected numerous leases and executory contracts, resulting in a reduction in fixed costs. The Debtors also have assumed, assumed as modified, or assumed and assigned a number of executory contracts and unexpired personal property leases since the Petition Date. By their review process, the Debtors have realized significant savings without business interruption.

               Generally, all unexpired nonresidential real property leases that have not previously been assumed or rejected by the Debtors will be assumed under the Plan, except for those leases specified on SCHEDULE IV of the Plan, which must be filed at least five (5) days prior to the Objection Deadline. SEE
Section VII.F of this Disclosure Statement entitled "Treatment of Executory Contracts and Leases."

               The following is a description of the disposition of certain of the Debtors' executory contracts and unexpired leases throughout the Chapter 11
Cases:

               (i) ENRON. In January 2001, the Debtors, with Bankruptcy Court authority, assumed their various executory contracts with Enron Energy Services, Inc. and other Enron-related entities. Among other things, these contracts required Enron to provide to the Debtors certain commodities and commodity-related services, as well as certain energy, energy efficiency and consultation services. Among the services provided by Enron were billing consolidation services, by which Enron would assemble and consolidate third-party energy bills for presentation to OCD. OCD would make payment on such bills to Enron, which was contractually obligated to convey the appropriate portion of such payments to the underlying third party providers. In connection with the assumption of these contracts, the Debtors made a cure payment of approximately $20 million to Enron, on account of funds owed to Enron and/or to third party energy providers. By order dated August 28, 2001, the Debtors obtained Bankruptcy Court approval to amend the previously-assumed Enron agreements so as to, among other things, expand the services provided thereunder to additional facilities of the Debtors. On December 2, 2001, Enron Corp. and certain of its affiliates filed Chapter 11 bankruptcy petitions in the United States Bankruptcy Court for the Southern District of New York. Prior to Enron Corp.'s bankruptcy filing, the Debtors sent one or more notices to Enron by which the Debtors terminated their various contractual agreements with Enron. Enron has asserted significant post-petition claims against OCD as a result of the foregoing contract terminations. The parties have engaged in certain settlement discussions regarding such claims but have not yet reached agreement.

               (ii) XEROX CORP. OCD and Xerox Corp. were parties to a pre-petition services agreement pursuant to which Xerox Corp. was obligated to operate OCD's global documents management systems, the term of which expired on December 31, 2001. Prior to the expiration of the agreement, and after extensive negotiations, OCD and Xerox Corp. entered into a post-petition document services agreement, which was approved by order of the Bankruptcy Court dated July 16, 2001. OCD's execution of the post-petition document services agreement, which replaced the original agreement as of May 21, 2001, was necessary to the Debtors'

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ongoing business operations. In accordance with the entry of the post-petition agreement, Xerox Corp. became entitled to an Allowed General Unsecured Claim against OCD in the approximate amount of $3 million, and became entitled to assert an additional General Unsecured Claim against OCD in the approximate amount of $892,000.

               (iii) SAP AMERICA, INC. With Bankruptcy Court approval in June 2001, OCD assumed, with certain modifications, its software license agreement with SAP America, Inc. Under the agreement, SAP America, Inc. licenses certain software to OCD, which software is absolutely fundamental to the Debtors' business operations. Upon the assumption of the agreement, OCD and SAP America, Inc. agreed to make modifications to the agreement in order to provide the Debtors with greater operational flexibility and to facilitate the Debtors' potential divestiture of certain assets and/or business units. In connection with the assumption of the agreement, OCD made a cure payment to SAP America, Inc. in the approximate amount of $6.3 million. In addition, SAP America, Inc. became entitled to an Allowed General Unsecured Claim against OCD in the approximate amount of $287,000.

               (iv) OWENS-CORNING (INDIA) LIMITED. In connection with the restructuring of OCD's Indian joint venture, Owens-Corning (India) Limited ("OCIL") (discussed in Section III.A.3.b of this Disclosure Statement), OCD assumed, as amended and restated, several executory contracts between OCD and OCIL pursuant to which OCD provides OCIL with certain services and OCIL provides certain products to OCD. Assumption of the agreements, as modified (which included technology license agreements, a trademark and trade name license agreement, an alloy services agreement, an offtake contract, a shareholder agreement and an investment agreement), was part of the overall restructuring of OCIL, which provided significant benefit to OCD's estate. No cure payments were owed with respect to the assumption of the agreements. The Bankruptcy Court authorized OCD's assumption of the agreements by order dated June 18, 2002.

               (v) MISCELLANEOUS EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Since the Petition Date and through the end of January 2003, the Debtors have filed twelve (12) motions rejecting miscellaneous contracts and unexpired leases that no longer were required for the Debtors' business operations, and have filed numerous additional motions to reject specific contracts and leases, which have resulted in the rejection of such contracts and unexpired leases.

     6.   INSURANCE

          During the 20-year period prior to the initiation of the Chapter 11 Cases, billions of dollars of insurance proceeds were paid out by various insurers to directly fund or reimburse OCD for funding the settlement and defense of asbestos claims. During the pendency of the Chapter 11 Cases, the Debtors have been involved in litigation, arbitration and negotiation in which the Debtors have sought to establish asbestos-related coverage rights under policies that were not previously released in full with respect to asbestos claims. In the second quarter of 2001, OCD entered into a settlement agreement with a group of its excess level insurance carriers, resolving a dispute concerning coverage from such insurers for non-products asbestos-related personal injury claims. As a result, during the third quarter of 2001, those carriers funded $55 million into an escrow account to be released upon the substantial consummation of a plan of reorganization confirmed by the entry of a final order of the Bankruptcy Court in the Chapter

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11 Cases. During the third and fourth quarters of 2001 and the second quarter of
2002, OCD also received payments of approximately, $5 million, $2 million and $5 million, respectively, in respect of previously allowed claims from liquidators of insolvent insurers, and expect to receive significant additional amount over the next several years in respect of distribution on asbestos claims previously allowed.

          OCD also has other unconfirmed potential coverage rights for asbestos-related bodily injury claims against solvent excess level carriers and liquidators and others who now bear responsibility for insolvent carriers. OCD is actively pursuing insurance recoveries under these remaining excess policies in litigation, arbitration and otherwise. In October 2001, OCD filed a lawsuit in Lucas County, Ohio, against ten excess level insurance carriers for declaratory relief and damages for failure to make payments for asbestos non-products claims; that lawsuit is in the discovery stages. Under the ADR procedures of the Wellington Agreement, OCD is seeking recovery for asbestos non-products claims against one excess carrier and expects to initiate ADRs against the remaining Wellington insurers with which it has not previously settled all asbestos products and non-products issues. OCD is also pursuing litigation against a state guaranty association on account of its responsibility for asbestos claims that would otherwise have been paid by a now-insolvent excess insurer. Finally, OCD is continuing to pursue asbestos-related coverage rights against liquidators of certain of its excess insurers and recently entered into an agreement with one such liquidator that is contingent on approval by both the Bankruptcy Court and the court supervising the liquidation.

          In addition, on June 27, 2001, the Court entered an order approving the stipulation between Fibreboard and Continental, one of Fibreboard's insurers, resolving disputes relating to Continental's obligations under a certain settlement agreement and directing funds be transferred to the Fibreboard Insurance Settlement Trust. Prior to the Petition Date, Fibreboard and Continental had entered into an agreement (the "BUCKETS AGREEMENT") which reapportioned their respective liabilities to certain asbestos personal injury claimants. The Buckets Agreement provided for, among other things, the payment of Committed Disputed Presently Settled Claims and Committed Unsettled Present Claims (collectively, the "COMMITTED CLAIMS") through a $44 million Committed Claims Account funded by Continental. Continental and Fibreboard further agreed that any money remaining in the Committed Claims Account after all Committed Claims have been paid pursuant to the Buckets Agreement would be transferred to the Fibreboard Insurance Settlement Trust. The Stipulation approved by the Court provides, among others, that no funds would be released from the Committed Claims Account while the Chapter 11 Cases were pending, and that Continental would have a first priority perfected security interest in the Committed Claims Account securing its rights under the Buckets Agreement to reimbursement or other payment in respect of Continental's payments under the Buckets Agreement. As of the Petition Date, approximately $30 million remained in the Committed Claims Account. The Plan provides that, pursuant to the Stipulation, the remaining funds in the Committed Claims Account will be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust to compensate holders of Allowed FB Asbestos Personal Injury Claims.

     7.   BARON & BUDD ADMINISTRATIVE DEPOSITS

          Prior to the Petition Date, B&B was the law firm of record for various plaintiffs in a number of asbestos-related personal injury lawsuits against OCD and Fibreboard who were

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participants in the NSP. Under a settlement agreement between OCD, Fibreboard and B&B, OCD and Fibreboard were required to pay Administrative Deposits into settlement accounts to be maintained by B&B for the benefit of its clients. The settlement agreement provided for payments to be made in each of 2000, 2001, and 2002. OCD made its first required payment of approximately $66 million on March 13, 2000 and Fibreboard made its first required payment of approximately $44 million on April 6, 2000. Prior to the Petition Date, and after receiving written approval from OCD and/or Fibreboard, B&B distributed approximately $23 million from the settlement accounts to its clients pursuant to the terms of the settlement agreement. Because of the Chapter 11 filings, the Debtors did not make the 2001 or 2002 payments to B&B and B&B did not make the 2001 or 2002 distributions to plaintiffs.

          Under the settlement agreement, B&B was required to invest the funds held for the plaintiffs and maintain the funds in settlement accounts. Any income from the funds was designated as Investment Proceeds under the agreement ("INVESTMENT PROCEEDS") and declared to be the property of the estate.

          After the Petition Date, B&B proposed to distribute the funds to its various beneficiaries and, on September 12, 2001, filed a motion with the Bankruptcy Court for an order determining that the automatic stay does not apply to the undistributed settlement funds made by OCD and Fibreboard or, in the alternative, terminating the automatic stay. B&B argued that the settlement payments were not property of the Debtors' Estate because an enforceable trust had been created and the Debtors did not retain an equitable interest in the payments.

          Numerous objections and/or responses were filed to B&B's motion, including by the Debtors, the Unsecured Creditors' Committee, the Asbestos Claimants' Committee, the Future Claimants' Representative and Plant Insulation Company ("PLANT"). In their response, the Debtors disagreed with B&B's characterization that the settlement agreement created an express trust; instead, the Debtors argued that the agreement created an escrow account. On November 15, 2001, B&B filed an amended motion for relief from the stay (if the automatic stay were applicable), by which it no longer maintained its position that the settlement agreement was an express trust. Without arguing whether the funds were held in an express trust or in an escrow account, B&B asserted that, in either instance, the automatic stay does not apply to B&B's proposed disbursement of the funds.

          After numerous hearings on the pleadings during 2001 and 2002, on June 20, 2002, the Bankruptcy Court issued an order granting B&B's amended motion in part and denying it in part. The Bankruptcy Court ordered, among other things, that: (a) the Investment Proceeds (approximately $8 million) were property of OCD and Fibreboard's respective estates and must be returned to OCD and Fibreboard; (b) as to those plaintiffs who received written notice of approval for payment pursuant to the agreement from OCD or Fibreboard, and who had received payment of the first installment of their settlement prior to the Petition Date (the "QUALIFYING OC AND FIBREBOARD PLAINTIFFS"), B&B, OCD and Fibreboard had met the standards under Texas law to establish that the requirements of an escrow were fulfilled pre-petition as to the principal balance; (c) to the extent that the principal balance in the B&B settlement accounts of the settlement payments by OCD and Fibreboard represented amounts due under the settlement agreement to the Qualifying OC and Fibreboard Plaintiffs, then such balance (the "QUALIFYING OC AND FIBREBOARD BALANCE," approximately $70 million) was not property of the Debtors'

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estates; (d) the Qualifying OC and Fibreboard Plaintiffs were entitled to receive the second and third installments of their settlement out of the Qualifying OC and Fibreboard Balance; and (e) the principal balance remaining in the B&B settlement account, after deducting the Qualifying OC and Fibreboard Balance (the "OC AND FIBREBOARD RESIDUAL BALANCE", approximately $6 million) was property of the Debtors' estates and must be returned to OCD (amounts due under settlement agreements to Qualifying Fibreboard Plaintiffs would exhaust the remaining principal balance in the Fibreboard settlement account).

          On June 27, 2002, B&B filed a motion to amend the judgment, requesting that the Bankruptcy Court amend its June 20, 2002 order to clarify the method of calculating the Investment Proceeds and the OC and Fibreboard Residual Balance, or, in the alternative, for a new trial. In the motion, B&B asserted that the Qualifying OC and Fibreboard Plaintiffs were entitled to the payment of interest from the dates they were to have received their second and third installments. The Debtors, the Unsecured Creditors' Committee, the Future Claimants' Representative and Plant each filed objections to B&B's motion to amend the judgment.

          On September 20, 2002, the Bankruptcy Court amended its order of June 20, 2002 and ordered that the Investment Proceeds earned subsequent to June 20, 2002 and all interest and other earnings on the post-June 20, 2002 Investment Proceeds, should be allocated as follows: (i) the Investment Proceeds on the Qualifying OC and Fibreboard Balance should be allocated respectively to the Qualifying OC and Fibreboard Plaintiffs; and (ii) the Investment Proceeds on the OC and Fibreboard Residual Balance should be payable respectively to OCD and Fibreboard. The Bankruptcy Court further ordered that the Investment Proceeds, interest and other earnings on the Qualifying OC and Fibreboard Balance and the OC and Fibreboard Residual Balance earned prior to June 20, 2002, should be payable respectively to OCD and Fibreboard.

          On October 2, 2002, B&B filed a notice of appeal of the Bankruptcy Court's September 20, 2002 order. The Future Claimants' Representative and the Unsecured Creditors' Committee also filed notices of appeal from the June 20 and September 20, 2002 orders. The appeals have been consolidated and the parties are proceeding under a briefing schedule established by the District Court, by order dated December 23, 2002. The Plan Proponents express no opinion as to the outcome of the appeal.

     8. COORDINATION BETWEEN THE DEBTORS, THE COMMITTEES AND THE FUTURE CLAIMANTS' REPRESENTATIVE

          Since their formation, the Committees and the Future Claimants' Representative have consulted with the Debtors concerning the administration of the Chapter 11 Cases. The Debtors have kept the Committees and the Future Claimants' Representative informed concerning their operations and have sought the concurrence of the Committees and the Future Claimants' Representative for actions outside the ordinary course of business. The Asbestos Claimants' Committees and the Future Claimants' Representative participated actively, together with the Debtors' management and advisors, in the negotiation and formulation of the Plan.

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     9.   CONSOLIDATION OF FIVE ASBESTOS BANKRUPTCY CASES BEFORE JUDGE WOLIN

          (a)  ASBESTOS-RELATED CHAPTER 11 CASES IN DELAWARE

               On November 27, 2001, five asbestos-related Chapter 11 cases pending in the District of Delaware (the Chapter 11 Cases of the Debtors and the cases of Armstrong World Industries, Inc., W.R. Grace & Co., Federal-Mogul Global, Inc., and USG Corporation) were ordered transferred from the Bankruptcy Court to the United States District Court for the District of Delaware and were assigned to the Honorable Alfred M. Wolin of the United States District Court for the District of New Jersey (sitting by designation) to facilitate development and implementation of a coordinated plan for management of the cases.

               On December 10, 2001, the District Court entered an order referring these Chapter 11 Cases back to the Bankruptcy Court for resolution, subject to the District Court's ongoing right to withdraw such referral with respect to any proceedings or issues.

               The case issues were allocated between the District Court and the Bankruptcy Court as follows:

                       DISTRICT COURT: Future and present asbestos claims, valuation and litigation analysis (if the parties were unable to consensually resolve them in an agreed-upon time frame); co-defendant asbestos issues; Section 524(g) trust and trust distribution provisions; asbestos automatic stay matters; and asbestos bar date matters.

                       BANKRUPTCY COURT: Inter-Creditor Issues; retention, fee application, employee, environmental, cash management, tax, executory contract and lease matters, avoidance actions, utilities, asset acquisitions and dispositions, business operational matters, bank claims and litigation, intellectual property and licenses, non-asbestos automatic stay and claims matters, settlements of bonded asbestos appeals, and NSP settlement escrow issues.

          (b)  WITHDRAWAL OF THE REFERENCE

               On December 23, 2002, Judge Wolin signed an order (the "CASE MANAGEMENT ORDER") withdrawing the reference with respect to the adversary proceeding captioned OWENS CORNING, ET AL. v. CREDIT SUISSE FIRST BOSTON, ET AL., No. 02-5829 (the "BANK HOLDERS ACTION", also referred to by Judge Wolin as the "Bank Guarantee Adversary") and the Debtors' Motion for Approval of Substantive Consolidation as Part of Proposed Chapter 11 Plan of Reorganization (the "SUBSTANTIVE CONSOLIDATION MOTION"), which was filed on January 17, 2003. The Court also scheduled a hearing on the Substantive Consolidation Motion, as part of the proceedings concerning confirmation of the Plan, which began on April 8, 2003, and concluded on May 2, 2003. Under the the Case Management Order, the Honorable Judith K. Fitzgerald was appointed settlement judge for the two matters for which the reference was withdrawn. Professor Francis McGovern was appointed mediator for those same matters and the parties were directed to appear for mediation. In addition, the Court appointed William A. Drier, Esquire, as Special Master for limited purposes related to discovery.

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

               The hearing on the Substantive Consolidation Motion was for the purpose of taking evidence regarding the positions of the Debtors, the Asbestos Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, the Designated Members and CSFB as Agent for the Bank Holders with respect to the Bank Holders' opposition to the substantive consolidation provisions of the Plan. The hearing on the Bank Holders Action, for which no hearing is currently scheduled, was to include the taking of evidence regarding the positions of these parties on the validity, extent and value of the Subsidiary Guarantees for the purpose of determining any benefits and harms resulting from the substantive consolidation provisions of the Plan.

          (c)  THE APPOINTMENT OF CONSULTANTS

               By order dated December 28, 2001 (the "CONSULTANTS ORDER"), the District Court ordered that William A. Drier, Esq., David R. Gross, Esq., C. Judson Hamlin, Esq., John E. Keefe, Esq., and Professor Francis E. McGovern be designated as court appointed consultants (the "COURT APPOINTED CONSULTANTS") to advise the District Court and to undertake, in connection with the Chapter 11 Cases of the Debtors and the cases of Armstrong World Industries, Inc., W.R. Grace & Co., Federal-Mogul Global, Inc., and USG Corporation, such responsibilities, including by way of example and not limitation, mediation of disputes, holding case management conferences, and consultation with counsel, as the District Court may delegate to them individually. The Consultants Order also provided that the District Court could, without further notice, appoint any of the Court-Appointed Consultants to act as a special master ("SPECIAL MASTER") to hear any disputed matter and to make a report and recommendation to the District Court on the disposition of such matter. By the same order, the District Court ordered that the fees of the Court Appointed Consultants and Special Masters are to be borne by the debtors in such manner and apportionment as the District Court or the bankruptcy court of each respective case may direct.

          (d)  THE APPOINTMENT OF A MEDIATOR

               Consistent with the terms and purpose of the Consultants Order, on June 17, 2002, the Debtors filed a motion seeking an order appointing Professor Francis E. McGovern as mediator ("MEDIATOR") NUNC PRO TUNC to May 1, 2002, and directing the Mediator to report periodically to the District Court and Bankruptcy Court during the pendency of the Chapter 11 Cases on the status of the mediation process between the Committees. The Bankruptcy Court appointed Francis E. McGovern as Mediator, effective May 1, 2002, and ordered that the Mediator report periodically to the District Court and/or the Bankruptcy Court (as may be determined by the circumstances or by future orders of either court) on the status of the negotiations between the parties. The Bankruptcy Court further ordered that the Mediator not serve as Special Master to hear disputed matters and report to the Bankruptcy Court or the District Court on any matters on which he previously served as mediator, or on any matter materially related thereto, and not serve as Mediator on any disputed matter on which he previously heard and reported to the Bankruptcy Court or the District Court as a Special Master, or on any matter materially related thereto.

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

               Pursuant to Judge Wolin's December 23, 2002 order directing mediation, the Debtors, the Bank Holders, the Committees and the Future Claimants' Representative reported for mediation.

     10.  IMPLEMENTATION OF PROCESS FOR RESOLUTION OF INTER-CREDITOR ISSUES

          Shortly after the Petition Date, the Debtors' counsel began an extensive review of the facts and circumstances relating to certain potential inter-creditor issues (the "INTER-CREDITOR ISSUES"), including issues relating to the Guarantees (the "SUBSIDIARY GUARANTEES") entered into by the Subsidiary Guarantors under the 1997 Credit Agreement, which include a number of the Debtors and certain Non-Debtor Subsidiaries. (SEE Section V.G.3.c of this Disclosure Statement entitled "Guarantee/Bank Holders Action" for further discussion of the adversary proceedings filed in the Chapter 11 Cases to avoid and set aside or equitably subordinate the Claims of the Bank Holders under the Subsidiary Guarantees as fraudulent conveyances.) The Inter-Creditor Issues include any and all claims, objections, motions, contested matters, adversary proceedings or any other proceedings involving, related to or affecting issues of the amount, validity, enforceability or priority of Claims by the Bank Holders against any of the Debtors or any Non-Debtor Subsidiary (to the extent the Bankruptcy Court has jurisdiction to affect the Claims against Non-Debtor Subsidiaries) which is a Subsidiary Guarantor of the Debtors' obligations to the Bank Holders, including without limitation: (a) any claims relating to substantive consolidation of the Debtors; (b) any claims relating to the validity, enforcement or priority of the Pre-petition Bonds; (c) any claims relating to the validity or enforceability of a License Agreement, dated as of October 1, 1991, by and between OCD and OCFT (as amended) and a License Agreement, dated as of April 27, 1999, by and between OCFT and Amerimark; (d) any claims regarding the amount, validity, enforceability or priority of the Subsidiary Guarantees; (e) any claims against any direct or indirect Subsidiary of OCD in respect of OCD's asbestos liability; and (f) any claims as to the amount, validity, enforceability, priority or avoidability of any intercompany transfers.

          The Debtors' counsel advised the various creditor constituencies that the manner of resolution of Inter-Creditor Issues could materially impact their respective recoveries. To assist the various creditor constituencies in their analysis of the Inter-Creditor Issues, the Debtors proposed a process by which the corporate and financial interrelationships between the Subsidiary Debtors and the Non-Debtor Subsidiaries could efficiently be reviewed. The Debtors' goal was to inform the creditor constituencies about these issues in order to initiate negotiations and thus avoid a litigated resolution of the complex legal and factual issues, or in the event that a consensual resolution could not be reached, to provide an efficient manner for conducting factual discovery.

          To facilitate a consensual resolution of the Chapter 11 Cases, in the spring of 2001, the Debtors voluntarily agreed to produce a documentary record that would aid in this review. During the period between July 2001 and October 2001, the Debtors produced a large volume of documents designed to be a compilation of relevant documents that would be useful in reviewing and investigating each Debtor or Subsidiary Guarantor's corporate history, major creditor relationships, and significant cash and value transfers (the "INTER-CREDITOR PROJECT").

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          The Debtors established an information and document depository (the
"INFORMATION DEPOSITORY") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York City. To date, over four hundred-fifty thousand pages of information and materials have been deposited in the Information Depository, available to be reviewed by those who entered into a confidentiality agreement with the Company (the "PARTICIPATING PARTIES"), which confidentiality agreements were necessary to assure the protection of privileged and confidential material included in the production of documents to the Information Depository.

          In addition to the Information Depository, the Debtors also created a secure, web-enabled database by which the Participating Parties were able to access the same documents and materials located in the Information Depository.

          After the initial production of the Debtors' documents and materials described above, the parties formalized the Inter-Creditor Project. On September 24, 2001, the Debtors proposed an "INTER-CREDITOR STIPULATION AND ORDER" which the Bankruptcy Court adopted on such date after hearing from the various creditor constituencies. The Inter-Creditor Stipulation and Order delineated a schedule for additional discovery regarding the investigation of the Inter-Creditor Issues. The Inter-Creditor Stipulation and Order also directed the Debtors to provide a report to the Court at each omnibus hearing regarding the status of compliance with the Inter-Creditor Stipulation and Order.

          Pursuant to the Inter-Creditor Stipulation and Order, on October 20, 2001, the Debtors and the Participating Parties exchanged written discovery requests. The Debtors searched for documents potentially relevant to such requests at the Company's headquarters, at its off-site storage facility in Toledo, Ohio, at its off-site storage facility in Granville, Ohio, and at the offices of certain of the Debtors' outside professionals. Debtors' counsel responded to the request for documents.

          In addition to the Debtors' production, in December, 2001, and January, 2002, the Participating Parties commenced document production in response to the requests received from the other Participating Parties.

          In January and February, 2002, the Debtors and the Participating Parties met to discuss the results of their review and to share their views regarding the issues. The Debtors and other Participating Parties identified certain issues and entities for further investigation and resolution.

          On February 19, 2002, the Pre-petition Agent under the 1997 Credit Agreement filed a statement (the "STATEMENT") regarding the resolution of Inter-Creditor Issues. The Statement requested the implementation of a process designed to result in the efficient resolution of questions relating to the value of the Subsidiary Guarantors.

          On February 22, 2002, the Debtors filed a Status Report recommending that the Inter-Creditor Project proceed. More specifically, the Debtors proposed that they develop proposed factual stipulations and proffer them to the other Participating Parties pursuant to a specific schedule. Further, the Debtors urged the continuance of the monthly meetings with the Participating Parties and the presentation of status reports to the Court.

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          By order dated March 18, 2002 (the "INTER-CREDITOR ISSUES ORDER"), the
Bankruptcy Court established a schedule for addressing the resolution of Inter-Creditor Issues. The schedule established the dates on which the Debtors were to submit to the Participating Parties certain proposed factual stipulations, generally concerning corporate history and governance, management and business operations, the financial condition of the entities, and relationships with Affiliates, the dates on which the Participating Parties were to provide the Debtors with responses and comments to the proposed factual stipulations, and the dates of the circulation by the Debtors of a revised version of the proposed factual stipulations. At a hearing on June 20, 2002, the Bankruptcy Court authorized the filing of the stipulations under seal if the parties so desired.

          In June 2002, Blue Ridge Investments LLC ("BLUE RIDGE") moved, in part, to compel the Debtors to comply with the Inter-Creditor Stipulation and Order and the Inter-Creditor Issues Order and sought to be deemed a Participating Party. Following a hearing on Blue Ridge's motion, the Debtors and Blue Ridge agreed to a consensual resolution of the motion, which was approved by the Court on August 26, 2002, whereby upon executing a confidentiality agreement, Blue Ridge was granted full access to the Information Depository and was also entitled to receive and comment on the proposed Stipulations of Fact concerning Integrex. Blue Ridge was also entitled to receipt of the final stipulations of fact concerning OCFT, OCD, IPM and Fibreboard.

          In response to the Inter-Creditor Issues Order, the Debtors submitted their proposed factual stipulations with respect to OCFT, IPM, OCD, Integrex, Fibreboard to the Participating Parties; the Participating Parties responded and commented on the proposed factual stipulations and the Debtors circulated revised versions of each of the proposed factual stipulations.

          Pursuant to the Inter-Creditor Issues Order, with certain modified deadlines, the Debtors filed, under seal, the following Final Stipulations:

     (1) On November 21, 2002, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning OC, and Document Summaries.

     (2) On November 21, 2002, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning Integrex, and Document Summaries.

     (3) On December 18, 2002, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning IPM, Inc., and Document Summaries.

     (4) On January 7, 2003, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning Fibreboard Corporation.

     (5) On January 16, 2003, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning OCFT, and Document Summaries.

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          At the omnibus hearing on January 27, 2003, the Debtors' counsel advised the Court that, as a result of the Inter-Creditor Project, approximately 4,500 proposed stipulations had been filed with the Court.

     11.  EXTENSION OF EXCLUSIVE RIGHT TO FILE AND CONFIRM A PLAN

          Section 1121(b) of the Bankruptcy Code provides for an initial 120-day period after the Petition Date within which the Debtors have the exclusive right to file a plan of reorganization in their cases (the "EXCLUSIVE PERIOD").
Section 1121(c) of the Bankruptcy Code further provides for an initial 180-day period after the Petition Date within which the Debtors have the exclusive right to solicit and obtain acceptances of a plan filed by the Debtors during the Exclusive Period (the "SOLICITATION PERIOD"). Pursuant to the provisions of
Section 1121 of the Bankruptcy Code, the Debtors' Exclusive Period expired on February 2, 2001, and the Solicitation Period expired on April 3, 2001.

          By motions filed with the Bankruptcy Court, the Debtors requested several extensions of the Exclusive Period and the Solicitation Period to afford the Debtors additional time to develop, negotiate and propose a plan of reorganization. The Bankruptcy Court granted five (5) extensions of the Exclusive Period and the Solicitation Period, as follows: (i) by order dated January 17, 2001, the Exclusive Period was extended through August 2, 2001 and the Solicitation Period extended through October 3, 2001; (ii) after a hearing held before the Bankruptcy Court on August 28, 2001, the Exclusive Period was extended through February 2, 2002 and the Solicitation Period extended through April 3, 2002; (iii) by order dated March 18, 2002, the Exclusive Period was extended through August 30, 2002 and the Solicitation Period extended through October 31, 2002; (iv) on September 24, 2002, at a hearing held before the Bankruptcy Court, the Court extended the Exclusive Period through November 26, 2002 and extended the Solicitation Period through January 8, 2003; and (v) by supplemental order dated November 25, 2002, the Exclusive Period was extended through January 10, 2003 and the Solicitation Period extended through March 14, 2003. In certain instances, certain creditor groups lodged limited objections and/or responses to the Debtors' request for extensions.

          The most recent order of the Bankruptcy Court, dated November 25, 2002, extended the Exclusive Period through and including January 10, 2003, and extended the Solicitation Period through and including March 14, 2003, without prejudice to (i) the Debtors' right to seek further extensions of the Exclusive Period, or (ii) the right of parties-in-interest to seek to terminate or modify the Exclusive Period. Subsequently, on December 23, 2002, Judge Wolin signed an order partially withdrawing the reference and directing that "the period within which the debtors have the exclusive right to file a plan of reorganization is hereby extended to January 17, 2003, and the debtors shall file their plan of reorganization on or before that date...."

          On January 17, 2003, the Debtors, together with the Asbestos Claimants' Committee and the Future Claimants' Representative, filed the Plan within the Exclusive Period. On March 7, 2003, the Debtors filed a motion seeking extension of the Solicitation Period through September 30, 2003. On March 13, 2002, the Debtors filed a motion seeking an extension from March 14, 2003, until March 31, 2003, to file a proposed Disclosure Statement. The proposed Disclosure Statement was filed on March 28, 2003.

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     12.  EXTENSION OF TIME TO REMOVE ACTIONS

          The Debtors are parties to numerous judicial and administrative proceedings currently pending in multiple forums throughout the country (collectively, the "ACTIONS"). The Actions involve a wide variety of claims. Pursuant to 28 U.S.C. Section 1452 and Bankruptcy Rule 9027(a)(2), the Bankruptcy Court has entered orders extending the time period within which the Debtors may review Actions and determine whether to remove them to the District Court or the Bankruptcy Court. The date by which the Debtors must file notices of removal under Bankruptcy Rule 9027(a)(2)(A) has been extended through and including the later of (a) thirty (30) days after confirmation of a plan of reorganization, or (b) thirty (30) days after the entry of an order terminating the automatic stay with respect to the particular action sought to be removed.

     13.  SUMMARY OF CLAIMS PROCESS AND BAR DATES

          (a)  SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS

               As part of their "first day" motions, the Debtors filed a motion requesting additional time to file their SOFAS. Such motion was granted by order of the Bankruptcy Court dated October 6, 2000, and the Debtors were granted an extension until December 19, 2000. On November 22, 2000, the Debtors filed separate SOFAS for OCD and each of the 17 Subsidiary Debtors. Among other things, the SOFAS set forth the Claims of known creditors against each of the Debtors as of the Petition Date, based upon the Debtors' books and records.

               On November 20, 2001, the Debtors filed Amended and Restated Schedules of Assets and Liabilities (the "AMENDED SCHEDULES") for OCD and each of the 17 Subsidiary Debtors. The Amended Schedules amended and wholly superseded the Schedules filed by the Debtors in November 2000. Revisions to the Amended Schedules were filed on January 30, 2002 for certain of the Debtors.

               Exclusive of asbestos-related personal injury and wrongful death claims, the total amount of liabilities listed in the Debtors' Amended Schedules was approximately $8,470 million, consisting of $1,460 million of pre-petition bank debt; $1,338 million of pre-petition bond debt; $190 million of pre-petition trade debt; $10 million of pre-petition tax debt; and $5,270 million in pre-petition intercompany debt and $212 million in other pre-petition debt.

          (b)  GENERAL CLAIMS BAR DATE AND PROOFS OF CLAIM

               In connection with the Chapter 11 Cases, the Bankruptcy Court set April 15, 2002 as the last date by which holders of certain pre-petition Claims against the Debtors were required to file Proofs of Claim (the "GENERAL BAR DATE"). The General Bar Date did not apply to certain claims, including Asbestos Personal Injury Claims other than OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims. Pursuant to order of the Bankruptcy Court dated November 27, 2001, any holder of a Claim that was required to but failed to file a Claim on or before the General Bar Date was barred from asserting such Claim against any of the Debtors and will not participate in any distribution in the Chapter 11 Cases on account of such Claim.

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               Pursuant to notice procedures approved by the Bankruptcy Court, the Debtors sent out approximately 204,000 Proofs of Claim forms and notices of the General Bar Date to known claimants and their attorneys, and published notice of the General Bar Date twice in the national and (if applicable) international editions of THE NEW YORK TIMES, THE WALL STREET JOURNAL and USA TODAY; once in approximately 250 regional or local newspapers in the areas in which the Debtors had significant business operations at the time of publication; and once in approximately 35 trade publications in the primary lines of business in which the Debtors operate or formerly operated.

               In response to the General Bar Date, approximately 24,000 Proof of Claims, including late-filed claims, were filed with the Claims Agent and/or Bankruptcy Court, asserting approximately $16.1 billion of aggregate liabilities. The Debtors are investigating these claims to determine their validity.

               The Debtors have identified approximately 15,000 claims, asserting approximately $8.4 billion of aggregate liabilities, which they believe should be disallowed by the Bankruptcy Court, primarily because such claims appear to be duplicate or amended claims or claims that are not related to any of the Debtors' cases (the "CURRENTLY DISPUTED CLAIMS"). It is the intention of the Debtors to file objections to these Currently Disputed Claims. While the Bankruptcy Court will ultimately determine liability amounts, if any, that will be allowed as part of the Chapter 11 Cases, the Debtors believe that all or substantially all of these claims will be disallowed.

               As of the date of the filing of this Disclosure Statement, the Debtors have filed eleven omnibus objections to claims, which have objected to approximately 1200 Claims, and which seek to disallow or expunge approximately $1.3 billion of asserted claims. Currently Disputed Claims contained therein have been expunged pursuant to an order of the Bankruptcy Court or are pending before the Bankruptcy Court.

               In addition to the Currently Disputed Claims described above, the remaining Proof of Claims include approximately 9,000 claims, totaling approximately $7.7 billion, as follows:

               - Approximately 2,900 OC Indirect Asbestos PI Trust Claims and
                 FB Indirect Asbestos PI Trust Claims, totaling approximately $1.4 billion of asserted liabilities.

               - Approximately 600 OC Asbestos Property Damage Claims, OC
                 Indirect Asbestos Property Damage Claims, FB Asbestos Property Damage Claims and FB Indirect Asbestos Property Damage Claims, totaling approximately $0.7 billion of asserted liabilities. The Debtors believe that most of these claims were submitted with insufficient documentation. The Debtors expect to vigorously contest any asserted asbestos-related property damage claims in the Bankruptcy Court. Based upon their historic experience in respect of asbestos-related property damage claims, the Debtors do not anticipate significant liability from such claims.

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               - Approximately 5,500 claims, totaling approximately $5.6
                 billion, alleging rights to payment for financial, environmental, trade and other matters (the "GENERAL CLAIMS"). The Company has previously recorded approximately $3.7 billion in liabilities for these claims. The General Claims with the largest variance from the recorded amounts are: claims by the United States Department of Treasury, totaling approximately $530 million, in connection with taxes; a contingent claim for approximately $458 million by the Pension Benefit Guaranty Corporation; claims for contract rejections, totaling approximately $310 million, of which approximately $250 million are protective claims covering contracts which have not yet been rejected by the Debtors; a $275 million class action claim involving alleged problems with a specialty roofing product, which claim the Debtors do not believe is meritorious based upon their historic experience with servicing their warranty program for such product; and environmental claims, totaling approximately $244 million.

               The Debtors have recorded liability amounts for those claims that can be reasonably estimated and which they believe are probable of being allowed by the Bankruptcy Court. At this time, it is impossible to reasonably estimate the value of all the claims that will ultimately be allowed by the Bankruptcy Court, due to the uncertainties of the Chapter 11 process, the in-progress state of the Debtors' investigation of submitted claims, and the lack of documentation submitted in support of many claims. The Debtors continue to evaluate claims filed in the Chapter 11 Cases and will make such adjustments as may be appropriate. Although the Debtors' review of all Claims filed is anticipated to be completed after the Confirmation Date, the Debtors estimate, based on their analysis of the Claims thus far, that the Claims that are likely to become Allowed Claims are as follows, on a class-by-class basis:

     -  Class 1:    The Debtors believe that no unpaid liabilities exist for
                    this class.

     -  Class 2A:   $4.4 million to $5 million

     -  Class 2B:   $6 million

     -  Class 3:    $18.0 million to $18.5 million

     -  Class 4:    $1,480 million to $1,577 million

     -  Class 5:    $1,335 million

     -  Class 6:    $375 million to $741 million

     -  Class 7     See Sections IV.D.2  and VII.C.3.b(vi) of this Disclosure
                    Statement

     -  Class 8     See Sections IV.D.2 and VII.C.3.b(vii) of this Disclosure
                    Statement

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     -  Class 9     $2 million to $7 million

               NOTWITHSTANDING THE DEBTORS' BEST ESTIMATES, THE ACTUAL AMOUNT OF CLAIMS AGAINST THE DEBTORS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THESE AMOUNTS, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF CLAIMS COULD BE MATERIALLY LESS THAN AS ESTIMATED IN THIS DISCLOSURE STATEMENT.

          (c)  ASBESTOS CLAIMS BAR DATE AND PROOFS OF CLAIM

               As indicated above, the General Bar Date did not apply to asbestos-related personal injury and asbestos-related wrongful death claims, although it did apply to asbestos property damage claims, OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims. A bar date for filing Proofs of Claim against the Debtors with respect to these types of Claims has not been set. Despite this, approximately 2,900 Proofs of Claim, totaling approximately $2.2 billion, were filed in response to the General Bar Date on account of asserted asbestos-related personal injury and asbestos-related wrongful death claims.

     14.  PLANT INSULATION COMPANY MOTION TO APPOINT EXAMINER

          On September 28, 2001, Plant filed a motion (the "PLANT MOTION") under
Section 1104(c)(2) of the Bankruptcy Code for an order appointing a disinterested examiner to conduct an examination of Fibreboard, including an investigation as to whether Fibreboard assets were diverted to pay OCD debts. Plant alleged that funds which were purportedly set aside for payment of Fibreboard's asbestos liability had been diverted to pay for certain liability of OCD, or, that when OCD and Fibreboard entered into various joint settlements for liability, disproportionate liability was assessed to Fibreboard. Plant argued that the appointment of an examiner was mandatory pursuant to the provisions of Section 1104(c)(2) of the Bankruptcy Code, which provides, in part, that "on request of a party in interest...the court shall order the appointment of an examiner to conduct...an investigation of the debtor as is appropriate...if...the debtor's fixed, liquidated, unsecured debts, other than debts for goods, services, or taxes, or owing to an insider, exceed $5,000,000." Plant argued that an examiner should be appointed because Fibreboard's fixed, liquidated, unsecured asbestos debts exceeded $5 million and because there was allegedly reason to believe that assets of the Fibreboard Insurance Settlement Trust had been diverted to help pay OCD's asbestos debts.

          The Plant Motion was opposed by the Debtors, the Future Claimants' Representative, the Unsecured Creditors' Committee and the Asbestos Claimants' Committee, all of which filed an objection and/or response to the Plant Motion. A fundamental dispute between Plant and the responding parties was whether
Section 1104(c)(2) of the Bankruptcy Code is a mandatory provision which allegedly requires the Bankruptcy Court to appoint an examiner if the $5 million debt threshold is satisfied, or whether the Court retains discretion to deny a request for the appointment of an examiner under these circumstances. The United States Trustee also filed a response to the Plant Motion, stating its position that if the $5 million debt threshold of Section 1104(c)(2) of the Bankruptcy Code is satisfied, the appointment of an examiner is mandatory.

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          Following a hearing, the Bankruptcy Court denied Plant's motion for the appointment of an examiner without prejudice, by order entered March 22, 2002.

          On March 27, 2002, Plant filed a notice of appeal of the Bankruptcy Court's order. By order dated December 4, 2002, Judge Wolin granted Plant's appeal and further ordered that "the Order of the Bankruptcy Court denying Plant's application for the appointment of an examiner on the ground that no motion for a trustee had been denied by the Bankruptcy Court is hereby vacated solely on the ground upon which it was based....." The District Court remanded the matter to the Bankruptcy Court for further proceedings on Plant's motion for the appointment of an examiner.

          On remand, the Bankruptcy Court directed the parties to file supplemental briefs and, following a hearing on April 8, 2003, the Court entered an Order for the Appointment of an Examiner. The Order directed the United States Trustee to appoint, subject to the Court's approval, one disinterested person to serve as an examiner and further ordered that "the examiner is not to perform any task or take up any duty or in any way perform any work or incur cost to the estate without further order of the Court." On May 2, 2003, Plant appealed the order appointing an examiner and on May 5, 2003, Shirley Gore appealed the order. The Debtors and the Futures Claimants' Representative are opposing the appeal.

     15.  ENVIRONMENTAL CLAIMS ARISING UNDER ENVIRONMENTAL LAWS

          The Debtors have been deemed by the United States Environmental Protection Agency ("EPA") to be a Potentially Responsible Party ("PRP") with respect to certain third party sites under the Comprehensive Environmental Response, Compensation and Liability Act ("SUPERFUND"). The Debtors have also been deemed a PRP under similar state or local laws. In other instances, other PRPs have made Claims against the Debtors as a PRP for contribution under such federal, state or local laws or under contractual agreements.

          The Debtors have established reserves for their Superfund (and similar state, local and private action) contingent liabilities. In connection with the Filing, the Debtors have initiated a program to identify and discharge contingent environmental liabilities as part of their Plan. Under the program, the Debtors sought settlements, subject to approval of the Bankruptcy Court, with various federal, state and local authorities, as well as private claimants. The Debtors will continue to review environmental reserves in light of such program and make such adjustments as may be appropriate.

          The Debtors are involved with environmental investigation or remediation at a number of other sites at which they have not been designated a PRP, particularly sites that they formerly owned or operated. Environmental conditions at currently owned and/or operated sites are being addressed in the ordinary course of the Debtors' business.

          At the General Bar Date, approximately 100 Proofs of Claim asserting liabilities arising under environmental laws had been filed with the Bankruptcy Court. Many of such Proofs of Claim did not state a dollar amount. Many of those that did state an amount assert liabilities beyond which the Debtors believe they could reasonably be held liable, if any liability exists, in that (a) they seek recovery of the total costs of cleanup at sites where numerous parties

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other than the Debtors were also jointly and severally liable or (b) they originated from multiple parties potentially liable at the same site. Claims arising under environmental laws relating to conduct of the Debtors before the Petition Date consisted of (a) Claims by the EPA against the Debtors for the costs of environmental investigation and clean up of sites that may have been contaminated as a result of releases of hazardous substances by the Debtors, including releases at third-party disposal sites used by the Debtors; (b) similar Claims by State and local environmental agencies; (c) Claims by private parties against the Debtors asserting contribution or indemnification claims with respect to cleanup costs under statutory law or contractual agreements; and
(d) enforcement actions by federal, state and local environmental authorities with respect to alleged violations of environmental laws. The Debtors have been involved in negotiations to resolve as many of these Claims as possible. As of the present date, nearly half of the Claims have been resolved. In addition, in some cases where a Proof of Claim has not been filed, but where regulatory authorities are likely to exercise their police and regulatory authority against the Debtors with respect to environmental conditions, such as sites currently or formerly owned by the Debtors, the Debtors have been negotiating with regulatory authorities regarding environmental investigation and remediation.

          (a)  RESOLVED AS ALLOWED CLASS 6 CLAIMS

               (i)     EPA Claims

                       The Debtors have been involved in negotiations with the EPA to resolve EPA's Claims at most of the sites where waste materials of the Debtors were disposed before the Petition Date and, consequently, for which the Debtors may be liable for cleanup and related costs. The draft Environmental Settlement Agreement between the Debtors and the EPA quantifies liability at existing known sites as pre-petition Claims, with respect to some of which the EPA would have an Allowed Class 6 Claim (the "LIQUIDATED SITES"). The draft Environmental Settlement Agreement with the EPA also contains a provision that waste disposal sites used by the Debtors before the Petition Date that are not discovered until after confirmation of the Plan or where the Debtors' use of the site has been confirmed but an allocable share of liability cannot yet be determined (known as "ADDITIONAL Sites") will be paid by the Reorganized Debtors at the rate of distribution for Allowed Class 6 Claims. The Environmental Settlement Agreement will also contain work plans for limited removal actions by the Debtors at two Rhode Island sites.

               (ii)    State Claims

                       The Debtors have negotiated an Environmental Settlement Agreement similar to the Environmental Settlement Agreement with the EPA, discussed above, with the State of New York, where the Debtors conducted operations, which agreement covers only that State's costs at sites that are presently unknown. The Debtors also negotiated settlement agreements with the Texas Commission on Environmental Quality and the City of Tacoma.

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               (iii)   Private Party Claims

                       The Debtors have settled various Claims covering various formerly owned properties (Ashton, Rhode Island, Snyder Lumber Sites and Gardena, California) or prior waste disposal sites (GBF Site).

               (iv)    Enforcement Action Claims

                       The Debtors have resolved most prepetition environmental actions, including an Ohio air settlement ($201,633), a Colorado air settlement ($9,000) and a federal Clean Water settlement ($40,000).

          (b) CLAIMS ARISING UNDER ENVIRONMENTAL LAWS INVOLVING FORMERLY OWNED PROPERTIES RESOLVED AS ADMINISTRATIVE CLAIMS

               The Debtors resolved the following claims: Oregon Department of Environmental Quality for the former St. Helens Plant ($900,000) and Industry factory rental for the former Ashton Plant ($75,000).

          (c)  UNRESOLVED CLAIMS ARISING UNDER ENVIRONMENTAL LAWS

               (i)     State Claims

                       The Debtors have been engaged in extensive negotiations with the Rhode Island Department of Environmental Management ("RIDEM") regarding its Proof of Claim in the amount of $80 million with respect to five sites in Rhode Island where alleged releases of hazardous substances by the Debtors may have contributed to contamination. In an effort to focus settlement negotiations, the Debtors have recently completed a limited investigation of environmental conditions at the Dupraw and Mackland Farms sites and an investigation to identify other parties that used that site for waste disposal. Discussions with Rhode Island regarding its Proof of Claim are ongoing.

                       The Debtors have also been engaged in extensive negotiations with the New Jersey Department of Environmental Protection ("NJDEP") regarding its Proof of Claim in the amount of approximately $74 million, concerning the BEMS landfill in Burlington, a multi-party waste disposal site used by the Debtors. Ongoing litigation may continue beyond the Debtors' emergence from bankruptcy.

                       The Kansas Department of Health and Environment ("KDHE") has filed a Proof of Claim in the amount of approximately $1.9 million with respect to remedial costs at a landfill previously operated by the City of Kansas City and used for disposal by the Debtors and a number of other parties. The Debtors have been engaged in discussions with KDHE regarding this Claim and at this point, the Debtors expect that this Claim, and a related Claim by the Kansas National Guard, may require an estimation proceeding.

                       The State of California has filed a Proof of Claim in the amount of $40 million with respect to costs at two disposal sites: Operating Industries, Inc. and the GBF landfill. The Debtors believe that the State's claim is without merit because, in each case, the

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Debtors have resolved their liability for cleanup costs through settlements with the EPA or private parties.

                       Liabilities arising from environmental conditions at properties currently owned and operated by the Debtors are not generally subject to discharge and may need to be satisfied as Administrative Claims or by the Debtors after emergence from bankruptcy. On that basis, the Oklahoma Department of Environmental Quality has withdrawn a protective Proof of Claim regarding site conditions at the Debtors' facility in Oklahoma City, which the Debtors expect to resolve.

               (ii)    Private Party Claims

                       At the request of a Berlin Borough official, the Debtors and Owens-Illinois agreed to investigate the New Freedom Rd. Landfill, a former waste site believed to have been used by both companies in the 1950's. A Proof of Claim in an undetermined amount was filed by Owens-Illinois regarding cleanup costs which may be incurred.

                       Several other private parties have filed Proofs of Claim for alleged contribution obligations with respect to a few different sites, but none of these claims is for any material amount, even without taking into account the Debtors' grounds for objecting to them.

                       The Debtors believe that the following Claims by private parties arising under environmental laws are without merit, and the Debtors intend to object to them: a Proof of Claim based on contribution for cleanup costs with respect to the Dexter Quarry site in the amount of $5,000,000 by the estate of the former owner/operator; a Proof of Claim in the amount of $3,000,000 by Akzo Nobel Coatings, Inc. seeking indemnification for cleanup costs that it incurred with respect to the Mercer Drum site in Ohio; a Proof of Claim by GE Glegg alleging damages for soil and groundwater contamination in the vicinity of the Debtors' former Guelph, Ontario plant; a Proof of Claim by Bigge Investors in the amount of $350,000 regarding environmental conditions on property sold to it by the Debtors based on allegations of fraud in the sale; Proofs of Claim in the amount of approximately $4,000,000 by Wallace Development/Bezley based on allegations of fraud in the sale by Debtors of industrial real estate in California; and a Proof of Claim by Dr. and Mrs. Gregory Pharo alleging diminished value of their residence due to the nearby presence of Debtors' Aerohaven landfill.

     16.  IRS CLAIMS

          (a)  IRS AUDIT

          The Company's federal income tax returns typically are audited by the IRS in multi-year audit cycles. The audit for the years 1992-1995 was completed in late 2000. Due to the Filing, the IRS also accelerated and completed the audit for the years ended 1996-1999 by March of 2001. As the result of these audits and unresolved issues from prior audit cycles, the IRS is asserting claims for approximately $390 million in income taxes plus interest of approximately $175 million.

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          Pending audit of the Company's federal income tax return for the year
2000, the IRS has also filed a protective claim in the amount of approximately $50 million, covering a tax refund received by the Company for such year, plus interest.

          The United States Department of Treasury has filed Proofs of Claim, totaling approximately $530 million, in connection with these tax claims.

          In accordance with generally accepted accounting principles, the Company maintains tax reserves to cover audit issues. While the Company believes that the existing reserves are appropriate in light of the audit issues involved, its defenses, its prior experience in resolving audit issues, and its ability to realize the benefit of certain challenged deductions in subsequent tax returns if the IRS is successful, there can be no assurance that such reserves will be sufficient. The Company will continue to review its tax reserves on a periodic basis and to make such adjustments as may be appropriate. Any such revision could be material to the Company's consolidated financial position and results of operations in any given period.

     17.  CERTAIN PROPOSED TAX LEGISLATION

          On April 4, 2001, the United States House of Representatives introduced proposed legislation (HR 1412, also known as the Asbestos Tax Fairness Act) to exempt income earned by qualifying asbestos-related settlement funds, including qualifying trusts established under Section 524(g) of the Bankruptcy Code, from federal income tax. The exemption from income tax would have benefited the Fibreboard Insurance Settlement Trust (described in Section IV.B.1 of this Disclosure Statement entitled "The Fibreboard Insurance Settlement Trust") by having the effect of enlarging the corpus of the trust through tax-free income accumulation. In addition, the legislation would have allowed asbestos defendants to carry-back net operating losses ("NOLS") created by asbestos payments to the years in which the products containing asbestos were produced or distributed (and to each subsequent year) in order to obtain a refund of federal income taxes paid in those periods. In the case of OC, this would have entitled the Company to carry-back its NOLs to the early 1950s. On June 14, 2001, a companion bill identical to HR 1412 was introduced in the United States Senate (S 1048).

          Despite strong bipartisan support for both bills, Congress did not act on them before it adjourned in late 2002, at which time both bills lapsed. Consequently, similar legislation will be considered in the current Congress only if newly introduced.

     18.  PENSION CLAIMS

          The Company has several defined benefit pension plans covering most employees. Under the plans, pension benefits are generally based on an employee's pay and number of years of service. Company contributions to these pension plans are determined by an independent actuary to meet or exceed minimum funding requirements. Plan assets consist primarily of equity securities with the balance in fixed income investments.

          Certain of the Company's pension plans have an accumulated benefit obligation in excess of the fair value of plan assets. The accumulated benefit obligation and fair value of plan assets for such plans are $1,115 million and $624 million, respectively, at October 31, 2002.

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Certain of the Company's pension plans are not funded. The portion of the total projected benefit obligation attributable to unfunded plans is approximately $7 million at October 31, 2002.

          The Company also sponsors defined contribution plans available to substantially all United States employees. Company contributions reflect a matching of a percentage of employee savings up to a maximum savings level and certain profit sharing awards. The Company recognized expense of $34 million in 2002.

          The Pension Benefit Guaranty Corporation ("PBGC"), an agency of the United States, filed a Claim on the General Bar Date in the amount of approximately $458 million, in connection with statutory liability for unfunded benefit liabilities of the Owens Corning Merged Retirement Plan (the "MERGED PLAN"). The Claim states that it is contingent upon termination of the Merged Plan. The Merged Plan is a tax-qualified defined benefit pension plan covered by and subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1301-1462 ("ERISA"). Pursuant to Title IV, each of the Debtors is a contributing sponsor of the Merged Plan or a member of a contributing sponsor's controlled group. 29 U.S.C. Section 1301(a)(13)(14). The Plan specifically provides that OCD and any other of the Reorganized Debtors whose employees are covered by the Merged Plan shall assume and continue the Merged Plan, satisfy the minimum funding standards pursuant to 26 U.S.C. Section 412 and 29 U.S.C. Section 1082, and administer the Merged Plan in accordance with its terms and the provisions of ERISA. Further, nothing in the Plan of Reorganization shall be construed in any way as discharging, releasing or relieving the Debtors or the Debtors' successors, including the Reorganized Debtors, or any party, in any capacity, from liability imposed under any law or regulatory provision with respect to the Merged Plan or PBGC.

          OCD is required to comply with ERISA's minimum funding requirements. Funding is generally in cash but may also be in stock or debt (in general, not exceeding 10% of the plan's assets). OC has estimated that it will make cash payments to fund the Merged Plan in the range of $300 million to $400 million over 2003 and 2004 relating to post-petition service periods. It is assumed that the 2004 pension payments will be made from cash on hand and operating cash flow. As a consequence, for purposes of this Disclosure Statement it is assumed for purposes of projections of future performance and projected distributions under the Plan that (1) the Merged Plan will not be terminated, (2) OCD will make all minimum funding payments and (3) the Pension Plan will be less than 100% funded at December 31, 2003, and (4) OCD will not be required to reserve assets in the Plan to adequately fund the Pension Plan, but will be required to demonstrate its ability to fully fund the Merged Plan in future periods.

     19.  SUMMARY OF CERTAIN LITIGATION

          (a)  JOHN HANCOCK LITIGATION

               Certain of OCD's current and former directors and officers, as well as certain underwriters, are named defendants in a class action lawsuit captioned JOHN HANCOCK LIFE INSURANCE COMPANY, ET AL. v. GOLDMAN, SACHS & CO., ET AL., CA No. 01-10729-RWZ, pending in the United States District Court for the District of Massachusetts (the "HANCOCK LITIGATION"). The suit, commenced on or about April 30, 2001, is a securities-related class action on behalf of

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purchasers of securities pursuant to, or traceable to, two public offerings by
OCD on or about April 30, 1998 and July 22, 1998. None of the Debtors is a defendant in the lawsuit.

               On or about April 27, 2001, a complaint was filed on behalf of purchasers of the $300 million aggregate principal amount of $550 Million Term Notes (First Series) issued by OCD due May 1, 2005 (consisting of 7.5% Term Notes) and the $250 million aggregate principal amount of $550 Million Term Notes (Second Series) issued by OCD due May 1, 2008 (consisting of 7.7% Term Notes) in offerings occurring on or about April 30, 1998. On or about July 5, 2001, an amended complaint was filed which added reference to the $400 million aggregate principal amount of $400 Million Debentures issued by OCD due August 1, 2018 (consisting of 7.5% Debentures), in an offering occurring on or about July 23, 1998.

               By the amended complaint, the plaintiffs allege, among other things, that the defendants violated the Securities Act of 1933 in that the SEC Form S-3 registration statements, including the prospectus and prospectus supplements, pursuant to which the debt offerings were made contained untrue and misleading statements of material fact and omitted to state certain required material facts. In particular, the amended complaint alleges that the registration statements for the debt securities contained the following untrue and misleading statements of fact and omissions of material facts: (a) the representation that the debt securities would "rank equally with all other unsecured and unsubordinated indebtedness of the Company," (b) misleading representations concerning OCD's other unsecured indebtedness, (c) the failure to disclose that certain of OCD's other unsecured and unsubordinated indebtedness was guaranteed by one or more of OCD's Subsidiaries, (d) the failure to disclose that OCD had a substantial debt to one of its Subsidiaries,
(e) the failure to disclose the existence of and the terms of certain promissory notes issued by OCD to one of its Subsidiaries, and (f) the failure to disclose the existence of and terms of an intellectual property licensing arrangement between OCD and one of its Subsidiaries. The amended complaint sought, among other things, an unspecified amount of damages or, where appropriate, rescission of the plaintiffs' purchases of the securities.

               On November 14, 2001, and November 20, 2001, respectively, the underwriter defendants and the individual defendants filed motions to dismiss the amended complaint for failure to state a claim upon which relief can be granted. The individual defendants argued that the plaintiffs' action should be dismissed because the information which plaintiffs claim was omitted either was disclosed in OCD's filings with the SEC and incorporated by reference into the registration statements, or was not required to be disclosed under applicable SEC regulations. The individual defendants further argued that the plaintiffs' action was barred by the applicable statute of limitations because it was brought more than one year after the allegedly concealed facts were disclosed in public filings.

               On January 28, 2002, the plaintiffs filed a combined opposition to the underwriter and individual defendants' motions to dismiss. On March 29, 2002, both the individual defendants and the underwriter defendants filed reply memorandums in further support of their respective motions. A hearing was held on the motions to dismiss on April 11, 2002.

               On August 26, 2002, the United States District Court for the District of Massachusetts issued a memorandum of decision, wherein it determined that dismissal of the

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amended complaint is inappropriate because "several questions of fact remain,"
including: (i) "whether defendants' statement that the securities would 'rank equally with other unsecured and unsubordinated obligations of the Company,' was false or misleading when read in context with the rest of the information provided in the registration statement;" (ii) "whether the defendants' disclosures about intercompany licensing agreements and guarantees on other debt by OCD's subsidiaries were false or misleading with respect to the subordination rights of securities purchasers;" and (iii) "whether the registration statements provided plaintiffs with sufficient information to fully understand their rights relevant to other unsecured creditors." The court further concluded that, contrary to the defendants' argument, the plaintiffs' claims were not time-barred. The court, therefore, denied the defendants' motions to dismiss the amended complaint. The parties are currently involved in discovery proceedings with respect to this litigation. The named defendants in this proceeding have each filed contingent indemnification claims with respect to this litigation against OC pursuant to the General Bar Date process.

               Executive Risk Indemnity Inc. ("EXECUTIVE RISK") issued to OCD Directors and Officers Liability Insurance Policy No. 8165-4021 for the policy period March 29, 2001 to March 29, 2002 (the "POLICY"). Executive Risk received notice under the Policy relating to the Hancock Litigation and has indicated a willingness to pay on a current basis certain defense expenses, as that term is used in the Policy, incurred on or after March 29, 2002 under the Policy, subject to mutual reservations of rights, in connection with the Hancock Litigation to or on behalf of the insureds. A proposed Stipulation and Order Among Debtors, Executive Risk Indemnity Inc., Norman P. Blake, Jr., Gaston Caperton, Domenico Cecere, Leonard S. Coleman, Jr., William W. Colville, John H. Dasburg, Landon Hilliard, Glen H. Hiner, Sir Trevor Holdsworth, Jon M. Huntsman, Jr., Ann Iverson, W. Walker Lewis, Michael I. Miller, Furman C. Moseley, Jr., W. Ann Reynolds, and Steven J. Strobel was filed with the Court providing INTER ALIA that, notwithstanding the automatic stay of 11 U.S.C. Section 362, Executive Risk shall be and hereby is authorized to make payments under the Policy to or for the benefit of the Insureds for Defense Expenses incurred in connection with the Hancock Litigation.

          (b)  DELOITTE LITIGATION

               On August 10, 2001, Deloitte Consulting, L.P. ("DELOITTE") filed an Administrative Claim (the "DELOITTE ADMINISTRATIVE CLAIM") in the Chapter 11 Cases seeking not less than $2 million, on the theory that after the Petition Date, the Debtors had converted Deloitte's contributions to Debtors' HOMExperts home repair and inspection business. On February 5, 2002, Deloitte filed its adversary complaint against the Debtors, asserting copyright infringement, conversion, and post-petition use and benefit, seeking not less than $2 million in damages and/or administrative expenses (the "DELOITTE ADVERSARY ACTION"). The Debtors vigorously contested the Deloitte Administrative Claim and the Deloitte Adversary Action and moved to dismiss the Deloitte Administrative Claim.

               The Debtors and Deloitte exchanged discovery requests, documents and written responses, and commenced depositions. After considerable negotiations, the Debtors and Deloitte reached a settlement resolving, without further litigation, all of Deloitte's claims related to HOMExperts, the Deloitte Administrative Claim, and the Deloitte Adversary Action. Pursuant to the terms of the settlement, Deloitte was allowed an administrative expense claim of $350,000 to be paid within 30 days after entry of the order approving the settlement; Deloitte

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was allowed an unsecured pre-petition claim against OCD in the net amount of
$400,000 by reason of the matters asserted in the Deloitte Administrative Claim and the Deloitte Adversary Action against OCD, Integrex and HOMExperts LLC, which shall be treated in the Chapter 11 Cases and pursuant to applicable provisions of the Bankruptcy Code as an Allowed General Unsecured Claim; the Deloitte Adversary Action was automatically dismissed upon entry of the order approving the settlement; and Deloitte released the Debtors for all claims resolved under the settlement.

          (c)  TOBACCO LITIGATION

               OC has spent significant monies to resolve claims of asbestos claimants whose injuries were caused or exacerbated by cigarette smoking. OCD and Fibreboard are pursuing litigation against tobacco companies (discussed below) for restitution/unjust enrichment, fraud, and violations of state antitrust law to obtain payment of monetary damages (including punitive damages) for payments made by OCD and Fibreboard to asbestos claimants who developed smoking-related diseases. There can be no assurance that any such litigation will go to trial or be successful.

               In October 1998, the Circuit Court for Jefferson County, Mississippi granted leave to file an amended complaint in an existing action to add claims by OCD against seven tobacco companies and several other tobacco industry defendants. The action brought by OCD in the Circuit Court of Jefferson County, Mississippi is styled EZELL THOMAS, ET AL. v. R.J. REYNOLDS TOBACCO COMPANY, ET AL. AND OWENS CORNING v. RJ REYNOLDS TOBACCO COMPANY, Docket No. 96-0065. On June 17, 2001, the Jefferson County court entered an order dismissing OCD's case in response to the defendants' motion for summary judgment on the basis that OCD's injuries were indirect and thus too remote under Mississippi law to allow recovery. OCD has appealed such dismissal to the Supreme Court of Mississippi.

               In addition to the Mississippi lawsuit, in December 1997, OCD and Fibreboard brought a lawsuit in the Superior Court of California, County of Alameda, against the same tobacco companies. That lawsuit, which is currently pending, is styled FIBREBOARD CORP., ET AL. v. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Case No. 791919-8. In August 2001, the defendants filed motions to dismiss OCD's and Fibreboard's claims on the basis of the decision in the Mississippi lawsuit as well as California law. After a hearing on these motions on November 20, 2001, the California court denied the motion to dismiss Fibreboard's claims on the basis of the decision in the Mississippi lawsuit and otherwise stayed the proceeding pending the outcome of the Mississippi suit. If OCD and Fibreboard prevail, OCD's and Fibreboard's recoveries from such lawsuits against the tobacco companies will be transferred to the Litigation Trust.

          (d)  GREENBURG CLASS ACTION SECURITIES LITIGATION

               On or about January 27, 2003, a class action lawsuit was filed in the United States District Court for the Northern District of Ohio, Western Division on behalf of certain purchasers of common stock and preferred stock of OCD during the period from September 20, 1999 through October 5, 2000. The complaint, entitled ROBERT GREENBURG v. HINER, ET AL., No. 03 Civ. 7036 (N.D.
Ohio), names five of OCD's current and former directors and officers as defendants in the suit. None of the Debtors are named as defendants.

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               The complaint asserts claims for violation of Sections 10(b) and
20(a) of the Securities and Exchange Act of 1934. In the complaint, the plaintiffs allege that the violations stem from the dissemination of materially false and misleading information by the defendants during the relevant time period that materially misrepresented OCD's financial health and performance, thereby causing OCD's stock to trade at artificially-inflated prices. Among other things, the action seeks to recover an unspecified amount of damages and/or rescission of the plaintiffs' purchases of the stock. No answer has yet been filed to the Complaint. Defense costs with respect to this litigation are covered by OCD's directors' and officers' insurance policy.

               Three substantially similar class actions were subsequently filed in the United States District Court for the Northern District of Ohio: an action entitled NICHOLAS RADOSEVICH v. HINER, ET AL., Case No. 3-03-07069 (N.D. Ohio) was filed on February 14, 2003; an action entitled entitled HOWARD E. LEPPLA v. HINER, ET AL., No. 3-03-07088 (N. D. Ohio) was filed on March 3, 2003; and an action entitled WILLIAM BENANCHIETTI v. HINER, ET AL., Case No. 3-03-07116 (N.D.
Ohio), filed on March 12, 2003.

          (e)  NEW YORK PACKAGING CORP.'S ADMINISTRATIVE CLAIM

               New York Packaging Corporation ("NYPC"), a supplier of plastic sheets to certain of the Debtors' manufacturing facilities, filed a motion for allowance of administrative expense on January 22, 2002. NYPC claimed that the Debtors owed it approximately $1.4 million in connection with an unpaid invoice for the purchase order of plastic sheets placed by the Debtors in or around April 2001. The Debtors filed an objection to the motion on March 25, 2002, wherein they contended that the invoice was incorrect and that the Debtors owe NYPC only $7,154 on account of the order. The parties engaged in discovery and a trial was held before the Bankruptcy Court on January 21, 2003. As of the filing of this Disclosure Statement, the matter is pending in the Bankruptcy Court and the outcome is uncertain. The primary issues before the Court are (i) whether the purchase order contained an obvious mistake such that the contract should be rescinded or reformed under New York law; (ii) whether the purchase order should be interpreted consistently with the parties' prior course of dealing in accordance with the Uniform Commercial Code; and (iii) whether Section 503 of the Bankruptcy Code limits NYPC's claim to the actual value to the Debtors' Estates.

G.   AVOIDANCE ACTIONS IN THE CHAPTER 11 CASES

     1.   GENERAL BACKGROUND

          The Bankruptcy Code creates certain "avoidance actions" which a debtor-in-possession or a trustee may pursue on behalf of the bankruptcy estate to recover funds transferred prior to and, in certain circumstances, after the filing of a debtor's bankruptcy petition. Included among such avoidance actions are "preferences" and "fraudulent conveyances."

          PREFERENCES. Pursuant to the Bankruptcy Code, a debtor may recover (or "avoid") as "preferential" payments of funds and other transfers of property that were (a) made to or for the benefit of a creditor, (b) made while the debtor was insolvent, (c) made on account of

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pre-existing debts and (d) made during the ninety (90) days immediately prior to the debtor's bankruptcy filing, but only to the extent such payment or transfer permitted the recipient to receive more than it would have received if (i) the transfer had not been made, (ii) the debtor had been liquidated under Chapter 7 of the Bankruptcy Code and (iii) the transferee was paid in accordance with applicable bankruptcy law. The ninety (90) day recovery period is extended to one year if the recipient of the preferential transfer is an "insider" of the debtor.

          There are various defenses to preference actions. For example, transfers made in the ordinary course of the debtor's and the transferee's businesses, and made in accordance with ordinary business terms, may not be avoidable. Similarly, a transferee that extended credit subsequent to its receipt of an otherwise preferential transfer (and prior to the commencement of the debtor's bankruptcy case) for which the transferee was not repaid, is entitled to an offset/credit against an otherwise avoidable preference for the amount of such new value provided.

          FRAUDULENT CONVEYANCES. Under Sections 548 and 544 of the Bankruptcy Code and under various state laws, a debtor may recover, on a "fraudulent conveyance" theory, transfers of property made while the debtor was insolvent or which rendered the debtor insolvent if and to the extent the debtor received less than reasonably equivalent value for such transfer. A debtor also may be able to recover, as a fraudulent conveyance, transfers made with the actual intent to hinder, delay or defraud creditors.

     2.   DESCRIPTION OF AVOIDANCE ACTIONS DURING CHAPTER 11 CASES

          In accordance with their duties as debtors-in-possession, the Debtors undertook a review to determine the extent to which avoidance actions existed on behalf of their estates. The Debtors shared the results of their review with the Committees and the Future Claimants' Representative and discussed with them what avoidance actions should be commenced. The Debtors, the Committees and the Future Claimants' Representative generally agreed that the Debtors would (a) pursue actions against non-key vendors that received potential preferential transfers in the aggregate amount of $200,000 or more, to the extent tolling agreements could not be obtained, (b) obtain tolling agreements with each of their outside professionals that received potentially preferential payments exceeding $200,000, and (c) obtain tolling agreements from each of their present and former officers who received more than $200,000 of so-called "CIP" and/or "OSIP" incentive payments in September 2000. With the exception of three non-key vendors, the Debtors obtained each of the referenced tolling agreements. The Debtors commenced preference actions against the three vendors that did not execute tolling agreements, as described below.

          An intercompany tolling agreement was also executed between and among each of the Debtors and their Non-Debtor Subsidiaries. Such tolling agreement expires on December 31, 2003.

          Because not all parties agreed as to which actions should be brought or which party should bring certain avoidance actions, the Unsecured Creditors' Committee, the Future Claimants' Representative and the Bondholders and trade creditor members of the Unsecured

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Creditors' Committee (the "DESIGNATED MEMBERS") filed motions to prosecute certain avoidance actions (the "AVOIDANCE ACTIONS") on behalf of the Debtors' estates.

          (a)  THE FUTURE CLAIMANTS' REPRESENTATIVE'S MOTION

               On September 6, 2002, the Future Claimants' Representative filed a motion (the "FUTURE CLAIMANTS' MOTION") for an order authorizing the Future Claimants' Representative (either alone or in combination with the other creditor constituencies) to commence certain avoidance actions on behalf of the Debtors' Estates under Sections 544, 545, 547, 548 and/or 553 of the Bankruptcy Code. The Future Claimants' Representative sought to bring avoidance actions against, among other parties, certain (i) trade vendors and outside professionals retained by the Debtors, and (ii) law firms holding NSP-related funds pursuant to the NSP Agreements.

          (b)  THE UNSECURED CREDITORS' COMMITTEE MOTION

               On September 10, 2002, the Unsecured Creditors' Committee filed a motion (the "UNSECURED COMMITTEE MOTION") for an order authorizing it to commence the following avoidance actions on behalf of the Debtors' Estates:

               (i) an action under Sections 547 and 550 of the Bankruptcy Code seeking the return of approximately $115 million in preferential transfers made to NSP claimants and their law firms during the 90 days prior to the Petition Date;

               (ii) an action under Sections 547 and 550 of the Bankruptcy Code seeking the return of approximately $290 million in preferential transfers made to NSP executive committee members and the NSP claimants represented by those members between approximately March 2000 and the Petition Date;

               (iii) an action under Sections 547 and 550 of the Bankruptcy Code seeking the return of payments made to the Debtors' officers and directors within one year prior to the Petition Date (which included mid-year bonuses based on performance during the first six months of 2000);

               (iv) an action under Sections 548, 544 and 550 of the Bankruptcy Code seeking the return of approximately $700 million in cash transferred by OCD and/or Fibreboard into the accounts of certain law firms participating in the NSP; and

               (v) an action under Sections 548, 544 and 550 of the Bankruptcy Code seeking to avoid obligations incurred, and the return of funds transferred, by OCD pursuant to some or all NSP Agreements which OCD entered into after January 1, 2000 and agreements entered into earlier but allegedly converted or accelerated as a result of OCD's financial difficulties.

               On September 17, 2002, the Unsecured Creditors' Committee filed a joinder and response to the Future Claimants' Motion, seeking authority to prosecute the claims identified in the Future Claimants' Motion, either with the Future Claimants' Representative, or independently, if the Future Claimants' Representative did not prosecute the claims.

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               The Debtors filed a response to the Unsecured Committee Motion, in which the Debtors asked the Bankruptcy Court to deny the motion on several grounds. Among other things, the Debtors stated that they were actively pursuing tolling agreements with the NSP firms specified in the Unsecured Committee Motion and, if the Debtors were able to obtain tolling agreements, the Unsecured Committee Motion would be largely mooted. Further, the Debtors requested that the Unsecured Committee Motion be denied on substantive grounds because the Unsecured Creditors' Committee had not met its burden of establishing that the claims it sought to assert were colorable.

               Waters & Kraus LLP ("W&K") also filed a response in opposition to the Unsecured Committee Motion in which it asserted, among other things, that
(i) it had received funds pursuant to its NSP Agreement from the Fibreboard Insurance Settlement Trust, and not from OCD, Fibreboard or any other Debtor;
(ii) it did not receive property of the Estate of any Debtor; (iii) the Unsecured Committee Motion seeking to recover funds remitted to the asbestos claimants from the Fibreboard Insurance Settlement Trust constituted a collateral attack on the Fibreboard Insurance Settlement Trust; and (4) W&K was neither a creditor of any of the Debtors' Estates nor of clients of W&K at the time the funds were received from the Fibreboard Insurance Settlement Trust, contrary to the requirements of Section 547 of the Bankruptcy Code.

          (c)  THE DESIGNATED MEMBERS' MOTION

               On September 11, 2002, the Designated Members filed a motion for an order authorizing them to commence the following avoidance actions on behalf of the Debtors' Estates in addition to the actions sought to be asserted by the Unsecured Committee's Motion:

               (i) a fraudulent conveyance action pursuant to Section 544 of the Bankruptcy Code to avoid and set aside OCD's acquisition of Fibreboard's capital stock and related transactions. The Designated Members sought recovery of the property transferred or the value of such property for the benefit of the Debtors' estates and for creditors, as well as other relief, including realignment of the allocation of the purported asbestos liabilities of the Debtors as between Fibreboard and its pre-acquisition affiliates, on the one hand, and the rest of the Debtors, on the other;

               (ii) a fraudulent conveyance action pursuant to Section 544 of the Bankruptcy Code to avoid and set aside the claims of the Bank Holders against the Debtors and their Non-Debtor Subsidiaries under Subsidiary Guarantees supporting the Pre-petition loans made by the Bank Holders to certain of the Debtors or, alternatively, to equitably subordinate such claims; and

               (iii) a fraudulent conveyance action pursuant to Sections 544 and 548 of the Bankruptcy Code to avoid dividends paid to the Debtors' shareholders between 1996 and 2000, and to recover such dividends for the Debtors' Estates.

          (d) SUBSEQUENT DEVELOPMENTS RELATING TO MOTIONS CONCERNING AVOIDANCE ACTIONS

               On September 20, 2002, several days before the hearing on the above-described motions and the expiration of the statute of limitations, the United States Court of

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Appeals for the Third Circuit (in OFFICIAL COMM. v. CHINERY (IN RE CYBERGENICS
CORP.), 304 F.3d 316 (3d Cir. 2002) REH'G EN BANC GRANTED, OP. VACATED, 810 F.3d 785 (3d Cir. 2002) determined that official creditors' committees in Chapter 11 cases cannot properly bring avoidance actions on behalf of a debtor and that such actions can only be prosecuted by a debtor-in-possession or trustee (the "CYBERGENICS DECISION"). The Third Circuit granted an EN BANC hearing on this issue on November 18, 2002, and vacated the CYBERGENICS Decision.

               At a hearing held on September 24, 2002, the Bankruptcy Court, in accordance with the Cybergenics Decision, denied the motions of the Future Claimants' Representative, the Unsecured Creditors' Committee and the Designated Members to assert avoidance actions on behalf of the Debtors' Estates. By Order dated September 25, 2002, the Bankruptcy Court ordered that the Debtors file by September 27, 2002 a statement as to which Avoidance Actions they would not commence. It was further ordered that the Unsecured Creditors' Committee and any other interested party inform the Bankruptcy Court on October 1, 2002, based on the Debtors' September 27th statement: (i) whether it believed that the Debtors were unreasonably refusing to pursue any cause of action; and (ii) whether, as a result, such party sought the appointment of a trustee with special powers to bring any such avoidance action on behalf of the Estates.

               The Court's September 25, 2002 Order also provided that, in the event any party believed the Debtors were unreasonably refusing to commence any Avoidance Action, a hearing would be held on October 3, 2002 to consider whether a "special trustee" should be appointed to commence such action on behalf of the Estates. The Bankruptcy Court noted that it would not permit actions to be filed to recover settlement payments made to individual asbestos claimants on any legal theory. The Bankruptcy Court also required the Debtors to obtain any tolling agreements by noon on October 3, 2002.

               In accordance with the Bankruptcy Court's September 25, 2002 Order, the Debtors sent a letter to the Bankruptcy Court on September 27, 2002 which set forth their view that the alleged Avoidance Actions identified by the Unsecured Creditors' Committee should not be brought. Such letter concluded that, if the Bankruptcy Court were to find that the Unsecured Creditors' Committee's proposed Avoidance Actions stated a colorable claim as to particular NSP payments, the Debtors would file actions against named NSP firms that did not sign a tolling agreement.

               By Order dated October 2, 2002, the Bankruptcy Court (i) directed the Debtors to obtain valid and enforceable tolling agreements from certain specified law firms, (ii) directed the Debtors to commence an avoidance action against any NSP law firm that had not executed a tolling agreement, (iii) directed the Debtors to commence appropriate actions against any asbestos plaintiff as to whom an NSP law firm failed to produce, prior to the payments, sufficient evidence that the plaintiff had satisfied the conditions precedent to the payment, unless a tolling agreement had been obtained, and (iv) canceled the hearing scheduled for October 3, 2002.

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     3.   COMMENCEMENT OF AVOIDANCE ACTIONS

          (a)  DIVIDEND ACTION

               On October 2, 2002, OC filed a class action complaint with the Bankruptcy Court pursuant to Sections 105, 544, 548 and 550 of the Bankruptcy Code, Sections 2201(a) and 2202 of Title 28 of the United States Code and Bankruptcy Rules 7001 and 7023, against certain shareholders of OCD common stock who each had received at least $100,000 in total dividends from June 1996 through the Petition Date, seeking the return of up to approximately $62 million. OC's complaint sought (i) a determination that the dividend payments constituted fraudulent transfers pursuant to bankruptcy and state law and were therefore voidable and (ii) the recovery of such transfers, or the value thereof, together with interest.

          (b)  BANK OF AMERICA ACTION

               On October 2, 2002, the Debtors filed a complaint against Bank of America Corp. with the Bankruptcy Court pursuant to Sections 105, 544 and 550 of the Bankruptcy Code, Sections 2201(a) and 2202 of Title 28 of the United States Code and Federal Rule of Bankruptcy Procedure 7001 seeking (i) a determination that the repayment of approximately $133 million to Bank of America Corp. relating to the acquisition of Fibreboard was a fraudulent transfer and was therefore voidable and (ii) recovery of such transfer or the value thereof, with interest.

          (c)  GUARANTEE/BANK HOLDERS ACTION

               On October 3, 2002, the Debtors and certain Non-Debtors filed a complaint against the Bank Holders with the Bankruptcy Court entitled OWENS CORNING, ET AL. v. CREDIT SUISSE FIRST BOSTON, ET AL., A-02-5829, (i) to avoid the fraudulent incurrence of the obligations under the Subsidiary Guarantees;
(ii) in the alternative, for declaratory relief to limit and determine respective amounts of such obligations; (iii) to avoid and recover preferential transfers; and (iv) to determine the allowed amount of claims of the Pre-petition Agent and certain lenders party to the 1997 Credit Agreement. The plaintiffs argued that, given the opinion in OFFICIAL COMMITTEE OF ASBESTOS PERSONAL INJURY CLAIMANTS v. SEALED AIR CORPORATION (IN RE: W.R. GRACE & CO.), 281 B.R. 852 (D. Del. 2002), and the latency periods inherent in the continuing development of asbestos-related personal injuries, the entities subject to such asbestos-related claims may have been insolvent far earlier than previously understood and earlier than the entities themselves reasonably believed. The plaintiffs accordingly asserted, among other things, that (i) the Subsidiary Guarantors were insolvent or became insolvent and/or had unreasonably small capital in relation to their business or the transaction at the time or as a result of the guaranteed obligations incurred within a year of the Petition Date; (ii) within a year before the Petition Date, each Subsidiary Guarantor incurred guaranteed obligations for which they received less than reasonably equivalent value; and (iii) the obligations at issue could be avoided under applicable state law, including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act. In addition, the Debtors sought avoidance and recovery of transfers of certain payments made by OC during the 90-day period prior to the Petition Date to the Pre-petition Agent as "preferences" under Sections 547 and 550 of the Bankruptcy Code.

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          (d)  FIBREBOARD SHAREHOLDERS ACTION

               On October 3, 2002, OCD and Fibreboard filed a class action complaint with the Bankruptcy Court seeking a determination that the tender offer and payment by OCD of up to approximately $515 million to Fibreboard's shareholders, through its wholly-owned subsidiary Sierra Corporation, for the acquisition of Fibreboard were fraudulent transfers pursuant to Section 544 of the Bankruptcy Code and applicable state law and seeking recovery of payments to those shareholders who received $198,000 or more. OCD and Fibreboard sought to recover these transfers or their value pursuant to Section 550 of the Bankruptcy Code. In applying the rationale set out in the GRACE decision discussed above, OCD and Fibreboard asserted that OCD and Sierra Corporation were insolvent at the time of, or were rendered insolvent by, and/or had unreasonably small assets or capital in relation to their business or the transaction at the time or as a result of the tender offer or payment for the acquisition of Fibreboard, and Fibreboard was also insolvent at that time. OCD and Fibreboard accordingly asserted that the tender offer and payments at issue were voidable as fraudulent transfers by OCD and should be avoided pursuant to Section 544 of the Bankruptcy Code and applicable law, including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act.

          (e)  NSP ACTIONS AND TOLLING AGREEMENTS

               The Debtors executed tolling agreements with approximately 104 of the approximately 115 law firms that entered into NSP or non-NSP Agreements with the Debtors on behalf of claimants asserting asbestos-related personal injury or wrongful death claims.

               With respect to those law firms that did not sign tolling agreements, on October 4, 2002, OCD, Fibreboard and Integrex filed 11 complaints with the Bankruptcy Court, pursuant to Sections 544, 548 and 550 of the Bankruptcy Code, Sections 2201(a) and 2202 of Title 28 of the United States Code and Federal Rule of Bankruptcy Procedure 7001. These complaints sought declaratory relief determining, among other things, whether (i) the NSP Agreement with each respective defendant was a valid agreement enforceable in accordance with its terms, subject to applicable bankruptcy law; and (ii) the NSP payments made to each respective defendant were avoidable or recoverable as fraudulent transfers under applicable state and federal fraudulent conveyance law.

               These complaints were filed as declaratory judgment actions in order to preserve certain allegations asserted by the Unsecured Creditors' Committee, which do not reflect the views of the Debtors. In light of the Cybergenics Decision, the Unsecured Creditors' Committee was named as a defendant in each of these actions in order to make it a party to permit it to present its own position on the allegations. In the event that the Bankruptcy Court determines that the NSP payments made to each respective defendant are avoidable or recoverable as fraudulent transfers under applicable state and federal fraudulent conveyance law, one or more claims will exist against each defendant to avoid and recover some or all of the NSP-related payments at issue.

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          (f)  THIRD-PARTY PREFERENCE ACTIONS

               The Debtors identified (i) approximately 44 non-affiliated parties that received potential preferences under Section 547 of the Bankruptcy Code, exceeding a threshold amount of $200,000; (ii) 12 present and former officers that received certain incentive payments exceeding a threshold of $200,000 in the aggregate per officer, in September 2000; (iii) one director that received a pre-petition pension payment in September 2000; and (iv) a joint venture affiliate of OC that received approximately $3.8 million in the one-year period prior to the commencement of the Chapter 11 proceedings. The Debtors executed tolling agreements with approximately 54 of the parties mentioned above, including some present and former officers, the director and the affiliate of OC. The officers and directors who executed tolling agreements each received amounts in excess of $200,000 in supplemental compensation within 90 days of the Petition Date; the Unsecured Creditors' Committee has alleged that such payments are either preferences or fraudulent conveyances.

               Between September 30, 2002 and October 2, 2002, the Debtors commenced actions against three vendors who had not executed tolling agreements, seeking the return of potential preferential funds received by those parties in an amount totaling approximately $1.2 million.

          (g)  TURNOVER ACTION

               On October 2, 2002, the Debtors commenced an action against The Northern Trust Company, seeking the turnover of approximately $65,400 that was improperly subjected to an administrative freeze imposed by the bank in October 2000.

     4.   EVENTS SUBSEQUENT TO FILING OF AVOIDANCE ACTIONS

          On October 16, 2002, the Debtors filed in each of the Avoidance Actions discussed above a Motion for Order Staying Adversary Actions Pending Introduction and Confirmation of Plan of Reorganization (the "STAY MOTION"). In the Stay Motion, the Debtors asserted that staying the Avoidance Actions would
(a) permit the Debtors and creditor constituencies to focus attention and resources on creating a consensual plan of reorganization, (b) allow the creditor constituencies to participate in the decision regarding whether and to what extent these claims are litigated and (c) maximize the efficient use of judicial and Debtor resources. Certain parties filed objections to the Stay Motion, including, among others, the Designated Members, and CSFB, as agent for the Bank Holders.

          On January 13, 2003, the Bankruptcy Court entered an order which stayed the Avoidance Actions until January 27, 2003 (with the exception of service of process). By a supplemental order of the Bankruptcy Court, dated January 27, 2003, the stay of the Avoidance Actions was further extended until April 28, 2003 (with the exception of service of process), on which date the Court indicated that it would consider further extensions of the stay, if appropriate. No party is required to answer, plead or otherwise respond to any complaint or counterclaim filed in any of the Avoidance Actions, or respond to any outstanding motions, pleadings and/or discovery requests, or take any other action in connection with the Avoidance Actions until May 30, 2003. Despite the foregoing orders of the Bankruptcy Court staying the

Avoidance Actions, certain defendants have answered or otherwise responded to particular Avoidance Actions.

          (a)  THE GUARANTEE/BANK HOLDERS ACTION

               On November 7, 2002, the Designated Members filed a cross-motion to intervene in the Bank Holders Action, to which CSFB, as agent, filed an objection.

               Pursuant to Judge Wolin's Case Management Order, dated December 23, 2002, the reference was withdrawn with respect to the Bank Holders Action. In accordance with the terms of the order, on December 31, 2002, the Designated Members filed an amended motion to intervene and a proposed complaint, which was amended on January 10, 2003. The Debtors and certain non-Debtors filed a partial opposition to the amended motion to intervene. Also on December 31, 2002, the Future Claimants' Representative and the Asbestos Claimants' Committee filed motions to intervene. On January 10, 2003, CSFB, as agent, filed a motion to dismiss the Bank Holders Action, an objection to the Designated Members' amended motion to intervene and a memorandum of law. The Debtors filed a memorandum of law in opposition to CSFB's motion to dismiss on January 16, 2003.

               At the request of the Debtors and in an effort to limit the number of issues to be presented at trial, on January 20, 2003, the Future Claimants' Representative filed a notice of withdrawal of certain counts of its complaint in intervention, but reserved the right to pursue such claims in the future.

                 VI. FUTURE BUSINESS OF THE REORGANIZED DEBTORS

A.   STRUCTURE AND BUSINESS OF THE REORGANIZED DEBTORS

     Following the Effective Date, the Reorganized Debtors intend to continue to operate their businesses as they have been operated to date, with the exception of such reorganization, divestitures and other restructurings as may be contemplated by the Plan. In addition, the Reorganized Debtors reserve the right, subject to such approvals of their respective boards of directors or shareholders as shall be required by law, to entertain and implement such opportunities for acquisitions, divestitures, restructuring or other internal reorganizations as shall be deemed appropriate under the circumstances. In that regard, OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced at least ten (10) Business Days prior to the date the Disclosure Statement is approved and will be described in an amendment to the Plan.

B.   BOARD OF DIRECTORS AND MANAGEMENT OF REORGANIZED DEBTORS

     At March 28, 2003, OCD's Board of Directors was composed of twelve directors, divided into three classes. Each class of directors serves for a term expiring at the third succeeding annual meeting of stockholders after the year of election of such class, and until their successors are elected and qualified. As of March 28, 2003, OCD has not scheduled an annual meeting of stockholders for 2003 or any subsequent period.

     1.   COMPOSITION OF THE BOARD OF DIRECTORS AS OF DATE OF DISCLOSURE
STATEMENT

          The following is a list, as of May 23, 2003, of the names of each of the Directors of OCD [THE DATE, LIST AND BIOGRAPHIES CONTAINED IN THIS SECTION WILL BE UPDATED UP TO FIVE (5) BUSINESS DAYS PRIOR TO THE DISCLOSURE STATEMENT HEARING AND THEREAFTER, WITH THE PERMISSION OF THE BANKRUPTCY COURT].

           NAME                              TITLE
           ----                              -----
           Norman P. Blake, Jr.              Director
           David T. Brown                    Director, President and Chief Executive Officer
           Gaston Caperton                   Director
           Leonard S. Coleman, Jr.           Director
           William W. Colville               Director
           Landon Hilliard                   Director
           Ann Iverson                       Director
           W. Walker Lewis                   Director
           Furman C. Moseley, Jr.            Director
           W. Ann Reynolds                   Director
           Michael H. Thaman                 Director, Chairman of the Board and Chief Financial
                                             Officer

          Norman P. Blake, Jr. has been a Director since 1992. He is former Chairman, President and Chief Executive Officer of Comdisco, Inc., global technology services, Rosemont, IL. A graduate of Purdue University, Mr. Blake previously has served as Chief Executive Officer of the United States Olympic Committee; Chairman, Chief Executive Officer and President of Promus Hotel Corporation; Chairman, Chief Executive Officer and President of USF&G Corporation; and Chairman and Chief Executive Officer of Heller International Corporation of Chicago. Mr. Blake is a member of the Purdue Research Foundation and Purdue University's President's Council and Dean's Advisory Council, Krannert Graduate School of Management. He is the recipient of the degree of Doctor of Economics honoris causa from Purdue University, granted jointly by the Krannert Graduate School of Management and School of Liberal Arts. He has also been awarded The Ellis Island Medal of Honor.

          David T. Brown has been a Director since January, 2002, and, since April 18, 2002, has been President and Chief Executive Officer of OCD. A graduate of Purdue University, Mr. Brown became Executive Vice President and Chief Operating Officer in January 2001. Previously, he held numerous leadership positions in sales and marketing at OC, including serving as President of the Insulating Systems Business beginning in 1998, President of Building Materials Sales and Distribution beginning in 1996, and President of the Roofing and Asphalt Business beginning in 1994. Mr. Brown joined OC in 1978 after working for Procter & Gamble, Shearson Hammill and Eli Lilly. Mr. Brown is a past board member of Asphalt Roofing Manufacturers Association Executive Committee, National Roofing Contractors Association Advisory Board, Thermal Insulation Manufacturers Association and Executive Committee of the North American Insulation Manufacturers Association.

          Gaston Caperton has been a Director since 1997. He is President and Chief Executive Officer of The College Board, a not-for-profit educational association, New York, NY, Chairman of The Caperton Group, a business investment and development company, Shepherdstown, WV and former Governor of the State of West Virginia. A graduate of the

University of North Carolina, Mr. Caperton began his career in a small insurance agency, became its principal owner and chief operating officer, and led the firm to become the tenth largest privately-owned insurance brokerage firm in the U.S. He also has owned a bank and mortgage banking company. Mr. Caperton was elected Governor of West Virginia in 1988 and 1992. In 1997, Mr. Caperton taught at Harvard University as a fellow at the John F. Kennedy Institute of Politics. Prior to beginning his current position in mid-1999, Mr. Caperton also taught at Columbia University, where he served as Director of the Institute on Education and Government at Teachers College. Mr. Caperton is a director of United Bankshares, Inc., Energy Corporation of America, West Virginia Media Holdings, and Benedum Foundation. He was the 1996 Chair of the Democratic Governors' Association, and served on the National Governors' Association executive committee and as a member of the Intergovernmental Policy Advisory Committee on U.S. Trade. He also was Chairman of the Appalachian Regional Commission, Southern Regional Education Board, and the Southern Growth Policy Board.

          Leonard S. Coleman, Jr. has been a Director since 1996. He is Senior Advisor to Major League Baseball, professional sports, New York, NY. A graduate of Princeton and Harvard Universities, Mr. Coleman became President of The National League of Professional Baseball Clubs in 1994 after serving as Executive Director, Market Development of Major League Baseball. He assumed his current position with Major League Baseball in 1999. Mr. Coleman is a director of H. J. Heinz Company, the Omnicom Group, New Jersey Resources, Cendant Corporation, Electronic Arts Inc., Aramark Corporation, and Churchill Downs Incorporated. He also serves as a director of The Metropolitan Opera, The Schumann Fund, The Jackie Robinson Foundation and The Children's Defense Fund.

          William W. Colville has been a Director since 1995. He is now retired and was a former Senior Vice President, General Counsel and Secretary. A graduate of Yale University and the Columbia University Law School, Mr. Colville began his career at OC in 1984 as Senior Vice President and General Counsel. Prior to joining OC, he was President of the Sohio Processed Minerals Group from 1982 to 1984, and General Counsel of Kennecott Corporation from 1980 to 1982. Mr. Colville is a director of Nordson Corporation.

          Landon Hilliard has been a Director since 1989. He is a partner with Brown Brothers Harriman & Co., private bankers, New York, NY. A graduate of the University of Virginia, Mr. Hilliard began his career at Morgan Guaranty Trust Company of New York. He joined Brown Brothers Harriman in 1974 and became a partner in 1979. Mr. Hilliard is a director of Norfolk Southern Corporation and Western World Insurance Company. He is also Chairman of the Board of Trustees of the Provident Loan Society of New York and Secretary of The Economic Club of
New York.

          Ann Iverson has been a Director since 1996. She is Chairman of Brooks Sports, Inc., athletic footwear and apparel, Bothell, WA and President and Chief Executive Officer of International Link, an international consulting firm, Scottsdale, AZ. Ms. Iverson began her career in retailing and held various buying and executive positions at retail stores in the U.S. through 1989, including Bloomingdales, Dayton Hudson, and US Shoe. She then joined British Home Stores as Director of Merchandising and Operations in 1990; Mothercare as Chief Executive Officer in 1992; Kay-Bee Toy Stores as President and Chief Executive Officer in 1994; and Laura Ashley Holdings plc. as Group Chief Executive in 1995. In 1998, she founded and became President and Chief Executive Officer of International Link. Ms. Iverson is a director of Candie's, Inc., as well as several privately-held companies. She is also a member of the Board of Trustees of the Thunderbird School of International Management, and a member of Financo Global Consulting.

          W. Walker Lewis has been a Director since 1993. He is Chairman of Devon Value Advisers, a financial consulting and investment banking firm in Greenwich, CT and New York, NY. Previously, Mr. Lewis served as Senior Advisor to SBC Warburg Dillon Read; Senior Advisor to Marakon Associates; and Managing Director, Kidder, Peabody & Co., Inc. Prior to April 1994, he was President of Avon U.S. and Executive Vice President, Avon Products, Inc. Prior to March 1992, Mr. Lewis was Chairman of Mercer Management Consulting, Inc., a wholly-owned subsidiary of Marsh & McLennan, which is the successor to Strategic Planning Associates, a management consulting firm he founded in 1972. He is a graduate of Harvard College, where he was President and Publisher of the Harvard Lampoon. Mr. Lewis is Chairman of London Fog Industries, Inc. and a director of Mrs. Fields' Original Cookies, Inc. He is also a member of the Council on Foreign Relations, the Washington Institute of Foreign Affairs, and The Harvard Committee on University Resources.

          Furman C. Moseley, Jr. has been a Director since 1983. He is Chairman of Sasquatch Books, Inc., publishing, Seattle, WA. Mr. Moseley joined Simpson Paper Company in 1960 and retired in June 1995 as Chairman of that company and President of Simpson Investment Company. Mr. Moseley is a director of Eaton Corporation.

          W. Ann Reynolds has been a Director since 1993. She is a Director of the Center for Community Outreach and Development, and a faculty member of The University of Alabama at Birmingham, Birmingham, AL. A graduate of Kansas State Teachers College and the University of Iowa, Dr. Reynolds assumed her current position in 2002. Previously, she was President of The University of Alabama at Birmingham for five years, Chancellor of City University of New York for seven years and for eight years Chancellor of the California State University system. Dr. Reynolds is a director of Humana, Inc., Abbott Laboratories and Maytag Corporation. She is also a member of the American Association for the Advancement of Science, the American Association of Anatomists, the Society for Gynecological Investigation, and the Perinatal Research Society.

          Michael H. Thaman has been a Director since January 2002 and is Chairman of the Board and Chief Financial Officer of OCD. A graduate of Princeton University, Mr. Thaman joined OC in 1992. He was elected Chairman of the Board in April 2002 and became Chief Financial Officer in 2000. Before assuming his current position, Mr. Thaman held a variety of leadership positions at OC, including serving as President of the Exterior Systems Business beginning in 1999 and President of the Engineered Pipe Systems Business beginning in 1997. Prior to joining OC, Mr. Thaman spent six years as a strategy consultant at Mercer Management Consulting, including as a Vice President in their New York office.

     2.   IDENTITY OF EXECUTIVE OFFICERS AS OF DATE OF DISCLOSURE STATEMENT

          The following is a list, as of May 23, 2003, of the names of the executive officers of OC and the positions held by each such executive officer at OC [THE DATE, LIST AND

BIOGRAPHIES CONTAINED IN THIS SECTION WILL BE REVISED UP TO FIVE (5) BUSINESS DAYS PRIOR TO THE DISCLOSURE STATEMENT HEARING AND THEREAFTER, WITH THE PERMISSION OF THE BANKRUPTCY COURT].

           NAME                             TITLE
           ----                             -----
           Sheree L. Bargabos               Vice President and President, Exterior Systems Business
           David T. Brown                   President and Chief Executive Officer
           Charles E. Dana                  Vice President, Corporate Controller and Global Sourcing
           Daniel J. Dietzel                Vice President and President, Siding Solutions Business
           David L. Johns                   Senior Vice President and Chief Supply Chain and
                                            Information Technology Officer
           George E. Kiemle                 Vice President and President, Insulating Systems Business
           Stephen K. Krull                 Senior Vice President, General Counsel and Secretary
           Richard D. Lantz                 Vice President and President, Composite Solutions Business
           Edward Mirra, Jr.                Senior Vice President, Human Resources
           Michael H. Thaman                Chief Financial Officer

          Sheree L. Bargabos has been Vice President and President of Exterior Systems since August 2002. She was formerly Vice President of Training and Development, Vice President of the Insulating Systems Business, Vice President and General Manager of the Foam Business, General Manager of the Foam Business and Sales Leader of the Building Materials Sales and Distribution, Canada.

          David T. Brown has been President and Chief Executive Officer of OCD since April 2002. He was formerly Executive Vice President and Chief Operating Officer and has also formerly served as Vice President and President of the Insulating Systems Business, President of Building Materials Sales and Distribution. He has also been a Director since January 2002.

          Charles E. Dana has been Vice President of Corporate Controller and Global Sourcing since January 2002. He was formerly Vice President of the Global Sourcing and eBusiness, Vice President of Owens Corning Supply Chain Solutions, Vice President of Global Sourcing Management and Vice President of Planning and Analysis - Composite Systems.

          Daniel J. Dietzel has been Vice President and President of the Siding Solutions Business since July 2002. He was formerly Vice President of the Distribution-Exterior Systems Business and President of Norandex Distribution.

          David L. Johns has been Senior Vice President and Chief Supply Chain and Information Technology Officer since April 2001. He was formerly Senior Vice President, Chief Technology Officer and Chief Information Officer.

          George E. Kiemle has been Vice President and President of the Insulating Systems Business since February 2001. He was formerly Vice President of the Manufacturing, Insulating Systems Business.

          Stephen K. Krull became Senior Vice President, General Counsel and Secretary of OCD on February 6, 2003. He was formerly Vice President of Corporate Communications, Vice President and General Counsel of Operations, Director, Law, and Senior Counsel, Law.

          Richard D. Lantz has been Vice President and President of the Composite Solutions Business since November 2001. He was formerly Vice President and President of the Roofing Solutions Business, Vice President and President of the Systems Thinking Sales and Distribution Business, Vice President-Marketing of the Insulation Business.

          Edward Mirra, Jr. has been Senior Vice President of Human Resources since July 2000. He was formerly Vice President of Roofing Operations and Vice President of Trumbull Asphalt.

          Michael H. Thaman has been Chairman of the Board and Chief Financial Officer of OCD since April 2002. He was formerly Senior Vice President and Chief Financial Officer, Vice President and President of the Exterior Systems Business and Vice President and President of Engineered Pipe Systems. He has also been a Director since January 2002.

          All of the executive officers referenced above, except Ms. Bargabos, Mr. Dana, Mr. Dietzel, Mr. Kiemle and Mr. Krull, served as executive officers of OC at or within two years before the Petition Date. In addition, all such listed executive officers except Ms. Bargabos and Messrs. Johns, Lantz and Mirra also served as executive officers of one or more domestic Subsidiaries at or within two years before the Petition Date.

     3.   DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS AS OF THE EFFECTIVE DATE

          As disclosed in the Plan, on the Effective Date, the initial Board of Directors of Reorganized OCD will consist of twelve (12) members. The Asbestos Claimants' Committee and the Future Claimants' Representative will appoint the majority of the initial Board of Directors, while the existing Board of Directors will appoint the remaining initial directors. In addition, the initial Board of Directors will include three individuals who will qualify under the New York Stock Exchange rules and applicable laws as independent outside directors and who would be eligible to serve on OCD's audit committee of the Board of Directors, pursuant to the requirements of the SEC. The initial Board of Directors will also include at least three individuals who will qualify as independent directors under Section 162(m) of the IRC and will be eligible to serve on the committee responsible for executive compensation (the "COMPENSATION COMMITTEE").

          Neither the Asbestos Claimants' Committee, the Future Claimants' Representative or the existing Board of Directors has yet appointed any of the initial directors. It is expected that David T. Brown, the current Chief Executive Officer of OC, will be one of the members of the initial Board of Directors. In conformity with the requirements of Section 1129 of the Bankruptcy Code. the identities of the initial Board of Directors will be disclosed prior to confirmation of the Plan. The Plan Proponents will make this disclosure in a supplemental schedule to be filed at least ten (10) Business Days prior to the Objection Deadline.

          The initial terms of the Reorganized OCD board members and the procedures for filling any vacancy prior to the expiration of a board member's term will be set forth in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD, as approved in the Confirmation Order.

     4.   TREATMENT OF DIRECTOR AND OFFICER INDEMNIFICATION UNDER THE PLAN

          The Plan provides that the Debtors will treat indemnity obligations under their charters, by-laws, statutes or contracts as executory contracts that will be assumed by the Debtors. As a result, the Debtors will be obligated in accordance with the terms of their charters, by-laws, statutes or contracts to indemnify directors and officers for their services, except that such indemnification will not cover willful misconduct by any director or officer. However, the Debtors are not obligated to indemnify any director or officer from liability arising out of an Avoidance Action or for liability in connection with the Hancock Litigation.

          After the Effective Date, the Debtors will indemnify directors and officers in accordance with the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD, substantially in the forms of EXHIBIT A and EXHIBIT B to the Plan, to be filed at least ten (10) Business Days prior to the Objection Deadline, and any employment contracts or other agreements with such directors and officers providing for indemnification.

     5.   COMPENSATION OF EXECUTIVE OFFICERS

          The following table sets forth information concerning compensation and stock-based awards received by each individual that served as Chief Executive Officer during 2002 and each of the next four highest paid executive officers who were serving as executive officers of the Company at the end of 2002 (these six individuals collectively are referred to as the "Named Executive Officers").

                                                                          LONG TERM COMPENSATION
                                                                          ----------------------
                       ANNUAL COMPENSATION                                   AWARDS            PAYOUTS
-------------------------------------------------------------------  -----------------------   -------
                                                                     RESTRICTED   SECURITIES
                                                       OTHER ANNUAL    STOCK      UNDERLYING     LTIP     ALL OTHER
      NAME AND                     SALARY     BONUS    COMPENSATION   AWARD(s)     OPTIONS/    PAYOUTS  COMPENSATION
PRINCIPAL POSITION(4)      YEAR     ($)        ($)        ($)(5)       ($)(6)     SARS(#)(7)     ($)       ($)(8)
---------------------      ----    ------     -----    ------------  ----------   ----------   -------  ------------

----------
(4) Prior to April 2002, Mr. Brown served as Executive Vice President and Chief Operating Officer; prior to January 2001, he served as Vice President and President, Insulating Systems Business. Prior to April 2002, Mr. Thaman served as Senior Vice President and Chief Financial Officer; prior to April 2000, he served as Vice President and President, Exterior Systems Business. Prior to February 2003,
          Ms. Smith also served as Chief Restructuring Officer, General Counsel and Secretary; she assumed the duties of Chief Restructuring Officer in November 2000. Prior to April 2001, Mr. Johns served as Senior Vice President and Chief Technology Officer. Prior to February 2001, Mr. Kiemle served as Vice President, Manufacturing, Insulating Systems Business. Mr. Hiner retired as Chairman of the Board and Chief Executive Officer in April 2002.

(5) "Other Annual Compensation" includes perquisites and personal benefits, where such perquisites and personal benefits exceed the lesser of $50,000 or 10% of the Named Executive Officer's annual salary and bonus for the year, as well as certain other items of compensation. For the years shown, none of the Named Executive Officers received perquisites and/or personal benefits in excess of the applicable threshold.

(6) There were no restricted stock awards to any of the Named Executive Officers in 2000, 2001, or 2002.

          At   the end of 2002, Mr. Brown held a total of 11,350 shares of restricted stock, valued at $4,767; Mr. Thaman held a total of 10,800 shares of restricted stock, valued at $4,536; Ms. Smith held a total of 13,566 shares of restricted stock, valued at $5,698; Mr. Johns held a total of 4,200 shares of restricted stock, valued at $1,764; Mr. Kiemle held a total of 5,075 shares of restricted stock, valued at $2,132; and Mr. Hiner held no shares of restricted stock. The value of these aggregate restricted stock holdings was calculated by multiplying the number of shares held by the closing price of OCD common stock on December 31, 2002

David T. Brown                     2002      647,916     1,713,199                                      15,300
  President and Chief              2001      400,000     1,200,000                                     483,550
  Executive Officer                2000      343,750       425,000                                     245,275

Michael H. Thaman                  2002      584,375     1,380,000                                      15,300
  Chairman of the Board and        2001      425,000     1,175,000                                     517,800
  Chief Financial Officer          2000      362,500       404,500                                     261,900

Maura Abeln Smith                  2002      550,000     1,330,000                                      15,300
  Senior Vice President            2001      500,000     1,160,000                                     692,717
                                   2000      497,917       705,000                                     345,090

David L. Johns                     2002      363,125       677,000                                      10,705
  Senior Vice President and        2001      350,000       750,000                                     335,100
  Chief Supply Chain and           2000      245,000       286,000                                     168,100
  Information Technology
  Officer

George E. Kiemle                   2002      266,667       528,800                                      15,300
  Vice President and               2001      245,000       405,000                                     216,300
  President, Insulating Systems    2000      220,000       140,000                                     113,400
  Business

Glen H. Hiner                      2002      303,030       909,090     165,413                          81,831
  Former Chief Executive           2001    1,000,000     3,000,000     267,036                       1,361,976
  Officer                          2000    1,000,000     2,035,600     207,341                         697,451

----------
          (as reported on the Over The Counter Bulletin Board). Dividends are paid by OC on restricted stock held by the Named Executive Officers if paid on stock generally.

(7) No stock options or stock appreciation rights (SARs) were awarded to any of the Named Executive Officers in 2000, 2001, or 2002.

(8) Of Mr. Hiner's number for 2002, $63,333 represents amounts payable during 2002 pursuant to a post-retirement Release and Non-Competition Agreement and $3,198 was the present value (based upon the Applicable Federal Rate from date of payment to earliest date of repayment to OC) of split-dollar life insurance premiums paid by OC which were invested on his behalf in 2002. Upon Mr. Hiner's termination of employment, OC was reimbursed for all such insurance premiums previously invested on his behalf.

          For the year 2002, except as indicated in the preceding paragraph, the amount shown for each of the Named Executive Officers represents contributions made by OC to such officer's account in the Owens Corning Savings Plan during that year.

     6.   COMPENSATION/RETIREMENT PLANS

          (a)  SENIOR LEADER EMERGENCE INCENTIVE PLAN

               The Named Officers participate in the Senior Leader Emergence Incentive Plan. The Senior Leader Emergence Incentive Plan provides to each participant who remains employed by OC through the Effective Date a cash payment equal to the "Emergence Amount" as established by the Compensation Committee. The Emergence Amount for each Named Officer will be based on the Effective Date and shall be paid as follows:

                                               PERCENTAGE OF EMERGENCE
                  DATE OF EMERGENCE                     AMOUNT
              --------------------------    ----------------------------
              December 31, 2001                          125%
              June 30, 2002                              100%
              December 31, 2002                           90%

              June 30, 2003                               80%
              December 31, 2003                           70%
              June 30, 2004                               60%
              December 31, 2004                           50%
              Thereafter                                   0%

          Under the Senior Leader Emergence Incentive Plan, no payment will be made to any participant if the Debtors do not emerge from Chapter 11 by December 31, 2004. The Senior Leader Emergence Incentive Plan also provides for a pro rata payment upon a termination of a Named Officer's employment with OC after January 1, 2002 and before the Effective Date if the employment is terminated:
(i) by OC other than for "cause," (ii) by reason of death or disability, or
(iii) by reason of retirement at OC's request or with the consent of the chief executive officer of OC (or, in the case of the chief executive officer, with the consent of the Compensation Committee).

          (b)  RETIREMENT BENEFITS

               OC maintains a tax-qualified Cash Balance Plan covering certain of its salaried and hourly employees in the United States, including each of the Named Officers, in lieu of the qualified Salaried Employees' Retirement Plan maintained prior to 1996 ("PRIOR PLAN"), which provided retirement benefits primarily on the basis of age at retirement, years of service and average earnings from the highest three consecutive years of service. In addition, OC has a non-qualified Executive Supplemental Benefit Plan ("ESBP") to pay eligible employees leaving OC the difference between the benefits payable under OC's tax-qualified retirement plan and those benefits which would have been payable except for limitations imposed by the Internal Revenue Code. Named Officers are eligible to participate in both the Cash Balance Plan and the ESBP.

               CASH BALANCE PLAN - Under the Cash Balance Plan, each covered employee's earned retirement benefit under the Prior Plan (including the ESBP) was converted to an opening cash balance. Each year, eligible employees earn a benefit based on a percentage of such employee's covered pay. During 2002, the percentage was 2% for covered pay up to 50% of the Social Security Taxable Wage Base and 4% for covered pay in excess of such wage base; subject to, and effective upon, Internal Revenue Service approval, the percentage will be 4% for all subsequent covered pay. For this purpose, covered pay includes base pay, overtime pay, other wage premium pay and annual incentive bonuses payable during the year. Accrued benefits earn monthly interest based on the average interest rate for five-year U.S. treasury securities. Employees may receive benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave OC.

               For employees who were at least age 40 with 10 years of service as of December 31, 1995 ("GRANDFATHERED EMPLOYEES"), including Messrs. Brown and Kiemle, the credit percentages applied to covered pay are increased pursuant to a formula based on age and years of service on such date. In addition, Grandfathered Employees are entitled to receive the greater of their benefit under the Prior Plan frozen as of December 31, 2000, or under the Cash Balance Plan (in each case including the ESBP).

               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN - OC maintains a Supplemental Executive Retirement Plan ("SERP") covering certain employees. The SERP provides for a lump sum payment following termination of employment equal to a multiple of the covered employee's Cash Balance Plan balance minus an offset equal to the present value of retirement benefits attributable to prior employment. The applicable multiplier for each covered employee ranges from 0 to 4 (determined by the covered employee's age when first employed by OC).

               In 1992, OC established a Pension Preservation Trust for amounts payable under the ESBP as well as under the individual pension arrangements described above. Each year, the Compensation Committee determines the participants in and any amounts to be paid with respect to the Pension Preservation Trust, which may include a portion of benefits earned under the ESBP and the pension agreements described above. Amounts paid into the Trust and income from the Trust reduce the pension otherwise payable at retirement. During 2002, no payments were made to the Trust.

               The Compensation Committee continually reviews the nature of compensation and incentive plans available to officers and key employees and suggests revisions from time to time as it deems appropriate to reflect current trends in compensation programs and the needs of OC. To the extent that any changes in compensation programs are approved and proposed to be implemented, they will be described in an amendment to this Disclosure Statement.

     7.   MANAGEMENT EMPLOYMENT AND SEVERANCE AGREEMENTS

          OC has entered into a Key Management Severance Agreement with each of the Named Officers (the "SEVERANCE AGREEMENT"). Under the terms of the Severance Agreement, if the Named Officer's employment is terminated without "cause" or if the Named Officer terminates his or her employment due to "Constructive Termination" (which among other things, following the occurrence of a "change of control", includes a reduction in base pay or incentive opportunity) the Named Officer is entitled to a payment in an amount equal to two times the sum of base salary and annual incentive compensation, plus continuation of insurance benefits for a period of up to two years and, in the case of Messrs. Brown and Thaman, a payment equal to the additional lump sum pension benefit that would have accrued had such individuals been three years older, with three additional years of service, at the time of employment termination. Under the terms of the Severance Agreement, the consummation of the Plan on the Effective Date will constitute a "change of control" for purposes of the Severance Agreement.

     8.   DIRECTORS' COMPENSATION

          RETAINER AND MEETING FEES - In 2002, OC paid each director who was not an OC employee an annual retainer of $35,000. Non-employee Committee Chairmen receive an additional retainer of $4,000 each year. In addition, OC paid non-employee directors a fee of $1,200 for (a) attendance at one or more meetings of the Board of Directors on the same day, (b) attendance at one or more meetings of each Committee of the Board of Directors on the same day, and
(c) for each day's attendance at other functions in which directors were requested to participate.

          Prior to December 2000, a director could elect to defer all or a portion of his or her annual retainer and meeting fees under the Directors' Deferred Compensation Plan, in which

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case his or her account was credited with the number of shares of common stock that such deferred compensation could have purchased on the date of payment. The account was also credited with the number of shares that dividends on previously credited shares could have purchased on dividend payment dates. Account balances are payable in cash based on the value of the account, which is determined by the then fair market value of OC common stock, at the time the participant ceases to be a director.

          STOCK PLAN FOR DIRECTORS - OC maintains a stockholder approved Stock Plan for Directors, applicable to each director who is not an OC employee. The plan provides for two types of grants to each eligible director: (1) a one-time non-recurring grant of options to each new outside director to acquire 10,000 shares of common stock at a per share exercise price of 100 percent of the value of a share of common stock on the date of grant, and (2) an annual grant of 500 shares of common stock on the fourth Friday in April.

          Initial option grants become exercisable in equal installments over five years from date of grant, subject to acceleration in certain events, and generally expire ten years from date of grant. No grant may be made under the plan after August 20, 2007, and a director may not receive an annual grant of common stock in the same calendar year he or she receives an initial option grant. A director entitled to receive an annual grant may elect to defer receipt of the common stock until he or she leaves the Board of Directors.

          No initial option grants or annual grants were made under the Plan during 2002. Pursuant to action of the Board of Directors, additional option grants and annual grants under the Plan were suspended effective April 1, 2002, pending further action by the Board.

C.   PROJECTED FINANCIAL INFORMATION

     1.   RESPONSIBILITY FOR AND PURPOSE OF THE FINANCIAL PROJECTIONS

          APPENDIX B to this Disclosure Statement sets forth certain financial information with respect to the projected future operations of OC ("FINANCIAL PROJECTIONS"). As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the bankruptcy court determine that the plan is "feasible" (i.e., that confirmation is not likely to be followed by a liquidation or the need for further financial reorganization of the debtor) as set forth in Section 1129(a)(11) of the Bankruptcy Code. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies feasibility standards, OC's management has, through the development of financial projections, analyzed the ability of OC to meet its obligations under the Plan to maintain sufficient liquidity and capital resources to conduct its business. The Financial Projections were also prepared to assist each holder of a claim entitled to vote under the Plan in determining whether to accept or reject the Plan.

          The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to (a) make the payments required under the Plan, (b) repay and service debt obligations, and (c) maintain operations on a going-forward basis. Accordingly, the Debtors believe that the Plan complies with Section 1129(a)(11) of the Bankruptcy Code. The Financial Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the projections set forth herein, the historical consolidated financial information

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(including the notes and schedules thereto) and the other information set forth in OC's Annual Report on Form 10-K for the year ended December 31, 2002, as well as OC's Quarterly Report on Form 10-Q for the year ended March 31, 2003, OC's Annual Report on Form 10-K for the year ended December 31, 2001, and OC's Annual Report on Form 10-K for the year ended December 31, 2000, copies of which may be obtained, free of charge, through OC's website at www.owenscorning.com. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. SEE directions for obtaining this document in Appendix D. The Financial Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The Financial Projections are based on assumptions as of ____________. [THIS DATE WILL BE INSERTED WHEN THE FINANCIAL PROJECTIONS ARE COMPLETED AND INSERTED INTO THIS DISCLOSURE STATEMENT WHICH SHALL BE AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT.]

          The Financial Projections were not prepared with a view towards complying with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants, but to comply with the disclosure requirement of Section 1125(a) of the Bankruptcy Code. Neither the Debtors' independent auditors, nor any other independent accountants, have compiled or examined the accompanying prospective financial information to determine the reasonableness thereof and, accordingly, have not expressed an opinion or any other form of assurance with respect thereto.

          The accompanying prospective financial information was in the view of the Debtors' management, was prepared on a reasonable basis, reflects the best available estimates and judgments at the time made, and presents, to the best of management's knowledge and belief, the expected course of action and the respective expected future financial performance of OC. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Disclosure Statement are cautioned not to place undue reliance on the Financial Projections. Accordingly, the Debtors do not intend, and disclaim any obligation, to (a) furnish updated projections to holders of Claims or Interests prior to the Effective Date or to any party after the Effective Date, (b) include such updated information in any documents that may be required to be filed with the SEC, or (c) otherwise make such updated information publicly available. SEE the Disclaimer set forth below.

     2.   SUMMARY OF SIGNIFICANT ASSUMPTIONS

          The Debtors' management has developed the Financial Projections to assist holders of Claims and Interests in their evaluation of the Plan and to analyze its feasibility. The Financial Projections are based upon a number of significant assumptions described below. Actual operating results and values may and will vary from those projected [ANY ASSUMPTIONS IN THIS SECTION ARE ILLUSTRATIVE AND THE INFORMATION HEREIN WILL BE REVISED AND SUPPLEMENTED WHEN THE FINANCIAL PROJECTIONS ARE COMPLETED AND INSERTED INTO THIS DISCLOSURE STATEMENT, WHICH SHALL BE AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT],

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               (i)     FISCAL YEARS. OC's fiscal year end is on the last day of
each calendar year. Any reference to "Fiscal" immediately followed by a specific year means the period ending on December 31 of such year.

               (ii) PLAN TERMS AND CONSUMMATION. The Financial Projections assume an Effective Date of December 31, 2003 with Allowed Claims and Interests treated in accordance with the treatment provided in the Plan with respect to such Allowed Claims and Interests. Although the Effective Date under the Plan may not occur until later than December 31, 2003, that date was selected as an assumed date of effectiveness of the Plan so that there would be a close proximity between the time in which Lazard Freres & Co. LLC ("LAZARD") reviewed materials in forming their valuation and liquidation analyses and the assumed date of valuation. If the Effective Date does not occur within the anticipated time frame, this may have an adverse effect on the respective abilities of OC to achieve the projected results. Further, if the Effective Date does not occur within the anticipated time frame, additional bankruptcy-related expenses will be incurred until such time as a new plan of reorganization is confirmed. These expenses could have a significant adverse impact on OC's results of operations and cash flows.

               (iii) 2003 INCOME STATEMENT. [THIS INFORMATION WILL BE INSERTED WHEN THE FINANCIAL PROJECTIONS ARE COMPLETED AND INSERTED INTO THIS DISCLOSURE STATEMENT, WHICH SHALL BE AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT].

               (iv) REVENUES. [THIS INFORMATION WILL BE INSERTED WHEN THE FINANCIAL PROJECTIONS ARE COMPLETED AND INSERTED INTO THIS DISCLOSURE STATEMENT, WHICH SHALL BE AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT].

               (v) OPERATING EXPENSES. [THIS INFORMATION WILL BE INSERTED WHEN THE FINANCIAL PROJECTIONS ARE COMPLETED AND INSERTED INTO THIS DISCLOSURE STATEMENT, WHICH SHALL BE AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT].

               (vi) SELLING, GENERAL & ADMINISTRATIVE COSTS. [THIS INFORMATION WILL BE INSERTED WHEN THE FINANCIAL PROJECTIONS ARE COMPLETED AND INSERTED INTO THIS DISCLOSURE STATEMENT, WHICH SHALL BE AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT].

               (vii) CORPORATE EXPENSE. [THIS INFORMATION WILL BE INSERTED WHEN THE FINANCIAL PROJECTIONS ARE COMPLETED AND INSERTED INTO THIS DISCLOSURE STATEMENT, WHICH SHALL BE AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT].

               (viii) INTEREST EXPENSE. Interest expense reflects current and estimated interest rates on various components of debt and presumes interest rates will not change materially.

               (ix) INTEREST INCOME. Interest income reflects current and estimated market rates on cash and cash equivalents and presumes interest rates will not change materially.

               (x) INCOME TAXES. Income tax expense or benefit as reflected in the Projected Statements of Operations and the related deferred tax asset or liability balances on the

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Balance Sheet and tax payments in the cash flow statements are based upon certain accounting and tax planning assumptions, projected net income assuming the current statutory tax rate does not change throughout the period of the projections and the anticipated reduction of tax loss carryforwards as a result of effecting the Plan.

               (xi) CAPITAL EXPENDITURES. [THIS INFORMATION WILL BE INSERTED WHEN THE FINANCIAL PROJECTIONS ARE COMPLETED AND INSERTED INTO THIS DISCLOSURE STATEMENT, WHICH SHALL BE AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT].

               (xii) ACQUISITIONS. [THIS INFORMATION WILL BE INSERTED WHEN THE FINANCIAL PROJECTIONS ARE COMPLETED AND INSERTED INTO THIS DISCLOSURE STATEMENT, WHICH SHALL BE AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT].

               (xiii) WORKING CAPITAL. Components of working capital are projected primarily on the basis of historic patterns applied to projected levels of operation. It has been assumed that vendor trade terms remain at normal levels during the Chapter 11 Cases and in the period thereafter.

               (xiv) FRESH START ACCOUNTING. OC would account for effecting the Plan and the related transactions using the principles of "fresh start" accounting as required by SOP 90-7 issued by the American Institute of Certified Public Accountants. Under "fresh start" accounting principles, OC will determine its post-reorganization value at the Effective Date. This value will be allocated, based on estimated fair market values, to specific tangible assets, and OC will record intangible assets equal to the post-reorganization values in excess of amounts allocable to the relevant identifiable assets. OC is in the process of further evaluating how the post-reorganization value will be allocated to its and its Subsidiary Debtors' various assets. It is likely that the final allocation as well as the depreciation and amortization expense will differ from the amounts presented herein. The amounts of shareholders' equity in the fresh start balance sheets are not estimates of the market values of the New OCD Common Stock after confirmation of the Plan, which values are subject to many uncertainties and cannot be reasonably estimated at this time. The Debtors do not make any representation as to the market values, if any, of the New OCD Common Stock or to be issued pursuant to the Plan.

               (xv) IMPAIRMENT. The Financial Projections assume that there will be no factors which indicate the impairment of any of the tangible or intangible fixed assets of the Reorganized Debtors which would require a charge to income.

               (xvi) RESTRUCTURING. The Financial Projections assume that there will be no reorganization, restructuring or further change in the composition of the Reorganized Debtors, except as set forth in the Plan.

               (xvii) EXCHANGE RATES. The Financial Projections assume that the various foreign exchange rates underlying the Financial Projections are held constant throughout the period.

               (xviii) MATERIAL CHANGE. The Financial Projections assume that there will be no material changes in the economic, regulatory or political environments in which the Reorganized Debtors operate.

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                                   DISCLAIMER

     THE FINANCIAL PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS' MANAGEMENT. THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO OC'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE FINANCIAL PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. THESE FINANCIAL PROJECTIONS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE RISK FACTORS SET FORTH IN SECTION XV OF THIS DISCLOSURE STATEMENT ENTITLED "CERTAIN RISK FACTORS TO BE CONSIDERED."

                   VII. SUMMARY OF THE PLAN OF REORGANIZATION

     THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS APPENDIX A. SEE ALSO, THE GLOSSARY OF ADDITIONAL TERMS SET FORTH IN APPENDIX A-1 OF THIS DISCLOSURE STATEMENT.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

     THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN WILL CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE

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BINDING UPON HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS, THE
REORGANIZED DEBTORS AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

A.   STRUCTURE OF THE PLAN

     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. Upon the filing of a petition for relief under Chapter 11, Section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

     The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (1) is impaired under or has accepted the plan or (2) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or in the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

     The terms of the Plan are based upon, among other things, the Debtors' assessment of their ability to achieve the goals of their Business Plan, make the distributions contemplated under the Plan and pay certain of their continuing obligations in the ordinary course of the Reorganized Debtors' businesses as approved by the Bankruptcy Court. Under the Plan, Claims against, and Interests in, the Debtors are divided into Classes according to their relative seniority and other criteria.

     If the Plan is confirmed by the Bankruptcy Court and consummated, (1) the Claims in certain Classes will be reinstated or modified and receive distributions equal to the full amount of such Claims, (2) the Claims in other Classes will be modified and receive distributions constituting a partial recovery on such Claims and (3) the Claims and Interests in other Classes will receive no recovery on such Claims or Interests. On the Effective Date and at certain times thereafter, the Reorganized Debtors will distribute cash, securities, notes or other property in respect of certain Classes of Claims as provided in the Plan. The Classes of Claims against the Debtors created under the Plan, the treatment of those Classes under the Plan and the securities and other property to be distributed under the Plan are described below.

B.   SUBSTANTIVE CONSOLIDATION UNDER THE PLAN

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     Generally, substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors for certain purposes under a plan. The effect of consolidation is the pooling of the assets of and claims against the consolidated debtors; satisfying liabilities from a common fund; and combining the creditors of the debtors for purposes of voting on reorganization plans. The authority of a bankruptcy court to order substantive consolidation is derived from its general equitable powers under Section 105(a) of the Bankruptcy Code, which provides that the court may issue orders necessary to implement the provisions of the Bankruptcy Code, including Section 1123 of the Bankruptcy Code. As there are no statutorily prescribed standards for substantive consolidation, judicially developed standards control whether substantive consolidation should be granted in any given case.

     Under the Plan, the Debtors (but not the Fibreboard Insurance Settlement Trust) will be substantively consolidated for the purposes of voting, determining which Claims and Interests will be entitled to vote to accept or reject the Plan, confirming the Plan, the resultant discharge of Claims and cancellation of Interests and the distribution of consideration to holders of Allowed Claims. Subject to SECTION 5.6 of the Plan (concerning Restructuring Transactions), substantive consolidation under the Plan will not result in the merger of or the transfer or commingling of any assets of any of the Debtors or Non-Debtor Subsidiaries. Subject to SECTION 5.6 of the Plan, all assets (whether tangible or intangible) will continue to be owned by the respective Debtors or Non-Debtor Subsidiaries, as the case may be. In that regard, OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced at least ten (10) Business Days prior to the approval of the Disclosure Statement and will be described in an amendment to the Plan.

     As a result of the substantive consolidation, on the Effective Date, for purposes set forth in the previous paragraph: (1) all assets and liabilities of each Subsidiary Debtor (excluding the Fibreboard Insurance Settlement Trust) will be treated as though they were merged into and with the assets and liabilities of OCD; (2) except as otherwise provided in the Plan, no distributions will be made under the Plan on account of Intercompany Claims among any of the Debtors; and (3) all guaranties of the Debtors of the obligations of any other Debtor will be deemed eliminated, so that any claim against any such Debtor and any guaranty thereof executed by any other such Debtor and any joint or several liability of any of such Debtors will be deemed to be one obligation of the Debtors with respect to the consolidated estate. Such substantive consolidation will not (other than for purposes of the Plan) affect (1) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions as provided in SECTION 5.6 of the Plan, (2) the Intercompany Claims, (3) the Subsidiary Interests or (4) pre- and post-Petition Date guaranties that are required to be maintained in connection with executory contracts or unexpired leases that have been or will be assumed pursuant to the Plan. Thus, the Plan eliminates the separate obligations of the Subsidiary Debtors arising from the guaranties of the 1997 Credit Agreement. The Plan, however, provides that the holders of Allowed Class 4 Claims will receive the Guarantee Settlement Payment if Class 4 accepts the Plan. SEE Section VII C.3.b.(iii) of this Disclosure Statement entitled "Class 4: Bank Holders Claims").

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     The holders of Allowed Claims in Class 8 (the FB Asbestos Personal Injury
Claims) will be the only claimants entitled to recover against the assets of the Fibreboard Insurance Settlement Trust, the FB Reversions, the Committed Claims Account and the FB Sub-Account Settlement Payment, which will be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust (as discussed below). The holders of Allowed Claims in Class 9 (FB Asbestos Property Damage Claims) will be the only claimants to recover against the FB Asbestos Property Damage Insurance Assets transferred to the FB Asbestos Property Damage Trust. At the same time, holders of Allowed Claims in Classes 8 and 9 do not share on a PRO RATA basis with Classes 4, 5, 6 and 7 in the Combined Distribution Package or Combined Net Distribution Package. SEE Section VII C.3.b.(vii) of this Disclosure Statement entitled "Class 8: FB Asbestos Personal Injury Claims" and
Section VII C.3.b.(viii) of this Disclosure Statement entitled "Class 9: FB Asbestos Property Damage Claims."

     The Plan Proponents believe that substantive consolidation under the Plan provides the mechanism for the prompt emergence from bankruptcy, the resolution of Claims and distributions to creditors. Failure to substantively consolidate the Debtors would require the resolution of many issues involving a large number of intercompany transactions that occurred prior to the Petition Date which resulted in the shifting of assets, obligations, and costs among the Debtors. Some of the transactions were not reflected as intercompany debts. These and other transactions would arguably constitute preferential transfers or fraudulent conveyances if each Debtor were required to be treated as a separate entity with separate assets and liabilities. The difficulty, delay and expense involved in determining issues involving the pre-petition relationships among the Debtors would be substantial, if not prohibitive, and would likely delay the resolution of the Chapter 11 Cases for a considerable time. It is unclear how this process could be undertaken consistent with the need to preserve the value of the Debtors' operations, a value created through the operation of the Debtors as an integrated unit. Given the Debtors' unified management structure, the likely need for separate representation for each entity if the intercompany transactions require resolution, and the inability of the Subsidiaries to function on a stand-alone basis, it would be highly difficult, if not impossible, to propose and confirm a plan or plans providing for separate payments by each Debtor.

     The Plan Proponents also believe the substantive consolidation proposed under the Plan is warranted, appropriate, fair and equitable under the criteria established by the courts in ruling on the propriety of substantive consolidation in other cases. Pursuant to the Case Management Order, the Debtors filed the Substantive Consolidation Motion, seeking a determination that the substantive consolidation proposed under the Plan is permissible under applicable law based upon, among other things, (1) the substantial identity among OCD and the Subsidiary Debtors, (2) the benefits if substantive consolidation were granted and the harm if substantive consolidation were denied, and (3) the lack of any reliance by the Bank Holders on the separate credit of any of the Subsidiary Debtors who are guarantors of the 1997 Credit Agreement. The Bank Holders are opposing the Substantive Consolidation Motion and a hearing on the Substantive Consolidation Motion is scheduled to commence April 8, 2003. The hearing scheduled on the Substantive Consolidation Motion is part of the confirmation proceedings and will be for the purpose of taking evidence regarding the positions of the Debtors, the Asbestos Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, the Designated Members and CSFB as Agent for the Bank Holders with respect to

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the Bank Holders' opposition to the substantive consolidation provisions of the
Plan. SEE Section V.F.10.b of this Disclosure Statement entitled "Withdrawal of Reference."

     The Plan proposes to substantively consolidate only OCD and the Subsidiary Debtors. At the present time, certain of the guarantors of the obligations to the Bank Holders under the 1997 Credit Agreement are Non-Debtor Subsidiaries, namely, IPM, Vytec Corporation and Owens-Corning Fiberglas Sweden Inc. If the Class of Bank Holders (Class 4) accepts the Plan, then in consideration of the Guarantee Settlement Payment, these Non-Debtor Subsidiaries will be released from the obligations arising from their guaranties of the 1997 Credit Agreement. In the event that Class 4 does not accept the Plan or if no agreement is reached with the Bank Holders for release of these Non-Debtor Subsidiaries from their guaranty obligations, OCD expects to cause these Non-Debtor Subsidiaries to file for relief under Chapter 11 of the Bankruptcy Code, to join in the proposal of the Plan and to be substantively consolidated with the current Debtors for the purposes set forth in the Plan. Since the Combined Distribution Package and the Combined Net Distribution Package already include the value of these non-Debtor Subsidiaries, no amendment to the Plan (other than revising the list of Subsidiary Debtors) would result from such filing.

C.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

     1.   GENERAL DISCUSSION OF CLASSIFICATION

          Section 1122 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor's creditors and equity interest holders. In accordance with Section 1122, the Plan classifies Claims and Interests into various Classes and sets forth the treatment for each Class. Certain claims are not required to be classified under
Section 1123(a)(1) of the Bankruptcy Code, but are nonetheless treated under the Plan. These claims are defined as Unclassified Claims and include DIP Facility Claims, Administrative Claims and Priority Tax Claims.

          Section 1122(a) of the Bankruptcy Code requires that a plan classify claims and interests in the Debtors into classes that contain claims and interests that are substantially similar to the other claims and interests in such class. Section 1123(a)(2) requires that a plan specify classes of claims and interests which are not impaired under the plan. Section 1123(a)(3) requires a plan to specify the treatment of classes of claims and interests which are impaired under the plan. Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be impaired under a plan unless (a) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (b) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan (i) cures all existing defaults (other than certain defaults specified in Section 365(b)(2) of the Bankruptcy Code resulting from the occurrence of events of bankruptcy or the financial condition of the debtor), (ii) reinstates the maturity of such claim or interest as it existed before the default, (iii) compensates the holder of the claim or interest for any damages incurred as a result of any reasonable reliance by such holder on the contractual provision or applicable law entitling the holder to accelerate, and (iv) does not otherwise alter the legal, equitable, and contractual rights to which such claim or interest entitles the holder. Generally, only holders of claims and interests in impaired classes are entitled to vote to accept or reject a plan. Under

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Section 1126, holders of claims or interests in unimpaired classes are conclusively presumed to accept the plan and do not vote to accept or reject the plan. A class of claims or interests that does not receive or retain any property under a plan is deemed to have rejected the plan and does not vote to accept or reject the plan.

          Under the Plan, the following Classes are Unimpaired: Class 1 (Other Priority Claims); Class 2A (Other Secured Tax Claims); and Class 2B (Other Secured Claims). Under the Plan, the following Classes are Impaired: Class 3 (Convenience Claims); Class 4 (Bank Holders Claims); Class 5 (Bondholders Claims); Class 6 (General Unsecured Claims); Class 7 (OC Asbestos Personal Injury Claims); Class 8 (FB Asbestos Personal Injury Claims); Class 9 (FB Asbestos Property Damage Claims); Class 10 (Intercompany Claims); and Class 11 (OCD Interests). Classes 10 and 11 are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

          The Debtors believe that separate classification and treatment of various types of unsecured non-priority claims (the Convenience Claims, the Bank Holders Claims, the Bondholders Claims, the General Unsecured Claims, the OC Asbestos Personal Injury Claims, the FB Asbestos Personal Injury Claims, the FB Asbestos Property Damage Claims and the Intercompany Claims) is appropriate, fair, and reasonable given the underlying facts and circumstances. Factors considered by the Debtors with respect to these issues include: (a) providing separate classification to the Bank Holders and Bondholders to give separate representation to their divergent interests and to provide a vehicle for resolving the separate dispute with the Bank Holders concerning substantive consolidation; (b) a recognition of the special historic circumstances requiring the different treatment to the OC Asbestos Personal Injury Claims and the FB Asbestos Personal Injury Claims, including the limitation of certain assets, such as the Fibreboard Insurance Settlement Trust, to the satisfaction of claims to which the assets are dedicated; (c) avoiding the severe impact on all other creditors if the FB Asbestos Personal Injury Claims are permitted to "spill over" as claims against the consolidated estate; (d) the need to obtain separate approval of holders of Asbestos Personal Injury Claims in order to qualify under
Section 524(g) of the Bankruptcy Code to receive the benefits of the Asbestos Personal Injury Permanent Channeling Injunction; (e) the existence of insurance to pay FB Asbestos Property Damage Claims; and (f) the desire not to disenfranchise holders of the certain unsecured claims (such as trade creditors and creditors with smaller claims) by including such claims in a class with larger unsecured claims of different types (such as the Bondholders Claims).

          The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code and applicable case law, but it is possible that a holder of a Claim or Interest may challenge the Debtors' classification of Claims and Interests or that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In that event, the Plan Proponents intend, to the extent permitted by the Bankruptcy Code, the Plan and the Bankruptcy Court, to consider reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for purposes of obtaining the approval of the reconstituted Class or Classes of which each accepting holder ultimately is deemed to be a member. Any such reclassification could adversely affect the Class in which such holder

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initially was a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

          The amount of any Impaired Claim that ultimately is Allowed by the Bankruptcy Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims ultimately Allowed by the Bankruptcy Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the value of the property that ultimately will be received by a particular holder of an Allowed Claim under the Plan may be affected by the aggregate amount of Claims ultimately Allowed in the applicable Class.

          The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority of such Claims and Interests and the fair value of the Debtors' assets. In view of the deemed rejection by Classes 10 and 11, however, as set forth below, the Debtors will seek confirmation of the Plan pursuant to the "cramdown" provisions of the Bankruptcy Code. Specifically, Section 1129(b) of the Bankruptcy Code permits confirmation of a Chapter 11 plan in certain circumstances even if the plan has not been accepted by all impaired classes of claims and interests. SEE Section XIV.G of this Disclosure Statement entitled "Confirmation Without Acceptance of All Impaired Classes: 'Cramdown'."

          Although the Debtors believe that the Plan can be confirmed under
Section 1129(b), there can be no assurance that the Bankruptcy Court or District Court will find that the requirements have been satisfied.

     2.   TREATMENT OF UNCLASSIFIED CLAIMS UNDER THE PLAN

          (a)  DIP FACILITY CLAIMS

               The Plan provides for DIP Facility Claims to be paid in full. On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which a DIP Facility Claim becomes an Allowed DIP Facility Claim or (iii) the date on which a DIP Facility Claim becomes payable pursuant to any agreement between a Debtor and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (x) Cash equal to the unpaid portion of such Allowed DIP Facility Claim or (y) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

               The Debtors estimate that there will be no aggregate Allowed DIP Facility Claims that have not previously been paid pursuant to an order of the Bankruptcy Court as of the Effective Date. SEE Section III.B.2 of this Disclosure Statement entitled "Pre-petition Indebtedness."

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          (b)  ADMINISTRATIVE CLAIMS

               The Plan generally provides for Administrative Claims to be paid in full. Except as otherwise provided in and subject to the requirements of the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which an Administrative Claim becomes an Allowed Administrative Claim or (iii) the date on which an Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. All payments to professionals in connection with the Chapter 11 Cases for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Unsecured Creditors' Committee and the Asbestos Claimants' Committee will be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and will be subject to approval of the Bankruptcy Court as being reasonable.

               The Debtors estimate that the aggregate Allowed Administrative Claims that have not previously been paid pursuant to an order of the Bankruptcy Court (which will be primarily comprised of professional fees and Cure amounts) will be approximately $46 million as of the Effective Date, of which $25 million is estimated to be professional fees, $20 million is estimated to be Cure amounts, and $1 million miscellaneous other Claims.

          (c)  PRIORITY TAX CLAIMS

               Priority Tax Claims are required under the Bankruptcy Code to be paid in full within the time period specified by Section 1129(a)(9)(C), unless the taxing authority has agreed to a different treatment. Under the Plan, except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Priority Tax Claim on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

               The Debtors estimate that aggregate Allowed Priority Tax Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be between

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approximately $246 million and $294 million. SEE Section V.F.16 of this
Disclosure Statement, entitled "IRS Audit."

     3.   TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS UNDER THE PLAN

          (a)  UNIMPAIRED CLASSES OF CLAIMS

               (i)     Class 1:  Other Priority Claims

                       Class 1 consists of all Allowed Claims entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than DIP Facility Claims, Administrative Claims or Priority Tax Claims. The allowed priority claims are generally required to be paid in full on the Effective Date, subject to certain exceptions set forth in Sections 1129(a)(9)(A) and (B). Under the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, or (iii) the date on which such Class 1 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 1 Claim, each holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 1 Claim (a) Cash equal to the unpaid portion of such Allowed Class 1 Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing. All Allowed Class 1 Claims which are not by their terms due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof.

                       Because the Debtors received orders from the Bankruptcy Court which allowed them to satisfy their pre-petition wage claims and employee benefit obligations during the Chapter 11 Cases, the Debtors believe there will be no Allowed Other Priority Claims. Class 1 Claims are Unimpaired and holders of the Claims in Class 1 are therefore deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

               (ii)    Class 2A:  Other Secured Tax Claims

                       Class 2A consists of all Claims which otherwise would be tax claims entitled to priority under Section 507(a)(8) of the Bankruptcy Code, but which are secured by a valid and unavoidable Encumbrance in or on any of the Debtors' property (to the extent of the value of the Claim holder's interest in the Debtors' property, as determined pursuant to Section 506 of the Bankruptcy
Code). Except to the extent that a holder of an Allowed Other Secured Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Other Secured Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Other Secured Tax Claim on the later of the Initial Distribution Date and the date such Other Secured Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Other Secured Tax Claim, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such

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holder shall have agreed in writing. Each holder of an Allowed Class 2A Claim shall retain the Encumbrances (or replacement Encumbrances as may be contemplated under nonbankruptcy law) securing its Allowed Class 2A Claim as of the Effective Date until full and final payment of such Allowed Class 2A Claim is made as provided in the Plan and, upon such full and final payment, such Encumbrances shall be deemed null and void and shall be unenforceable for all purposes. Although for Unsecured Claims, a Claim becomes Allowed unless objected to by the Claims Objection Deadline, the Debtors' failure to object to any Class 2A Claim in the Chapter 11 Cases will be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Furthermore, nothing in the Plan or elsewhere will preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral notwithstanding a failure to file an objection by the Claims Objection Deadline.

                       The Debtors estimate that aggregate Allowed Other Secured Tax Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be approximately $5.0 million. Class 2A Claims are Unimpaired and holders of the Claims in Class 2A are therefore deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

               (iii)   Class 2B: Other Secured Claims

                       Class 2B consists of Claims secured by a valid Encumbrance in or on any of the Debtors' property, which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim holder's interest in the Debtors' property, but excluding the Other Secured Tax Claims. On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 2B Claim becomes an Allowed Class 2B Claim or (iii) the date on which such Class 2B Claim becomes due and payable pursuant to any agreement between a Debtor and the holder of an Allowed Class 2B Claim, each holder of an Allowed Class 2B Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2B Claim, at the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Class 2B Claim,
(b) Reinstatement of the legal, equitable and contractual rights of the holder of such Allowed Class 2B Claim, subject to the provisions of Article VII of the Plan, or (c) such other treatment as the applicable Debtor and such holder shall have agreed in writing. Although for Unsecured Claims, a Claim becomes Allowed unless objected to by the Claims Objection Deadline, the Debtors' failure to object to any Class 2B Claim in the Chapter 11 Cases will be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Furthermore, nothing in the Plan or elsewhere will preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral notwithstanding a failure to file an objection by the Claims Objection Deadline.

                       The Debtors estimate that aggregate Allowed Other Secured Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be between approximately $6 million. Class 2B Claims are Unimpaired and holders of the Claims

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in Class 2B are therefore deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

          (b)  IMPAIRED CLASSES OF CLAIMS

               (i)     Class 3: Convenience Claims

                       Class 3 consists of all Claims against any of the Debtors that would otherwise be classified as a Class 6 Claim, which (i) is in an amount that is equal to or less than $5,000 or (ii) on the Ballot has been reduced to $5,000 by the holder of such Claim. On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, or (ii) the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, or (iii) the date on which such Class 3 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 3 Claim, each holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 3 Claim (a) Cash equal to the amount of such Allowed Class 3 Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

                       Any holder of a Claim in Class 6 that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan and return such Ballot to the address specified therein on or before the Voting Deadline. SEE Section XVII of this Disclosure Statement entitled "The Solicitation; Voting Procedure". Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

                       The Debtors estimate that Allowed Convenience Claims (after adjustment to account for the holders of Convenience Claims in amounts greater than $5,000 who have elected to opt into Class 3) will aggregate between approximately $18.0 million and $18.5 million. Class 3 Claims are Impaired and, to the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 3 shall be entitled to vote to accept or reject the Plan.

               (ii) General Description of Certain Terms of the Plan Applicable to the Treatment of Classes 4, 5, 6, and 7

                       The primary source of distributions under the Plan to Classes 4, 5, 6 and 7 is a combination of Available Cash, Senior Notes and shares of New OCD Common Stock, in which holders in such Classes share on a PRO RATA basis. Additionally, Classes 4, 5, 6 and 7 will share in the Litigation Trust Recoveries.

                       In the Plan, the Plan Proponents offer to resolve the dispute over substantive consolidation with the Bank Holders by providing the holders of Class 4 Claims, in the event Class 4 accepts the Plan, with the Guarantee Settlement Payment, in addition to Class 4's PRO RATA share distribution of the combination of Available Cash, Senior Notes, New OCD Common Stock and Litigation Trust Recoveries. The Guarantee Settlement Payment is an "off the top" payment of $400 Million to Class 4 consisting of (i) Cash in the amount of $20 million; (ii) Senior Notes in an aggregate principal amount equal to the sum of $180 million; and (iii) 8

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million shares of New OCD Common Stock having an aggregate value of $200 million. The Allowed Class 4 Claim is then reduced by the Guarantee Settlement Payment for the purposes of the other distributions to Class 4 and the distributions to Classes 5, 6 and 7. The pool of Available Cash, Senior Notes and New OCD Common Stock in which Classes 4, 5, 6 and 7 will share on a PRO RATA basis will therefore change based on whether Class 4 accepts the Plan and receives the Guarantee Settlement Payment. If Class 4 accepts the Plan, the pool of such assets would be reduced by the Guarantee Settlement Payment. In such event, after Class 4 receives the Guarantee Settlement Payment, Classes 4, 5, 6 and 7 would share in the Combined Net Distribution Package (as defined below). If Class 4 does not accept the Plan, the separate claims of the holders of the Class 4 Claims arising from the guaranties of the 1997 Credit Agreement would be eliminated by the substantive consolidation and such Holders would not receive the Guarantee Settlement Payment. Class 4 is expected to object to the confirmation of the Plan and the substantive consolidation provided for in the Plan. Under these circumstances, the pool of assets in which Classes 4, 5, 6 and 7 of the Asbestos Personal Injury Trust would share on a PRO RATA basis would not be reduced by the Guarantee Settlement Payment and holders of Allowed Claims in Classes 4, 5, 6 and 7 would share in the Combined Distribution Package (as defined below).

                       The Combined Net Distribution Package consists of (i) Available Cash less (a) $20 million to be paid to Class 4 as part of the Guarantee Settlement Payment and (b) $7 million to be paid to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 8 as part of the FB Sub-Account Settlement Payment, (ii) Senior Notes in the aggregate principal amount of $1,400 million, less the sum of (a) the amount of any deferred portion of the Allowed Priority Tax Claims, (b) Senior Notes in the aggregate principal amount of $180 million as the Senior Notes component of the Guarantee Settlement Payment and (c) Senior Notes in the aggregate principal amount of $63 million as the Senior Notes component of the FB Sub-Account Settlement Payment, (iii) 76 million shares of New OCD Common Stock, with an estimated value of $1,900 million, less the sum of (a) 8 million shares of New OCD Common Stock, with an estimated value of $200 million, as the New OCD Common Stock component of the Guarantee Settlement Payment and (b) 2.8 million shares of New OCD Common Stock, with an estimated value of $70 million, as the New OCD Common Stock component of the FB Sub-Account Settlement Payment and (iv) the Litigation Trust Recoveries. For a discussion of the FB-Sub-Account Settlement Payment, see Section VII.C.3.b(vii) entitled "Class 8: FB Asbestos Personal Injury Claims." For a discussion of the estimated value of the New OCD Common Stock, see Section XIV.E entitled "Valuation of the Reorganized Debtors."

                       The Combined Distribution Package consists of (i) Available Cash less $7 million to be paid to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 8 as part of the FB Sub-Account Settlement Payment, (ii) Senior Notes in the aggregate principal amount of $1,400 million, less the sum of (a) the amount of any deferred portion of the Allowed Priority Tax Claims and (b) Senior Notes in the aggregate principal amount of $63 million as the Senior Notes component of the FB Sub-Account Settlement Payment, (iii) 76 million shares of New OCD Common Stock, with an estimated value of $1,900 million, less 2.8 million shares, with an estimated value of $70 million, as the as the New OCD Common Stock component of the FB Sub-Account Settlement Payment and (iv) the Litigation Trust Recoveries.

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                       The distributions to Classes 4, 5, 6 and 7 will occur in
two phases, with a first distribution on the Initial Distribution Date and a second one on the Final Distribution Date. The initial distribution excludes any distribution to holders of Disputed Claims (Claims which have not yet become Allowed Claims or Disallowed Claims) in Classes 4, 5 and 6. Such distributions on account of Disputed Claims will be held in a Disputed Distribution Reserve pending resolution thereof. SEE Section VII.G.2 of this Disclosure Statement entitled "Disputed Distribution Reserve." After all Disputed Claims in Classes 4, 5 and 6 have been Allowed or Disallowed and the amounts of Allowed Claims in these Classes are determined, the reserves on account of the Disallowed Claims will be distributed to the holders of Allowed Claims in Classes 4, 5, 6 and 7 on the Final Distribution Date.

                       The unique nature of Asbestos Personal Injury Claims, which include both Claims and Demands, requires a different approach for allocating the PRO RATA share of distributions to the OC Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 7. Because the identity of claimants and amounts of claims may not be ascertainable for years (or perhaps decades), a process for establishing reserves for disputed Asbestos Personal Injury Claims, reducing such reserves for the benefit of all creditors upon reductions in the amounts of predicted claims or increasing such reserves in the event of increases in predicted claims, would be largely impractical. As a result, allocation of the portion of the Combined Net Distribution Package or Combined Distribution Package allocated for the OC Sub-Account of the Asbestos Personal Injury Trust is based on the Class 7 Aggregate Amount, a projection of the anticipated amount of OC Asbestos Personal Injury Claims calculated as follows (i) if Class 4 accepts the Plan, the amount of $10.7 billion, less the OCD Insurance Escrow and the OC Asbestos Personal Injury Liability Insurance Assets or (ii) if Class 4 rejects the Plan, an amount equal to the present value of OC Asbestos Personal Injury Claims, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing, less the OCD Insurance Escrow and the OC Asbestos Personal Injury Liability Insurance Assets, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing.

                       Because Classes 8 and 9 are limited to recovery from specific assets, the Class 8 Aggregate Amount and the total Allowed Claims in Class 9 do not affect the distributions to the other Classes of Claims.

               (iii)   Class 4: Bank Holders Claims

                       Class 4 consists of Claims held by the Bank Holders arising under or as a result of the Debtors' obligations under the 1997 Credit Agreement (the "BANK HOLDERS CLAIMS" or "CLASS 4 CLAIMS").

                       On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 4 Claim becomes an Allowed Class 4 Claim, or (iii) the date on which such Class 4 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 4 Claim, each holder of an Allowed Class 4 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 4 Claim such holder's PRO RATA share of either:

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                       (a)   if Class 4 accepts the Plan, (1) the Guarantee
Settlement Payment, and (2) the portion of the Combined Net Distribution Package equal to the Class 4 Initial Distribution Percentage; or

                       (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 4 Initial Distribution Percentage.

                       In addition, on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class 4 claim shall receive its PRO RATA share of the (i) Cash in an amount equal to the Class 4 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 4 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 4 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 4 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                       The Debtors estimate that aggregate Allowed Class 4 Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be between approximately $1,480 million to $1,577 million. If Class 4 accepts the Plan, this amount will be reduced by $400 million for purposes of the PRO RATA distributions to holders of Allowed Claims in Classes 4, 5, 6 and
7. Class 4 Claims are Impaired and, to the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 4 shall be entitled to vote to accept or reject the Plan.

               (iv)    Class 5: Bondholders Claims

                       Class 5 consists of Claims held by the Bondholders arising under or as a result of the Debtors' obligations under the Pre-petition Bonds (the "BONDHOLDERS CLAIMS" or "CLASS 5 CLAIMS").

                       On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date, (ii) the date on which such Class 5 Claim becomes an Allowed Class 5 Claim, or (iii) the date on which such Class 5 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 5 Claim, each holder of an Allowed Class 5 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 5 Claim such holder's PRO RATA share of either:

                       (a) if Class 4 accepts the Plan, the portion of the Combined Net Distribution Package equal to the Class 5 Initial Distribution Percentage; or

                       (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 5 Initial Distribution Percentage.

                       In addition, on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class 5 Claim shall receive its PRO RATA share of the (i) Cash in an amount equal to the Class 5 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 5 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common

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Stock in an aggregate number equal to the Class 5 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 5 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                       The Debtors estimate that aggregate Allowed Bondholders Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be between approximately $1,335 million. Class 5 Claims are Impaired and, to the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 5 shall be entitled to vote to accept or reject the Plan.

               (v)     Class 6: General Unsecured Claims

                       Class 6 consists of those Claims against the Debtors that are General Unsecured Claims, which are Claims against any of the Debtors that are not a DIP Facility Claim, an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an Other Secured Tax Claim, an Other Secured Claim, a Convenience Claim, a Bank Holders Claim, a Bondholders Claim, an OC Asbestos Personal Injury Claim, an FB Asbestos Personal Injury Claim, an FB Asbestos Property Damage Claim, an Intercompany Claim or an OCD Interest. General Unsecured Claims include, without limitation, all Environmental Claims and OC Asbestos Property Damage Claims ("GENERAL UNSECURED CLAIMS" or "CLASS 6 CLAIMS").

                       On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date, (ii) the date on which such Class 6 Claim becomes an Allowed Class 6 Claim, or (iii) the date on which such Class 6 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 6 Claim, each holder of an Allowed Class 6 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 6 Claim such holder's PRO RATA share of either:

                       (a) if Class 4 accepts the Plan, the portion of the Combined Net Distribution Package equal to the Class 6 Initial Distribution Percentage; or

                       (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 6 Initial Distribution Percentage.

                       In addition, on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class 6 Claim shall receive its PRO RATA share of the (i) Cash in an amount equal to the Class 6 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount to the Class 6 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 6 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 6 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                       The Debtors estimate that aggregate Allowed Class 6 Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be between approximately $375 million and $741 million.

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                       OC Asbestos Property Damage Claims are Class 6 Claims.
Holders of OC Asbestos Property Damage Claims were required to file Proofs of Claim by the April 15, 2002 General Bar Date. OCD received over 300 property damage Proofs of Claim. Of these, approximately 65 claims asserted aggregate damages of approximately $730 million, including the Claim of the State of Louisiana in the amount of $582 million. The remaining claims did not provide a claimed amount and provided almost no documentation to support their claim or to allow the Debtors to estimate the value of their claim. On January 7, 2003, the Debtors filed a motion for an order establishing case management procedures for asbestos-related property damage claims requesting that property damage claimants be required to provide the Debtors with basic supporting evidence to enable the Debtors to value their claims. On March 31, 2003, the Court entered an Order Establishing Case Management Procedures for Asbestos-Related Property Damage Claims (the "Asbestos-Related Property Damage Case Management Order") which provides, in part, that each holder of an OC Asbestos Property Damage Claim is required to provide the Debtors with certain supporting evidence within 120 days of the date of the Order to enable the Debtors to value their claims.

                       Based on a review of their records, the Debtors believes that the number and value of these claims are out of proportion with its historical experience. As of the Petition Date, only six property damage cases were pending against OCD, four of which had been dormant for more than five years. Prior to the Petition Date, OCD had resolved 93% of all property damage claims against it for $0 per claim. The Debtors also note that in other asbestos bankruptcies in which hundreds of property damage claims were filed, such claims were resolved for substantially less than the claimed amounts. For example, Eagle-Picher Industries received 1,000 property damage proofs of claim asserting $11.5 billion and its plan of reorganization provided only $3 million to resolve such claims. More recently, Armstrong World Industries settled 360 property damage claims (four of which alone asserted claims in excess of $200 million), for $2 million. Of these settled claims, 144 were also filed against the Debtors.

                       Given the lack of information on these claims at this time, the Debtors cannot estimate the likely amount of Allowed OC Asbestos Property Damage Claims with certainty, but believe that such claims will likely be allowed in the aggregate range between $1 million and $5 million. THIS ESTIMATED AMOUNT MAY BE REVISED BASED ON THE DEBTORS' ANALYSIS OF THE INFORMATION PROVIDED PURSUANT TO THE ASBESTOS-RELATED PROPERTY DAMAGE CASE MANAGEMENT ORDER.

                       Class 6 Claims are Impaired and, to the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 6 shall be entitled to vote to accept or reject the Plan.

               (vi)    Class 7: OC Asbestos Personal Injury Claims

                       Class 7 consists of OC Asbestos Personal Injury Claims ("CLASS 7 CLAIMS"). An "OC ASBESTOS PERSONAL INJURY CLAIM" means any present or future right to payment, claim, remedy, liability or Demand against any OC Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not

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the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any OC Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any OC Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. OC Asbestos Personal Injury Claims (i) include OC Indirect Asbestos PI Trust Claims and Unpaid OC Resolved Asbestos Personal Injury Claims, but (ii) exclude OC Resolved Asbestos Personal Injury Claims, OC Asbestos Property Damage Claims, OC Indirect Asbestos Property Damage Claims, workers' compensation claims, FB Asbestos Personal Injury Claims, FB Indirect Asbestos PI Trust Claims, FB Asbestos Property Damage Claims, and FB Indirect Asbestos Property Damage Claims.

                       ALL CLASS 7 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. SEE SECTION VIII.C. OF THIS DISCLOSURE STATEMENT ENTITLED "THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION." THE SOLE RECOURSE OF THE HOLDER OF A CLASS 7 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 7 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN).

                       The Asbestos Personal Injury Trust will be funded as follows:

                       On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) (a) if Class 4 accepts the Plan, the portion of the Combined Net Distribution Package equal to the Class 7 Initial Distribution Percentage; or
(b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 7 Initial Distribution Percentage, and in addition and in any event, (ii) the OC Asbestos Personal Injury Liability Insurance Assets and (iii) the OCD Insurance Escrow.

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                       On or as soon as reasonably practicable after the Final
Distribution Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) Cash in an amount equal to the Class 7 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 7 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 7 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 7 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                       If all voting Classes accept the Plan, the proposed Plan provides for a Class 7 Aggregate Amount of $10.7 billion. SEE Section IV.D.2 entitled "Estimation of Asbestos Liability for Plan Purposes" and Section VII.C.3.b(ii) entitled "General Description of Certain Terms of the Plan Applicable to the Treatment of Classes 4, 5, 6, and 7" for a further discussion of the estimation of OC Asbestos Personal Injury Claims if all voting Classes accept the Plan and a discussion of the estimation of OC Asbestos Personal Injury Claims if all voting Classes do not accept the Plan.

                       Class 7 Claims are Impaired and, to the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 7 are entitled to vote to accept or reject the Plan. Among such conditions to confirmation is the requirement that at least 75% of the holders of Class 7 that vote on the Plan vote in favor of the Plan.

               (vii)   Class 8: FB Asbestos Personal Injury Claims

                       Class 8 consists of FB Asbestos Personal Injury Claims ("CLASS 8 CLAIMS"). An "FB ASBESTOS PERSONAL INJURY CLAIM" means any present or future right to payment, claim, remedy, liability or Demand against any FB Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products that for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any FB Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Personal Injury Claims (i) include FB Indirect Asbestos PI Trust Claims and Unpaid FB Resolved Asbestos Personal Injury Claims, but (ii) exclude FB Resolved Asbestos Personal Injury Claims, FB Asbestos Property Damage Claims, FB Indirect Asbestos Property Damage Claims, workers' compensation claims, OC Asbestos Personal Injury Claims, OC Indirect Asbestos PI Trust Claims, OC Asbestos Property Damage Claims, and OC Indirect Asbestos Property Damage Claims.

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

                       ALL CLASS 8 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. SEE SECTION VIII.C. OF THIS DISCLOSURE STATEMENT ENTITLED "THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION." THE SOLE RECOURSE OF THE HOLDER OF A CLASS 8 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 8 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN).

                       On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the FB Sub-Account the following: (i) the FB Reversions, (ii) the Committed Claims Account, and (iii) the FB Sub-Account Settlement Payment. The Reorganized Debtors will, or will use all commercially reasonable efforts to, cause the trustees of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign (i) the Existing Fibreboard Insurance Settlement Trust Assets, and (ii) any and all of the Fibreboard Insurance Settlement Trust's rights in the FB Reversions, to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, on the Effective Date or as soon as practicable thereafter.

                       The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustees of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets and the FB Reversions.

                       The Reorganized Debtors will, or will use all commercially reasonable efforts to, cause the trustees of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign (i) the Existing Fibreboard Insurance Settlement Trust Assets, and (ii) any and all of the Fibreboard Insurance Settlement Trust's rights in the FB Reversions, to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, on the Effective Date or as soon as practicable thereafter. The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustees of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets and the FB Reversions.

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For a discussion of the Fibreboard Insurance Settlement Trust, SEE Section
IV.B.1 of this Disclosure Statement entitled "The Fibreboard Insurance Settlement Trust."

                       The FB Sub-Account Settlement Payment is $140 million. It consists of the following: (a) $7 million in Cash, (b) Senior Notes in the aggregate principal amount of $63 million; and (c) $2.8 million shares of New OCD Common Stock, with an estimated value of $70 million.

                       The FB Sub-Account Settlement Payment is a payment for the benefit of the holders of FB Asbestos Personal Injury Claims in resolution of a number of issues and after consideration of several factors. Although the Plan Proponents believe that substantive consolidation is justified by the facts of this case and applicable law, the strict application of principles of substantive consolidation would enable the holders of FB Asbestos Personal Injury Claims to receive distributions against the assets of the consolidated OCD estate. These distributions from OCD, when combined with the specific assets dedicated for payment of FB Asbestos Personal Injury Claims, would provide these claimants a substantially greater recovery than other creditors, including the holders of OC Asbestos Personal Injury Claims. Based on the reasonable expectations of the holders of FB Asbestos Personal Injury Claims at a time just prior to the acquisition of Fibreboard, this disparity in recoveries could be viewed as a windfall. Permitting the unpaid portion of FB Asbestos Personal Injury Claims to "spill over" against the consolidated OCD estate would have a significant detrimental effect on distributions to other creditors. On the other hand, limiting the FB Asbestos Personal Injury Claims to Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account arguably would be unfair to holders of these Claims and Demands. Prior to the acquisition of Fibreboard by OCD, additional assets were available to pay these claims, but the subsequent corporate restructuring, asset swaps, and guaranties of the 1997 Credit Agreement left Fibreboard without any material assets to pay FB Asbestos Personal Injury Claims other than the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account. These transactions comprise part of the factual basis for substantive consolidation under the Plan. Thus, the FB Sub-Account Settlement Payment represents a settlement and compromise of any right of FB Asbestos Personal Injury Claims to "spill over" against the consolidated OCD estate.

                       The Plan Proponents believe the FB Sub-Account Settlement Payment represents a fair and equitable resolution of all issues concerning the source of payment to the holders of FB Asbestos Personal Injury Claims and the agreement for these Holders not to participate in the substantive consolidation.

                       If all voting Classes accept the Plan, the proposed Plan provides for a Class 8 Aggregate Amount of $5.3 billion. SEE Section IV.D.2 entitled "Estimation of Asbestos Liability for Plan Purposes" and Section VII.C.3.b(ii) entitled "General Description of Certain Terms of the Plan Applicable to the Treatment of Classes 4, 5, 6, and 7" for a further discussion of the estimation of FB Asbestos Personal Injury Claims if all voting Classes accept the Plan and a discussion of the estimation of FB Asbestos Personal Injury Claims if all voting Classes do not accept the Plan.

                                       115
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                       Class 8 Claims are Impaired and, to the extent and in the
manner provided in the Voting Procedures Order, holders of the Claims in Class 8 are entitled to vote to accept or reject the Plan. Among such conditions to confirmation is the requirement that at least 75% of the holders of Class 8 that vote on the Plan vote in favor of the Plan.

               (viii)  CLASS 9: FB ASBESTOS PROPERTY DAMAGE CLAIMS

                       Class 9 consists of FB Asbestos Property Damage Claims ("CLASS 9 CLAIMS"). An "FB ASBESTOS PROPERTY DAMAGE CLAIM" means any present or future right to payment, claim, remedy, or liability against, or debt or obligation of, any FB Person, whether or not the facts or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person prior to the Petition Date, or for which any FB Person is liable due to the acts or omissions of any FB Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Property Damage Claims include FB Indirect Asbestos Property Damage Claims.

                       ALL CLASS 9 CLAIMS SHALL BE CHANNELED TO THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT AND THE FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES. THE FB ASBESTOS PROPERTY DAMAGE TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 11.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF AN ALLOWED CLASS 9 CLAIM SHALL BE THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLASS 9 CLAIM AGAINST ANY FB PERSON. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PROPERTY DAMAGE CLAIMS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE FB ASBESTOS PROPERTY DAMAGE TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

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                       On the later of the Effective Date and the date by which
the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the FB Asbestos Property Damage Trust the FB Asbestos Property Damage Insurance Assets. The FB Asbestos Property Damage Insurance Assets means rights to coverage for FB Asbestos Property Damage Claims under liability insurance policies issued to Fibreboard and identified in
SCHEDULE XVI to the Plan, to be filed at least ten (10) Business Days prior to the Objection Deadline. The foregoing includes, without limitation, (i) rights under such insurance policies, rights under settlement agreements made with respect to such insurance policies, Insolvent Insurer PD Rights, and Insurance Guarantee Fund PD Rights; and (ii) the right, on behalf of the Debtors, to give a full release of the insurance rights of the Debtors for FB Asbestos Property Damage Claims under any such policies or related agreements, provided that a reciprocal release of the Debtors in connection with said policies or agreements is given in exchange by the insurer or other released insurance entity and further provided that any such release shall not encompass rights with respect to coverage for workers' compensation claims or with respect to coverage other than for FB Asbestos Property Damage Claims.

                       Holders of FB Asbestos Property Damage Claims were required to file Proofs of Claim by the General Bar Date. Fibreboard received over 275 property damage Proofs of Claim, 26 of which collectively asserted damages in excess of $592 million. One of these claims was filed by the State of Louisiana in the amount of $582 million. The State of Louisiana also filed a claim in the same amount against OCD, but the Debtors understand that the State of Louisiana believes it has a single claim against the Debtors in the aggregate amount of $582 million. The Bankruptcy Court dismissed 11 of these claims after the Debtors filed objections. The remaining claims did not state a claimed amount and provided almost no documentation to support their claim or to enable Fibreboard to estimate the value of their claims. The Debtors filed a motion for a case management order requesting that property damage claimants be required to provide the Debtors with basic supporting evidence to enable the Debtors to value their claims. On March 31, 2003, the Court entered Asbestos-Related Property Damage Case Management Order which provides, in part, that each holder of an FB Asbestos Property Damage Claim is required to provide the Debtors with certain supporting evidence within 120 days of the date of the Order to enable the Debtors to value their claims.

                       Based on a review of its records, Fibreboard believes that the number and value of these claims are out of proportion with its historical experience. As of the Petition Date, only six property damage cases were pending against Fibreboard, four of which had been dormant for more than five years. Prior to the Petition Date, Fibreboard had resolved 92% of all property damage claims against it for $0 per claim. Fibreboard also notes that in other asbestos bankruptcies in which hundreds of property damage claims were filed, such claims were resolved for substantially less than the claimed amounts. For example, Eagle-Picher Industries received 1,000 property damage proofs of claim asserting $11.5 billion and its plan of reorganization provided only $3 million to resolve such claims. More recently, Armstrong World Industries settled 360 property damage claims (four of which alone asserted claims in excess of $200 million), for $2 million. Of these settled claims, 144 were also asserted against Fibreboard.

                       Given the lack of information on these claims at this time, the Debtors cannot estimate the likely amount of Allowed FB Asbestos Property Damage Claims with certainty, but believe that such claims will likely be allowed in the aggregate range between $2 million and $7 million. THIS ESTIMATED AMOUNT MAY BE REVISED BASED ON THE DEBTORS' ANALYSIS OF THE INFORMATION PROVIDED PURSUANT TO THE ASBESTOS-RELATED PROPERTY DAMAGE CASE MANAGEMENT ORDER. The Debtors believe that FB has insurance coverage sufficient to pay FB Asbestos Property Damage Claims.

                       Class 9 Claims are Impaired and, to the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 9 shall be entitled to vote to accept or reject the Plan.

               (ix)    CLASS 10:  INTERCOMPANY CLAIMS

                       Class 10 consists of Intercompany Claims ("CLASS 10 CLAIMS"). An "INTERCOMPANY CLAIM" is any Claim, including, without limitation, any Administrative Claim, by a Debtor against another Debtor or a non-Debtor Subsidiary against a Debtor, but excluding the Claims set forth on SCHEDULE XIV to the Plan, as it may be filed or amended at least ten (10) Business Days prior to the Objection Deadline. Under the Plan, on the Effective Date, all Intercompany Claims other than such Claims set forth in SCHEDULE XIV, to be filed or amended at least ten (10) Business Days prior to the Objection Deadline, shall be deemed cancelled and extinguished but solely for purposes of the Plan. SCHEDULE XIV shall indicate the classification and/or treatment of the Claims set forth therein. Except as specified on SCHEDULE XIV, no holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such Intercompany Claim pursuant to the Plan. The Plan Proponents reserve the option to preserve a Claim by a Debtor against another Debtor to the extent that extinguishing such Claim under the Plan has a detrimental effect on the Debtors.

                       Class 10 Claims are Impaired. The holders of the Claims in Class 10 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

               (x)     CLASS 11:  OCD INTERESTS

                       Class 11 consists of all OCD Interests ("CLASS 11 CLAIMS"). "OCD INTERESTS" consist of (i) collectively, all Existing OCD Common Stock, Existing OCD Preferred Stock and Existing OCD Options, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, to acquire or receive any Existing OCD Common Stock, Existing OCD Preferred Stock, Existing OCD Options or other capital stock in OCD, or any contract subscription, commitment or agreement pursuant to which any Person was or could have been entitled to receive any share of the capital stock of OCD, or any such option, warrant, conversion right, right of first refusal or other right (including, without limitation, any rights of any 401(k) plan or the interest of any participant therein), in each case issued or entered into by, or otherwise the obligation of, OCD or another Debtor; (ii) all MIPS Interests; and (iii) all shares of Preferred Stock and Class A Common Stock of Integrex, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual,

                                       118
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equitable or otherwise, relating to such stock, held by Blue Ridge Investments,
L.L.C. or its successors and assigns.

                       On the Effective Date, all of the OCD Interests outstanding at the Effective Date shall be deemed cancelled and extinguished. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such OCD Interests.

                       Class 11 Interests are Impaired. The holders of the Claims in Class 11 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

D.   SUMMARY OF DEBT TO BE INCURRED, SECURITIES TO BE ISSUED AND
     OTHER CONSIDERATION UNDER THE PLAN; EXECUTION OF RELATED DOCUMENTS

     The Plan provides that the holders of Allowed Claims in Classes 4, 5, 6, 7 and 8 will receive consideration in the form of a combination of (1) Cash, (2) Senior Notes, (3) shares of New OCD Common Stock and (4) the Litigation Trust Recoveries. Class 7 will receive additional distributions consisting of the OC Asbestos Personal Injury Liability Insurance Assets and the OCD Insurance Escrow. Class 8 will receive additional distributions consisting of Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account.

     The following discussion summarizes certain provisions of securities and other consideration to be distributed pursuant to the Plan. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the instruments pursuant to which such securities are to be issued, forms of which are attached as Exhibits to the Plan.

     1.   CASH

          As of the date of the Disclosure Statement, the total amount of cash that will be available on the Effective Date to fund the cash component of distributions under the Plan has been estimated at $302 million. The sources of the cash that will be used to fund that cash component will include the following:

          (a)  RESTRICTED CASH, OCD REVERSIONS AND FB REVERSIONS

               Restricted Cash consists of the administrative deposits (together with earnings thereon) made by OCD (OCD Restricted Cash) and Fibreboard (FB Restricted Cash) which were deposited in settlement accounts in respect of Asbestos Personal Injury Claims to facilitate claims processing under the NSP remaining in those settlement accounts as of five (5) Business Days prior to the Effective Date. As discussed above, there has been litigation commenced with respect to funds in the settlement accounts. SEE Section IV.E.7 of this Disclosure Statement entitled "Baron & Budd Administrative Deposits" and Section V.G.3.e of this Disclosure Statement entitled "NSP Actions and Tolling Agreements."

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               To the extent that the Bankruptcy Court authorizes such
Restricted Cash to be used to conclude OC Resolved Asbestos Personal Injury Claims or FB Resolved Asbestos Personal Injury Claims, such funds will continue to be used for those purposes. OC Resolved Asbestos Personal Injury Claims and FB Resolved Asbestos Personal Injury Claims are Asbestos Personal Injury Claims with respect to which (i) the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with OC or Fibreboard, respectively, and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date (including, without limitation, the submission of information about the Claim holder's exposure and injury as well as the delivery of a properly executed release relating to such Claim) and (ii) such Claims are eligible to be paid from settlement accounts in respect of FB Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by (a) Baron & Budd, P.C., (b) Foster & Sear, LLP, (c) W&K, or (d) Weitz & Luxenberg, and such monies are available to pay such claims and have not been or are not avoided and recovered for the benefit of the Debtors' Estates or the Fibreboard Insurance Settlement Trust.

               OCD Reversions are such amounts as may from time to time be released from the settlement accounts in respect of OC Asbestos Personal Injury Claims and returned to OCD. If released to OCD so that it would be shown as cash or cash equivalents on a consolidated balance sheet of OC as of the last day of the month prior to the month in which the Effective Date occurs, such OCD Reversions would become Available Cash. OCD Restricted Cash which is released as a result of an Avoidance Action becomes a Litigation Trust Asset. FB Reversions are such amounts as may from time to time be released from the settlement accounts in respect of FB Asbestos Personal Injury Claims and returned to the Fibreboard Insurance Settlement Trust or FB Sub-Account of the Asbestos Personal Injury Trust, whichever is applicable. FB Reversions shall include any recoveries, including any recoveries on account of Avoidance Actions, of those funds previously paid from the Fibreboard Insurance Settlement Trust.

          (b)  AVAILABLE CASH

               Available Cash means Cash in the amount of the sum of (i) all Cash that would be shown as cash or cash equivalents on a consolidated balance sheet of OC as of the last day of the month prior to the month in which the Effective Date occurs, prepared in accordance with United States generally accepted accounting principles consistent with the past practices of OC, and
(ii) the OCD Reversions to the extent set forth in the immediately preceding paragraph, and excluding (a) the OCD Insurance Escrow, (b) the aggregate amount of Cash to be distributed to holders of Unclassified Claims, Unimpaired Claims and Allowed Class 3 Claims, (c) Restricted Cash, (d) the Existing Fibreboard Insurance Settlement Trust Assets, (e) the FB Reversions, (f) the Litigation Trust Assets, and (g) necessary reserves for working capital and pension contributions as determined by the Debtors and approved by the other Plan Proponents.

               Based upon the assumptions used in preparing the Financial Projections included in APPENDIX B of the Disclosure Statement and assuming that the Effective Date will occur on December 31, 2003, the Debtors expect that approximately $302 million of cash will be Available Cash for distribution in accordance with the provision of the Plan (such estimate has been utilized for purposes of calculating estimated recoveries). This estimate of Available Cash

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assumes cash of $772 million as of the Effective Date and excludes (i) a reserve of $400 million for working capital and pension contribution purposes, and (ii) $70 million in the aggregate for distributions to holders of Unclassified
Claims, Unimpaired Claims and Allowed Class 3 Claims.

     2.   SENIOR NOTES

          The Senior Notes component of the distributions under the Plan will consist of an issue of unsecured unsubordinated debt securities in the aggregate principal amount of $1,400 million less the sum of (a) the aggregate principal amount of the debt to the IRS which is an Allowed Priority Tax Claim and (b) the amount of, if any, to be drawn under the Exit Facility at the Effective Date. The principal terms and conditions of the Senior Notes are set forth in the preliminary term sheet set forth as APPENDIX E to this Disclosure Statement. The Senior Notes may be issued in one or more series, each of which may have different terms, maturities and interest rates. While the specific terms of the Senior Notes will be established in consultation with OC's financial advisors closer to the Effective Date, the terms are expected to be similar to the terms of unsubordinated obligations issued by comparably rated industrial companies at that time, including the following: (a) interest, payable semi-annually, at a fixed rate based upon U.S. Treasury Notes with like maturities plus a spread determined to be the average corporate spread over the Treasury Notes for outstanding issues of comparable maturities and comparably rated U.S. industrial companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date and (b) a maturity, as selected by the Debtors, excpected to be no less than five years and no more than 10 years, with no sinking fund or other required principal payments made on the Senior Notes until the maturity date.

     3.   NEW OCD COMMON STOCK

          The common stock component of the distributions under the Plan will consist of newly issued shares of New OCD Common Stock. As of the Effective Date, the authorized capital stock of Reorganized OCD will consist of 200 million shares of New OCD Common Stock, par value $0.10 per share. The Amended and Restated Certificate of Incorporation of Reorganized OCD will provide, in accordance with Section 1123(a)(6) of the Bankruptcy Code, that Reorganized OCD shall not have authority to issue any nonvoting equity securities. As of the Effective Date, after giving effect to the distributions under the Plan, 76 million shares of New OCD Common Stock will be issued and outstanding.

          All shares of New OCD Common Stock will be identical and will entitle the holders thereof to the same rights and privileges and, except as otherwise required by law, on all matters submitted for a vote of OCD's stockholders, the holders of New OCD Common Stock will be entitled to one vote, in person or by proxy, for each share of New OCD Common Stock owned. The New OCD Common Stock will be subject to dilution as a result of future issuances, including shares that are or may be issued under any stock-based management incentive plans. Holders of New OCD Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors of Reorganized OCD in its discretion from funds legally available therefore. When and as dividends or other distributions are paid, whether payable in Cash, in property or in securities of Reorganized OCD, the holders of New OCD Common Stock will be entitled to share equally, share for share, in such dividends or other distributions. In the event of any liquidation, dissolution or winding up of the affairs of

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Reorganized OCD, whether voluntary or involuntary or otherwise, the holders of
New OCD Common Stock will be entitled to share, PRO RATA, in any property available for distribution after satisfaction of all other claims.

          Holders of the shares of New OCD Common Stock will have no preemptive or other subscription rights and there will be no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the shares of New OCD Common Stock that will be issued as of the Effective Date will be fully paid and nonassessable.

          OC will determine the equity value of the New OCD Common Stock as of the Effective Date, based upon the residual value of the equity of Reorganized OCD, with the assistance of its financial advisors and the financial advisors for the other Plan Proponents. SEE Section XIV of the Disclosure Statement entitled "Feasibility of the Plan and Best Interests of Creditors."

     4.   LITIGATION TRUST RECOVERIES

          As part of the distributions to be made under the Plan, the holders of Allowed Claims in Classes 4, 5, and 6 and the OC Sub-Account of the Asbestos Personal Injury Trust will receive a proportionate interest in Litigation Trust Recoveries, if any. The Litigation Trust Recoveries will be distributed to holders of the Allowed Claims in each of Classes 4, 5, and 6 (with appropriate reserves of Litigation Trust Recoveries for holders of Disputed Claims in each of such Classes) and to the OC Sub-Account of the Asbestos Personal Injury Trust, in each case, in accordance with the formulas described in Section VII C.3.b.(ii)-(vi) of this Disclosure Statement. See Section X entitled "The Litigation Trust" for a summary of the terms of the Litigation Trust Agreement.

E.   DISTRIBUTIONS UNDER THE PLAN

     1.   THE DISBURSING AGENT

          The Disbursing Agent or, in the case of the Bondholders Claims, the appropriate Pre-petition Indenture Trustee, shall make all distributions required under the Plan, except to holders of Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims. Asbestos Personal Injury Claims shall be satisfied in accordance with the distribution procedures described in the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. FB Asbestos Property Damage Claims shall be satisfied in accordance with the distribution procedures described in the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

          The Reorganized OCD or any other Person designated by the Plan Proponents, shall serve as a disbursing agent under the Plan. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent will be entitled to receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent will be required to give any bond

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or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

     2.   DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE INITIAL DISTRIBUTION DATE

          Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Initial Distribution Date shall be made on, or as soon as practicable after, the Initial Distribution Date, which means with respect to holders of Allowed Class 1, 2A, 2B, 3, 4, 5, and 6 Claims, a date that is not later than thirty (30) days after the Effective Date. Distributions on account of (a) Class 7 and 8 Claims shall be made in accordance with the terms or conditions of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures (SEE Section VIII of this Disclosure Statement entitled "The Asbestos Personal Injury Trust"), and (b) Class 9 Claims shall be made in accordance with the terms or conditions of the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures (see Section IX of this Disclosure Statement entitled "The FB Asbestos Property Damage Trust"). Distributions on account of Claims that first become Allowed Claims after the Initial Distribution Date shall be made pursuant to SECTION 9.4 of the Plan, as described in Section VII.
G.3 of this Disclosure Statement entitled "Distributions on Account of Disputed Claims Once They are Allowed". Notwithstanding the date on which any distribution of New OCD Securities is actually made to a holder of a Claim that is an Allowed Claim on the Initial Distribution Date, as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Initial Distribution Date.

          "Allowed" means:

          (a) with respect to any Claim, other than an Administrative Claim, an Asbestos Personal Injury Claim or an FB Asbestos Property Damage Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Federal Rule of Bankruptcy Procedure 3003(c)(3) by the Bankruptcy Court,
(i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the Initial Distribution Date that the Claim in under review for possible objection, or (ii) as to which no objection is filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent asserted in the proof of such Claim or (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

          (b) with respect to any Claim, other than an Administrative Claim, an Asbestos Personal Injury Claim or an FB Asbestos Property Damage Claim, as to which no Proof of Claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent that such Claim has been listed by one of the Debtors in its SOFAS as liquidated in amount and not disputed or contingent and (i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the Initial Distribution Date that the Claim in under review for possible objection, or (ii) as to which no objection to the allowance thereof has been

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interposed within the applicable period of limitation fixed by the Plan, the
Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court or (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

          (c) with respect to any other Claim that is asserted to constitute an Administrative Claim, other than a Claim of a professional person employed under
Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, (a) that represents an actual or necessary expense of preserving the Estate or operating the business of the Debtors, to the extent that such Claim is reflected as a postpetition liability of any of the Debtors on the Debtors' books and records as of the Effective Date, or (b) that the Debtors dispute, to the extent that such Claim is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under Sections 503(b) and 507(a)(1) of the Bankruptcy Code;

          (d) with respect to any other Claim that is asserted to constitute an Administrative Claim that represents a Claim of a professional person employed under Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, to the extent that such Claim is allowed by a Final Order of the Bankruptcy Court under Section 330 of the Bankruptcy Code;

          (e) with respect to any Asbestos Personal Injury Claim, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures; or

          (f) with respect to any FB Asbestos Property Damage Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

     3.   INTEREST ON CLAIMS

          Unless otherwise specifically provided for in the Plan, the Confirmation Order, or the Asbestos Personal Injury Trust Distribution Procedures, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

     4. RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF BANK HOLDERS CLAIMS AND BONDHOLDERS CLAIMS

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          At the close of business on the Distribution Record Date, the transfer records for the Bank Holders Claims and Bondholders Claims will be closed, and there shall be no further changes in the record holders of Bank Holders Claims or Bondholders Claims. None of the Reorganized Debtors, the Disbursing Agent, if any, CSFB, as agent for the Bank Holders nor the applicable Pre-petition Indenture Trustee under the Pre-petition Bond Indenture for the Bondholders will have any obligation to recognize any transfer of Allowed Bank Holders Claims or Allowed Bondholders Claims, as applicable, occurring after the Distribution Record Date, and they will be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

     5.   DELIVERY OF DISTRIBUTIONS

          (a)  GENERAL

               Distributions to holders of Allowed Claims in Classes 1, 2A, 2B, 3, 4, 5 and 6 shall be made by the Disbursing Agent or the applicable Pre-petition Indenture Trustee, as the case may be. A "PRE-PETITION INDENTURE TRUSTEE" means collectively, the Persons serving from time to time as trustees or paying agents under the Pre-petition Bond Indentures, pursuant to the terms of the applicable Pre-Petition Bond Indentures and the Persons serving from time to time as trustees under any prepetition industrial revenue bonds. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made until the Disbursing Agent (or the Pre-petition Indenture Trustee as applicable) is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent (or the Pre-petition Indenture Trustee as applicable) shall be returned to the Reorganized Debtors until such distributions are claimed. All the claims for undeliverable distributions made by the Disbursing Agent or the Pre-petition Indenture Trustee, as the case may be, must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, the Reorganized Debtors, any Disbursing Agent, the Administrative Agent for the Bank Holders or any Pre-petition Indenture Trustee to attempt to locate any holder of an Allowed Claim.

               Cash payments made pursuant to the Plan will be in United States funds by means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

          (b)  FRACTIONAL NEW OCD COMMON STOCK; OTHER DISTRIBUTIONS

               (i) No fractional shares of New OCD Common Stock will be issued or distributed under the Plan. If any distribution pursuant to the Plan would otherwise result in the issuance of New OCD Common Stock that is not a whole number, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions of greater than one-half (1/2) shall be rounded to the next higher whole number, and (b) fractions of one-half (1/2) or less shall be rounded to the next lower whole number. The total

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number of shares of New OCD Common Stock and the Senior Notes to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided for herein.

               (ii) No consideration shall be provided in lieu of fractional shares that are rounded down. The Senior Notes will only be issued with a principal amount in multiples of $1,000 or integral multiples thereof. The principal amount of the Senior Notes that would have been distributed in amounts of other than $1,000 shall be rounded as follows: (a) amounts equal to or less than $500 shall be reduced to $0.00 and (b) amounts greater than $500 shall be increased to $1,000.

               (iii) The payment of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of the fraction to the nearest whole dollar (up and down), with half dollars rounded down.

               (iv) The Disbursing Agent, or any agent or servicer, as the case may be, shall not make any payment of less than thirty dollars ($30.00) with respect to any Claim.

          (c)  SURRENDER OF PRE-PETITION BONDS

               (i)     Manner of Surrender of the Pre-petition Bonds

                       Except as provided in connection with lost, stolen, mutilated or destroyed Pre-petition Bonds or prepetition industrial revenue bonds, each holder of an Allowed Claim evidenced by a Pre-petition Bond or prepetition industrial revenue bond shall tender such Pre-petition Bond or prepetition industrial revenue bond to the respective Pre-petition Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Pre-petition Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Pre-petition Bonds or prepetition industrial revenue bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Pre-petition Bonds or prepetition industrial revenue bonds with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or Pre-petition Bonds or prepetition industrial revenue bonds to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Pre-petition Bonds or prepetition industrial revenue bonds shall be marked as cancelled and delivered by the respective Pre-petition Indenture Trustee to the Reorganized Debtors.

               (ii) Lost, Mutilated or Destroyed Pre-petition Bonds or Prepetition Industrial Revenue Bonds

                       In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the applicable Debtor, any holder of indebtedness or obligation of a Debtor evidenced by a Pre-petition Bond or prepetition industrial revenue bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering the Pre-petition Bond or prepetition industrial revenue bond, deliver to the Pre-petition Indenture Trustee (a) evidence satisfactory to the Pre-petition Indenture Trustee of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Pre-petition Indenture Trustee to

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hold the Pre-petition Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Pre-petition Bond or prepetition industrial revenue bond.

               (iii) Failure to Surrender Cancelled Pre-petition Bonds or Prepetition Industrial Revenue Bonds

                       Any holder of a Pre-petition Bond or prepetition industrial revenue bond that fails to surrender or be deemed to have surrendered such Pre-petition Bond or prepetition industrial revenue bond before the first
(1st) anniversary of the Effective Date shall have its Claim for a distribution on account of such Pre-petition Bond or prepetition industrial revenue bond discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective property.

               (iv) Distributions upon Receipt of Pre-petition Bonds or Prepetition Industrial Revenue Bonds

                       No distribution of property under the Plan shall be made to or on behalf of any such holders unless and until such Pre-petition Bond or prepetition industrial revenue bond is received by the appropriate Pre-petition Indenture Trustee, or the unavailability of such Pre-petition Bond or prepetition industrial revenue bond is established to the reasonable satisfaction of the appropriate Pre-petition Indenture Trustee or such requirement is waived by the Reorganized Debtors.

          (d)  WITHHOLDING AND REPORTING REQUIREMENTS

               For distributions under the Plan, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and backup withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions thereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

          (e)  SETOFFS

               The Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.

F.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     1.   ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

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          Under Section 365 of the Bankruptcy Code, the Debtors have the right, subject to Bankruptcy Court approval, to assume or reject any executory contracts or unexpired leases. If the Debtors reject an executory contract or unexpired lease that was entered into before the Petition Date, the contract or lease will be treated as if it had been breached on the date immediately preceding the Petition Date, and the other party to the agreement will have a Class 6 Claim for damages incurred as a result of the rejection. In the case of rejection of employment severance agreements and real property leases, damages are subject to certain limitations imposed by Sections 365 and 502 of the Bankruptcy Code.

          (a)  ASSUMED CONTRACTS AND LEASES

               Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms,
(iii) is the subject of a motion pending before the Bankruptcy Court as of the Confirmation Date to assume or reject such contract or lease or (iv) is listed on SCHEDULE IV, to be filed at least ten (10) Business Days prior to the Objection Deadline, as being an executory contract or unexpired lease to be rejected; provided, however, that the Plan Proponents reserve the right, at any time prior to the Confirmation Date, to amend SCHEDULE IV to the Plan to add or delete any unexpired lease or executory contract. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

               Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

               Except to the extent previously assumed or rejected by an order of the Bankruptcy Court, on or before the Confirmation Date, all employment and severance practices and policies and all compensation and benefit plans, policies and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability or other insurance plans and programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be and shall be treated as though they are executory contracts under the Plan that are assumed pursuant to Section 365(b)(2) of the Bankruptcy Code, except for (i) executory contracts or plans specifically rejected pursuant to the Plan and (ii) executory contracts or plans as have been previously rejected, are the subject of a

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motion to reject or have been specifically waived by the beneficiary of any plans or contracts; PROVIDED, HOWEVER, that the debtors may pay "retiree benefits" (as defined in Section 1114(a) of the Bankruptcy Code).

               Certain employee benefit plans will be terminated or amended on the Effective Date or earlier, as follows:

               (i) The Stock Performance Plan, the 1995 Stock Plan and the 1987 Stock Plan for Directors, each of which is an equity incentive plan providing for grants of equity-based awards, including stock options and restricted stock, will be deemed terminated, cancelled and of no further force and effect, and the participants thereunder will have no further rights under such plans;

               (ii) [THE DEBTORS ARE REVIEWING THEIR EMPLOYEE BENEFIT PLAN AND THE DESCRIPTION ON OTHER BENEFIT PLANS TO BE TERMINATED OR AMENDED, IF ANY, MAY BE INSERTED AT A LATER DATE.]

          (b)  PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

               Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the applicable Debtor party to the contract or lease or the assignee of such Debtor assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be. The Confirmation Order shall contain provisions for notices of proposed assumptions and proposed Cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. If no proposed Cure amount is proposed by the Debtors, it shall be presumed that the Debtors are asserting that no Cure amount is required to be paid under Section 365(b)(1) of the Bankruptcy Code.

               The Debtors estimate that the aggregate amount to be paid as Cure associated with the assumption of executory contracts, that have not been previously paid pursuant to an order of the Bankruptcy Court, will be between $20 million and $25 million.

          (c)  REJECTED CONTRACTS AND LEASES

               On the Effective Date, each executory contract and unexpired lease that is listed on SCHEDULE IV to the Plan, shall be rejected pursuant to
Section 365 of the Bankruptcy Code. Each contract or lease listed on SCHEDULE IV to the Plan shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The Plan Proponents reserve their right, at any time prior to the Confirmation Date, to amend
SCHEDULE IV to the Plan to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease (i) is not listed on
SCHEDULE IV to the Plan, (ii) has not been previously rejected

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or (iii) is not subject to a motion to reject at the time of the Confirmation
Date, such executory contract or unexpired lease shall be deemed assumed. Listing a contract or lease on SCHEDULE IV to the Plan shall not constitute an admission by a Debtor nor a Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that such Debtor or Reorganized Debtor has any liability thereunder. Without limiting the foregoing, any agreement entered into prior to the Petition Date by or on behalf of the Debtors with a holder of an Asbestos Personal Injury Claim with respect to the settlement of any OC Asbestos Personal Injury Claim or FB Asbestos Personal Injury Claim shall be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of Section 365(a) of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code.

               The Debtors estimate that the total aggregate allowed amount of claims resulting from rejecting executory contracts and unexpired leases that have not been paid pursuant to Order of the Bankruptcy Court will be between $46 and $87 million.

          (d)  REJECTION DAMAGES BAR DATE

               If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, counsel to the Unsecured Creditors' Committee and counsel to the Asbestos Claimants' Committee, within thirty (30) days after service of the earlier of (i) notice of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

          (e)  INSURANCE POLICIES AND AGREEMENTS

               The Plan contains separate provisions with respect to insurance policies and agreements. The Debtors do not believe that the insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then the Plan shall constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek rejection of such insurance policy or agreement or other available relief.

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               Nonetheless, the Debtors may elect to reject certain insurance policies and agreements to the extent they are determined to be executory contracts. To the extent that any or all of the insurance policies and agreements set forth on SCHEDULE XI to the Plan, to be filed no later than ten
(10) Business Days prior to the Objection Deadline, are considered to be executory contracts, then, notwithstanding anything contained in SECTION 7.1 or
7.3 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance policies and agreements set forth on SCHEDULE XI to the Plan, and the entry of the Confirmation Order by the clerk of the Bankruptcy Court shall constitute approval of such rejection pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on SCHEDULE XI to the Plan is burdensome and that the rejection thereof is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases.

               The rights under the insurance policies and agreements constituting (i) the OC Asbestos Personal Injury Liability Insurance Assets shall, to the extent necessary, be deemed assigned to the OC Sub-Account of the Asbestos Personal Injury Trust as of the Effective Date and (ii) the FB Asbestos Property Damage Insurance Assets shall, to the extent necessary, be deemed assigned to the FB Asbestos Property Damage Trust as of the Effective Date, and, pursuant to Section 365 of the Bankruptcy Code, the Debtors shall have no further liability thereunder from and after June 18, 2001.

               Nothing contained in the Plan shall constitute a waiver of any claim, right, or cause of action that the Debtors, the Asbestos Personal Injury Trust, the FB Asbestos Property Damage Trust, or the Reorganized Debtors, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

          (f) INDEMNIFICATION OBLIGATIONS AND AGREEMENTS CONCERNING OBLIGATIONS TO INDEMNIFY

               Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to
Section 365 of the Bankruptcy Code under the Plan and such obligations shall survive confirmation of the Plan, remain unaffected by the Plan and shall not be discharged or impaired by the Plan, irrespective of whether indemnification or reimbursement obligation is owed in connection with an event occurring before or after the Petition Date.

               "INDEMNIFICATION OBLIGATIONS" mean any legally enforceable obligations of any of the Debtors under their charters, by-laws, contracts assumed by them pursuant to Section 365 of the Bankruptcy Code, or statute, to indemnify, reimburse or provide contribution to any or all persons who may serve or who have served at any time as directors, officers, employees, agents, professionals or advisors of such Debtor, or who at the request of any of the Debtors served as directors, officers, employees, agents, professionals or advisors of another corporation (including Subsidiaries of the Debtors) or of any partnership, joint venture, trust or other enterprise, and any directors, officers, employees, agents, professionals or advisors of any of the Debtors who at the request of such Debtor may serve or have served as agents or fiduciaries of an employee benefit plan of such Debtor or any of its Subsidiaries, from and against any of the expenses, liabilities or other matters arising under or in or covered by applicable law, provided that the basis of such proceeding is alleged action in an official capacity as a director, officer,

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employee, agent, professional or advisor or in any other capacity while serving as a director, officer, employee, agent, professional or advisor, and provided that such obligations shall not cover willful misconduct. Notwithstanding anything to the contrary herein, Indemnification Obligations shall not include any obligations of the Debtors to pay or reimburse any party in connection with
(i) funds recovered or to be recovered from such party pursuant to an Avoidance Action, or (ii) claims arising out of or in connection with the case of JOHN HANCOCK LIFE INSURANCE CO., ET AL. v. GOLDMAN, SACHS & CO., ET AL., in the United States District Court for the District of Massachusetts, C.A. No. 01-10729-RWZ.

               Except as otherwise provided in this Plan, indemnification obligations that are not Indemnification Obligations hereof shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code as of the Effective Date. The Plan does provide the Debtor the right to honor certain distributorship indemnification claims. SEE Section 14.10 the Plan

G.   RESOLUTION AND TREATMENT OF DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

     1.   OBJECTIONS

          Unless otherwise ordered by the Bankruptcy Court, only the Debtors, the Reorganized Debtors or the Disbursing Agent shall have the authority to file objections to settle, compromise, withdraw or litigate objections to Claims, other than with respect to (a) the applications for the allowance of compensation and reimbursement of expenses of professionals under Section 330 of the Bankruptcy Code, (b) Asbestos Personal Injury Claims (which Claims and Demands shall be governed solely in accordance with the procedures established pursuant to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures), and (c) FB Asbestos Property Damage Claims (which Claims shall be governed solely in accordance with the procedures established pursuant to the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures, respectively). From and after the Confirmation Date, the Reorganized Debtors or the Disbursing Agent may settle or compromise any Disputed Claim (any Class 1, Class 2A, Class 2B, Class 3, Class 4, Class 5, or Class 6 Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim) without approval of the Bankruptcy Court.

          All objections to Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, must be filed and served on the holders of such Claims by the Claims Objection Deadline. Nothing contained herein, however, shall limit the Debtors' or Reorganized Debtors' right to object to any Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims filed or amended after the Claims Objection Deadline, which day shall be one hundred and eighty (180) days after the Effective Date, unless extended by order of the Bankruptcy Court prior to such date. If an objection has not been filed to a Proof of Claim or a scheduled Claim, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier.

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          Notwithstanding any other provision in this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

     2.   DISPUTED DISTRIBUTION RESERVE

          The Disbursing Agent shall establish appropriate reserves for Disputed Claims by withholding the lesser of (i) 100% of distributions to which holders of Disputed Claims would be entitled under the Plan if such Disputed Claims were Allowed Claims, or (ii) such other amount as may be approved by the Bankruptcy Court. On, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disbursing Agent, and the Disbursing Agent shall reserve for the account of each holder of a Disputed Claim, (a) Cash, Senior Notes, New OCD Common Stock, or such other property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim an Allowed Claim on such date, in the Face Amount thereof, or (b) Cash, Senior Notes, New OCD Common Stock, or such other property of a lesser value as such holder and the Reorganized Debtors may agree. Cash, Senior Notes, New OCD Common Stock, or such other property reserved under the Plan shall be set aside and segregated by Class of Claims and, in the case of Cash, Cash dividends or Cash payments in respect thereof, to the extent practicable, held by the Disbursing Agent in an interest bearing escrow fund (which may be a single account for each Class, provided that separate book entries for each Claim are maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of such Disputed Claims.

     3.   DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE ALLOWED

          On each Quarterly Distribution Date (the calendar quarters ending in March, June, September and December), the Reorganized Debtors shall make payments and distributions from the reserve established for Disputed Claims to each holder of a Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. After the date that the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order, the Reorganized Debtors shall distribute to the holder of such Claim any property in the reserve established for Disputed Claims that would have been distributed to the holder of such claim had such Claim been an Allowed Claim, pursuant to the provisions of Article III governing the applicable Class. Holders of such Claims that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately Allowed, the amount of any dividends or other distributions received on account of the property in reserve between the Effective Date and the date such distribution is made to such holder of a Claim.

H.   EXIT FACILITY

     The Debtors anticipate that they will obtain new bank financing on the Effective Date (the "EXIT FACILITY") for general working capital and corporate purposes, in such amounts and on such terms as are satisfactory to the Debtors and the Plan Proponents. The Debtors have not yet ascertained the amount or the terms of the Exit Facility.

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I.   CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN

     1. CONDITIONS TO CONFIRMATION RELATING TO THE ASBESTOS PERMANENT CHANNELING INJUNCTION

          The Plan will not be confirmed, and the Confirmation Order will not be entered, until and unless the Confirmation Conditions set forth below have been satisfied or waived by the Plan Proponents. These Confirmation Conditions are designed to, inter alia, ensure that the Asbestos Personal Injury Permanent Channeling Injunction will be effective, binding and enforceable and will be based on the following general findings of the Bankruptcy Court, each of which will be contained in the Confirmation Order in form and substance acceptable to the Plan Proponents. The following are conditions to the Plan which relate to Asbestos Personal Injury Claims and the Asbestos Personal Injury Permanent Channeling Injunction, although such conditions may be relevant to the FB Asbestos Property Damage Claims and the FB Asbestos Property Damage Trust.

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          (a)  The Asbestos Personal Injury Permanent Channeling Injunction is
to be implemented in connection with the Asbestos Personal Injury Trust and the Plan.

          (b) At the time of the order for relief with respect to OC and Fibreboard, OC and Fibreboard had been named as defendants in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

          (c) The Asbestos Personal Injury Trust, as of the Effective Date, will assume the liabilities of all of the OC Persons with respect to OC Asbestos Personal Injury Claims and, upon such assumption, the Reorganized Debtors and the OC Persons shall have no liability for any OC Asbestos Personal Injury Claims.

          (d) The Asbestos Personal Injury Trust, as of the Effective Date, will assume the liabilities of all of the FB Persons with respect to FB Asbestos Personal Injury Claims and, upon such assumption, the Reorganized Debtors and the FB Persons shall have no liability for any FB Asbestos Personal Injury Claims.

          (e) The OC Sub-Account of the Asbestos Personal Injury Trust is to be funded in whole or in part with Cash, Senior Notes, New OCD Common Stock, the OCD Insurance Escrow, the OC Asbestos Personal Injury Liability Insurance Assets, distributable proceeds of the Litigation Trust Assets, and by the obligation of Reorganized OCD to make future payments, including dividends.

          (f) The FB Sub-Account of the Asbestos Personal Injury Trust is to be funded in whole or in part with the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions, the Committed Claims Account, and the FB Sub-Account Settlement Payment.

          (g) The Asbestos Personal Injury Trust is to own, upon the Initial Distribution Date, a majority of the voting shares of Reorganized OCD.

          (h) In light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust on behalf of each Protected Party, the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any Protected Party.

          (i) Reorganized OCD and Reorganized Fibreboard are likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that gave rise to (a) OC Asbestos Personal Injury Claims and
(b) FB Asbestos Personal Injury Claims, respectively, that are addressed by the Asbestos Personal Injury Permanent Channeling Injunction.

          (j) The actual amounts, numbers, and timing of such Demands cannot be determined.

          (k) Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and Demands.

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

          (l) The terms of the Asbestos Personal Injury Permanent Channeling Injunction, including any provisions barring actions against the Protected Parties pursuant to Section 524(g)(4)(A) of the Bankruptcy Code, are set forth in the Plan and in any disclosure statement supporting the Plan.

          (m) The Plan establishes, in Classes 7 and 8, separate Classes of claimants whose Claims are to be addressed by the Asbestos Personal Injury Trust.

          (n) Class 7 and Class 8 claimants have each voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

          (o) Pursuant to court orders or otherwise, the Asbestos Personal Injury Trust will operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of present Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos Personal Injury Trust will value, and be in a financial position to pay, present Claims and Demands that involve similar Claims in substantially the same manner.

          (p) The Future Claimants' Representative was appointed as part of the proceedings leading to the issuance of the Asbestos Personal Injury Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Asbestos Personal Injury Permanent Channeling Injunction and channeled to and assumed by the Asbestos Personal Injury Trust. The Future Claimants' Representative has in all respects fulfilled his duties, responsibilities, and obligations as the future representative in accordance with Section 524(g) of the Bankruptcy Code.

          (q) Identifying or describing each Protected Party in the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such Protected Party, in light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust by or on behalf of any such Protected Party.

          (r) The Plan complies in all respects with Section 524(g) of the Bankruptcy Code.

          (s) The Asbestos Personal Injury Trust is to use its assets and income to pay Asbestos Personal Injury Claims.

          (t) With respect to any Asbestos Personal Injury Claim that is Allowed by the Asbestos Personal Injury Trust in accordance with the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, such allowance shall establish the amount of legal liability against the Asbestos Personal Injury Trust in the Allowed amount of such Asbestos Personal Injury Claim.

          (u) The Plan and its Exhibits constitute a fair, equitable, and reasonable resolution of the liabilities of the Debtors for Asbestos Personal Injury Claims.

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

          (v) The Plan and its Exhibits, and the negotiations that led up to them, do not violate any obligation of the Debtors or breach any applicable insurance policy, agreement or contract of the Debtors, including, without limitation, obligations or duties to cooperate under any insurance policies, contracts or agreements, any management of claims provisions in any applicable insurance policies or agreements or contracts pertaining thereto, or any consent-to-assignment provisions of any applicable insurance policies, contracts or agreements, or any consent-to-settlement provisions of any applicable insurance policies, agreement or contract of the Debtors, and the discharge and release of Claims as provided herein shall neither diminish nor impair the enforceability of any such insurance policies, contracts or agreements.

          (w) The Debtors do not need the consent of their insurers to transfer the OC Asbestos Personal Injury Liability Insurance Assets to the OC Sub-Account of the Asbestos Personal Injury Trust. Alternatively, the Debtors' insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to such transfer under the circumstances would be unreasonable.

          (x) The Plan and its Exhibits do not materially increase any insurer's risk of providing coverage for asbestos-related liabilities under the relevant insurance policies, settlement agreements, and/or contracts with respect thereto as compared to the risk that otherwise was being borne by the insurers prior to the Effective Date.

          (y) Upon confirmation and consummation of the Plan, including the effectuation of the transfer of the OC Asbestos Personal Injury Liability Insurance Assets, the OC Sub-Account of the Asbestos Personal Injury Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the OC Asbestos Personal Injury Liability Insurance Assets so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos Personal Injury Trust's obligations to defend, resolve and satisfy Asbestos Personal Injury Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the OC Asbestos Personal Injury Liability Insurance Assets, the Asbestos Personal Injury Trust Agreement, or the Asbestos Personal Injury Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

          (z) All insurers of the Debtors affording insurance coverage that is the subject of the OC Asbestos Personal Injury Liability Insurance Assets and all insurers of the Debtors whose policies provide coverage for the FB Asbestos Property Damage Claims have been given notice and an opportunity to be heard on matters relating to the Plan and its Exhibits, and are bound by the Plan and its Exhibits and the findings of fact and conclusions of law set forth in the Confirmation Order.

          (aa) If an Impaired Class of Claims votes to reject the Plan, the sum of the Class 7 Aggregate Amount and the Class 8 Aggregate Amount as determined by the Bankruptcy Court and the District Court shall be an amount not less than $16 billion prior to the deductions of (i) the OCD Insurance Escrow, (ii) the OC Asbestos Personal Injury Liability Insurance Assets, (iii) the Existing Fibreboard Insurance Settlement Trust Assets, (iv) the FB Reversions and (v) the Committed Claims Account.

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

          (bb) Class 6 Claims shall be Allowed or estimated in such maximum aggregate amount as the Plan Proponents shall agree and have filed at least ten
(10) Business Days prior to the Objection Deadline.

     2. Conditions to Confirmation Relating to the FB Asbestos Property Damage Trust

          The following are conditions to the Plan which relate to the FB Asbestos Property Damage Claims and the FB Asbestos Property Damage Trust:

          (a) With respect to any FB Asbestos Property Damage Claim that is Allowed in accordance with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures by the Bankruptcy Court, other court of competent jurisdiction or otherwise, such allowance shall establish the amount of legal liability against the FB Asbestos Property Damage Trust in the Allowed amount of such FB Asbestos Property Damage Claim.

          (b) Upon confirmation and consummation of the Plan, including the effectuation of the transfer of the FB Asbestos Property Damage Insurance Assets, the FB Asbestos Property Damage Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the FB Asbestos Property Damage Insurance Assets so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the FB Asbestos Property Damage Trust's obligations to defend, resolve and satisfy FB Asbestos Property Damage Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the FB Asbestos Property Damage Insurance Assets, the FB Asbestos Property Damage Trust Agreement, or the FB Asbestos Property Damage Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

     3.   GENERAL CONDITIONS TO CONFIRMATION.

          In addition to the foregoing conditions expressly stated in the Plan, including those which are also included in Section 524(g) of the Bankruptcy Code as conditions to the issuance of a channeling injunction, in order to confirm the Plan, the Bankruptcy Court or the District Court must determine at the Confirmation Hearing whether the requirements for confirmation set forth in
Section 1129 of the Bankruptcy Code have been satisfied. Such requirements include determinations with respect to the following:

          (a) The Plan complies with the applicable provisions of the Bankruptcy Code.

          (b) The Debtors have complied with the applicable provisions of the Bankruptcy Code.

          (c) The Plan has been proposed in good faith and not by any means forbidden by law.

          (d) Any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter

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11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable or, if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

          (e)  The Debtors have disclosed (i) the identity and affiliations of
(x) any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Reorganized Debtors, (y) any Affiliate of the Debtors participating in a joint plan with the Debtors, or (z) any successor to the Debtors under the Plan (and the appointment to, or continuance in, such office of such individual(s) is consistent with the interests of Claims and Interest holders and with public policy), and (ii) the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation for such insider.

          (f) With respect to each Class of Claims or Interests, each holder of an Impaired Claim or Impaired Interest either has accepted the Plan or will receive or retain under the Plan on account of the Claims or Interests held by such entity, property of a value, as of the Effective Date, that is not less than the amount that such entity would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. SEE Section XIV of this Disclosure Statement entitled "Best Interests Test."

          (g) The Plan provides that Administrative Claims and DIP Facility Claims will be paid in full on the Effective Date and that Priority Tax Claims will receive on account of such Claims the treatment required by 1129(a)(9)(C) of the Bankruptcy Code. (SEE Section VII.C.2.c of this Disclosure Statement entitled "Treatment of Unclassified Claims Under the Plan -Priority Tax Claims."

          (h) If a Class of Claims is Impaired under the Plan, at least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by insiders holding Claims in such Class.

          (i) Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. SEE Section XIV.A of this Disclosure Statement entitled "Feasibility of the Plan."

          (j) All fees payable under Section 1930 of Title 28 have been paid or the Plan provides for the payment of all such fees on the Effective Date.

          (k) The Plan provides for the continuation after the Effective Date of all retiree benefits, if any, at the level established pursuant to Sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to the Confirmation Date, for the duration of the period the Debtors have obligated themselves to provide such benefits.

          The Debtors believe that, upon receipt of the votes required to confirm the Plan, the Plan will satisfy all the statutory requirements of Chapter 11 of the Bankruptcy Code, that the Debtors have complied or will have complied with all of the requirements of Chapter 11, and that the Plan has been proposed and submitted to the Bankruptcy Court in good faith.

     4.   CONDITIONS TO THE EFFECTIVE DATE

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          The following are conditions precedent to the occurrence of the
Effective Date, each of which may be satisfied or waived in accordance with
Section 12.3 of the Plan:

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

          (a) The Confirmation Order shall have been entered, shall have become a Final Order, and shall be in form and substance reasonably satisfactory to the Plan Proponents.

          (b) The Asbestos Personal Injury Permanent Channeling Injunction shall be in full force and effect.

          (c) All agreements or other instruments which are exhibits to the Plan shall be in form and substance reasonably acceptable to the Plan Proponents and shall have been executed and delivered.

          (d) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

          (e) The Asbestos Personal Injury Trustees shall have accepted their appointment as Asbestos Personal Injury Trustees and shall have executed the Asbestos Personal Injury Trust Agreement.

          (f) The individuals designated to serve as members of the TAC shall have accepted their appointment as TAC members.

          (g) The Future Claimants' Representative shall have agreed to continue to serve in such capacity following the Confirmation Date.

          (h) The Private Letter Ruling (PLR) with respect to the qualification of the trust formed pursuant to Section 524(g) of the Bankruptcy Code described therein as a "qualified settlement fund" within the meaning of Treasury Regulations Section 1.468B-1, et seq., promulgated under Section 468B of the Internal Revenue Code of 1986, as amended ("IRC"), shall not have been cancelled, withdrawn or revoked and shall remain in full force and effect. Alternatively, the Reorganized Debtors shall have received an opinion of counsel with respect to the tax status of the Asbestos Personal Injury Trust as a "qualified settlement fund" reasonably satisfactory to the Plan Proponents, and,
(i) if Class 4 accepts the Plan, the Bank Holders, and/or (ii) if Class 6 accepts the Plan, the Unsecured Creditors' Committee.

          (i) The FB Asbestos Property Damage Trustee shall have accepted his or her appointment as FB Asbestos Property Damage Trustee and shall have executed the FB Asbestos Property Damage Trust Agreement.

          (j) The Reorganized Debtors shall have entered into and shall have credit availability under the Exit Facility in an amount sufficient to meet the needs of Reorganized Debtors, as determined by the Plan Proponents.

          (k) Each of the Exhibits shall be in form and substance acceptable to the Plan Proponents.

          (l) The Existing Fibreboard Insurance Settlement Trust Assets will be irrevocably assigned and transferred on the Effective Date to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, or the Existing Fibreboard Insurance Settlement Trust Assets will be treated in accordance with
SECTION 10.5 of the Plan.

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     5.   WAIVER OF CONDITIONS TO THE EFFECTIVE DATE

          Under the Plan, the Plan Proponents reserve, in their sole discretion, the right, with the written consent of (a) if Class 4 accepts the Plan, the Bank Holders, and/or (b) if Classes 4, 5 and 6 all accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of a condition precedent set forth in this section may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Plan Proponents decide that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in the manner set forth above, then the Plan Proponents shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

J.   CERTAIN RELEASES AND INJUNCTIONS UNDER THE PLAN

     This section of the Disclosure Statement contains a discussion of certain releases and injunctions under the Plan. The following releases and injunctions are described in this Disclosure Statement: (1) an injunction of Enjoined Actions against the Debtors (SEE Section VII.J.2 of this Disclosure Statement entitled "Releases by Holders of Claims and Interests"); (2) the Debtors' discharge and the discharge injunction (SEE Section VII.L.2 of this Disclosure Statement entitled "Discharge of the Debtors"); (3) the Asbestos Personal Injury Permanent Channeling Injunction (SEE Section VII.L.4 of this Disclosure Statement entitled "The Asbestos Personal Injury Permanent Channeling Injunction"); (4) the injunction related to FB Asbestos Property Damage Claims (SEE Section IX.C of this Disclosure Statement entitled "Injunction Channeling Fb Asbestos Property Damage Claims"); and (5) an injunction with respect to claims against the Hartford Entities (SEE Section VII.J.6 of this Disclosure Statement entitled "Injunction with Respect to Claims Against the Hartford Entities").

     1.   DEBTORS' RELEASES OF CLAIMS

          Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons will be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of the Debtors or Reorganized Debtors or their respective Estates or each of their respective Related Persons against (a) the Released Parties, (b) the Pre-petition Indenture Trustees, (c) the DIP Agent and the holders of DIP Facility Claims and (d) the Persons who are Related Persons of Persons listed in clauses (b) - (c) above.

          The "RELATED PERSONS" means, with respect to any Person, such Person's predecessors, successors and assigns (whether by operation of law or otherwise) and their

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

respective present and former Affiliates and each of their respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, acting in such capacity, and any Person claiming by or through any of them.

          "RELEASED ACTIONS" means all Claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities, and all Interests and rights of an equity security holder, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date in connection with or related to the Debtors and Reorganized Debtors and their respective Estates, the Chapter 11 Cases or the Plan, except for the (a) Tobacco Causes of Action, (b) the Avoidance Actions listed on
SCHEDULE XV to the Plan as it may be amended up to ten (10) Business Days prior to the Objection Deadline, (c) the claims against CSFB and/or the Bank Holders in the Bank Holders Action, (d) the Material Rights of Action listed on SCHEDULE XV to the Plan, and (e) Asbestos Personal Injury Claims. Released Actions includes the release of all Claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities against the Debtors and the Non-Debtor Subsidiaries arising from the 1997 Credit Agreement or the guaranties of the 1997 Credit Agreement.

          "RELEASED PARTIES" means (a) the Unsecured Creditors' Committee and its present and former members, representatives, advisors, attorneys, agents and professionals, acting in such capacity, (b) the Asbestos Claimants' Committee and its present and former members, representatives, advisors, attorneys, agents and professionals, acting in such capacity, (c) the Future Claimants' Representative and his present and former representatives, advisors, attorneys, agents and professionals, acting in such capacity, (d) the respective Related Persons of the Debtors and the Reorganized Debtors and their respective Estates as of the Petition Date and thereafter and (e) the present and former officers and directors of the Debtors and Reorganized Debtors; except in each case for the Persons listed on SCHEDULE III, to be filed no later than ten (10) Business Days prior to the approval of the Disclosure Statement, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, against which Claims, obligations, suits, judgments, damages, Demands, debts, rights, causes of action, liabilities, Interests and other rights of an equity security holder shall not be released under the Plan.

          The Plan also provides for the exculpation of various parties with respect to their actions during the Chapter 11 Cases and their efforts to have the Plan confirmed. SEE Section VII.L.5 of this Disclosure Statement entitled "Exculpation and Limitation of Liability; Indemnity."

     2.   RELEASES BY HOLDERS OF CLAIMS AND INTERESTS

          Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability that is discharged or an Interest or other right of an equity security holder that is terminated, and each of their

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

respective Related Persons will be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan, and any right or obligation of such holder under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that otherwise may be asserted against the Claimant Released Parties.

          "CLAIMANT RELEASED PARTIES" means (a) the Debtors, the Reorganized Debtors and their respective predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates as of the Petition Date or thereafter, and additionally (b) if the Person granting the release votes in favor of the Plan, the Released Parties. The terms "RELEASED PARTIES" and "RELATED PERSONS" are defined in the previous section of this Disclosure Statement.

          UNDER THE ABOVE-DESCRIBED PROVISIONS OF THE PLAN, PARTIES WHO VOTE IN FAVOR OF THE PLAN AGREE AND ARE DEEMED TO RELEASE CERTAIN CLAIMS AGAINST PARTIES WHO ARE NOT DEBTORS IN THESE CHAPTER 11 CASES, INCLUDING AFFILIATED OFFICERS AND DIRECTORS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER CIRCUMSTANCE TAKING PLACE OR EXISTING ON OR PRIOR TO THE EFFECTIVE DATE IN CONNECTION WITH OR RELATED TO THE DEBTORS AND REORGANIZED DEBTORS AND THEIR RESPECTIVE ESTATES, THE CHAPTER 11 CASES OR THE PLAN. PARTIES WHO RELEASE SUCH CLAIMS PURSUANT TO THE PLAN ARE SUBJECT TO AN INJUNCTION AGAINST ASSERTING SUCH CLAIMS, AS DESCRIBED BELOW.

     3.   INJUNCTIONS RELATED TO RELEASES

          EXCEPT AS OTHERWISE PROVIDED HEREIN OR IN THE CONFIRMATION ORDER, AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, EACH PERSON THAT HAS HELD, CURRENTLY HOLDS OR MAY HOLD A CLAIM THAT IS RELEASED PURSUANT TO THIS SECTION 5.13 OF THE PLAN (DESCRIBED IN THE PREVIOUS SECTION) OR OTHER OBLIGATION, SUIT, JUDGMENT, DAMAGES, DEBT, RIGHT, CAUSE OF ACTION, LIABILITY, INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER RELEASED PURSUANT TO SECTION 5.13 OF THE PLAN, AND EACH OTHER PARTY IN INTEREST AND EACH OF THEIR RESPECTIVE RELATED PERSONS ARE PERMANENTLY, FOREVER AND COMPLETELY STAYED, RESTRAINED, PROHIBITED AND ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS, WHETHER DIRECTLY OR INDIRECTLY, DERIVATIVELY OR OTHERWISE ON ACCOUNT OF OR BASED ON THE SUBJECT MATTER OF ANY SUCH RELEASED CLAIMS OR OTHER RELEASED OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES OR INTERESTS OR OTHER RIGHTS OF AN EQUITY SECURITY HOLDER: (I) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING (INCLUDING, WITHOUT LIMITATION, TO ANY JUDICIAL,

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

ARBITRAL, ADMINISTRATIVE OR OTHER PROCEEDING) IN ANY FORUM; (II) ENFORCING, ATTACHING (INCLUDING, WITHOUT LIMITATION, ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR IN ANY WAY SEEKING TO RECOVER ANY JUDGMENT, AWARD, DECREE, OR OTHER ORDER; (III) CREATING, PERFECTING OR IN ANY WAY ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE; (IV) SETTING OFF, SEEKING REIMBURSEMENT OR CONTRIBUTIONS FROM, OR SUBROGATION AGAINST, OR OTHERWISE RECOUPING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY AMOUNT AGAINST ANY LIABILITY OR OBLIGATION OWED TO ANY PERSON RELEASED UNDER SECTION 5.13(A) OR SECTION 5.13(B), AS APPLICABLE; AND (V) COMMENCING OR CONTINUING IN ANY MANNER, IN ANY PLACE OF ANY ACTION, WHICH IN ANY SUCH CASE DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

     4.   DEEMED CONSENT

          BY VOTING TO ACCEPT THE PLAN, EACH HOLDER OF A CLAIM WILL BE DEEMED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO HAVE SPECIFICALLY CONSENTED TO THE RELEASES AND INJUNCTIONS AS DESCRIBED ABOVE.

     5.   NO WAIVER

          The releases described above shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by the Reorganized Debtors pursuant to the Plan.

     6.   INJUNCTION WITH RESPECT TO CLAIMS AGAINST THE HARTFORD ENTITIES

          OCD has entered into a Settlement Agreement between it and the Hartford Financial Services Group, Inc., dated June 18, 2001, and approved by the Bankruptcy Court by Order dated July 16, 2001. Pursuant to the Settlement Agreement, the Debtors propose the following injunction under the Plan:

          EXCEPT AS TO ANY RIGHTS WITH RESPECT TO WHICH THE DEBTORS EXPLICITLY DECLINED TO GIVE A RELEASE TO THE HARTFORD ENTITIES PURSUANT TO SECTION VI OF THE HARTFORD SETTLEMENT AGREEMENT, EFFECTIVE AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, PURSUANT TO SECTION 105(A) OF THE BANKRUPTCY CODE, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, EACH PERSON THAT HAS HELD, CURRENTLY HOLDS OR MAY HOLD A CLAIM SHALL BE PERMANENTLY ENJOINED PURSUANT TO 11 U.S.C.
Section 105(A) FROM TAKING ANY ACTION OR SEEKING ANY RECOVERY AGAINST OR FROM ANY OF THE HARTFORD ENTITIES THAT SEEKS TO ENFORCE ANY RIGHTS UNDER, THROUGH OR RELATED TO THE HARTFORD POLICIES.

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

          "HARTFORD ENTITIES" means (a) the Hartford Financial Services Group, Inc., Excess Insurance Company, Ltd., Fencourt Reinsurance Company, Ltd., First State Insurance Company, Hartford Accident and Indemnity Company, Hartford Casualty Insurance Company, Hartford Fire Insurance Company, Hartford Insurance Company of Canada, Hartford Insurance Company of Illinois, Hartford Insurance Company of the Midwest, Hartford Insurance Company of the Southeast, Hartford Insurance, Ltd. (Bermuda), Hartford Lloyds Insurance Company, Hartford Underwriters Insurance Company (formerly New York Underwriters Insurance Company), New England Insurance Company, New England Reinsurance Corporation, Nutmeg Insurance Company, Pacific Insurance Company, Ltd., Property and Casualty Insurance Company of Hartford, Sentinel Insurance Company, Ltd., Trumbull Insurance Company, and Twin City Fire Insurance Company; as well as (b) all of their respective predecessors, successors, assigns, subsidiaries, affiliates, holding companies (if any), parent companies (if any), merged companies and acquired companies, exclusive of any former asset, affiliate, or member company of Reliance Group Holdings, Inc.; and (c) all of the respective employees, officials, agents, attorneys, representatives, officers, and directors, in their capacity as such, of the entities encompassed by clauses (a) and (b).

          "HARTFORD POLICIES" means the following policies issued to OCD:

     ISSUER                    POLICY PERIOD                  POLICY NUMBER
     ------                    -------------                  -------------
     First State               06/18/74 to 10/22/74           921434

                               10/22/74 to 10/22/75           921434

                               10/22/75 to 10/22/76           921434

                               10/22/76 to 10/22/77           923542

                               10/22/77 to 9/01/78            925625

                               09/01/78 to 09/01/79           926735

                               03/08/79 to 09/01/79           927953

                               09/01/82 to 09/01/83           934962

     Twin City                 09/01/82 to 09/01/83           TXX111365

     Excess                    09/01/79 to 09/01/80           EL 10300 (EL 10-87)

     First State               09/01/82 to 09/01/83           933186

                               09/01/83 to 09/01/84           EU 935321

                               09/01/83 to 09/01/84           EU 935324

                               10/31/79 to 11/29/82           GC802752

                               04/01/81 to 04/01/84           GC802770

                               05/01/88 to 05/01/89           GC009556

                               05/01/89 to 05/01/90           GC010810

     Hartford                  12/01/74 to 12/01/75           57 IC 620122

     Pacific                   05/01/93 to 05/01/94           ZG 0001003

                               04/01/94 to 04/01/95           ZG 0002864

                               05/01/95 to 05/01/96           ZG 0004839

                               05/01/96 to 05/01/97           ZG 0006912

                               05/01/97 to 05/01/98           ZG 0008946

     Twin City                 09/01/83 to 09/01/84           TXX 102719

          The term "HARTFORD POLICIES" also includes all insurance policies other than the above-listed policies ("UNKNOWN POLICIES"), that were issued prior to January 1, 2001, by and in the name of one of the specifically named Hartford Entities, either to OCD or that insure OCD, including all known and unknown primary, umbrella, excess, or other insurance policies, contracts, and/or agreements of any nature, type, or kind (including but not limited to: all comprehensive general liability policies; general liability policies; casualty policies; environmental liability policies; environmental impairment policies; difference in conditions policies; directors' and officers' liability policies; errors and omissions liability policies; contractual liability policies; automobile liability policies; products liability policies; and workers' compensation policies). Notwithstanding any of the foregoing and for the avoidance of any doubt, Unknown Policies shall not include: (a) policies issued by one of the specifically named Hartford Entities to Persons other than OCD or the Debtors (except to the extent of the interest of OCD in such policies); (b) policies issued to Persons that become Affiliates of OCD or Reorganized OCD after June 18, 2001; (c) policies issued or subscribed by Excess Insurance Company Ltd. that are subject to a May 15, 1999 settlement agreement between OCD and London Market Insurers; (d) First State policy number EU 935321 to the extent that it provides coverage for products/completed operations claims other than asbestos claims; and (e) policies issued to or insuring Fibreboard.

K.   SUMMARY OF OTHER PROVISIONS OF THE PLAN

     1. DISSOLUTION OF THE CREDITORS' COMMITTEES AND TERMINATION OF FUTURES CLAIMANTS' REPRESENTATIVE

          (a)  CREDITORS' COMMITTEES

               Under the Plan, on the Effective Date, each of the Unsecured Creditors' Committee and the Asbestos Claimants' Committee will dissolve and their respective members will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases, except for the purpose of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date. The professionals retained by each of the Unsecured Creditors' Committee and the Asbestos Claimants' Committee and the respective members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except (i) as authorized in the preceding sentence or (ii) to the extent such services are rendered in connection with the hearing on final allowances of compensation pursuant to Section 330 of the Bankruptcy Code.

          (b)  FUTURES CLAIMANTS' REPRESENTATIVE

               On the Effective Date, the existence of the Future Claimants' Representative and his rights to ongoing reimbursement of expenses and the rights of his professionals to ongoing compensation and reimbursement of expenses shall continue after the Effective Date only for (i) the purposes set forth in the Asbestos Personal Injury Trust Agreement and the annexes thereto and (ii) the purposes of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date, and shall otherwise terminate on the Effective Date.

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

     2.   CANCELLATION OF DEBT AND DEBT AGREEMENTS

          On the Effective Date, (a) the Debt shall be cancelled and extinguished and (b) the obligations of the Debtors, CFSB as agent for the Bank Holders and the Pre-petition Indenture Trustees under the Debt Agreements shall be discharged. Notwithstanding the foregoing, each of the Pre-petition Bond Indentures shall continue in effect solely for the purposes of (x) allowing the Pre-petition Indenture Trustee to make distributions to holders of Allowed Class 5 Claims pursuant to the Plan and (y) permitting the Pre-petition Indenture Trustee to maintain any rights or liens it may have for fees, costs and expenses under its indenture or other agreement, but the foregoing shall not result in any expense or liability to any Reorganized Debtor other than as expressly provided for in the Plan.

          No Reorganized Debtor shall have any obligations to any Pre-petition Indenture Trustee, agent or service (or to any disbursing agent replacing a Pre-petition Indenture Trustee, agent or service) for any fees, costs or expenses, except as expressly provided in the Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and immediately following the completion of distributions to holders of Claims in Class 5 and Class 6, the Pre-petition Indenture Trustees shall be released from all duties, without any further action on the part of the Debtors or Reorganized Debtors.

     3.   CANCELLATION OF OCD INTERESTS

          As of the Effective Date, by virtue of the Plan, and without any action necessary on the part of the holders thereof or any corporate action, except as specified in the Plan, all of the OCD Interests outstanding at the Effective Date shall be cancelled, extinguished and retired, and no consideration will be paid or delivered with respect thereto. Holders of OCD Interests shall not be required to surrender their certificates or other instruments evidencing ownership of such OCD Interests.

     4.   CERTIFICATES OF INCORPORATION AND BYLAWS

          The certificate or articles of incorporation and bylaws of each Debtor will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD will also include provisions (a) creating the New OCD Common Stock, (b) stating any restrictions on the transfer of the New OCD Common Stock, and (c), to the extent necessary or appropriate, effectuating the provisions of the Plan. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD shall be in substantially the forms of EXHIBIT A and EXHIBIT B to the Plan, to be filed at least ten (10) Business Days prior to the Objection Deadline.

     5.   ADMINISTRATIVE CLAIMS BAR DATE

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

          All requests for payment of an Administrative Claim (other than Administrative Claims incurred within the ordinary course of business excepted from filing under SECTION 3.1 of the Plan and final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise, including the professionals seeking compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date in connection with the Chapter 11 Cases, pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors, the Unsecured Creditors' Committee, the Asbestos Claimants' Committee, the Future Claimants' Representative, the advisors to the Bank Holders' sub-committee and the advisors to the Bondholders' and trade creditors' sub-committee prior to the Effective Date and Claims for making a substantial contribution under Section 503(b)(4) of the Bankruptcy Code (collectively, "Professional Fee Claims")) must be filed with the Bankruptcy Court and served on counsel for the Debtors not later than forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

     6.   PROFESSIONAL FEE CLAIMS

          All Professional Fee Claims must be filed and served on the Reorganized Debtors and their counsel not later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting professional or other entity not later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

     7.   CONTINUATION OF CERTAIN ORDERS

          Notwithstanding anything in the Plan to the contrary, the Debtors will continue to pay any Claims authorized to be paid by an order of the Bankruptcy Court during the Chapter 11 Cases, pursuant to the terms and conditions of any such order.

L.   EFFECTS OF CONFIRMATION

     1.   BINDING EFFECT

          The Plan will be binding upon and inure to the benefit of each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons and any Person claiming by or through them, and any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or any right of an equity security holder, against or in the Debtors whether or not such Person will receive or retain any property or interest in property under the

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

Plan and each of their respective successors and assigns; in each case, including, without limitation, all parties-in-interest in the Chapter 11 Cases.

     2.   DISCHARGE OF THE DEBTORS

          (a) Except as otherwise provided in the Plan or in the Confirmation Order, all consideration distributed under the Plan and the treatment of the Claims thereunder will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims or other obligations, suits, judgments, damages, debts, Demands, rights, causes of action or liabilities, or Interests or other rights of an equity security holder, relating to the Debtors or the Reorganized Debtors or their respective Estates, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under Section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder of any nature whatsoever, including, without limitation, liabilities that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate all rights and interests of holders of OCD Interests.

          (b) As of the Confirmation Date, except as otherwise provided herein or in the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective Related Persons any other or further Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder relating to the Debtors or the Reorganized Debtors or their respective Estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as otherwise provided herein or in the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder against the Debtors or the Reorganized Debtors or their respective Estates and termination of all OCD Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors or their respective Estates at any time, to the extent that such judgment relates to a discharged Claim or terminated OCD Interest.

     3.   PERMANENT INJUNCTIONS RELATED TO THE DISCHARGE

          Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons and any Person claiming by or through them, that have held, currently hold or may hold a Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability (other than a Demand) that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action against any of the Released Parties or Claimant Released Parties whether directly or indirectly, derivatively or otherwise for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any such discharged Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability, or terminated Interest or right of an equity security holder on account of, or based on the subject matter of, any such discharged Claims, obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or terminated Interests or rights of an equity security holder.

     4.   ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION

          The Confirmation Order will establish, among other things, the Asbestos Personal Injury Permanent Channeling Injunction. Pursuant to Section 524(g) of the Bankruptcy Code and pursuant to and in conjunction with the Confirmation Order, all Persons will be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action, or proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos Personal Injury Trust Agreement, including, without limitation, with respect to any Resolved Asbestos Personal Injury Claim, except in conformity and compliance therewith, against any Protected Party or property or interests in property of any Protected Party, whether directly or indirectly, derivatively or otherwise, for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claims (other than pursuant to the provisions of the Asbestos Personal Injury Trust Agreement or to enforce the provisions of the Plan).

          "PROTECTED PARTY" means any of the following: (a) any Debtor and its Related Persons, but solely to the extent set forth on SCHEDULE X to the Plan, as it may be amended up to ten (10) Business Days prior to the Objection Deadline; (b) any Reorganized Debtor and its Related Persons, but solely to the extent set forth on SCHEDULE X; (c) any Person that, pursuant to the Plan or after the Effective Date becomes a direct or indirect transferee of, or successor to, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person's becoming or being such a transferee or successor); (d) any Person that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Reorganized Debtors or the Asbestos Personal Injury Trust or to a successor to, or transferee of, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person's becoming or being such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); (e) any Person to the extent such Person is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following: (i) such Person's ownership of a financial interest in any of the Debtors or Reorganized Debtors, a past or present Affiliate of any of the Debtors or the Reorganized Debtors, or predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on SCHEDULE X, (ii) such Person's involvement in the management of any of the Debtors or the Reorganized Debtors or any predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on SCHEDULE X, or (iii) such Person's service as an

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officer, director, or employee of any of the Debtors, the Reorganized Debtors or any Interested Party; (f) any past, present or future purchaser or other transferee of the assets or business, in whole or in part, or all of the outstanding capital stock, of any one or more of the Debtors, Reorganized Debtors, or past or present Affiliates of the Debtors or Reorganized Debtors, however effectuated, by operation of law or otherwise, and any Related Person of such purchaser or transferee, including such Persons set forth in SCHEDULE VI to the Plan, as it may be amended up to ten (10) Business days prior to the Objection Deadline, but only to the extent that liability is asserted to exist by reason of such Person becoming or being such a purchaser, transferee or successor; (g) the Hartford Entities, to the extent set forth in the Hartford Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims that arise out of or in connection with the Hartford Policies; and
(h) such other insurance companies, liquidators of insolvent insurance companies, and state guaranty associations, including, without limitation, those insurance companies, liquidators, and guaranty associations to the extent set forth in SCHEDULE VII, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business days prior to the Objection Deadline, and with respect to liability for any Asbestos Personal Injury Claims, but only if and to the extent that any such insurance company, liquidator, or guaranty association has entered into a settlement agreement with one or more of the Debtors with respect to liability for Asbestos Personal Injury Claims prior to the Effective Date, or such later date to which the Plan Proponents may agree, and such agreement expressly provides for the payment by any such Person of insurance or other proceeds and either the comprehensive release of such Person's further liability for Asbestos Personal Injury Claims or such Person's entitlement to the protection of the Asbestos Permanent Channeling Injunction in the Chapter 11 Cases as a Protected Party.

          "ENJOINED ACTION" means (a) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (b) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order; (c) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance; (d) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties; and (e) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

          ALL CLASS 7 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT OF THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF A CLASS 7 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL

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PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM
TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 7 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS THEREOF).

          ALL CLASS 8 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF A CLASS 8 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 8 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS THEREOF).

          Nothing contained in the Asbestos Personal Injury Permanent Channeling Injunction shall be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of an Asbestos Personal Injury Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, the Asbestos Personal Injury Trust, or the Litigation Trust.

          For a description of the Asbestos Personal Injury Trust, the Asbestos Personal Injury Trust Agreement, and the Asbestos Personal Injury Trust Distribution Procedures, SEE Section VII of this Disclosure Statement.

     5.   EXCULPATION AND LIMITATION OF LIABILITY; INDEMNITY

          No Claimant Released Party shall have or incur any liability to any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or other right of an equity security

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holder, or any other party in interest, or any Person claiming by or through them, or any of their respective Related Persons, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

          Notwithstanding any other provision herein, no Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or other right of an equity security holder, no person claiming by or through them, nor any of their respective Related Persons, shall have any right of action against any Claimant Released Party for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

          The foregoing exculpation and limitation on liability shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by the Reorganized Debtors pursuant to SECTION 5.10 of the Plan.

M.   RETENTION OF JURISDICTION

     Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the District Court, together with the Bankruptcy Court to the extent of any reference made to it by the District Court and the Reference Order, will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, jurisdiction to:

          (a) interpret, enforce, and administer the terms of the Asbestos Personal Injury Trust Agreement (including all annexes and exhibits thereto), and the restrictions on transfer of New OCD Common Stock and Asbestos Personal Injury Claims contained in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Confirmation Order;

          (b) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (other than an Asbestos Personal Injury Claim and an FB Asbestos Property Damage Claim) or Interest not otherwise Allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

          (c) hear and determine all applications for compensation and reimbursement of expenses of professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date,

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the payment of the fees and expenses of the retained professionals of the
Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

          (d) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

          (e) effectuate performance of and payments under the provisions herein;

          (f) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

          (g) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions herein and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

          (h) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

          (i) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

          (j) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

          (k) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

          (l) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

          (m) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

          (n) except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

          (o) hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

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          (p)  hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge;

          (q) hear and determine such other matters as may be provided in or that may arise in connection with the Plan, the Confirmation Order, the Claims Trading Injunction, the Asbestos Personal Injury Permanent Channeling Injunction, or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

          (r)  enter a final decree closing the Chapter 11 Cases; and

          (s) to hear and determine all objections to the termination of the Asbestos Personal Injury Trust and/or the FB Asbestos Property Damage Trust.

     Notwithstanding entry of the Confirmation Order and/or the occurrence of the Effective Date, the reference to the Bankruptcy Court pursuant to the Reference Order shall continue, but subject to any modifications or withdrawals of the reference specified in the Confirmation Order, Reference Order, Case Management Order or other Order of the District Court; provided, however, that nothing in the Plan, the Reference Order or other Order shall affect the procedures established pursuant to the Asbestos Personal Injury Trust Agreement, the Asbestos Personal Injury Trust Distribution Procedures, the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

N.   REVESTING OF ASSETS

     Pursuant to Section 1141(b) of the Bankruptcy Code, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Encumbrances, Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.

O.   RIGHTS OF ACTION

     Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all rights, claims, causes of action, suits or proceedings accruing to the Debtors or the Estates pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without limitation, any avoidance or recovery actions under Sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and any suits or proceedings for recovery under any policies of insurance issued to or on behalf of the Debtors. Except to the extent such rights, title and interest in the Litigation Trust Assets are transferred and assigned to the Litigation Trust, the Reorganized

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Debtors shall be deemed the appointed representative to, and may pursue, litigate, compromise and settle any such rights, claims, causes of action, suits or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their respective successors who hold such rights. The Reorganized Debtors will transfer and assign, or cause to be transferred and assigned, all their right, title and interest in and to the Litigation Trust Assets to the Litigation Trust in accordance with Section 5.8 of the Plan, or, if deemed necessary, any right, title and interest in and to Litigation Trust Assets shall be pursued in the name of the Debtors or the Reorganized Debtors for the benefit of the Litigation Trust. Notwithstanding anything in the Plan to the contrary, the Debtors, upon such transfer and assignment, shall forgo any interest they may have in the Litigation Trust Assets, except with respect to the Litigation Trust Reimbursement Obligation.

P.   PAYMENT OF STATUTORY FEES

     Under the Plan, all fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on or before the Effective Date. After the Effective Date, the Reorganized Debtors shall pay all required fees pursuant to
Section 1930 of Title 28 of the United States Code or any other statutory requirement and comply with all statutory reporting requirements.

Q.   POST-CONSUMMATION OPERATIONS OF THE DEBTORS

     1.   CONTINUED CORPORATE EXISTENCE AND RESTRUCTURING TRANSACTIONS

          Following confirmation and consummation of the Plan, but subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions as provided in SECTION 5.6 of the Plan, the Reorganized Debtors will be authorized to continue to exist as separate corporate entities in accordance with the laws of their respective states of incorporation and pursuant to their respective certificates or articles of incorporation and bylaws in effect at the Effective Date. In that regard, OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced at least ten (10) days prior to the date the Disclosure Statement is approved and will be described in an amendment to the Plan.

               VIII.   THE ASBESTOS PERSONAL INJURY TRUST

     The following summarizes the terms of the governing documents for the Asbestos Personal Injury Trust. These documents consist of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. The following is intended only to be a summary and is qualified in its entirety by reference to the full text of such documents. In the event of any inconsistency between the provisions of these documents and the summary contained herein, the terms of such documents will control. Interested parties should therefore review the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, copies of which are attached to the Plan as Exhibits D and D-1, respectively.

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

     [THE ATTACHED ASBESTOS PERSONAL INJURY TRUST AGREEMENT AND ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES ARE IN DRAFT FORM AND ARE NOT COMPLETE. THEY ARE IN THE PROCESS OF BEING REVIEWED BY THE ASBESTOS CLAIMANTS' COMMITTEE AND THE FUTURE CLAIMANTS' REPRESENTATIVE, AND HAVE NOT BEEN APPROVED BY EITHER OF THEM OR BY THE DEBTORS. ALL RIGHTS WITH RESPECT TO THESE DOCUMENTS AND EACH OF THE PROVISIONS THEREOF ARE FULLY RESERVED.]

A.   GENERAL DESCRIPTION OF THE ASBESTOS PERSONAL INJURY TRUST

     1.   PURPOSES OF THE PI TRUST

          The Asbestos Personal Injury Trust will be established pursuant to the Asbestos Personal Injury Trust Agreement. The purposes of the Asbestos Personal Injury Trust are (a) to assume all liabilities of the Debtors, their successors in interest, and certain of their Affiliates with respect to OC and Fibreboard Asbestos Personal Injury Claims; (b) to use its assets and income to pay holders of valid OC and Fibreboard Asbestos Personal Injury Claims in accordance with the Asbestos Personal Injury Trust Distribution Procedures in such a way that such holders are treated fairly, equitably and reasonably in light of the limited assets available to satisfy such claims; and (c) to comply in all respects with the requirements for the Asbestos Personal Injury Trust that are described in section 524(g)(2)(B)(i) of the Bankruptcy Code.

     2.   THE TRUSTEES

          The individuals who will serve as The initial Trustees of the Asbestos Personal Injury Trust will be identified, and a complete biography for each initial Trustee will be provided, to the Bankruptcy Court prior to the Confirmation Hearing. The Trustees will serve staggered initial terms of five
(5), four (4) and three (3) years from the effective date of the Asbestos Personal Injury Trust Agreement. Thereafter each Trustee will serve a five-year term.

          Each Trustee will serve until the end of the Trustee's term, his or her death, resignation or removal, or the termination of the Asbestos Personal Injury Trust. Any Trustee may be removed by the unanimous vote of the remaining Trustees and with the approval of the Bankruptcy Court, in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos Personal Injury Trust Agreement. In the event of a vacancy in a Trustee position, the remaining Trustees will consult with the Trust Advisory Committee and the Future Claimants' Representative concerning appointment of a successor Trustee. The vacancy will be filled by the unanimous vote of the remaining Trustees unless a majority of the TAC or the Future Claimants' Representative vetoes the appointment. In that event, the Bankruptcy Court will make the appointment.

          Each Trustee will be entitled to receive annual compensation for his or her service, which compensation will be disclosed to the Bankruptcy Court prior to the Confirmation Hearing, plus a per diem allowance for meetings attended and out-of-pocket costs and expenses.

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The Trustees' annual and per diem compensation will be reviewed every three years and appropriately adjusted with the approval of the Bankruptcy Court.

          The Trustees may sit on the Board of Directors of the Reorganized Debtors, but they will not receive additional compensation for their service on such board over and above the compensation they receive as Trustees. The Trustees will receive from the Asbestos Personal Injury Trust, however, the same per diem allowance as the Reorganized Debtors pay their directors for attendance at meetings. Subject to a number of limitations set forth in the Asbestos Personal Injury Trust Agreement, the Trustees have the power to take any and all actions that are necessary to fulfill the purposes of the Asbestos Personal Injury Trust and need not obtain Bankruptcy Court approval to do so.

     3.   THE TRUST ADVISORY COMMITTEE

          The Asbestos Personal Injury Trust Agreement provides for the establishment of a Trust Advisory Committee. The initial members of the TAC will be identified, and a complete biography for each such initial member will be provided, to the Bankruptcy Court prior to the Confirmation Hearing. The members of the TAC will serve until his or her death, resignation or removal, or the termination of the Asbestos Personal Injury Trust. Any TAC member may be removed by the remaining TAC members with the approval of the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos Personal Injury Trust Agreement.

          In the event of a vacancy caused by the resignation of a TAC member, his or her successor will be selected by the TAC member who is resigning, unless the remaining members unanimously veto the selection, in which case, the successor will be selected by a unanimous vote of the remaining members. If the remaining members cannot unanimously agree, the Bankruptcy Court will appoint the successor. In the event of a vacancy caused by removal or death of a TAC member, or in the event that a resigning member or retiring member does not name his or her successor, the remaining members of the TAC by unanimous vote will name the successor. If the remaining members of the TAC cannot reach unanimous agreement, the Bankruptcy Court will appoint the successor.

          The Trustees are required to consult with the TAC on the appointment of successor Trustees, the general implementation and administration of the Asbestos Personal Injury Trust and the Asbestos Personal Injury Trust Distribution Procedures, and on various other matters required by the Asbestos Personal Injury Trust Agreement. The Trustees must also obtain the consent of a majority of TAC members on a variety of matters, including material amendments to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos Personal Injury Trust under certain conditions specified in the Asbestos Personal Injury Trust Agreement.

          The members of the TAC will be entitled to receive compensation from the Asbestos Personal Injury Trust for their services as TAC members in the form of a per diem allowance for attendance at meetings or other conduct of Asbestos Personal Injury Trust business

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in the same amount as the per diem paid the Trustees for carrying out Asbestos
Personal Injury Trust business. The members of the TAC will also be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder.

     4.   THE FUTURE CLAIMANTS' REPRESENTATIVE

          The Asbestos Personal Injury Trust Agreement provides for the appointment of a Future Claimants' Representative, James J. McMonagle, Esq., who will serve in a fiduciary capacity, representing the interests of the holders of Demands against the Asbestos Personal Injury Trust for the purposes of protecting the rights of such persons.

          The Future Claimants' Representative will serve until his death, resignation or removal, or the termination of the Asbestos Personal Injury Trust. The Future Claimants' Representative may resign at any time by written notice to the Trustees and may be removed by the Bankruptcy Court in the event he becomes unable to discharge his duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos Personal Injury Trust Agreement.

          A vacancy in the position of Future Claimants' Representative caused by resignation will be filled by an individual nominated prior to the effective date of the resignation by the resigning Future Claimants' Representative. A vacancy caused by death or removal of the Future Claimants' Representative will be filled by an individual nominated by the Trustees, the TAC, or both. In any case, the nominee will be subject to the approval of the Bankruptcy Court.

          The Trustees are required to consult with the Future Claimants' Representative on the appointment of successor Trustees, the general implementation and administration of the Asbestos Personal Injury Trust and the Asbestos Personal Injury Trust Distribution Procedures, and on various other matters required by the Asbestos Personal Injury Trust Agreement. The Trustees must also obtain the consent of the Future Claimants' Representative on a variety of matters, including material amendments to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos Personal Injury Trust under certain conditions specified in the Asbestos Personal Injury Trust Agreement.

          The Future Claimants' Representative will be entitled to receive compensation from the Asbestos Personal Injury Trust in the form of payment at the Future Claimants' Representative's normal hourly rate for services performed and will be reimbursed by the Asbestos Personal Injury Trust for all reasonable out-of-pocket costs and expenses incurred by the Future Claimants' Representative in connection with the performance of his duties hereunder.

     5.   TRANSFER OF ASSETS TO THE PI TRUST

          On the Effective Date and on the Final Distribution Date, or as soon thereafter as is practicable, the Asbestos Personal Injury Trust will receive the consideration described in Section 10.3 of the Plan.

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     6.   ESTABLISHMENT OF THE OC SUB-ACCOUNT AND THE FIBREBOARD SUB-ACCOUNT

          On the Effective Date or as soon thereafter as is practicable, the Asbestos Personal Injury Trust will establish two Sub-Accounts, the OC Sub-Account and the Fibreboard Sub-Account, and will transfer to the OC Sub-Account the consideration described in Section 10.3(a) of the Plan, and will transfer to the Fibreboard Sub-Account the consideration described in
Section 10.3(b) of the Plan.

          All OC Asbestos Personal Injury Claims (which includes OC Indirect Asbestos Personal Injury Claims and Unpaid OC Resolved Asbestos Personal Injury Claims) and all OC Resolved Asbestos Personal Injury Claims shall be payable from the assets of the OC Sub-Account. All Fibreboard Asbestos Personal Injury Claims (which include Fibreboard Indirect Asbestos Personal Injury Claims and Unpaid Fibreboard Resolved Asbestos Personal Injury Claims) and all Fibreboard Resolved Asbestos Personal Injury Claims shall be payable from the assets of the Fibreboard Sub-Account. In all cases, such payments shall be made pursuant to the terms of the Asbestos Personal Injury Trust Distribution Procedures.

     7.   ASBESTOS PERSONAL INJURY TRUST TERMINATION PROVISIONS

          The Asbestos Personal Injury Trust is irrevocable, but will terminate ninety (90) days after the first to occur of any of the following events:

     - the Trustees decide to terminate the Asbestos Personal Injury Trust because (a) they deem it unlikely that new asbestos claims will be filed against the Asbestos Personal Injury Trust, (b) all OC and Fibreboard Asbestos Personal Injury Claims duly filed with the Asbestos Personal Injury Trust have been liquidated and paid to the extent provided in the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (c) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the Asbestos Personal Injury Trust; or

     - if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos Personal Injury Trust in a manner consistent with this Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

     - to the extent that any rule against perpetuities will be deemed applicable to the Asbestos Personal Injury Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendents of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.

          On the termination date, after payment of all the Asbestos Personal Injury Trust's liabilities have been provided for, all monies remaining in the Asbestos Personal Injury Trust estate will be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) will be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) will be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos-related lung disorders, and (ii) the tax-exempt organization(s) will not bear any relationship to Reorganized Debtors within the meaning of section 468(d)(3) of the Internal Revenue Code. The Plan Proponents believe that the likelihood of any monies remaining in the Asbestos Personal Injury Trust after the Asbestos Personal Injury Trust terminates is extremely remote.

     8.   AMENDMENT OF THE ASBESTOS PERSONAL INJURY TRUST DOCUMENTS

          The Trustees, subject to the TAC's and the Future Claimants' Representative's consent, may modify or amend certain provisions of the Asbestos Personal Injury Trust Agreement or any document annexed thereto. However, the Asbestos Personal Injury Trust provisions may not be modified or amended in any way that could jeopardize, impair, or modify the applicability of section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the Asbestos Personal Injury Trust's qualified settlement fund status under Section 468B of the Internal Revenue Code.

B.   ASBESTOS PERSONAL INJURY CLAIMS RESOLUTION AND DISTRIBUTION PROCEDURES

     1.   ASBESTOS PERSONAL INJURY TRUST GOALS

          The Trustees will implement and administer the Asbestos Personal Injury Trust Distribution Procedures, which are attached to the Plan as Exhibit D-1. These procedures have been adopted after lengthy negotiations between and among the ACC, the Future Claimants' Representative and the Debtors. Nothing approaching full payment of all OC and Fibreboard Asbestos Personal Injury Claims is possible in light of the value of all such claims that could be filed against the Asbestos Personal Injury Trust, both currently and in the future, and the value of the Asbestos Personal Injury Trust assets.

          The goal of the Asbestos Personal Injury Trust is to treat all claimants equitably. The Asbestos Personal Injury Trust Distribution Procedures further that goal by setting forth procedures for processing and paying claims generally on an impartial, first-in-first-out ("FIFO") basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system.(9)

----------
(9) As used in this TDP, the phrase "in the tort system" shall include only claims asserted by way of litigation and not claims asserted against a trust established pursuant to section 524(g) and/or section 105 of the Bankruptcy Code or any other applicable law.

          To this end, the Asbestos Personal Injury Trust Distribution Procedures establish for both OC Asbestos Personal Injury Claims and Fibreboard Asbestos Personal Injury Claims a schedule of eight asbestos-related diseases ("Disease Levels"), all of which have presumptive medical and exposure requirements ("Medical/Exposure Criteria"). The Asbestos Personal Injury Trust Distribution Procedures also establishes two separate schedules with liquidated values ("Scheduled Values"), anticipated average values ("Average Values"), and caps on liquidated values ("Maximum Values") for the various Disease Levels. These separate schedules or matrices of values are applicable to OC and Fibreboard Asbestos Personal Injury Claims, respectively.

          The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values and Maximum Values have all been selected and derived with the intention of achieving a fair allocation of the Asbestos Personal Injury Trust funds among claimants suffering from different disease processes in light of the best available information considering the settlement history of OC or Fibreboard and the rights claimants would have in the tort system absent the bankruptcy.

          A claimant may assert separate claims against the OC Sub-Account and the Fibreboard Sub-Account based on separate exposures to asbestos or asbestos-containing products manufactured or distributed by OC and Fibreboard, respectively ("Multiple Exposure Claims"); however, all such Multiple Exposure Claims must be filed by the claimant at the same time. To the extent a Sub-Account has separate liabilities to a claimant based on multiple exposure, the Sub-Account shall pay the claimant its several share of the liquidated value of the separate claim or claims for which it is liable, subject to applicable Payment Percentage, Maximum Annual Payment and Claims Payment Ratio limitations described below. Under no circumstances, however, shall any claimant receive more than the full liquidated value of his or her claim.

     2. DISEASE LEVELS, SCHEDULED VALUES AND MEDICAL/EXPOSURE CRITERIA SET FORTH IN THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES

          The eight Disease Levels covered by the Asbestos Personal Injury Trust Distribution Procedures, together with the Medical/Exposure Criteria for each and the Scheduled Values for the seven Disease Levels eligible for Expedited Review, are set forth below. These Disease Levels, Scheduled Values, and Medical/Exposure Criteria will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims filed with the Asbestos Personal Injury Trust on or before the Initial Asbestos Personal Injury Trust's Claims Filing Date (defined below).

          Thereafter, with the consent of the TAC and the Future Claimants' Representative, the Trustees may add to, change, or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then current Disease Levels.

DISEASE LEVEL                         SCHEDULED VALUE        MEDICAL/EXPOSURE CRITERIA
-------------                         ---------------        -------------------------
Mesothelioma (Level VIII)             [To be provided]       (1) Diagnosis of mesothelioma; and (2)
                                                             credible evidence of OC or FB Exposure.(10)

Lung Cancer 1 (Level (VII)            [To be provided]       (1) Diagnosis of a primary lung cancer plus
                                                             evidence of an underlying Bilateral
                                                             Asbestos-Related Nonmalignant Disease,(11) (2)
                                                             six months OC or FB Exposure prior to December
                                                             31, 1982, (3) Significant Occupational
                                                             Exposure(12) to asbestos, and (4) supporting
                                                             medical documentation establishing asbestos
                                                             exposure as a contributing factor in causing
                                                             the lung cancer in question.

----------
(10)   As defined in the Asbestos Personal Injury Trust Distribution Procedures.

(11) Evidence of "Bilateral Asbestos-Related Nonmalignant Disease" for purposes of meeting the criteria for establishing Disease Levels I, II, V, and VII is described in the Asbestos Personal Injury Trust Distribution Procedures.

(12)   As defined in the Asbestos Personal Injury Trust Distribution Procedures.

DISEASE LEVEL                         SCHEDULED VALUE        MEDICAL/EXPOSURE CRITERIA
-------------                         ---------------        -------------------------
Lung Cancer 2 (Level VI)                  None               (1) Diagnosis of a primary lung cancer; (2) OC
                                                             or FB Exposure prior to December 31, 1982, and
                                                             (3) supporting medical documentation
                                                             establishing asbestos exposure as a
                                                             contributing factor in causing the lung cancer
                                                             in question. Lung Cancer 2 (Level VI) claims
                                                             are claims that do not meet the more stringent
                                                             medical and/or exposure requirements of Lung
                                                             Cancer (Level VII) claims. All claims in this
                                                             Disease Level will be individually evaluated.
                                                             The estimated likely average of the individual
                                                             evaluation awards for this category is [To be
                                                             provided], with such awards capped at [To be
                                                             provided] unless the claim qualifies for
                                                             Extraordinary Claim treatment.

                                                             Level VI claims that show no evidence of
                                                             either an underlying Bilateral Asbestos-Related
                                                             Non-malignant Disease or Significant Occupational
                                                             Exposure may be individually evaluated, although
                                                             it is not expected that such claims will be
                                                             treated as having any significant value,
                                                             especially if the claimant is also a smoker.(13)
                                                             In any event, no presumption of validity will be
                                                             available for any claims in this category.

----------
(13) There is no distinction in the Asbestos Personal Injury Trust Distribution Procedures between non-smokers and smokers for either Lung Cancer (Level VII) or Lung Cancer (Level VI), although a claimant who meets the more stringent requirements of Lung Cancer (Level VII) (evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure), and who is also a Non-Smoker, may wish to have his or her claim individually evaluated by the PI Trust. In such a case, absent circumstances that would otherwise reduce the value of the claim, it is anticipated that the liquidated value of the claim might well exceed the [To be provided] Scheduled Value for Lung Cancer (Level VII) shown above.

DISEASE LEVEL                         SCHEDULED VALUE        MEDICAL/EXPOSURE CRITERIA
-------------                         ---------------        -------------------------
Other Cancer (Level V)                [To be provided]       (1) Diagnosis of a primary colo-rectal,
                                                             laryngeal, esophageal, pharyngeal, or stomach
                                                             cancer, plus evidence of an underlying
                                                             Bilateral Asbestos-Related Nonmalignant
                                                             Disease, (2) six months OC or FB Exposure
                                                             prior to December 31, 1982, (3) Significant
                                                             Occupational Exposure to asbestos, and (4)
                                                             supporting medical documentation establishing
                                                             asbestos exposure as a contributing factor in
                                                             causing the other cancer in question.

Severe Asbestosis (Level IV)          [To be provided]       (1) Diagnosis of asbestosis with ILO of 2/1 or
                                                             greater, or asbestosis determined by
                                                             pathological evidence of asbestos, plus (a)
                                                             TLC less than 65%, or (b) FVC less than 65%
                                                             and FEV1/FVC ratio greater than 65%, (2) six
                                                             months OC or FB Exposure prior to December 31,
                                                             1982, (3) Significant Occupational Exposure to
                                                             asbestos, and (4) supporting medical
                                                             documentation establishing asbestos exposure
                                                             as a contributing factor in causing the
                                                             pulmonary disease in question.

Asbestos/Pleural Disease              [To be provided]       Diagnosis of asbestosis with ILO of 1/0 or
(Level III)                                                  greater or asbestosis determined by pathology,
                                                             or bilateral pleural disease of B2 or greater,
                                                             plus (a) TLC less than 80%, or (b) FVC less
                                                             than 80% and FEV1/FVC ratio greater than or
                                                             equal to 65%, and (2) six months OC or FB
                                                             Exposure prior to December 31, 1982, (3)
                                                             Significant Occupational Exposure to asbestos,
                                                             and (4) supporting medical documentation
                                                             establishing asbestos exposure as a contributing
                                                             factor in causing the pulmonary disease in
                                                             question.

Asbestosis/Pleural Disease            [To be provided]       (1) Diagnosis of a Bilateral Asbestos-Related
(Level II)                                                   Nonmalignant Disease, and (2) six months OC or
                                                             FB Exposure prior to December 31, 1982, and (3)
                                                             five years cumulative occupational exposure to
                                                             asbestos.

DISEASE LEVEL                         SCHEDULED VALUE        MEDICAL/EXPOSURE CRITERIA
-------------                         ---------------        -------------------------
Other Asbestos Disease (Level I -     [To be provided]       (1) Diagnosis of a Bilateral Asbestos- Related
Cash Discount Payment)                                       Nonmalignant Disease or an asbestos-related
                                                             malignancy other than mesothelioma, and (2) OC
                                                             or FB Exposure prior to December 31, 1982.

     3.   CLAIMS LIQUIDATION PROCEDURES

          OC and Fibreboard Asbestos Personal Injury Claims will be processed based on their place in the FIFO Processing Queue (defined below) to be established pursuant to the Asbestos Personal Injury Trust Distribution Procedures. The Asbestos Personal Injury Trust will liquidate all Asbestos Personal Injury Claims that meet the presumptive Medical/Exposure Criteria of Disease Levels I-V, VII and VIII efficiently and expeditiously under the Expedited Review described below.

          Claims involving Disease Levels I-V, VII and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the Asbestos Personal Injury Trust's Individual Review Process described below. In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the Asbestos Personal Injury Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level if the Asbestos Personal Injury Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

          OC and Fibreboard claimants holding claims involving Disease Levels II-VIII may in addition or alternatively seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the Asbestos Personal Injury Trust's Individual Review Process. However, the liquidated value of a more serious Disease Level II-VIII claim that undergoes the Asbestos Personal Injury Trust's Individual Review Process for valuation purposes may be determined by the Asbestos Personal Injury Trust to be less than its Scheduled Value, and in any event may not exceed the Maximum Value for the relevant Disease Level, unless the claim qualifies as an Extraordinary Claim (defined below), in which case its liquidated value cannot exceed the Maximum Value specified in that provision for such claims. Level VI (Lung Cancer 2) claims may be liquidated only pursuant to the Asbestos Personal Injury Trust's Individual Review Process.

          All unresolved disputes over a claimant's medical condition, exposure history and/or the liquidated value of the claim will be subject to binding or non-binding arbitration at the election of the claimant. OC and Fibreboard Asbestos Personal Injury Claims that are the subject of a dispute with the Asbestos Personal Injury Trust that cannot be resolved by non-binding arbitration may enter the tort system. However, if and when a claimant obtains a judgment in the tort system, the judgment will be payable from the Asbestos Personal Injury Trust subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below.

     4.   PAYMENT PERCENTAGE

          After the liquidated value of an OC or Fibreboard Asbestos Personal Injury Claim other than a claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) is determined by the Asbestos Personal Injury Trust, the claimant will receive a pro-rata share of that value based on a payment percentage (the "Payment Percentage").

          The initial Payment Percentage has been set at ___ percent (___%) (the "Initial Payment Percentage"), and will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims accepted as valid by the Asbestos Personal Injury Trust, unless adjusted by the Asbestos Personal Injury Trust with the consent of the TAC and the Future Claimants' Representative. The term "Asbestos Personal Injury Trust Voting Claims" includes (i) Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims (as defined in the Plan and described);
(ii) claims filed against OC or Fibreboard in the tort system or actually submitted to OC or Fibreboard pursuant to an administrative settlement agreement prior to the Petition Date; and (iii) all claims filed against another defendant in the tort system prior to the date the Plan was filed with the Bankruptcy Court (the "Plan Filing Date"); provided, however, that the claim described in subsection (i), (ii) or (iii) above actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, and provided further that the claim was subsequently filed with the Asbestos Personal Injury Trust by the Asbestos Personal Injury Trust's Initial Claims Filing Date (defined below). The Initial Payment Percentage has been calculated on the assumption that the Average Values will be achieved with respect to existing present claims and projected future claims involving Disease Levels IV
- VIII.

          The Payment Percentage may be adjusted upwards or downwards from time to time by the Asbestos Personal Injury Trust with the consent of the TAC and the Future Claimants' Representative to reflect then-current estimates of the Asbestos Personal Injury Trust's assets and its liabilities, as well as then-estimated values of then-pending and future claims. If the Payment Percentage is increased over time, claimants whose claims were liquidated and paid in prior periods under the Asbestos Personal Injury Trust Distribution Procedures will not receive additional payments. Because there is uncertainty in the prediction of both the number and severity of future claims, and the amount of the Asbestos Personal Injury Trust's assets, no guarantee can be made of any Payment Percentage of a Asbestos Personal Injury Claim's liquidated value other than other than the Initial Payment Percentage of an Asbestos Personal Injury Trust Voting Claim.

     5.   MAXIMUM ANNUAL PAYMENT AND MAXIMUM AVAILABLE PAYMENT

          The Asbestos Personal Injury Trust will estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds will be available to treat all present and future claimants as similarly as possible. In each year, the Asbestos Personal Injury Trust will be empowered to pay out all of the interest earned during the year, together with a portion of its principal, calculated so that the application of Asbestos Personal Injury Trust funds over its life will correspond with the needs created by the anticipated flow of claims (the "Maximum Annual Payment"). The Asbestos Personal Injury Trust's distributions to all claimants for that year may not exceed the Maximum Annual Payment determined for that year.

          In distributing the Maximum Annual Payment, the Asbestos Personal Injury Trust will first allocate the amount in question to outstanding Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims and to liquidated OC and Fibreboard Asbestos Personal Injury Claims involving Disease Level I (Cash Discount Payment), in proportion to the aggregate value of each group of claims. The remaining portion of the Maximum Annual Payment (the "Maximum Available Payment"), if any, will then be allocated and used to satisfy all other liquidated OC and Fibreboard Asbestos Personal Injury Claims, subject to the Claims Payment Ratio (discussed below).

     6.   CLAIMS PAYMENT RATIO

          Based upon OC's and Fibreboard's claims settlement history and analysis of present and future claims, a Claims Payment Ratio has been determined which, as of the Effective Date, will be set at ___ percent (___%) for Category A claims, which consist of OC and Fibreboard Asbestos Personal Injury Claims involving severe asbestosis and malignancies (Disease Levels IV -
VIII) that were unliquidated as of the Petition Date, and at ___ percent (___%) for Category B claims, which are OC and Fibreboard Asbestos Personal Injury Claims involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and III) that were similarly unliquidated as of the Petition Date. The Claims Payment Ratio will not apply to any Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claims or to any claims for Other Asbestos Disease (Disease Level I - Cash Discount Payment). In each year, after the determination of the Maximum Available Payment, ___ percent (___%) of that amount will be available to pay Category A claims and ___ percent (___%) will be available to pay Category B claims.

          The ___%/____% Claims Payment Ratio will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims and will not be amended until the fifth anniversary of the Effective Date. Thereafter, the Claims Payment Ratio will be continued absent circumstances, such as a significant change in law or medicine, necessitating an amendment to avoid a manifest injustice.

          In any event, no amendment to the Claims Payment Ratio may be made without the consent of the TAC and the Future Claimants' Representative. However, the Trustees, with the consent of the TAC and the Future Claimants' Representative, may offer the option of a reduced Payment Percentage to holders of claims in either Category A or Category B in return for prompter payment (the "Reduced Payment Option").

    7.    INDEMNITY AND CONTRIBUTION CLAIMS

          OC and Fibreboard Indirect Asbestos Personal Injury Claims for indemnity and contribution, if any, will be subject to the same categorization, evaluation, and payment provisions of these Asbestos Personal Injury Trust Distribution Procedures as all other OC and Fibreboard Asbestos Personal Injury Claims.

     8.   ORDERING OF CLAIMS

          The Asbestos Personal Injury Trust will order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the "FIFO Processing Queue"). For all claims filed on or before the date six months after the Effective Date (the "Initial Asbestos Personal Injury Claims Filing Date"), a claimant's position in the FIFO Processing Queue will be determined as of the earlier of (i) the date prior to the Petition Date (if any) that the specific claim was either filed against OC or Fibreboard in the tort system or was actually submitted to OC or Fibreboard pursuant to an administrative settlement agreement; (ii) the date before the Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with OC or Fibreboard; (iii) the date after the Petition Date (if any) but before the Effective Date that the claim was filed against another defendant in the tort system; (iv) the date the claimant filed a ballot in the Bankruptcy Court pursuant to the voting procedures approved by the Court in this Chapter 11 proceeding; or (v) the date after the Effective Date but on or before the Initial Asbestos Personal Injury Claims Filing Date that the claim was filed with the Asbestos Personal Injury Trust.

          Following the Initial Asbestos Personal Injury Claims Filing Date, the claimant's position in the FIFO Processing Queue will be determined by the date the claim was filed with the Asbestos Personal Injury Trust.

     9.   EFFECT OF STATUTES OF LIMITATIONS AND REPOSE

          To be eligible for a place in the FIFO Processing Queue, a claim must meet either (i) for claims first filed in the tort system against OC or Fibreboard prior to the Petition Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (ii) for claims not filed against OC or Fibreboard in the tort system prior to the Petition Date, the applicable statute of limitation and repose that was in effect at the time of the filing with the Asbestos Personal Injury Trust. However, the running of the relevant statute of limitation will be tolled for purposes of the Asbestos Personal Injury Trust as of the earliest of (A) the actual filing of the claim against OC or Fibreboard prior to the Petition Date, whether in the tort system or by submission of the claim to OC or Fibreboard pursuant to an administrative settlement agreement;
(B) the filing of the claim against another defendant in the tort system prior to the Petition Date if the claim was tolled against OC or Fibreboard at the time by an agreement or otherwise; (C) the filing of a claim after the Petition Date but prior to the Effective Date against another defendant in the tort system; (D) the filing of the claim for voting purposes in this Chapter 11 proceeding; or (E) the filing of a proof of claim with the requisite supporting documentation with the Asbestos Personal Injury Trust after the Effective Date.

          If an OC or Fibreboard Asbestos Personal Injury Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be treated by the Asbestos Personal Injury Trust as timely filed if it is actually filed with the Asbestos Personal Injury Trust within three (3) years after the Effective Date. In addition, any claims that were first diagnosed after the Petition Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the Asbestos Personal Injury Trust within three (3) years after the date of diagnosis or within three (3) years after the Effective Date, whichever occurs later. However, the processing of any OC or Fibreboard Asbestos Personal Injury Claim by the Asbestos Personal Injury Trust may be deferred at the election of the claimant.

     10.  PAYMENT OF CLAIMS

          Asbestos Personal Injury Claims that have been liquidated by the Expedited Review (described below), by arbitration or by litigation in the tort system, will be paid in FIFO order based on the date their liquidation became final (the "FIFO Payment Queue").

     11. RESOLUTION OF UNPAID OC AND FIBREBOARD RESOLVED ASBESTOS PERSONAL INJURY CLAIMS

          As soon as practicable after the Effective Date, the Asbestos Personal Injury Trust will pay, upon submission by the claimant of the applicable Asbestos Personal Injury Trust proof of claim form (included in Attachment B to the Asbestos Personal Injury Trust Distribution Procedures) together with all documentation required thereunder, all Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims as defined in the Plan.

          The liquidated value of an Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claims will not include any punitive or exemplary damages. In the absence of a Final Order of the Bankruptcy Court determining whether an OC or Fibreboard Asbestos Personal Injury Claim is an Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claim, a dispute between the claimant and the Asbestos Personal Injury Trust over this issue will be resolved pursuant to the same procedures that are provided in the Asbestos Personal Injury Trust Distribution Procedures for resolving the validity and/or liquidated value of an OC or Fibreboard Asbestos Personal Injury Claim.

          Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims will be processed and paid by the Asbestos Personal Injury Trust in accordance with their order in a separate FIFO queue to be established by the Asbestos Personal Injury Trust based on the date the Asbestos Personal Injury Trust received a completed proof of claim form with all required documentation for the particular claim; provided, however, the amounts payable with respect to such claims will not be subject to or taken into account in consideration of the Claims Payment Ratio, but will be subject to the Maximum Annual Payment and Payment Percentage provisions set forth above.

     12. RESOLUTION OF UNRESOLVED OC AND FIBREBOARD ASBESTOS PERSONAL INJURY CLAIMS

          Within six months after the establishment of the Asbestos Personal Injury Trust, the Trustees, with the consent of the TAC and the Future Claimants' Representative, are required to adopt procedures for reviewing and liquidating all unresolved Asbestos Personal Injury Claims, which will include deadlines for processing such claims. Such procedures will also require that claimants seeking resolution of unresolved Asbestos Personal Injury Claims must first file a proof of claim form, together with the required supporting documentation. It is anticipated that the Asbestos Personal Injury Trust will provide an initial response to the claimant within six months of receiving the proof of claim form.

          The proof of claim form will require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims will be deemed by the Asbestos

Personal Injury Trust Distribution Procedures to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future will be treated as subsumed into the higher Disease Level for both processing and payment purposes.

          Upon filing of a valid proof of claim form with the required supporting documentation, the claimant will be placed in the FIFO Processing Queue in accordance with the ordering described above, and will advise the Asbestos Personal Injury Trust whether the claim should be liquidated under the Asbestos Personal Injury Trust's Expedited Review Process or, in certain circumstances, the Asbestos Personal Injury Trust's Individual Review Process (both of which are described below).

     13.  EXPEDITED REVIEW

          The Asbestos Personal Injury Trust's Expedited Review Process ("Expedited Review") is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all claims (except those involving Lung Cancer 2 - Disease Level VI) where the claim can easily be verified by the Asbestos Personal Injury Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Asbestos Personal Injury Claims than does the Individual Review Process. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.

          Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level will be paid the Scheduled Value for such Disease Level. However, except for claims involving Other Asbestos Disease (Disease Level I), all claims liquidated by Expedited Review will be subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio limitations set forth above. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the Asbestos Personal Injury Trust's Individual Review Process.

     14.  CLAIMS PROCESSING UNDER EXPEDITED REVIEW

          All claimants seeking liquidation of their claims pursuant to Expedited Review must file the Asbestos Personal Injury Trust's proof of claim form provided in Attachment B to the Asbestos Personal Injury Trust Distribution Procedures. As a proof of claim form is reached in the FIFO Processing Queue, the Asbestos Personal Injury Trust will determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review, and will advise the claimant of its determination. If a Disease Level is determined, the Asbestos Personal Injury Trust will tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the Asbestos Personal Injury Trust.

     15.  INDIVIDUAL REVIEW PROCESS

          The Asbestos Personal Injury Trust's Individual Review Process provides a claimant with an opportunity for individual consideration and evaluation of an OC or Fibreboard Asbestos Personal Injury Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I - V, VII and
VIII. In such a case, the Asbestos Personal Injury Trust will either deny the claim, or, if the Asbestos Personal Injury Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Asbestos Personal Injury Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level, unless the claim qualifies as an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value for such a claim.

          Claimants holding claims involving Disease Levels II - VIII will also be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review Process is intended to result in payments equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any OC or Fibreboard Asbestos Personal Injury Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels II - VIII may not exceed the Maximum Value for the relevant Disease Level, unless the claim meets the requirements of an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review Process will necessarily be paid the liquidated value of their OC or Fibreboard Asbestos Personal Injury Claims later than would have been the case had the claimant elected the Expedited Review.

     16.  VALUATION FACTORS TO BE CONSIDERED IN INDIVIDUAL REVIEW

          The Asbestos Personal Injury Trust will liquidate the value of each OC or Fibreboard Asbestos Personal Injury Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The Asbestos Personal Injury Trust will thus take into consideration the factors that affect the severity of damages and values within the tort system including, but not limited to (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant's age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant's damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product or to conduct for which OC or Fibreboard has legal responsibility prior to December 31, 1982, (for example, alternative causes, and the strength of documentation of injuries); (iv) the industry of exposure; and (v) settlements, verdicts and the claimant's and other law firms' experience in the claimant's jurisdiction for similarly situated claims.

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

     17.  SCHEDULED, AVERAGE AND MAXIMUM VALUES

          The Scheduled, Average and Maximum Values for claims involving Disease Levels I - VIII are the following:

SCHEDULED DISEASE                     SCHEDULED VALUE       AVERAGE VALUE           MAXIMUM VALUE
-----------------                     ---------------       -------------           -------------
Mesothelioma (Level VIII)             [to be provided]       [to be provided]        [to be provided]

Lung Cancer (Level VII)               [to be provided]       [to be provided]        [to be provided]

Lung Cancer (Level VI)                      None             [to be provided]        [to be provided]

Other Cancer (Level V)                [to be provided]       [to be provided]        [to be provided]

Severe Asbestosis (Level IV)          [to be provided]       [to be provided]        [to be provided]

Asbestos/Pleural Disease

             Level III                [to be provided]       [to be provided]        [to be provided]

Asbestos/Pleural Disease

             Level II                 [to be provided]       [to be provided]        [to be provided]

Other Asbestos Disease (Cash
Discount Payment) Level I             [to be provided]             None                    None

          These Scheduled Values, Average Values and Maximum Values will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims filed with the Asbestos Personal Injury Trust on or before the Initial Claims Filing Date. Thereafter, the Asbestos Personal Injury Trust, with the consent of the TAC and the Future Claimants' Representative, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

     18.  EXTRAORDINARY AND/OR EXIGENT HARDSHIP CLAIMS

          "Extraordinary Claim" means an OC or Fibreboard Asbestos Personal Injury Claim that otherwise satisfies the Medical Criteria for Disease Levels IV
- VIII, and that is held by a claimant whose exposure to asbestos was at least 75% the result of exposure to an asbestos-containing product or to conduct for which OC or Fibreboard has legal responsibility, and there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims will be presented for Individual Review and, if valid, will be entitled to an award of up to a Maximum Value of five (5) times the Scheduled Value for claims qualifying for Disease Levels I -V, VII and VIII, and five (5) times the Average Value for claims in Disease Level VI, multiplied by the applicable Payment Percentage. An Extraordinary Claim, following its liquidation, will be placed in the FIFO Queue ahead of all other OC and Fibreboard Asbestos Personal Injury Claims except Exigent Hardship Claims, which will be first in said FIFO Queue, based on its date of

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

liquidation, subject to the Maximum Available Payment and Claims Payment Ratio described above.

          At any time the Asbestos Personal Injury Trust may liquidate and pay certain OC or Fibreboard Asbestos Personal Injury Claims that qualify as Exigent Hardship Claims. Such claims may be considered separately by the Asbestos Personal Injury Trust no matter what the order of processing otherwise would have been under the Asbestos Personal Injury Trust Distribution Procedures. An Exigent Hardship Claim, following its liquidation, will be placed first in the FIFO Payment Queue ahead of all other liquidated OC or Fibreboard Asbestos Personal Injury Claims, subject to the Maximum Available Payment and Claims Payment Ratio described above.

          An OC or Fibreboard Asbestos Personal Injury Claim will qualify for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V-VIII), and the Asbestos Personal Injury Trust, in its sole discretion, determines (a) that the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income, and (b) that there is a causal connection between the claimant's dire financial condition and the claimant's asbestos-related disease.

     19.  SECONDARY EXPOSURE CLAIMS

          If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim. In such a case, the claimant will be required to establish that the occupationally exposed person would have met the exposure requirements under the Asbestos Personal Injury Trust Distribution Procedures that would have been applicable had that person filed a direct claim against the Asbestos Personal Injury Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the eight Disease Levels above, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to an asbestos-containing product or to conduct for which OC or Fibreboard has legal responsibility, and that such secondary exposure was a cause of the claimed disease. The proof of claim form included in Attachment B to the Asbestos Personal Injury Trust Distribution Procedures contains an additional section for Secondary Exposure Claims. All other liquidation and payment rights and limitations under the Asbestos Personal Injury Trust Distribution Procedures will be applicable to such claims.

     20.  EVIDENTIARY REQUIREMENTS

          (a)  MEDICAL EVIDENCE

          The Asbestos Personal Injury Trust Distribution Procedures require that all diagnoses of a Disease Level presented to the Asbestos Personal Injury Trust be accompanied by either (i) a statement by the physician providing the diagnosis that at least 10 years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis,

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

or (ii) a history of the claimant's exposure sufficient to establish a 10-year latency period. A finding by a physician after the Petition Date that a claimant's disease is "consistent with" or "compatible with" asbestosis will not alone be treated by the Asbestos Personal Injury Trust as a diagnosis.

          Except for claims filed against OC or Fibreboard or another asbestos defendant in the tort system prior to the Petition Date, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) submitted to the Asbestos Personal Injury Trust must be based (i) in the case of a claimant who was living at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; (B) an X-ray reading by a certified B-reader or a CT scan read by a qualified physician or pathology showing bilateral pleural disease or bilateral interstitial fibrosis, or (C) pulmonary function testing if the claim involves Asbestosis/Pleural Disease (Level III) or Severe Asbestosis (Level IV), or (ii) in the case of a claimant who was deceased at the time the claim was filed, upon
(A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (B) pathological evidence of the non-malignant asbestos-related disease, or (C) an X-ray reading by a certified B reader or a CT scan read by a qualified physician showing bilateral pleural disease or bilateral interstitial fibrosis.

          Except for claims filed against OC or Fibreboard or another asbestos defendant in the tort system prior to the Petition Date, diagnoses of an asbestos-related malignancy (Disease Levels V - VIII) submitted to the Asbestos Personal Injury Trust must be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (ii) on a diagnosis of such a malignant Disease Level by a board-certified pathologist.

          If the holder of an OC or Fibreboard Asbestos Personal Injury Claim has available the medical evidence described above, or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that requires such evidence, the Asbestos Personal Injury Trust Distribution Procedures require that the holder provide such medical evidence to the Asbestos Personal Injury Trust notwithstanding any exceptions to the contrary.

     21.  CREDIBILITY OF MEDICAL EVIDENCE

          The Asbestos Personal Injury Trust must have reasonable confidence that the medical evidence provided in support of the claim is credible and consistent with recognized medical standards before making any payment to a claimant. The Asbestos Personal Injury Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedure to assure that such evidence is reliable. Medical evidence (i) that is of a kind shown to have been received in evidence by a state or federal judge at trial,
(ii) that is consistent with evidence submitted to OC or Fibreboard to settle for payment similar disease cases prior to OC or Fibreboard's bankruptcy, or
(iii) a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumed by the

Asbestos Personal Injury Trust to be reliable, although the Asbestos Personal Injury Trust may seek to rebut the presumption.

          In addition, claimants who otherwise meet the requirements of the Asbestos Personal Injury Trust Distribution Procedures for payment of an OC or Fibreboard Asbestos Personal Injury Claim will be paid by the Asbestos Personal Injury Trust irrespective of the results in any litigation at anytime between the claimant and any other defendant in the tort system. However, the Asbestos Personal Injury Trust Distribution Procedures contemplate that any relevant evidence submitted in a proceeding in the tort system, other than any findings of fact, a verdict, or a judgment, involving another defendant may be introduced by either the claimant or the Asbestos Personal Injury Trust in any Individual Review proceeding or any Extraordinary Claim proceeding conducted by the Asbestos Personal Injury Trust.

     22.  EXPOSURE EVIDENCE

          To qualify for any Disease Level the Asbestos Personal Injury Trust Distribution Procedures require that the claimant demonstrate some exposure to an OC or Fibreboard asbestos-containing product or to conduct for which OC or Fibreboard has legal responsibility. Claims based on conspiracy theories that involve no such OC or FB Exposure or conduct are not compensable under the Procedures. To meet the presumptive exposure requirements of Expedited Review, the claimant must show (i) for all Disease Levels, OC or FB Exposure as defined below prior to December 31, 1982; (ii) for Asbestos/Pleural Disease Level II, six months OC or FB Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level IV), Other Cancer (Disease Level V) or Lung Cancer 1 (Disease Level VII), the claimant must show six months OC or FB Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review of his or her claim based on exposure to an asbestos-containing product or to conduct for which OC or Fibreboard has legal responsibility.

          To recover from the Asbestos Personal Injury Trust, the claimant must demonstrate meaningful and credible exposure to asbestos or asbestos-containing products for which OC or Fibreboard has legal responsibility. For these purposes, the Asbestos Personal Injury Trust will consider meaningful and credible evidence, including an affidavit of the claimant, by an affidavit of a co-worker or the affidavit of a family member in the case of a deceased claimant (providing the Asbestos Personal Injury Trust finds such evidence reasonably reliable), by invoices, employment, construction or similar records, or by other credible evidence. The Asbestos Personal Injury Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary. The specific exposure information required by the Asbestos Personal Injury Trust to process a claim under either Expedited or Individual Review is set forth on the proof of claim form to be used by the Asbestos Personal Injury Trust, which is attached as Attachment B to the Asbestos Personal Injury Trust Distribution Procedures. The Asbestos Personal Injury Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary.

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

     23.  SECOND DISEASE (MALIGNANCY) CLAIMS

          The Asbestos Personal Injury Trust Distribution Procedures allow the holder of an OC or Fibreboard Asbestos Personal Injury Claim involving a non-malignant asbestos-related disease (Disease Levels I through IV) to assert a new OC or Fibreboard Asbestos Personal Injury Claim against the Asbestos Personal Injury Trust for a malignant disease (Disease Levels V - VIII) that is subsequently diagnosed. The Asbestos Personal Injury Trust will not reduce any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related disease by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed at the time the claimant filed his or her original claim involving the non-malignant disease.

     24.  PUNITIVE DAMAGES

          In determining the value of any OC or Fibreboard Asbestos Personal Injury Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, will not be considered or allowed, notwithstanding their availability in the tort system.

     25.  INTEREST

          Except for an OC or Fibreboard Asbestos Personal Injury Claim involving Other Asbestos Diseases (Disease Level I - Cash Discount Payment) and subject to the limitations set forth below, the Asbestos Personal Injury Trust Distribution Procedures provide that interest will be paid on all OC and Fibreboard Asbestos Personal Injury Claims with respect to which the claimant has had to wait a year or more for payment, provided, however, that no claimant will receive interest for a period in excess of seven (7) years. The applicable interest rate is to be six percent (6%) simple interest per annum for the first five (5) years after the Effective Date; thereafter, the Trustees have the discretion to change the annual interest rate with the consent of the TAC and the Future Claimants' Representative.

          Interest is payable on the Scheduled Value of any unresolved OC or Fibreboard Asbestos Personal Injury Claim that meets the requirements of Disease Levels II -V, VII and VIII, whether the claim is liquidated under Expedited Review, Individual Review, or by arbitration. Interest on an unresolved OC or Fibreboard Asbestos Personal Injury Claim that meets the requirements of Disease Level VI will be based on the Average Value of such a claim. Interest on all such unresolved claims will be measured from the date of payment back to the earliest of the date that is one year after the date on which (a) the claim was filed against OC or Fibreboard prior to the Petition Date; (b) the claim was filed against another defendant in the tort system on or after the Petition Date but before the Effective Date; (c) the claim was filed with the Bankruptcy Court during the pendency of these Chapter 11 proceedings; or (d) the claim was filed with the Asbestos Personal Injury Trust after the Effective Date.

          Interest is also payable on the liquidated value of all Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claims. In the case of such claims liquidated by verdict or judgment, interest will be measured from the date of payment back to the date that is one year after the date that the verdict or judgment was entered. In the case of such claims liquidated by a

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

binding, judicially enforceable settlement, interest will be measured from the date of payment back to the date that is one year after the Petition Date.

     26.  SUITS IN THE TORT SYSTEM

          If the holder of a disputed claim disagrees with the Asbestos Personal Injury Trust's determination regarding the Disease Level of the claim, the claimant's exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration, the Asbestos Personal Injury Trust Distribution Procedures contemplate that the holder may file a lawsuit in the claimant's jurisdiction. All defenses (including, with respect to the Asbestos Personal Injury Trust, all defenses which could have been asserted by OC or Fibreboard) will be available to both sides at trial; however, the Asbestos Personal Injury Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim was filed, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

          If and when a claimant obtains a judgment in the tort system, the claim will be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant will receive from the Asbestos Personal Injury Trust an initial payment (subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio provisions set forth above) of an amount equal to one-hundred percent (100%) of the greater of (i) the Asbestos Personal Injury Trust's last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant will receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment (also subject to the applicable Payment Percentage, the Maximum Available Payment and the Claims Payment Ratio provisions above).

          In the case of non-Extraordinary Claims involving Disease Levels II - VIII, the total amounts paid with respect to such claims may not exceed the Maximum Values for such Disease Levels. In the case of Extraordinary Claims, the total amounts paid with respect to such claims may not exceed the Maximum Value for such claims. Under no circumstances will interest be paid on any judgments obtained in the tort system.

C.   THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION

     In 1994, the Bankruptcy Code was amended to add subsections (g) and (h) to
Section 524. These subsections confirm the validity of existing injunctions (such as those used in the Chapter 11 cases of Johns-Manville Corporation and UNR Corporation) similar to the Asbestos Personal Injury Permanent Channeling Injunction and codify a court's authority to issue a permanent injunction in asbestos-related reorganizations under Chapter 11 to supplement the injunctive relief afforded by Section 524. Section 524(g) provides that, if certain specified conditions are satisfied, a court may issue a supplemental permanent injunction, such as the Asbestos Personal Injury Permanent Channeling Injunction, barring claims and demands against the reorganized company and certain identified protected parties and channeling those claims and demands to an independent trust

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

     Pursuant to the Asbestos Personal Injury Permanent Channeling Injunction and the Plan, the entities listed or described in SCHEDULES VI, VIII and X to the Plan, attached to this Disclosure Statement as Appendix A, will be "PROTECTED PARTIES" and, therefore, protected by the scope of the Asbestos Personal Injury Permanent Channeling Injunction.

     Pursuant to the Asbestos Personal Injury Permanent Channeling Injunction, Protected Parties will be protected against "Enjoined Actions": (i) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order; (iii) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance, (iv) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties, and (v) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

     PURSUANT TO THE PLAN, SECTION 524(g) OF THE BANKRUPTCY CODE, AND PURSUANT TO AND IN CONJUNCTION WITH THE CONFIRMATION ORDER, ALL PERSONS WILL BE PERMANENTLY, FOREVER AND COMPLETELY STAYED, RESTRAINED, PROHIBITED AND ENJOINED FROM TAKING ANY ENJOINED ACTION OR PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY RESOLVED ASBESTOS PERSONAL INJURY CLAIM, EXCEPT IN CONFORMITY AND COMPLIANCE THEREWITH, AGAINST ANY PROTECTED PARTY OR PROPERTY OR INTERESTS IN PROPERTY OF ANY PROTECTED PARTY, WHETHER DIRECTLY OR INDIRECTLY, DERIVATIVELY OR OTHERWISE, FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIM (OTHER THAN PURSUANT TO THE PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT OR TO ENFORCE THE PROVISIONS OF THE PLAN).

                    IX. THE FB ASBESTOS PROPERTY DAMAGE TRUST

     The following summarizes certain terms of the FB Asbestos Property Damage Trust Agreement (including the purpose of the FB Asbestos Property Damage Trust, the powers and appointment of the FB Asbestos Property Damage Trustee, the transfer of certain property to the FB Asbestos Property Damage Trust and the termination provisions thereof) and the FB Asbestos Property Damage Trust Distribution Procedures. It is intended only to be a summary, and interested parties should review the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures. The following summary is qualified in its entirety by such documents.

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

A.   GENERAL DESCRIPTION OF THE FB ASBESTOS PROPERTY DAMAGE TRUST

     1.   PURPOSES OF THE FB ASBESTOS PROPERTY DAMAGE TRUST

          The FB Asbestos Property Damage Trust will be established pursuant to the FB Asbestos Property Damage Settlement Trust Agreement ("FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT"), a copy of which will be attached to the Plan as EXHIBIT E. In accordance with SECTION 1.93 of the Plan, and EXHIBIT E to the Plan will be filed with the Clerk of the Bankruptcy Court at least ten (10) Business Days prior to the Objection Deadline.

          The purpose of the FB Asbestos Property Damage Trust is to assume any and all liabilities of Fibreboard or its Affiliates, with respect to any and all FB Asbestos Property Damage Claims, and to use the assets of the FB Asbestos Property Damage Trust and income to promptly pay holders of Allowed FB Asbestos Property Damage Claims.

     2. TRANSFER OF CERTAIN PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE FB ASBESTOS PROPERTY DAMAGE TRUST

          On the later of the Effective Date and the date by which the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement, the Reorganized Debtors shall transfer and assign, or cause the FB Asbestos Property Damage Insurance Assets to be transferred and assigned to the FB Asbestos Property Damage Trust. The FB Asbestos Property Damage
Insurance Assets include, without limitation, the following agreements that provide coverage in place for FB Asbestos Property Damage Claims up to certain limits in a specified sequence: (1) Settlement Agreement dated on or around January 1, 1993 between Fibreboard and American Home Assurance Company, Granite State Insurance Company, Insurance Company of the State of Pennsylvania, Lexington Insurance Company, and New Hampshire Insurance Company; (2) Settlement Agreement dated on or around October 31, 1994 between Fibreboard and CIGNA Specialty Insurance Company, Central National Insurance Company of Omaha, Century Indemnity Company, CIGNA Property and Casualty Insurance Company, and Insurance Company of North America; (3) Settlement Agreement dated on or around August 7, 1997 between Fibreboard and New England Insurance Company. The FB Asbestos Property Damage Insurance Assets include, without limitation, the following agreements that provide coverage in place for FB Asbestos Property Damage Claims up to certain limits in a specified sequence: (1) Settlement Agreement dated on or around January 1, 1993 between Fibreboard and American Home Assurance Company, Granite State Insurance Company, Insurance Company of the State of Pennsylvania, Lexington Insurance Company, and New Hampshire Insurance Company; (2) Settlement Agreement dated on or around October 31, 1994 between Fibreboard and CIGNA Specialty Insurance Company, Central National Insurance Company of Omaha, Century Indemnity Company, CIGNA Property and Casualty Insurance Company, and Insurance Company of North America; (3) Settlement Agreement dated on or around August 7, 1997 between Fibreboard and New England Insurance Company.

          On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the FB Asbestos Property Damage Trust and in accordance with written instructions provided to the Reorganized Debtors by the FB Asbestos Property Damage Trust, the Reorganized Debtors will transfer and assign to the FB Asbestos Property Damage Trust copies

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

of all books and records of the Debtors that pertain directly to FB Asbestos Property Damage Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

          In consideration for the property transferred to the FB Asbestos Property Damage Trust, and in furtherance of the purposes of the FB Asbestos Property Damage Trust and the Plan, the FB Asbestos Property Damage Trust shall assume all liability and responsibility for all FB Asbestos Property Damage Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor. The FB Asbestos Property Damage Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the FB Asbestos Property Damage Insurance Assets as a result of FB Asbestos Property Damage Claims, asbestos-related property damage claims against Persons insured under policies included in the FB Asbestos Property Damage Insurance Assets by reason of vendors' endorsements, or under the indemnity provisions of settlement agreements that the Debtors made with any insurers prior to the Confirmation Date to the extent that those indemnity provisions relate to FB Asbestos Property Damage Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability for any of the foregoing; provided, however, that such liability of the FB Asbestos Property Damage Trust shall be limited to the extent of the benefits of such Trust, as reasonably determined by the Trustee of such Trust, so that the FB Asbestos Property Damage Trust may elect to terminate such liability in the event that the Trustee determines the benefits of maintaining the insurance policies are no longer worth the costs.

          The Reorganized Debtors shall cooperate with the FB Asbestos Property Damage Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated (a) to provide the FB Asbestos Property Damage Trust with copies of insurance policies and settlement agreements included within or relating to the FB Asbestos Property Damage Insurance Assets; (b) to provide the FB Asbestos Property Damage Trust with information necessary or helpful to the FB Asbestos Property Damage Trust in connection with its efforts to obtain insurance coverage for FB Asbestos Property Damage Claims; and (c) to execute further assignments or allow the FB Asbestos Property Damage Trust to pursue claims relating to the FB Asbestos Property Damage Insurance Assets in its name (subject to appropriate disclosure of the fact that the FB Asbestos Property Damage Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the FB Asbestos Property Damage Trust to obtain insurance coverage under the FB Asbestos Property Damage Insurance Assets for FB Asbestos Property Damages Claims. The FB Asbestos Property Damage Trust shall be obligated to compensate the Reorganized Debtors for costs reasonably incurred in connection with providing assistance to the FB Asbestos Property Damage Trust, including without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

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

          On the Confirmation Date, the Debtors will be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the FB Asbestos Property Damage Trust Agreement.

     3.   THE FB ASBESTOS PROPERTY DAMAGE TRUSTEE

          (a)  APPOINTMENT OF THE FB ASBESTOS PROPERTY DAMAGE TRUSTEE

               On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall confirm the appointment of the individual selected by the Debtors to serve as the FB Asbestos Property Damage Trustee of the FB Asbestos Property Damage Trust.

          (b)  FB ASBESTOS PROPERTY DAMAGE TRUSTEE'S POWERS AND DUTIES

               The FB Asbestos Property Damage Trustee will act as a fiduciary to the FB Asbestos Property Damage Trust in accordance with the provisions of the FB Asbestos Property Damage Trust Agreement and the Plan. The FB Asbestos Property Damage Trustee will be obligated, among other things, at all times, to administer the FB Asbestos Property Damage Trust and the FB Asbestos Property Damage Trust Assets in a manner consistent with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures Procedures. Subject to any limitations set forth in the FB Asbestos Property Damage Trust Agreement, the FB Asbestos Property Damage Trustee shall have the power to take any and all such actions as in the judgment of the FB Asbestos Property Damage Trustee that are necessary or proper to fulfill the purposes of the FB Asbestos Property Damage Trust.

          (c)  FB ASBESTOS PROPERTY DAMAGE TRUSTEE'S COMPENSATION

               The FB Asbestos Property Damage Trustee will be entitled to receive initial compensation of $_______ per annum plus a per diem allowance for meetings attended of $_____, as well as out-of-pocket costs and expenses. The FB Asbestos Property Damage Trustee's per annum compensation may only be increased annually at the rate of the Consumer Price Index - All Cities. Any increase in excess of such an adjustment based on the Consumer Price Index may be made only with the Bankruptcy Court's approval.

     4.   FB ASBESTOS PROPERTY DAMAGE TRUST TERMINATION PROVISIONS

          The FB Asbestos Property Damage Trust is irrevocable, but will terminate ninety (90) days after the first day any of the following events occurs:

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               (i)     the FB Asbestos Property Damage Trustee, in his or her
sole discretion, decides to terminate the FB Asbestos Property Damage Trust because (a) all duly filed FB Asbestos Property Damage Claims have been liquidated and satisfied and two years have elapsed since the Effective Date,
(b) the FB Asbestos Property Damage Trustee determines that it is unlikely that any new claims will be filed against the FB Asbestos Property Damage Trust;

               (ii) a final order of the Bankruptcy Court is obtained approving the FB Asbestos Property Damage Trustee's procurement of irrevocable insurance policies and establishment of claims handling agreements with suitable third parties adequate to discharge all expected remaining FB Asbestos Property Damage Trust obligations and expenses of the FB Asbestos Property Damage Trust in a manner consistent with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures;

               (iii) in the judgment of the FB Asbestos Property Damage Trustee, with the consent of the Property Damage Advisory Committee ("PD ADVISORY COMMITTEE"), the continued administration of the FB Asbestos Property Damage Trust is uneconomic or inimical to the best interests of the persons holding FB Asbestos Property Damage Claims, and the termination will not expose Fibreboard, its Affiliates or any other Reorganized Debtor or any successor to any increased or undue risk of having claims asserted against it or them or in any way jeopardize the validity or the enforceability of the injunction channeling FB Asbestos Property Damage Claims; or

               (iv) 21 years less 91 days pass after the death of the last survivor of all of the descendants of George Herbert Walker Bush of Texas, living on the date of the establishment of the FB Asbestos Property Damage Trust.

          On the Termination Date, after payment of all the FB Property Damage Trust's liabilities have been provided for, the remaining FB Asbestos Property Damage Insurance Assets shall be transferred and assigned to Reorganized OC; all monies, if any, remaining in the FB Property Damage Trust estate shall be transferred to charitable organization(s) exempt from federal income tax under
Section 501 (c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustee using his or her reasonable discretion; provided, however, that (i) if practicable, the tax-exempt organization(s) shall be related to the treatment of, research, or the relief of suffering of individuals suffering from asbestos-related disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to FB or its Affiliates within the meaning of Section 468(d)(3) of the Internal Revenue Code. The Plan Proponents believe that the likelihood of any monies remaining in the FB Asbestos Property Damage Trust after the FB Asbestos Property Damage Trust terminates is extremely remote.

B.   FB ASBESTOS PROPERTY DAMAGE CLAIMS PROCEDURES

     The FB Asbestos Property Damage Trust Distribution Procedures provide the exclusive means of processing, liquidating, paying and satisfying all FB Asbestos Property Damage Claims as provided in and required by the Plan and the FB Asbestos Property Damage Trust Agreement. The FB Asbestos Property Damage Trust Distribution Procedures are designed to provide fair, prompt payment to holders of Allowed FB Asbestos Property Damage Claims and to provide a

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low transaction cost method of effectuating the resolution of FB Asbestos
Property Damage Claims. The FB Asbestos Property Damage Trustee will implement and administer the FB Asbestos Property Damage Claims Procedures, which are attached to the Plan as EXHIBIT E-1.

     1.   PROPERTY DAMAGE ADVISORY COMMITTEE

          The FB Asbestos Property Damage Trust Distribution Procedures provide for a PD ADVISORY COMMITTEE composed of three persons selected by the Trustees. The Trustee shall participate and consult with the PD Advisory Committee on all major policy and administrative decisions affecting, and the interpretation and implementation of, the FB Asbestos Property Damage Trust Distribution Procedures.

     2.   CLAIMS CATEGORIES

          The FB Asbestos Property Damage Trust Distribution Procedures provide for two categories of claims, Category 1 Claims, based on a percentage of actual incurred Abatement Costs or documented anticipated Abatement Costs and Category 2 Claims, to be paid on a formula based on the linear square footage of asbestos-related products referred to "Discounted Payable Costs" in the FB Asbestos Property Damage Trust Distribution Procedures. All claimants must provide Convincing Evidence of a legally viable cause of action and that the asbestos containing product for which the Claim is submitted is a Fibreboard asbestos-containing product, and Category 1 Claims, only, must also provide Convincing Evidence of compensable injury and damages. "Convincing Evidence" means sufficient evidence to be a preponderance of the evidence.

          Pursuant to the FB Asbestos Property Damage Trust Distribution Procedures, the Trustee is required to disallow any Asbestos Property Damage Claim under the following conditions: (a) if the Claimant did not file a timely Proof of Claim within the meaning of the Bankruptcy Code and Bankruptcy Rules, such determination shall be made consistent with Section 3.3(c) of the Trust Agreement requiring the Trustee to enforce the Bankruptcy Court's bar date orders; (b) if the Claimant did not file a required Claim form within twelve months of the Effective Date; (c) if there has been a prior judicial determination or stipulation that the asbestos containing product for which the FB Asbestos Property Damage Claim was filed is not a Fibreboard asbestos-containing product; (d) if there is Convincing Evidence that Fibreboard would have been able to obtain summary judgment on the ground that the claim would have been barred as a matter of law or factually time-barred under the laws of the applicable jurisdiction if considered on the Petition Date, unless such claim has been revived or reinstated by reason of legislative enactment in the applicable jurisdiction, provided, however, there is a presumption that Pre-Existing Claims are not factually time-barred; or (e) if there has been a prior adjudication by Final Order (as defined in the Plan) that a FB Asbestos Property Damage Claim has been time-barred and may not be brought in any other jurisdiction or otherwise revived by the holder of such Claim. . "Pre-Existing Claims" means those claims on behalf of a claimant who prior to the General Bar Date filed or intervened in a lawsuit in a court of general jurisdiction against Fibreboard.

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     3.   REQUIRED DOCUMENTATION AND CLAIMS PROCESSING

          The FB Asbestos Property Damage Trust Distribution Procedures require that all FB Asbestos Property Damage Claims be submitted within twelve (12) months of the Effective Date. Category 1 Claims must submit a completed Claim form and supporting documentation including, copies of all bulk sample analysis results and/or records thereof, Convincing Evidence that the asbestos-containing product that is the subject of the Claim is a Fibreboard asbestos-containing product, and Convincing Evidence supporting a Claim for Abatement Costs. "Abatement Costs" means the reasonable and customary costs of the removal, enclosure, encapsulation or repair of asbestos containing products, including, by way of example, costs for the abatement itself, design, consultant and laboratory fees and costs in connection with the abatement, and, except for abatement upon demolition, the reasonable costs of replacement, as allowed in these Property Damage Claims Procedures, of the asbestos containing products with a non-asbestos containing product. Category 2 Claims must submit a completed Claim form and Convincing Evidence that the asbestos-containing product that is the subject of the Claim is a Fibreboard asbestos-containing product. Claims shall be processed on a first-in-first-out ("FIFO") basis. The facility for the administration of these Claims will notify the Claimant in writing by mail of its determination of the Allowed amount of the Claim within 120 days of receipt of all necessary documentation.

     4.   PAYMENT OF ASBESTOS PROPERTY DAMAGE CLAIMS

          The FB Asbestos Property Damage Trust is funded with the FB Asbestos Property Damage Insurance Assets, consisting primarily of rights to insurance recoveries under liability insurance policies issued to Fibreboard for FB Asbestos Property Damage Claims and identified in Schedule XVI to the Plan. Upon receiving all of the recoveries from these assets, or 5 years from the Effective Date, whichever occurs first, the Trustee shall determine the amounts to be paid to holders of Allowed Claims based on the total amount of recoveries available at that time. Allowed Category 1 Claims shall be paid based on the following calculations: (a) the Trustee shall subtract the total Allowed amount of all Allowed Category 2 Claims from the available recoveries to determine the available recoveries remaining to compensate holders of Allowed Category 1 Claims; (b) the Trustee, in consultation with the PD Advisory Committee, shall then determine the payment percentage to be used to pay holders of Allowed Category 1 Claims based on the remaining available recoveries; (c) holders of Allowed Category 1 Claims shall then receive payment calculated on the basis of the payment percentage multiplied by the Allowed amount of their Claim. Allowed Category 2 Claims shall be paid their Discounted Payable Costs calculated in accordance with the formula contained in FB Asbestos Property Damage Trust Distribution Procedures; except that, if the remaining available recoveries are insufficient to pay holders of Allowed Category 1 Claims at least as much as they would have received had they submitted their Claims as Category 2 Claims, then all of the holders of Allowed FB Asbestos Property Damage Claims, regardless of claim category, shall receive their pro rata share of all available recoveries. Because the FB Asbestos Property Damage Insurance Assets are estimated by the Debtors to exceed all Allowed FB Asbestos Property Damage Claims, the Debtors believe that recoveries will sufficient to pay these Claims in the amount Allowed.

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     5.   RECONSIDERATION OF CLAIMS

          The FB Asbestos Property Damage Trust Distribution Procedures permit claimants, within 60 days of receiving notice of the Allowed amount of their claim, to request reconsideration of the determined amount of their claim. On reconsideration, the Claim will be reviewed de novo within 90 days by a panel consisting of two claims analysts and one otherwise disinterested member of the PD Advisory Committee. After receipt of the final determination on reconsideration, a Claimant again has 60 days to request reconsideration of its Claim, this time through binding arbitration.

C.   INJUNCTION CHANNELING FB ASBESTOS PROPERTY DAMAGE CLAIMS

     ALL CLASS 9 CLAIMS SHALL BE CHANNELED TO THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT AND THE FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES. THE FB ASBESTOS PROPERTY DAMAGE TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF AN ALLOWED CLASS 9 CLAIM SHALL BE THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLASS 9 CLAIM AGAINST ANY FB PERSON. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PROPERTY DAMAGE CLAIMS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE FB ASBESTOS PROPERTY DAMAGE TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

                             X. THE LITIGATION TRUST

A.   GENERAL DESCRIPTION OF THE LITIGATION TRUST

     1.   CREATION OF THE LITIGATION TRUST

          Effective on the Effective Date, the Litigation Trust will be created pursuant to the Litigation Trust Agreement, substantially in the form of EXHIBIT C to the Plan. For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust is treated as owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust. The purpose of the Litigation Trust is, among other things, to (a) hold, preserve, manage and maximize the

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value of the Litigation Trust Assets for distribution, including without limitation, to pursue the Potential Tax Refunds and litigate, settle or otherwise resolve the Tobacco Causes of Action, the Avoidance Actions and the Material Rights of Action transferred to the Litigation Trust; (b) liquidate the Litigation Trust Assets; and (c) distribute the Litigation Trust Recoveries to the holders of Claims as described in the Plan and the Litigation Trust Agreement. The Litigation Trustee will engage in the foregoing actions with no objective to engage in the conduct of a trade or business.

     2.   THE TRUSTEE

          The Litigation Trustee for the Litigation Trust will be designated by the Plan Proponents, subject to the approval of the Bankruptcy Court. The Plan Proponents expect to file a notice on or prior to the Disclosure Statement Hearing designating the Person whom they have selected as Litigation Trustee and seeking approval of such designation at the Confirmation Hearing. Any dispute regarding the designation of the Litigation Trustee will be resolved by the Bankruptcy Court. If approved by the Bankruptcy Court, the Person so designated will become the Litigation Trustee on the Effective Date and will have the duties, responsibilities, rights and obligations set forth in the Litigation Trust Agreement.

          The Litigation Trustee will have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate Litigation Trust Assets, transfer, sell, dispose of or otherwise resolve or compromise the Litigation Trust Assets, to make distributions therefrom to the Disbursing Agent for disbursement to holders of Allowed Claims in Classes 4, 5 and 6 and to the OC Sub-Account of the Asbestos Personal Injury Trust, to pursue and settle any of the rights and claims with respect to the Litigation Trust Assets, to retain such professionals as it may deem necessary to aid in the performance of its responsibilities and to be responsible for filing all federal, state and local tax returns of the Litigation Trust.

     3.   FUNDING OF THE LITIGATION TRUST

          The Debtors will deliver $500,000, or such other amount upon which the Plan Proponents may agree no later than ten (10) Business Days rior to the Objection Deadline (the "Litigation Trust Initial Deposit"), to the Litigation Trustee on the Effective Date. The Litigation Trustee will use the Litigation Trust Initial Deposit consistent with the purpose of the Litigation Trust and subject to the terms and conditions of the Plan and the Litigation Trust Agreement.

     4.   TRANSFER OF CERTAIN ASSETS TO THE LITIGATION TRUST

          On the Effective Date, the Debtors will irrevocably transfer the Litigation Trust Assets (except such assets as have been previously settled) to the Litigation Trust, for and on behalf of each of Class 4, 5, and 6 and the OC Sub-Account of the Asbestos Personal Injury Trust. The Litigation Trust Assets are comprised of (a) the Litigation Trust Initial Deposit, (b) the Potential Tax Refunds, if and when recovered by the Debtors (c) all of the Debtors' rights and standing to object to, litigate, settle and otherwise resolve (i) the Tobacco Causes of Action, (ii) the Avoidance Actions, (iii) the Material Rights of Action, and (d) any and all proceeds of the foregoing, including interest actually earned thereon. Litigation Trust Assets will not include

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the FB Reversions, the proceeds of which, when recovered, will be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 8 only.

          Material Rights of Action means all rights, claims, causes of action, suits or proceedings accruing to any Debtor pursuant to the Bankruptcy Code or pursuant to any statute or legal theory which, if determined in favor of the Debtors or the Estates, would reasonably be expected to result in a recovery in excess of $200,000, but excluding Commercial Claims. Commercial Claims, excluded from the definition of Material Rights of Action and therefore not included in the Litigation Trust Assets, means rights, causes of action, suits or proceedings (whether arising out of contract, tort or otherwise) accruing to any Debtor for the payment and collection of money or other consideration or the enforcement of rights and remedies in connection with, resulting from or arising out of any commercial transaction with any of the Debtors or the performance of services by or for any of the Debtors. "Commercial Claims" shall include, without limitation, claims arising from damage or alleged damage to property of any Debtor, or personal injuries sustained by any employee, contractor or other business agent of any Debtor (other than Asbestos Personal Injury Claims) in any case resulting from or arising out of the conduct of business by such Debtor, the collection of debts owed to any Debtor from purchasers of goods and services from any Debtor or the collection of money or other consideration from vendors, suppliers or other parties for breaches of contract in commercial relationships with any of the Debtors or the recovery of money based on such other commercial relationship of a Debtor that arise in the ordinary course of business. Commercial Claims does not include Avoidance Actions or any other rights, claims, causes of action, suits or proceedings created by Title 11 of the United States Code

     5.   COOPERATION OF THE DEBTORS

          The Reorganized Debtors will make available, upon reasonable terms, its personnel, books and records to representatives of the Litigation Trust in order to enable the Litigation Trustee to perform its duties under the Litigation Trust Agreement. In addition, the Litigation Trustee will enter into a confidentiality agreement with the Reorganized Debtors for the purpose of maintaining the confidentiality of and retaining any applicable privilege of any information provided by the Reorganized Debtors.

     6.   LITIGATION TRUST TERMINATION PROVISIONS

          The Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) will approve the termination of the Litigation Trust after the Litigation Trust has distributed all of the Litigation Trust Assets, provided that the Litigation Trust terminates no later than [ ] years from the date of the Litigation Trust's creation. The parties may extend the Litigation Trust's termination date for one or more terms, subject to the approval of the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) that the extension is necessary for the Litigation Trust's liquidating purpose.

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B.   DISTRIBUTIONS OF LITIGATION TRUST RECOVERIES

          The Litigation Trustee shall apply Litigation Trust Recoveries as follows: (a) first, to pay Litigation Trust Expenses; (b) second, to pay the Litigation Trust Reimbursement Obligation until the Litigation Trust Reimbursement Obligation is paid in full; (c) third, to the Disbursing Agent for any further remaining disbursement amounts (i) to holders of Allowed Claims in each of Classes 4, 5 and 6 in accordance with Sections 3.3(b), 3.3(c) and 3.3(d), respectively of the Plan; and (ii) to the Asbestos Personal Injury Trust for distribution in accordance with Section 3.3(e) of the Plan. The Litigation Trustee will distribute Litigation Trust Recoveries to the Disbursing Agent as soon as practicable after receiving the Litigation Trust Recoveries, except the Litigation Trustee may withhold any distribution, or any portion thereof, if it reasonably believes it is necessary to pay Litigation Trust Expenses or the Litigation Trust Reimbursement Obligation, or if the aggregate proceeds and income available for distribution is insufficient.

    XI. RESTRICTIONS ON TRANSFERS OF CORPORATE SECURITIES AND CERTAIN CLAIMS

   [THE PLAN PROPONENTS WILL DISCUSS WHETHER IT IS NECESSARY OR APPROPRIATE TO IMPLEMENT RESTRICTIONS ON THE TRANSFER OF SECURITIES TO PROTECT NET OPERATING
LOSSES AND OTHER TAX ATTRIBUTES. THE RESOLUTION OF THIS ISSUE WILL BE ADDRESSED
        IN THE FUTURE IN PROPOSED REVISIONS TO THE DISCLOSURE STATEMENT.]

             XII. APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

     It is not currently expected that any registration statement will be filed under the Securities Act or any state securities laws with respect to the issuance or distribution of the New OCD Securities under the Plan or their subsequent transfer or resale. The Debtors believe that, subject to certain exceptions described below, various provisions of the Securities Act, the Bankruptcy Code and state securities laws exempt from federal and state securities registration requirements (a) the offer and the sale of such securities pursuant to the Plan and (b) subsequent transfers of such securities.

A. OFFER AND SALE OF NEW OCD SECURITIES PURSUANT TO THE PLAN: BANKRUPTCY CODE EXEMPTION FROM REGISTRATION REQUIREMENTS

     Holders of Allowed Claims in Classes 4, 5 and 6 and the Asbestos Personal Injury Trust will receive New OCD Securities pursuant to the Plan.
Section 1145(a)(1) of the Bankruptcy Code provides that the registration requirements of federal and state securities laws do not apply to the offer or sale of securities under a plan of reorganization if three principal requirements are satisfied: (1) the securities must be issued "under a plan" of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (2) the recipients of the securities must hold a pre-petition or administrative expense claim against the debtor or an interest in the debtor; and (3) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. In reliance upon this exemption, the Debtors believe that the offer and sale of the New OCD Securities under the Plan will be exempt from

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registration under the Securities Act and state securities laws. In addition, the Debtors will seek to obtain, as part of the Confirmation Order, a provision confirming such exemption. Accordingly, such securities may be resold without registration under the Securities Act or other federal securities laws pursuant to an exemption provided by Section 4(1) of the Securities Act, unless the holder is an "underwriter" (see discussion below) with respect to such securities, as that term is defined under the Bankruptcy Code. However, recipients of securities issued under the Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

B.   SUBSEQUENT TRANSFERS OF NEW OCD SECURITIES

     Section 1145(b) of the Bankruptcy Code defines the term "underwriter" for purposes of the Securities Act as one who, except with respect to "ordinary trading transactions" of an entity that is not an "issuer," (1) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest; (2) offers to sell securities offered or sold under a plan for the holders of such securities; (3) offers to buy securities offered or sold under the plan from the holders of such securities, if the offer to buy is: (a) with a view to distribution of such securities; and (b) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (4) is an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(11) of the Securities Act.

     The term "issuer" is defined in Section 2(4) of the Securities Act; however, the reference contained in Section 1145(b)(1)(D) of the Bankruptcy Code to Section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor (or its successor) under a plan of reorganization may be deemed to be a "control person," particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the securities of a reorganized debtor may be presumed to be a "control person."

     To the extent that persons deemed to be "underwriters" receive New OCD Securities pursuant to the Plan, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such persons would not be permitted to resell such New OCD Securities unless such securities were registered under the Securities Act or an exemption from such registration requirements were available. Entities deemed to be statutory underwriters for purposes of Section 1145 of the Bankruptcy Code may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

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     Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities that are "restricted securities "within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased his, her or its securities under the provisions of Rule 144A. Under Rule 144A, a "qualified institutional buyer" is defined to include, among other persons (E.G., "dealers" registered as such pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "banks" as defined in Section 3(a)(2) of the Securities Act), any entity that purchases securities for its own account or for the account of another qualified institutional buyer and that (in the aggregate) owns and invests on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities that, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered under Section 6 of the Exchange Act) or quoted in a U.S. automated interdealer quotation system (e.g., Nasdaq). For so long as none of the New OCD Securities to be issued under the Plan are not also listed or quoted as described above, holders of New OCD Securities who are deemed to be "underwriters" within the meaning of Section 1145(b)(1) of the Bankruptcy Code or who may be otherwise deemed to be "affiliates" or "control persons" of Reorganized OCD within the meaning of Rule 405 of Regulation C under the Securities Act, and holders of securities whose securities will be "restricted securities" within the meaning of the Securities Act should, assuming that all other conditions of Rule 144A are met, be entitled to avail themselves of the safe harbor resale provisions thereof.

     To the extent that Rule 144A is unavailable, such holders may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that, if certain conditions are met (E.G., the availability of current public information with respect to the issuer, volume of sale limitations, and notice and manner of sale requirements), specified persons who resell "restricted securities" or who resell securities that are not restricted but such persons are "affiliates" of the issuer, will not be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act.

     Pursuant to the Plan, certificates evidencing New OCD Securities received by a holder of 10% or more of the outstanding New OCD Common Stock (which will include the Asbestos Personal Injury Trust) will bear a legend substantially in the form below:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

     Whether or not any particular person would be deemed to be an "underwriter" of New OCD Securities to be issued pursuant to the Plan, or an "affiliate" of Reorganized OCD, would

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depend upon various facts and circumstances applicable to that person.
Accordingly, OCD expresses no view as to whether any such person would be such an "underwriter" or "affiliate."

     THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF NEW DEBT SECURITIES OR NEW OCD COMMON STOCK MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145(B)(1) OF THE BANKRUPTCY CODE AND/OR AN "AFFILIATE" OR "CONTROL PERSON" UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS, OCD ENCOURAGES EACH CLAIMANT TO CONSIDER CAREFULLY AND CONSULT WITH HIS, HER, OR ITS OWN LEGAL ADVISORS WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS.

                       XIII. CERTAIN UNITED STATES FEDERAL
                       INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion is a summary of certain United States federal income tax aspects of the Plan, for general information purposes only, and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular holder of a Claim. This discussion does not purport to be a complete analysis or listing of all potential tax considerations.

     This discussion is based on existing provisions of the IRC, existing and proposed Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions. Legislative, judicial, or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the United States federal income tax consequences of the Plan.

     Except as discussed in Sections A.1, A.2 and B.2 below, no ruling has been requested or obtained from the IRS with respect to any tax aspects of the Plan and no opinion of counsel has been sought or obtained with respect thereto. No representations or assurances are being made to the holders of Claims with respect to the United States federal income tax consequences described herein.

     Each holder of a Claim affected by the Plan is strongly urged to consult its tax advisor regarding the specific tax consequences of the transactions described herein and in the Plan.

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A.   FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

     1.   CANCELLATION OF INDEBTEDNESS INCOME

          Under the IRC, a taxpayer generally must recognize income from the cancellation of debt ("COD INCOME") to the extent that its indebtedness is discharged during the taxable year. Section 108(a)(1)(A) of the IRC provides an exception to this rule where a taxpayer is in bankruptcy and where the discharge is granted, or is effected pursuant to a plan approved, by the bankruptcy court. This exception is subject to the conditions imposed by Section 108(b) of the IRC, which requires that the COD income be applied to reduce certain tax attributes of the taxpayer, in the following order: NOLs, general business and minimum tax credit carryforwards, capital loss carryforwards, the basis of the taxpayer's assets, and finally, foreign tax credit tax carryforwards (collectively, "TAX ATTRIBUTES"). Section 108(b)(5) of the IRC permits a taxpayer to elect to first apply the reduction to the basis of the taxpayer's depreciable assets, with any remaining balance applied to the taxpayer's other Tax Attributes in the order stated above. Section 108(e)(2) of the IRC provides a further exception to the realization of COD income to the extent that the taxpayer's satisfaction of the debt would have given rise to a deduction for federal income tax purposes. The effect of Section 108(e)(2) of the IRC, where applicable, is to allow a taxpayer to discharge indebtedness without recognizing income and to avoid any reduction of its Tax Attributes.

          As a result of the application of Section 108(a)(1)(A) of the IRC, the Debtors generally will not recognize COD income from the discharge of indebtedness pursuant to the Plan; however, certain Tax Attributes of the Debtors may be reduced or eliminated. The Debtors have not yet determined whether they will make the election under Section 108(b)(5) of the IRC to apply any required attribute reduction first to the basis of the Debtors' depreciable property, with any excess next applied to reduce their NOLs, and then to reduce the Debtors' other Tax Attributes. To the extent that the discharge meets the criteria of Section 108(e)(2) of the IRC, no COD income will be recognized and no reduction of Tax Attributes will occur. The Debtors received a private letter ruling from the IRS on July 23, 2002 (the "PLR") that, among other rulings, confirms that the discharge of indebtedness arising from settlement of OC Asbestos Personal Injury Claims, other than OC Indirect Asbestos PI Trust Claims, will satisfy the requirements of Section 108(e)(2) of the IRC and, therefore, will not result in any reduction of the Debtors' Tax Attributes. It is also expected that the settlement of certain claims in Class 6 (on account of OC Asbestos Property Damage Claims) and claims in Class 7 (on account of OC Indirect Asbestos PI Trust Claims), Class 8 (FB Asbestos Personal Injury Claims) and Class 9 (FB Asbestos Property Damage Claims), all of which should give rise to deductions for federal income tax purposes, should satisfy the requirements of Section 108(e)(2) of the IRC.

          Although not free from doubt, based on existing authorities, the Debtors believe that any reduction in Tax Attributes other than NOLs generally will occur on a separate company basis even though the Debtors file a consolidated federal income tax return. The IRS has recently taken the position, however, that with respect to NOLs, a consolidated filing group's consolidated NOLs must be reduced, irrespective of the source of those losses. The current IRS position as to how the attribute reduction rules should operate in the case of other Tax Attributes of consolidated group members is unclear. Any required attribute reduction will take place after

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the Debtors have determined their taxable income, and any federal income tax liability, for the taxable year in which the Effective Date occurs.

     2.   NET OPERATING LOSSES AND OTHER ATTRIBUTES

          Following the Effective Date, the Debtors may have NOLs. The Debtors currently have approximately $_______ of NOLs, and the Debtors will generate NOLs on the Effective Date to the extent that the Debtors have generated deductions for federal income tax purposes that are not offset by income and/or gain and are not eliminated by the attribute reduction rules of Section 108(b) of the IRC discussed above. In this regard, the IRS has confirmed in the PLR that, provided certain conditions are satisfied (which conditions the Debtors expect to satisfy), including the obtaining of a "Qualified Appraisal" as defined in Treasury Regulation Section 1.468B-3(b)(3), the Debtors will be entitled to a current deduction for all transfers of Cash, property other than indebtedness of the Debtors, and New OCD Common Stock to the OC Sub-Account of the Asbestos Personal Injury Trust for OC Asbestos Personal Injury Claims other than OC Indirect Asbestos PI Trust Claims. It is also expected that the Debtors will be entitled to a current deduction for transfers of Cash, property other than indebtedness of the Debtors, and New OCD Common Stock to the OC Sub-Account of the Asbestos Personal Injury Trust in respect of OC Indirect Asbestos PI Trust Claims and the FB Sub-Account of the Asbestos Personal Injury Trust for Class 7 Claims (on account of OC Indirect Asbestos PI Trust Claims) and Class 8 Claims (FB Asbestos Personal Injury Claims). The amount of the aggregate deduction to which the Debtors will be entitled will equal the sum of the Cash and the fair market value of the other property (excluding any indebtedness of the Debtors) and New OCD Common Stock transferred to the Asbestos Personal Injury Trust to satisfy such OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims. It should be noted, however, that no deduction for transfers to the Asbestos Personal Injury Trust will be allowed to the extent that the transferred amounts represent amounts received from the settlement of insurance claims, which amounts were not included in the Debtors' gross income. Accordingly, the Debtors will not be entitled to a deduction for transfers to the Asbestos Personal Injury Trust to satisfy claims in Class 8 (FB Asbestos Personal Injury Claims) to the extent such transfers are of insurance proceeds, including any transfer of Existing Fibreboard Insurance Settlement Trust Assets. After applying the foregoing deduction against the income and gain of the Debtors recognized during the taxable year in which the Effective Date occurs, the Debtors anticipate that their NOLs will increase. As explained above, however, the Debtors' NOLs and other Tax Attributes may be reduced or eliminated as of the beginning of the taxable year following the year in which the Effective Date occurs as a result of the COD income expected to be realized on implementation of the Plan. Accordingly, there can be no assurance that Reorganized OCD will have NOLs following the year in which the Plan is implemented.

          As a general rule, an NOL incurred by a taxpayer during a taxable year can be carried back and deducted from its taxable income generated within the two preceding taxable years and the remainder carried forward and deducted from the taxable income of the 20 succeeding taxable years. NOLs attributable to certain tort liability losses, however, may be carried back for ten years. Pursuant to the PLR, the transfer of Cash and other property (excluding any indebtedness of the Debtors) and the issuance of New OCD Common Stock to the OC Sub-Account of the Asbestos Personal Injury Trust with respect to OC Asbestos Personal Injury Claim will generate deductions that relate to a qualifying tort liability and, therefore, any

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resulting NOLs will be eligible to be carried back for ten years. In addition, any deductions generated from the transfer of Cash and other property (excluding any indebtedness of the Debtors) and the issuance of New OCD Common Stock to the FB Sub-Account of the Asbestos Personal Injury Trust for claims in Class 8 (FB Asbestos Personal Injury Claims) should also relate to a qualifying tort liability, and, therefore, any resulting NOLs should be eligible to be carried back for ten years. However, the Debtors have not realized significant amounts of taxable income during the previous ten year period, and, accordingly, there can be no certainty that Reorganized OCD would be entitled to material amounts of tax refunds in respect of that period.

          With respect to any NOLs of the Debtors remaining after confirmation of the Plan and any required attribute reduction, Section 382 of the IRC contains certain rules limiting the ability of corporate taxpayers to utilize NOLs when there has been an "OWNERSHIP CHANGE" (the "ANNUAL SECTION 382 LIMITATION"). An "OWNERSHIP CHANGE" generally is defined as a more than 50 percentage point change in ownership of the value of the stock of a "LOSS CORPORATION" (a corporation with NOLs) that takes place during the three year period ending on the date on which such change in ownership is tested. The Debtors will undergo an ownership change on the Effective Date.

          As a general rule, the Annual Section 382 Limitation equals the product of the value of the stock of the loss corporation (with certain adjustments) immediately before the ownership change and the applicable "long-term tax-exempt rate," a rate published monthly by the Treasury Department (4.61% for ownership changes that occur during March of 2003). Any unused portion of the Annual Section 382 Limitation generally is available for use in subsequent years. The Annual Section 382 Limitation is increased in the case of a corporation that has net unrealized built-in gains, i.e., gains economically accrued but unrecognized at the time of the ownership change, in excess of a threshold amount. Such a corporation can use NOLs in excess of its Annual
Section 382 Limitation to the extent that it realizes those net unrealized built-in gains for United States federal income tax purposes in the five years following the ownership change. A correlative rule applies to a corporation that has net unrealized built in losses, i.e., losses economically accrued but unrecognized as of the date of the ownership change in excess of a threshold amount. Such a corporation's ability to deduct its built-in losses (in addition to its NOLs) following an ownership change is limited. If a loss corporation does not continue its historic business or use a significant portion of its assets as a new business for two years after the ownership change, the Annual
Section 382 Limitation is zero.

          Section 382(l)(5) of the IRC provides an exception to the application of the Annual Section 382 Limitation when a corporation is under the jurisdiction of a court in a Title 11 case (the "BANKRUPTCY EXCEPTION"). The Bankruptcy Exception provides that where an ownership change occurs pursuant to a bankruptcy reorganization or similar proceeding, the Annual Section 382 Limitation will not apply if the pre-change shareholders and/or "qualified creditors" (as defined by applicable Treasury Regulations) own at least 50 percent of the stock of the reorganized corporation immediately after the ownership change. However, under the Bankruptcy Exception, a corporation's pre-change losses and excess credits that may be carried over to a post-change year must be reduced to the extent attributable to any interest paid or accrued on certain debt converted to stock in the reorganization. In addition, if the Bankruptcy Exception applies, a second ownership change of the corporation within a two-year period will

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cause the corporation to forfeit all of its unused NOLs that were incurred prior to the date of the second ownership change. If a corporation qualifies for the Bankruptcy Exception, the use of its NOLs will be governed by that exception unless the corporation affirmatively elects out.

          If a corporation that is eligible for the Bankruptcy Exception elects out of that provision, a special rule under Section 382 will apply in calculating the Annual Section 382 Limitation. Under this special rule, the limitation will be calculated by reference to the lesser of the value of the corporation's stock (with certain adjustments) immediately after the ownership change (as opposed to immediately before the ownership change, as discussed above) or the value of the Debtor's assets (determined without regard to liabilities) immediately before the ownership change.

          The PLR generally holds that Reorganized OCD's ability to use its NOLs following confirmation of the Plan will be governed by the Bankruptcy Exception. As noted above, if the Debtors do rely upon the Bankruptcy Exception, a second ownership change within two years of the Effective Date will cause Reorganized OCD to forfeit any NOLs incurred prior to the date of the second ownership change. [THE PLAN PROPONENTS WILL DISCUSS WHETHER IT IS NECESSARY OR APPROPRIATE TO IMPLEMENT RESTRICTIONS ON THE TRANSFER OF SECURITIES TO PROTECT NET OPERATING LOSSES AND OTHER TAX ATTRIBUTES. THE RESOLUTION OF THIS ISSUE WILL BE ADDRESSED IN THE FUTURE IN PROPOSED REVISIONS TO THE DISCLOSURE STATEMENT.] If the Debtors choose to elect out of the Bankruptcy Exception, Reorganized OCD's use of its NOLs will be subject to the Annual Section 382 Limitation following confirmation of the Plan, calculated under the special bankruptcy rule described above.

     3.   ACCRUED INTEREST

          To the extent that the consideration issued to holders of Claims pursuant to the Plan is attributable to accrued but unpaid interest, the Debtors should be entitled to interest deductions in the amount of such accrued interest, but only to the extent the Debtors have not already deducted such amount. The Debtors should not have COD income from the discharge of any accrued but unpaid interest pursuant to the Plan to the extent that the payment of such interest would have given rise to a deduction pursuant to Section 108(e)(2) of the IRC discussed above.

     4.   FEDERAL ALTERNATIVE MINIMUM TAX

          A corporation may incur alternative minimum tax liability even where NOL carryovers and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax. It is possible that Reorganized OCD will be liable for the alternative minimum tax.

B.   FEDERAL INCOME TAX CONSEQUENCES TO CLAIM HOLDERS

          The United States federal income tax consequences to a Claim holder of the transactions contemplated by the Plan will depend upon a number of factors. For purposes of the following discussion, a "United States Person" is any person or entity (1) who is a citizen or resident of the United States, (2) that is a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (3) that is an estate, the income of which

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is subject to United States federal income taxation regardless of its source or
(4) that is a trust (a) the administration over which a United States person can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control; or (b) that has elected to be treated as a United States Person for United States federal income tax purposes. In the case of a partnership, the tax treatment of its partners will depend on the status of the partner and the activities of the partnership. United States persons who are partners in a partnership should consult their tax advisors. A "Non-United States Person" is any person or entity that is not a United States Person. The general United States federal income tax consequences to Claim holders that are Non-United States Persons are discussed below under
Section XI.B.2 of this Disclosure Statement.

          The United States federal income tax consequences to holders of Claims that are United States Persons and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will depend upon, among other things, (1) the manner in which a holder acquired a Claim; (2) the length of time the Claim has been held; (3) whether the Claim was acquired at a discount; (4) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (5) whether the holder has previously included in income accrued but unpaid interest with respect to the Claim; (6) the method of tax accounting of the holder; (7) whether the Claim is an installment obligation for United States federal income tax purposes; and (8) whether the Claim constitutes a "security" for United States federal income tax purposes. The definition of the term "security" for United States federal income tax purposes is discussed under the heading "Definition of a Security," below. Certain holders of Claims (such as foreign persons, S corporations, regulated investment companies, insurance companies, financial institutions, small business investment companies, broker-dealers and tax-exempt organizations) may be subject to special rules not addressed in this summary of United States federal income tax consequences. There also may be state, local, and/or foreign income or other tax considerations or United States federal estate and gift tax considerations applicable to holders of Claims, which are not addressed herein. Each holder of a Claim should consult its tax advisor for information that may be relevant to its particular situation and circumstances and for advice concerning the particular tax consequences to it of the transactions contemplated by the Plan.

     1.   UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          (a)  GENERAL

               A holder of a Claim who receives Cash or other consideration in satisfaction of its claims may recognize ordinary income or loss to the extent that any portion of such consideration is characterized as accrued interest. A holder of a Claim who did not previously include in income accrued but unpaid interest attributable to its Claim, and who surrenders its Claim pursuant to the Plan, will be treated as having received interest income to the extent that any consideration received is characterized for United States federal income tax purposes as interest, regardless of whether the holder of the Claim realizes an overall gain or loss as a result of surrendering its Claim. A holder of a Claim who previously included in its income accrued but unpaid interest attributable to its Claim should recognize an ordinary loss to the extent that such accrued but unpaid interest is not satisfied, regardless of whether the holder of the Claim realizes an overall gain or loss as a result of surrendering its Claim. Although the

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manner in which consideration is to be allocated between accrued interest and principal for these purposes is unclear under present law, the Debtors intend, consistent with the Plan, to allocate the consideration paid pursuant to the Plan with respect to a Claim, first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim. Accordingly, in cases where a holder of a Claim receives less than the principal amount of its Claim, the Debtors intend to allocate the full amount of consideration transferred to such holder to the principal amount of such obligation and to take the position that no amount of the consideration to be received by such holder is attributable to accrued interest. There is no assurance that such allocation will be respected by the IRS for federal income tax purposes.

               A holder of a Claim that receives Senior Notes will generally be required to include interest on the Senior Notes in income in accordance with such holder's regular method of tax accounting. If, however, the Senior Notes are treated as issued with original issue discount for United States federal income tax purposes, a holder of Senior Notes will be required to include in income the amount of such original issue discount over the term of the Senior Notes based on the constant yield method. In such case, a holder will be required to include amounts in income before they are received. A holder's tax basis in a Senior Note will be increased by the amount of original issue discount included in income and reduced by the amount of cash (other than payments of stated interest) received with respect to the Senior Note.

               If not otherwise so required, a holder of a Claim that receives New OCD Common Stock in exchange for his Claim will be required to treat gain recognized on a subsequent sale or other taxable disposition of the New OCD Common Stock as ordinary income to the extent of (i) any bad debt deductions taken with respect to the Claim and any ordinary loss deductions incurred upon satisfaction of the Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim, and (ii) any amounts which would have been included in a holder's gross income if the holder's Claim had been satisfied in full, but which was not included in income because of the application of the cash method of accounting.

          (b) HOLDERS OF CLASS 4, CLASS 5 AND CLASS 6 CLAIMS (BANK HOLDERS, BONDHOLDERS AND GENERAL UNSECURED CLAIMS)

               The holders of the Class 4, Class 5 and Class 6 Claims will realize gain or loss for United States federal income tax purposes as a result of the consummation of the Plan equal to the difference between their adjusted tax bases in their Claims immediately prior to the Effective Date and the sum of
(i) the amount of Cash, (ii) the "issue price" of the Senior Notes and (iii) the fair market value of the New OCD Common Stock they received.

               The "issue price" of the Senior Notes is generally expected to equal the principal amount thereof if they are not "publicly traded" or their fair market value on the Effective Date if they are "publicly traded." For these purposes, a debt instrument generally is treated as "publicly traded" if, at any time during the 60 day period ending 30 days after the issue date, (i) the debt is listed on a national securities exchange or quoted on an interdealer quotation system sponsored by a national securities association, (ii) it appears on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent

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price quotations (including rates, yields or other pricing information) of one or more identified brokers, dealers or traders or actual prices (including rates, yields or other pricing information) of recent sales transactions or
(iii) if, in certain circumstances, price quotations are readily available from dealers, brokers or traders.

               If the Class 4, Class 5 and/or Class 6 Claims do not constitute "securities" for United States federal income tax purposes, then the exchange of Class 4, Class 5 or Class 6 Claims, as the case may be, will be a taxable transaction, and holders of such Claims will be required to recognize the full amount of their gain or loss realized on the exchange. The initial tax basis of the holders of Class 4, Class 5 or Class 6 Claims in the property that they received in exchange for their Class 4, Class 5 or Class 6 Claims, respectively, should equal the fair market value of such property. Such tax basis would be allocated among the items of property received based on the relative fair market values of such items of property on the Effective Date. The holder's holding period in property received in the exchange would commence on the day after the Effective Date.

               If the Class 4, Class 5 and/or Class 6 Claims constitute "securities" for United States federal income tax purposes, then the exchange of Class 4, Class 5 or Class 6 Claims, respectively, will be treated as a "recapitalization" for United States federal income tax purposes. In such case, holders of Class 4, Class 5 or Class 6 Claims who realize a loss on the transaction will not be permitted to recognize such loss.

               If the exchange of Class 4, Class 5 and Class 6 Claims, respectively, is a recapitalization and the Senior Notes constitute "securities" for United States federal income tax purposes, Holders who realize gain on the exchange will be required to recognize the lesser of (i) the amount of gain realized, which will likely be determined by substituting the principal amount of the Senior Notes for their issue price, and (ii) the amount of Cash received. The initial tax basis of the holders of Class 4, Class 5 and Class 6 Claims in the property received by them in the exchange should equal the sum of (i) their adjusted tax bases in the Class 4, Class 5 and Class 6 Claims, respectively, and
(ii) the amount of gain recognized by them on the exchange, reduced by the amount of Cash received by them in the exchange. Such basis will be allocated between the Senior Notes and the New OCD Common Stock received based on their relative fair market values. A holder's holding period in the New OCD Common Stock and Senior Notes will include the holding period in the Class 4, Class 5 or Class 6 Claim surrendered.

               If the exchange of Class 4, Class 5 and Class 6 Claims, respectively, is a recapitalization and the Senior Notes do not constitute "securities" for United States federal income tax purposes, Holders who realize gain on the exchange will be required to recognize the lesser of (i) the amount of gain realized and (ii) the sum of the fair market value of the Senior Notes and the amount of Cash received. The initial tax basis of the holders of Class 4, Class 5 and Class 6 Claims in the property received by them in the exchange should equal the sum of (i) their adjusted tax bases in the Class 4, Class 5 and Class 6 Claims, respectively, and (ii) the amount of gain recognized by them on the exchange, reduced by the amount of Cash received by them in the exchange. Such basis will be allocated first, to the Senior Notes, to the extent of their fair market value, and, thereafter, to the New OCD Common Stock. A holder's holding period in the New OCD Common Stock received will include the holding period in the Class 4,

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Class 5 or Class 6 Claim surrendered. A holder's holding period in the Senior
Notes will commence on the day after the Effective Date.

               There is no authority that directly addresses the treatment of the receipt of the right to receive a portion of the Excess Available Cash, Excess Senior Notes Amount, Excess New OCD Common Stock and Excess Litigation Trust Recoveries (the "EXCESS RECOVERIES"). Holders of Class 4, Class 5 and Class 6 Claims that receive such rights may be permitted to claim that the fair market value of those rights is speculative as of the Effective Date and that the receipt of such rights should be subject to "open transaction" treatment and taken into account only when such amounts are actually determined. In such case, however, a holder of a Class 4, Class 5 or Class 6 Claim that realizes a loss may not be permitted to recognize such loss until the amount of the Excess Recoveries to be distributed to such holder is finally determined.

               For a discussion of the consequences of the receipt of an interest in the Litigation Trust, see Section B.3, below.

               The Debtors intend to treat the Disputed Distribution Reserve as a grantor trust for United States federal income tax purposes. Accordingly, it is intended that each holder of a Disputed Claim will be treated as if such holder had received a distribution of Cash and property in exchange for its Claim and then contributed such cash and property to the Disputed Distribution Reserve. If such treatment is respected, a holder of a Disputed Claim will be subject to United States federal income tax on its proportionate share of any income earned with regard to the assets in the Disputed Distribution Reserve. There can, however, be no assurance that the IRS will agree with such treatment.

          (c) HOLDERS OF CLASS 7 AND CLASS 8 CLAIMS (OC ASBESTOS PERSONAL INJURY AND FB ASBESTOS PERSONAL INJURY CLAIMS)

               To the extent that payments from the Asbestos Personal Injury Trust to holders of OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims represent damages on account of personal physical injuries of such holders, such holders should not recognize gross income under Section 104 of the IRC, except to the extent that such payments are attributable to medical expense deductions allowed under Section 213 of the IRC for a prior taxable year.

          (d)  HOLDERS OF CLASS 9 CLAIMS (FB ASBESTOS PROPERTY DAMAGE CLAIMS)

               The fair market value of any payments from the FB Asbestos Property Damage Trust to holders of FB Asbestos Property Damage Claims will be taxable to such holders to the extent of the excess of such fair market value over the amount, if any, of losses with regard to FB Asbestos Property Damage Claims not previously deducted for United States federal income tax purposes by the holder. Holders of FB Asbestos Property Damage Claims that have not previously deducted losses with regard to such Claims for United States federal income tax purposes will recognize losses equal to the difference between the amount of loss not previously deducted and the fair market value of any payments received.

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          (e)  MARKET DISCOUNT

               The market discount provisions of the IRC may apply to holders of certain Claims. In general, a debt obligation that is acquired by a holder in the secondary market is a "market discount bond" as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, its adjusted issue price) exceeds, by more than a statutory de minimis amount, the tax basis of the debt obligation in the holder's hands immediately after its acquisition. If a holder of a Claim has accrued market discount with respect to such Claims and such holder realizes gain upon the exchange of its Claims for property pursuant to the Plan, such holder may be required to include as ordinary income the amount of such holder's accrued market discount to the extent of such realized gain. A holder of a Claim who realizes loss on such exchange generally will not be required to include the amount of any such market discount in income. A holder of a Claim who receives Senior Notes in an exchange pursuant to the Plan that constitutes a "recapitalization" for United States federal income tax purposes may not be required immediately to include in income the accrued market discount to the extent such accrued market discount is allocable to the Senior Notes. In this event, such portion of the accrued market discount should carry over to the Senior Notes. Holders of Claims who have accrued market discount with respect to their claims should consult their tax advisors as to the application of the market discount rules to them in view of their particular circumstances.

          (f)  DEFINITION OF "SECURITY"

               Whether an instrument constitutes a "security" for United States federal income tax purposes is determined based on all of the facts and circumstances. Certain authorities have held that one factor to be considered is the length of the initial term of the debt instrument. These authorities have indicated that an initial term of less than five years is evidence that the instrument is not a security, whereas an initial term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including, but not limited to, whether repayment is secured, the level of creditworthiness of the obligor, whether or not the instrument is subordinated, whether the holders have the right to vote or otherwise participate in the management of the obligor, whether the instrument is convertible into an equity interest, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or are accrued.

          (g)  NON-UNITED STATES PERSONS

               A holder of a Claim against a Debtor that is a Non-United States Person generally will not be subject to United States federal income tax with respect to property (including money) received in exchange for such Claim pursuant to the Plan, unless (i) such Claim holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is "effectively connected" for United States federal income tax purposes, or (ii) if such Claim holder is an individual, such Claim holder is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met.

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          (h)  INFORMATION REPORTING AND BACKUP WITHHOLDING

               Certain payments, including the payments with respect to Claims pursuant to the Plan, may be subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, such reportable payments may be subject to backup withholding (currently at a rate of 30%) under certain circumstances. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a United States federal income tax return).

     2.   TAXATION OF THE ASBESTOS PERSONAL INJURY TRUST

          The PLR that the Debtors received from the IRS holds that the trust formed pursuant to Section 524(g) of the Bankruptcy Code described therein will constitute a "qualified settlement fund" within the meaning of Section 468B of the IRC and the Treasury regulations promulgated thereunder. Fibreboard also received a private letter ruling from the IRS that the Fibreboard Insurance Settlement Trust constitutes a "qualified settlement fund" within the meaning of
Section 468B of the IRC and the Treasury regulations promulgated thereunder. The receipt of property, including Cash, Senior Notes and New OCD Common Stock by the OC Sub-Account or the FB Sub-Account of the Asbestos Personal Injury Trust from the Debtors will not constitute taxable income to the Asbestos Personal Injury Trust, the adjusted tax basis of the assets transferred by the Debtors to the Asbestos Personal Injury Trust will be the fair market value of those assets at the time of receipt, and the Asbestos Personal Injury Trust will be taxed on modified gross income as defined within the Treasury regulations (generally at the highest rate applicable to estates and trusts). The transfer of Existing Fibreboard Insurance Settlement Trust Assets to the FB Sub-Account of the Asbestos Personal Injury Trust should not result in net taxable income to the Debtors or the Asbestos Personal Injury Trust.

     3.   THE LITIGATION TRUST

          For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust be treated as owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a taxable distribution of an undivided interest in the Litigation Trust Assets, including Cash, and then contributed such interests to the Litigation Trust. There can be no assurance that the IRS will respect the foregoing treatment. For example, the IRS may characterize the Litigation Trust as a grantor trust for the benefit of the Debtors or otherwise as owned by and taxable to the Debtors. Alternatively, the IRS could characterize the Litigation Trust as a so-called "complex trust" subject to a separate entity level tax on its earnings, except to the extent that such earnings are distributed during the taxable year. Moreover, because of the possibility that the amounts of consideration received by a holder of a Class 4, Class 5 or Class 6 Claim may increase or decrease, depending on whether the Litigation Trust is treated as a grantor trust, the holder could be prevented from recognizing a loss until the time at which all of the Litigation Trust Assets have been distributed.

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     Beneficiaries of the Litigation Trust are urged to consult their tax advisors regarding the potential United States federal income tax treatment of the Litigation Trust and the consequences to them of such treatment (including the effect on the computation of a holder's gain or loss in respect of its Claim, the subsequent taxation of any distribution from the Litigation Trust, and the possibility of taxable income without a corresponding receipt of Cash or property with which to satisfy the tax liability).

C.   IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIM HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

          XIV. FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS

A.   FEASIBILITY OF THE PLAN

     In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to Section 1129(a)(11) of the Bankruptcy Code, which means that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.

     To support their belief in the feasibility of the Plan, the Debtors have relied, among other things, upon the Financial Projections, which are annexed to this Disclosure Statement as APPENDIX B.

     The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service their debt obligations, including the Exit Facility, and to fund their operations as contemplated by the Business Plan. Accordingly, the Debtors believe that the Plan complies with the financial feasibility standard of Section 1129(a)(11) of the Bankruptcy Code.

     The Financial Projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants or any other regulatory or professional agency or body or generally accepted accounting principles. Furthermore, the Debtors' independent certified public accountants have not compiled or examined the Financial Projections and accordingly do not express any opinion or any other form of assurance with respect thereto and assume no responsibility for the Financial Projections.

     The Financial Projections assume that (1) the Plan will be confirmed and consummated in accordance with its terms, (2) there will be no material change in legislation or regulations, or the administration thereof, including environmental legislation or regulations, that will have an unexpected effect on the operations of the Reorganized Debtors, (3) there will be no change in

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United States generally accepted accounting principles that will have a material effect on the reported financial results of the Reorganized Debtors, and (4) there will be no material contingent or unliquidated litigation or indemnity claims applicable to the Reorganized Debtors. To the extent that the assumptions inherent in the Financial Projections are based upon future business decisions and objectives, they are subject to change. In addition, although they are presented with numerical specificity and are considered reasonable by the Debtors when taken as a whole, the assumptions and estimates underlying the Financial Projections are subject to significant business, economic and competitive uncertainties and contingencies, many of which will be beyond the control of the Reorganized Debtors. Accordingly, the Financial Projections are speculative in nature. It should be expected that some or all of the assumptions in the Financial Projections will not be realized and that actual results will vary from the Financial Projections, which variations may be material and may increase over time. The Financial Projections should therefore not be regarded as a representation by the Debtors or any other person that the results set forth in the Financial Projections will be achieved. In light of the foregoing, readers are cautioned not to place undue reliance on the Financial Projections. The Financial Projections should be read together with the information in
Section VI of this Disclosure Statement entitled "Future Business of the Reorganized Debtors," which summarizes the Business Plan and certain assumptions underlying the Financial Projections, as well as Section XV of the Disclosure Statement entitled "Certain Risk Factors to be Considered," which sets forth important factors that could cause actual results to differ from those in the Financial Projections.

     OC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports and other information with the SEC relating to its business, financial statements and other matters. Such filings will not include projected financial information. The Debtors do not intend to update or otherwise revise the Financial Projections, including any revisions to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not come to fruition. Furthermore, the Debtors do not intend to update or revise the Financial Projections to reflect changes in general economic or industry conditions.

     SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The Financial Projections contain statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" in the Financial Projections include the intent, belief or current expectations of OC and members of its management team with respect to the timing, completion and scope of the current restructuring, reorganization plan, Business Plan, bank financing, and debt and equity market conditions and OC's future liquidity, as well as the assumptions up on which such statements are based. While OC believes that the expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, parties in interest are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in the Financial Projections include, but are not

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limited to, further adverse developments with respect to the liquidity position of OC or operations of the various businesses of OC, adverse developments in the bank financing or public or private markets for debt or equity securities of OCD, adverse developments in the timing or results of the implementation of the Business Plan (including the time line to emerge from Chapter 11), the difficulty in controlling industry costs and integrating new operations, the ability of the OC to realize the anticipated general and administrative expense savings and overhead reductions contemplated in the Financial Projections, the ability of OC to maintain profitability of their operations, the level and nature of any restructuring and other one-time charges, the difficulty in estimating costs relating to exiting certain markets and consolidating and closing certain operations, and the possible negative effects of a change in applicable legislation.

B.   ACCEPTANCE OF THE PLAN

     As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims vote to accept the Plan, except under certain circumstances.

     Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two thirds (2/3) in dollar amount and more than one half (50%) in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan. Thus, each of Classes 3, 4, 5, 6, 7, 8 and 9 will have voted to accept the Plan only if two-thirds (2/3) in dollar amount and a majority in number actually voting in each Class cast their Ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting the Plan.

     In order to satisfy the requirements of Section 524(g)(2)(B)(II)(IV)(bb) of the Bankruptcy Code, seventy-five (75%) percent of each of Classes 7 and 8, covering the respective holders of the OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims actually voting must vote in favor of the Plan in order for the Reorganized Debtors to obtain the benefits of Section 524(g) of the Bankruptcy Code.

     The Voting Procedures provide certain special rules concerning the calculation of the amount of Claims voting in a Class of Claims (for further information regarding voting procedures SEE Section XVII of this Disclosure Statement entitled "The Solicitation; Voting Procedure.") The following special rules concerning calculation of the amount of Claims are for illustrative purposes.

     A Ballot will not be counted if a Claim has been disallowed or an objection is pending to the Claim as of the _____________, and the claimant has not obtained, on or before the Voting Deadline, a Bankruptcy Court order allowing such Claim, either in whole or in part, for all purposes or for voting purposes only.

     IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING PROCEDURES ON THE BALLOT AND RECEIVED NO LATER THAN THE VOTING DEADLINE BY THE VOTING AGENT. DO NOT RETURN ANY STOCK CERTIFICATES OR DEBT INSTRUMENTS WITH YOUR BALLOT. In addition, a vote may

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be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

C.   BEST INTERESTS TEST

     As noted above, even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that the plan is in the best interests of all holders of claims or interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in Section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

     To calculate the probable distribution to holders of each impaired class of claims and interests if the Debtors were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from a debtor's assets if its Chapter 11 cases were converted to Chapter 7 cases under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

     The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 cases and the Chapter 11 cases. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its Chapter 11 cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of the debtor during the pendency of the Chapter 11 cases. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of a large number of executory contracts and unexpired leases and thereby significantly enlarge the total pool of unsecured claims by reason of resulting rejection claims.

     Once the court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under the plan, then the plan is not in the best interests of creditors and equity security holders.

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D.   LIQUIDATION ANALYSIS

     In order to determine the amount of liquidation value available to creditors, the Debtors, with the assistance of their financial advisor, Lazard, prepared a liquidation analysis, annexed hereto as APPENDIX C (the "LIQUIDATION ANALYSIS"), which concludes that in a Chapter 7 liquidation, holders of Allowed Claims in Classes 3, 4, 5, 6, 7, 8 and 9 would receive less than under the Plan. This conclusion is premised upon the assumptions set forth in APPENDIX C hereto, which the Debtors and Lazard believe are reasonable.

     Notwithstanding the foregoing, the Debtors believe that any liquidation analysis with respect to the Debtors is inherently speculative. The liquidation analysis for the Debtors necessarily contains estimates of the net proceeds that would be received from a sale of assets and/or business units, as well as the amount of Claims that will ultimately become Allowed Claims. Claims estimates are based solely upon the Debtors' incomplete review of any Claims filed and the Debtors' books and records. No Order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the liquidation analysis. In preparing the liquidation analysis, the Debtors have projected an amount of Allowed Claims that is at the lowest end of a range of reasonableness such that, for purposes of the liquidation analysis, the largest possible Chapter 7 liquidation dividend to holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The estimate of Allowed Claims is based upon different assumptions and formula for different purposes than the estimates of Allowed Claims set forth in other sections of this Disclosure Statement.

E.   VALUATION OF THE REORGANIZED DEBTORS

     1.   OVERVIEW

          In conjunction with the Plan, the Debtors determined that it was necessary to estimate the post-confirmation enterprise value of the Reorganized Debtors (which consists of the aggregate enterprise value of Reorganized OCD and its direct and indirect Subsidiaries, including both Debtor and Non-Debtor Subsidiaries). The Debtors have been advised by Lazard, their financial advisor, with respect to the reorganization value of the Reorganized Debtors on a going concern basis. The estimated range of reorganization value of the Reorganized Debtors was assumed to be approximately $3.2 billion to $3.6 billion (with a mid-point estimate of $3.4 billion) as of an assumed Effective Date of December 31, 2003. This estimated reorganization value does not currently include any additional value associated with a net operating loss tax carryforward that is created as part of the Plan [BUT MAY BE MODIFIED TO INCLUDE SUCH VALUE IF WARRANTED]. Lazard's estimate of reorganization value does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

          THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF DECEMBER 31, 2003, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION IN RESPECT OF

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THE BUSINESS AND ASSETS OF THE DEBTORS AVAILABLE TO LAZARD AS OF FEBRUARY 28,
2003. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD'S CONCLUSIONS, LAZARD DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

          Based upon the assumed range of the reorganization value of the Reorganized Debtors of between $3.2 billion and $3.6 billion, an assumed total debt of $1.5 billion (including $100 million of existing debt, $1.15 billion of Senior Notes and $250 million of the aggregate principal amount of the debt to the IRS assumed for purposes of the analysis to be an Allowed Priority Tax Claim, Lazard imputed an estimated range of equity values for the Reorganized Debtors of between $1.7 billion and $2.1 billion, with a point estimate of $1.9 billion. Assuming a distribution of 76.0 million shares of New OCD Common Stock pursuant to the Plan, the imputed estimate of the range of equity values on a per share basis is between $22.37 and $27.63 per share (with a mid-point estimate of $25.00 per share). The equity value of $25.00 per share does not give effect to the potentially dilutive impact of any restricted stock or options to be issued or granted pursuant to a new management incentive plan.

          With respect to the Financial Projections prepared by the management of the Debtors and included as Appendix B [THIS DOCUMENT WILL BE FILED AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT] to this Disclosure Statement, Lazard assumed that such Financial Projections have been reasonably prepared in good faith and on a basis reflecting the best currently available estimates and judgments of the Debtors as to the future operating and financial performance of the Reorganized Debtors. Lazard's estimate of a range of reorganization values assumes that operating results projected by the Debtors will be achieved by the Reorganized Debtors in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecast by the management of the Debtors are better than the recent historical results of operations of the Debtors. As a result, to the extent that the estimate of enterprise values is dependent upon the Reorganized Debtors performing at the levels set forth in the Financial Projections, such analysis must be considered speculative. If the business performs at levels below those set forth in the Financial Projections, such performance may have a material impact on the estimated range of values.

          In estimating the range of the reorganization value and equity value of the Reorganized Debtors, Lazard (a) reviewed certain historical financial information of OC for recent years and interim periods; (b) reviewed certain internal financial and operating data of OC, including the Financial Projections as described in Section VI.C.2 of this Disclosure Statement, which data was prepared and provided to Lazard by the management of OC and which relate to OC's business and its prospects; (c) met with certain members of senior management of OC to discuss OC's operations and future prospects; (d) reviewed publicly available financial data and considered the market value of public companies that Lazard deemed generally comparable to the operating business of OC; (e) considered relevant precedent transactions in the building products industry;
(f) considered certain economic and industry information relevant to the operating business; and (g) conducted such other studies, analysis, inquiries, and investigations as it deemed appropriate. Although Lazard conducted a review and analysis of OC's business, operating assets and liabilities and the Reorganized Debtors' business

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plan, it assumed and relied on the accuracy and completeness of all financial and other information furnished to it by OC, as well as publicly available information.

          In addition, Lazard did not independently verify management's projections in connection with such estimates of the reorganization value and equity value, and no independent valuations or appraisals of OC were sought or obtained in connection herewith. In the case of the Reorganized Debtors, the estimates of the reorganization value prepared by Lazard represent the hypothetical reorganization value of the Reorganized Debtors. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to creditors thereunder. Such estimates reflect computations of the range of the estimated reorganization value of the Reorganized Debtors through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein.

          The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimate of the range of the reorganization enterprise value of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, neither OC, Lazard, nor any other person assumes responsibility for their accuracy. In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of pre-petition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities.

     2.   ADDITIONAL ASSUMPTIONS REGARDING THE REORGANIZED DEBTORS

          With respect to the valuation of the Reorganized Debtors, in addition to the foregoing, Lazard has relied upon the following assumptions:

     - the Reorganized Debtors' enterprise valuation consists of the aggregate enterprise value of Reorganized OCD and its direct and indirect Subsidiaries, including the Non-Debtor Subsidiaries.

     - The reorganization value range indicated represents the "enterprise value" of the Reorganized Debtors, and assumes the pro forma debt levels (as set forth in the Financial Projections) adjusted for ownership percentages in order to calculate a range of equity value.

     -    The Debtors will emerge from Chapter 11 on or about December 31, 2003.

     - The projections for the Reorganized Debtors are predicated upon the assumption that OC will be able to obtain all necessary financing, as described herein, and

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          that no asset sales other than those contemplated to be consummated by the Company prior to the Effective Date, or assumed in the Financial Projections, will be required to meet the Reorganized Debtors' ongoing financial requirements. Lazard makes no representations as to whether the Company will obtain financing or consummate such asset sales or as to the terms upon which such financing may be obtained or such asset sales may be consummated.

     - The present senior management of OC will continue following consummation of the Plan, and general financial and market conditions as of the assumed Effective Date of the Plan will not differ materially from those conditions prevailing as of the date of this Disclosure Statement.

          Lazard's valuation represents a hypothetical value that reflects the estimated intrinsic value of the Company derived through the application of various valuation techniques. Such analysis does not purport to represent valuation levels which would be achieved in, or assigned by, the public markets for debt and equity securities or private markets for corporations. Estimates of enterprise value do not purport to be appraisals or necessarily reflect the values which may be realized if assets are sold as a going concern, in liquidation, or otherwise.

     3.   VALUATION METHODOLOGY

          The following is a brief summary of certain financial analyses performed by Lazard to arrive at its estimation of the reorganization value of the Reorganized Debtors. Lazard performed certain procedures, including each of the financial analyses described below, and reviewed the assumptions with the management of OC on which such analyses were based and other factors, including the projected financial results of the Reorganized Debtors. Lazard's estimate of reorganization value must be considered as a whole and selecting just one methodology or portions of the analysis, without considering the analysis as a whole, could create a misleading or incomplete conclusion as to enterprise value.

          (a)  DISCOUNTED CASH FLOW ANALYSIS

               The discounted cash flow ("DCF") valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity for publicly traded companies that are similar to the Debtors. This approach has two components: the present value of the projected un-levered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections).

               As the estimated cash flows, estimated discount rate and expected capital structure of the Reorganized Debtors are used to derive a potential value, an analysis of the results of such an estimate is not purely mathematical, but instead involves complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Debtors, as well as other factors that could affect the future prospects and cost of capital considerations for the Reorganized Debtors.

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               The DCF calculation was performed based on un-levered after-tax free cash flows for the projection period 2004 to 2012, discounted to the Effective Date of December 31, 2003. Lazard utilized management's detailed financial projections for the period 2004 and 2005 as the primary input. Management assisted Lazard with the development of projections for the extended period of 2006 to 2012. Beginning with earnings before interest and taxes ("EBIT"), the analysis taxes this figure at an assumed rate of 40% to calculate an un-levered net income figure. The analysis then adds back the non-cash operating expense of depreciation and amortization. In addition, other factors affecting free cash flow are taken into account, such as the change in working capital and capital expenditures, all of which do not affect the income statement and therefore require separate adjustments in the calculation.

               In performing the calculation, Lazard made assumptions for the weighted average cost of capital (the "DISCOUNT RATE"), which is used to value future cash flows based on the riskiness of the projections, and the EBITDA exit multiple, which is used to determine the future value of the enterprise after the end of the projected period. In determining the Discount Rate, Lazard estimated the cost of equity and the after-tax cost debt for the Debtors, and applied a weighting of 45% debt and 55% equity. The weighting was determined based upon target leverage ratios which Lazard believes would correlate to an investment grade credit rating of "BBB/Baa" by the independent rating agencies.

               Lazard estimated the cost of equity based on the Capital Asset Pricing Model which assumes that the required equity return is a function of the risk-free cost of capital and the correlation ("Beta") of a publicly traded stock's performance to the return on the broader market. Lazard used Betas from comparable companies on an un-levered basis to determine a composite un-levered Beta. Also included in the calculation of the cost of equity was an implementation risk premium of 1.5% to reflect the non-systemic risk associated with the changes in the business model which are being implemented as part of management's turnaround plan. In estimating the Debtors cost of debt, Lazard considered a number of factors including the likely interest associated with the Reorganized Debtors' post-emergence financing, the expected term of such financing, and the effective yield for publicly traded debt securities for comparable companies in the industry. Lazard's DCF valuation was based upon a range of Discount Rates between 9% and 11%, with a mid-point of 10%. In determining an EBITDA exit multiple, Lazard relied upon various analyses including a review of current and historical EBITDA trading multiples for the Debtor and comparable companies operating in the building products sector. Lazard's terminal value was based upon a range of EBITDA multiples between 5.0x and 6.0x, with a mid-point of 5.5x. Lazard believes that this range of EBITDA multiples is consistent with the observed multiples for companies similar to the debtor who operate in cyclical industry sectors and represents a mid-cycle multiple.

          (b)  PUBLICLY TRADED COMPANY ANALYSIS

               A publicly traded company analysis estimates value based on a comparison of the target company's financial statistics with the financial statistics of public companies that are similar to the target company. The analysis establishes a benchmark for asset valuation by deriving the value of "comparable" assets, standardized using a common variable such as revenue, EBIT, and EBITDA. The analysis includes a detailed multi-year financial comparison of each company's income statement, balance sheet, and cash flow statement. In

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addition, each company's performance, profitability, margins, leverage and business trends are also examined. Based on these analyses, a number of financial multiples and ratios are calculated to gauge each company's relative performance and valuation.

               A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of businesses, business risks, growth prospects, maturity of businesses, market presence, size, and scale of operations. The selection of truly comparable companies is often difficult and subject to limitations due to sample size and the availability of meaningful market-based information. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value.

               In performing the Comparable Public Company Analysis, the following publicly traded companies ("PEER GROUP") deemed generally comparable to the Debtors in one or more of the factors described above, were selected:
American Woodmark, Black & Decker, CRH, Elkcorp, Georgia-Pacific, Griffon, James Hardie, Masco, NCI Building Systems, Owens Illinois, PPG Industries, and Sherwin Williams. Lazard excluded several building products manufacturers that were deemed not comparable because of size, specific product comparability and/or status of comparable companies (E.G., currently in a chapter 11).

               Lazard primarily observed valuation ratios as a function of enterprise value of each company as indicated by the book value of debt less cash plus the equity market capitalization. While Lazard observed multiples according to revenue, EBIT and EBITDA, the most emphasis was placed on multiples of EBIT and EBITDA. These multiples were then applied to the Debtors' fiscal year end 2002 and fiscal year end 2003 forecasted financial results to determine the range of reorganization values. Lazard's application of these multiples to the Debtors' financial results took into account a variety of factors, both quantitative and qualitative, in an effort to consider the relative valuation which the Debtors would command given the availability of alternative investments. It should be noted that these multiples are based upon historical profitability metrics which could generally be described as representing a "trough" of the business cycle. As a result, the observed multiples are generally higher than historical averages.

          (c)  PRECEDENT TRANSACTIONS ANALYSIS

               Precedent transactions analysis estimates value by examining public merger and acquisition transactions. An analysis of a company's transaction value as a multiple of various operating statistics provides industry-wide valuation multiples for companies in similar lines of businesses to the Debtors. These transaction multiples were calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to the Debtors. These multiples were then applied to the Reorganized Debtors' key operating statistics, to determine the total enterprise value or value to a potential strategic buyer. Lazard evaluated each of these multiples and made judgments as to their relative significance in determining the Reorganized Debtors range of reorganization value.

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               Unlike the comparable public company analysis, the valuation in this methodology includes a "control" premium, representing the purchase of a majority or controlling position in a company's assets. Thus, this methodology generally produces higher valuations than the comparable public company analysis. Other aspects of value that manifest itself in a precedent transaction analysis include the following:

               (i) Circumstances surrounding a merger transaction may introduce "noise" into the analysis (E.G., an additional premium may be extracted from a buyer in the case of a competitive bidding contest);

               (ii) The market environment is not identical for transactions occurring at different periods of time;

               (iii) Circumstances pertaining to the financial position of a company may have an impact on the resulting purchase price (E.G., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

               As with the comparable company analysis, because no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions over the prior two years for which public data is available also limits this analysis. Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in the Reorganized Debtors' valuation.

               The summary set forth above does not purport to be a complete description of the analyses performed by Lazard. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. In performing their analyses, Lazard and the Debtors made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Lazard are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

F. APPLICATION OF THE "BEST INTERESTS" OF CREDITORS TEST TO THE LIQUIDATION ANALYSIS AND THE VALUATION

     It is impossible to determine with any specificity the value each creditor will receive as a percentage of its Allowed Claim. This difficulty in estimating the value of recoveries is due to, among other things, the lack of any public market for the New OCD Common Stock.

     Notwithstanding the difficulty in quantifying recoveries to holders of Allowed Claims with precision, the Debtors believe that the financial disclosures and projections contained herein imply a greater or equal recovery to holders of Claims in Impaired Classes than the recovery

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available in a Chapter 7 liquidation. As set forth below, the Debtors have set forth an estimate of the comparative distributions between a Chapter 7 liquidation and the Plan.

     Accordingly, the Debtors believe that the "best interests" test of
Section 1129 of the Bankruptcy Code is satisfied.

G.   CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES: "CRAMDOWN"

     The Debtors will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(a) of the Bankruptcy Code, and have reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.

     Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it is not accepted by all impaired classes of claims and interests, as long as at least one impaired class of claims has accepted the plan. The Bankruptcy Court may confirm a plan notwithstanding the rejection or deemed rejection of an impaired class of claims or interests if the plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired class that has rejected, or is deemed to have rejected, the plan.

     A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting impaired class is treated equally with respect to other classes of equal rank. The Bankruptcy Code establishes different standards for what is "fair and equitable" for holders of unsecured claims, and equity interests.

     A plan is fair and equitable as to a class of unsecured claims that rejects the plan if, among other things, the plan provides (1) that each holder of a claim in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the Plan, equal to the allowed amount of the claim or (2) that no holder of a claim that is junior to the claims of the rejecting class will receive or retain under the plan any property on account of such junior claim.

     With respect to equity interests, a plan is fair and equitable as to a class of equity interests that rejects the plan if, among other things, the plan provides (1) that each holder of an equity interest in the rejecting class will receive or retain on account of such interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; and (2) that the holder of any interest that is junior to the interest of such class will not receive under the plan any property on account of such junior interest.

     The Debtors believe that the Plan may be confirmed pursuant to the above-described "cramdown" provisions, over the dissent of certain Classes of Claims and Interests, including Class 10 and Class 11 (which are deemed to have rejected the Plan) in view of the treatment proposed for such Classes. In addition, the Debtors do not believe that the Plan unfairly discriminates against any Class who may vote to reject the Plan.

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                    XV. CERTAIN RISK FACTORS TO BE CONSIDERED

A.   CERTAIN FACTORS RELATING TO THE CHAPTER 11 PROCEEDINGS

     1.   THERE CAN BE NO ASSURANCE THAT THE PLAN WILL BE CONSUMMATED AS
PROPOSED.

          The Plan sets forth a method, determined by negotiation between OC and certain of its creditor constituencies, for resolving Claims and reorganizing the Debtors. However, the Plan has not been approved by all of the Debtors' creditor constituencies and, as a result, there remains significant uncertainty as to whether the proposed resolution of Claims as described herein (including the amount and form of recoveries) will be effected. Although it is possible under applicable bankruptcy law to approve and confirm a plan of reorganization over the objection of various creditor groups, no assurance can be given that such a resolution will be achievable in this instance. Claimants who object to the terms of the Plan may be expected to challenge it in court proceedings and there can be no assurance that any such proceedings will be resolved favorably to the Debtors or that such proceedings, or further negotiations, will not result in significant changes to the terms of the Plan, including the amount and form of recoveries.

          The proposed relative amounts of recovery by holders of Claims and Interests is the result of negotiation among various of the constituencies of claimants with the Company, as well as the application of legal principles regarding ranking of Claims and Interests, and other matters. While the Company believes that the overall treatment of Claims and Interests under the Plan is fair and reasonable, not all Claims and Interests are treated equally, and certain Claims and Interests receive no distributions pursuant to the Plan.

          The ultimate recoveries under the Plan to holders of Claims (other than holders whose entire Distribution is paid in Cash under the Plan) depend upon the realizable value of the Senior Notes and the New OCD Common Stock, which are subject to a number of material risks, including, but not limited to, those specified below under the caption "Certain Factors Relating to Securities to be issued under the Plan." In addition, changes to the terms of the Plan, including to the form and amount of recoveries, may significantly affect the nature of recoveries, or may make further distinctions between the recoveries applicable to different classes of creditors.

     2. EVEN IF HOLDERS OF CLAIMS VOTE TO APPROVE THE PLAN, THERE CAN BE NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED BY THE BANKRUPTCY COURT AND CONSUMMATED.

          Even if all Impaired Classes entitled to vote in fact vote in favor of the Plan and, with respect to any Impaired Class deemed to have rejected the Plan, the requirements for "cramdown" are met, the Bankruptcy Court, which as a court of equity may exercise substantial discretion, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Debtors (see Section XII.A of this Disclosure Statement), and that the value of distributions to dissenting holders of Claims and Interests may not be less than the value such holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. SEE Section XII.C of this Disclosure Statement. Although the Debtors believe that the Plan will meet such tests, there can be no

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assurance that the Bankruptcy Court will reach the same conclusion. SEE Appendix
C annexed hereto for a liquidation analysis of the Debtors.

          The Plan provides for certain conditions that must be fulfilled prior to confirmation of the Plan and the Effective Date. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be met (or waived), that other conditions to consummation, if any, will be satisfied, or that supervening factors will not prevent the Plan from being consummated. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated. If a liquidation or protracted reorganization were to occur, there is a substantial risk that the value of the Debtors' enterprise would be substantially eroded to the detriment of all stakeholders.

B.   CERTAIN FACTORS RELATING TO SECURITIES TO BE ISSUED PURSUANT TO THE PLAN

     1. THERE IS PRESENTLY NO PUBLIC MARKET FOR THE SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

          The Senior Notes and the shares of New OCD Common Stock that will be issued pursuant to the Plan are securities for which there is currently no market. While the Debtors may apply to list the Senior Notes or the New OCD Common Stock, or both, on a securities exchange, or to have them included in an interdealer quotation system, no determination to do so has been made. Accordingly, there can be no assurance as to the development or liquidity of any market for the Senior Notes or the shares of New OCD Common Stock. If a trading market does not develop or is not maintained, holders of Senior Notes or shares of New OCD Common Stock may experience difficulty in reselling such securities or may be unable to sell them at all. Even if such market were to exist, such securities could trade at prices higher or lower than the value attributed to such securities in connection with their distribution under the Plan, depending upon many factors, including, without limitation, prevailing interest rates, markets for similar securities, industry conditions and the performance of, and investor expectations for, the Reorganized Debtors. In addition, some persons who receive Senior Notes and shares of New OCD Common Stock may prefer to liquidate their investment in the near term rather than hold such securities on a long-term basis. Accordingly, any market for such securities may be volatile, at least for an initial period following the Effective Date, and may be depressed until the market has had time to absorb any such sales and to observe the performance of the Reorganized Debtors.

     2. CERTAIN RECIPIENTS OF SENIOR NOTES AND SHARES OF NEW OCD COMMON STOCK MAY BE RESTRICTED IN THEIR ABILITY TO DISPOSE OF SUCH SECURITIES.

[THE PLAN PROPONENTS WILL DISCUSS WHETHER IT IS NECESSARY OR APPROPRIATE TO IMPLEMENT RESTRICTIONS ON THE TRANSFER OF SECURITIES TO PROTECT NET OPERATING LOSSES AND OTHER TAX ATTRIBUTES. THE RESOLUTION OF THIS ISSUE WILL BE ADDRESSED IN THE FUTURE IN PROPOSED REVISIONS TO THE DISCLOSURE STATEMENT.]

C.   CERTAIN FACTORS RELATING TO THE REORGANIZED DEBTORS

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     1.   THE ASBESTOS PERSONAL INJURY TRUST WILL OWN A MAJORITY OF THE
          OUTSTANDING SHARES OF NEW OCD COMMON STOCK AND WILL THEREBY BE ABLE TO CONTROL REORGANIZED OCD.

          The Asbestos Personal Injury Trust will beneficially own more than 50% of the issued and outstanding shares of New OCD Common Stock. Accordingly, the Asbestos Personal Injury Trust will have significant control over Reorganized OCD and have the power to elect the majority of the Reorganized OCD directors, and, by virtue of its ability to elect a majority of directors, to appoint new management and approve any action requiring the approval of the holders of New OCD Common Stock, including adopting amendments to the Amended and Restated Certificate of Incorporation and approving mergers or sales of all or substantially all of Reorganized OCD's assets. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized OCD, and, consequently, could have an impact upon the value of the New OCD Common Stock. There can be no assurance that the interests of the Asbestos Personal Injury Trust will not conflict with the interests of Reorganized OCD's other stakeholders.

     2.   THE FINANCIAL PROJECTIONS ARE INHERENTLY UNCERTAIN.

          The Financial Projections set forth in APPENDIX B hereto cover the Debtors' projected future operations through fiscal 2008. The Financial Projections contain statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" in the Financial Projections include the intent, belief or current expectations of OC and members of its management team with respect to the timing and completion of the implementation of the Plan, the feasibility of the Business Plan, the availability of bank and other financing, the conditions of the debt and equity markets, the state of general business and economic conditions, and OC's future liquidity, as well as the assumptions upon which such statements are based. While OC believes that these expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, parties in interest are cautioned that any such forward-looking statements are not guaranties of future performance, and involve risks and uncertainties, and that actual results are likely to differ materially from those contemplated by such forward-looking statements.

          Important factors currently known to OC's management that could cause actual results to differ materially from those contemplated by the forward-looking statements in the Financial Projections include, but are not limited to, adverse developments with respect to the liquidity position of OC or operations of the various businesses of OC, adverse developments in the bank financing or public or private markets for debt or equity securities of OCD, adverse developments in the timing or results of the implementation of the Business Plan (including the time to emerge from Chapter 11), the difficulty in controlling industry costs and integrating new operations, the ability of the OC to realize the anticipated general and administrative expense savings and overhead reductions contemplated in the Financial Projections, the ability of OC to maintain profitability of their operations, the level and nature of any restructuring and other one-time charges, the difficulty in estimating costs relating to exiting certain markets and consolidating and closing certain operations, and the possible negative effects of a change in applicable legislation. SEE Section V.3 of this Disclosure Statement.

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     3.   THERE CAN BE NO ASSURANCE THAT THE REORGANIZED DEBTORS WILL BE ABLE TO
          REFINANCE CERTAIN INDEBTEDNESS.

          Following the Effective Date of the Plan, the Debtors' working capital needs and letter of credit requirements are anticipated to be funded under the new Exit Facility. SEE Section VII.H of this Disclosure Statement. Obtaining the Exit Facility is a condition precedent to the Effective Date. There can be no assurance, however, that the Reorganized Debtors will be able to obtain replacement financing for such facility to fund future working capital needs and letters of credit, or that replacement financing, if obtained, would be on terms equally as favorable to the Reorganized Debtors. Furthermore, there can be no assurance that the Reorganized Debtors will be able to refinance the Senior Notes upon their maturity, should such a need arise.

     4. RETENTION OF KEY MANAGEMENT AND TECHNICAL PERSONNEL MAY BE IMPORTANT TO THE FUTURE PERFORMANCE OF THE REORGANIZED DEBTORS.

          Many aspects of the business of the Debtors require personnel with significant experience or technical expertise. In addition, the past business performance of the Debtors has been achieved, in part, by the skills of key management personnel who possess very particular knowledge and expertise relating to the Debtors' business. There can be no assurance that such personnel can be retained or, that if any such personnel do not continue in the employ of the Reorganized Debtors, that the Reorganized Debtors will be able to replace such key personnel.

     5.   THERE CAN BE NO ASSURANCE THAT REORGANIZED OCD WILL PAY DIVIDENDS.

          The Debtors cannot anticipate whether Reorganized OCD will pay any dividends on the New OCD Common Stock in the foreseeable future. In addition, restrictive covenants in certain debt instruments to which Reorganized OCD will be a party, including the Exit Facility, may limit the ability of Reorganized OCD to pay dividends.

     6. THE REORGANIZED DEBTORS ARE SUBJECT TO ENVIRONMENTAL REGULATION AND FAILURE TO COMPLY WITH ENVIRONMENTAL REGULATION COULD HARM ITS BUSINESS.

          The Reorganized Debtors will remain subject to a variety of environmental laws and regulations governing, among other things, discharges to air and water, the handling, storage, and disposal of hazardous or solid waste materials, and may also be required to undertake the remediation of contamination associated with releases of hazardous substances. Such laws and regulations and the risk of attendant litigation can cause significant delays and add significantly to the cost of operations. Violations of these environmental laws and regulations could subject the Reorganized Debtors and their management to civil and criminal penalties and other liabilities based on their post-petition conduct. There can be no assurance that such laws and regulations will not become more stringent, or more stringently implemented, in the future.

          Various federal, state and local environmental laws and regulations, as well as common law, may impose liability for property damage and costs of investigation and cleanup of hazardous or toxic substances on property currently or previously owned by the Debtors or arising out of the Debtors' waste management activities. Such laws may impose responsibility and liability without regard to knowledge of or causation of the presence of the contaminants,

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and the liability under such laws is joint and several. The Debtors have potential liabilities associated with their past waste disposal activities and with their current and prior ownership of certain property. In general, the Debtors believe that the likely amount of such liabilities will not be material, because the Debtors may have a valid defense to liability with respect to a given site or the Debtors should only be responsible for a small percentage of the total cleanup costs with respect to a given site. However, because liability under such laws is joint and several, no assurances can be given that the Reorganized Debtors will not eventually be responsible for all or a substantial portion of the liabilities associated with one or more of these sites, which liabilities could be material either individually or in the aggregate.

     7. THE IRS MAY CHALLENGE OC'S RESERVES AS INSUFFICIENT AND ANY REVISION TO THESE RESERVES MAY ADVERSELY AFFECT OC'S FINANCIAL POSITION.

          In accordance with generally accepted accounting principles, OC maintains tax reserves to cover audit issues. While OC believes that the existing reserves are appropriate in light of the audit issues involved, its defenses, its prior experience in resolving audit issues, and its ability to realize certain challenged deductions in subsequent tax returns if the IRS were successful, there can be no assurance that such reserves will be sufficient. OC will continue to review its tax reserves on a periodic basis and make such adjustments as may be appropriate. Any such revision could be material to OC's consolidated financial position and results of operations in any given period.

     8.   THE PERFORMANCE OF OC'S BUSINESS REFLECTS THE IMPACT OF BUSINESS
          CYCLES.

          Sales of OC's products are correlated to business activity in the new construction and remodeling markets, which are highly sensitive to national and regional economic conditions. From time to time, the construction industry has been adversely affected in various parts of the country by unfavorable economic conditions, low use of manufacturing capacity, high vacancy rates, changes in tax laws affecting the real estate industry, high interest rates and the unavailability of financing. In addition, sales of OC's products may be adversely affected by weakness in demand within particular customer groups or a recession in the general construction industry or in particular geographic regions. OC cannot predict the timing or severity of future economic or industry downturns. Any economic downturn, particularly in states where many of OC's sales are made, could have a material adverse effect on its results of operations and financial condition.

     9. PARTICULAR RISKS INVOLVING INTERNATIONAL OPERATIONS MAY AFFECT THE PERFORMANCE OF THE REORGANIZED DEBTORS.

          OC pursues project opportunities throughout the world through foreign and domestic subsidiaries as well as agreements with foreign joint-venture partners. These foreign operations are subject to special risks, including: uncertain political and economic environments, potential incompatibility with foreign joint-venture partners, foreign currency controls and fluctuations, war and military operations, civil disturbances and labor strikes.

                      XVI. ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

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     The Debtors believe that the Plan affords holders of Claims the potential for the greatest realization on the Debtors' assets and, therefore, is in the best interests of such holders.

     If, however, the requisite acceptances are not received, or the Plan is not subsequently confirmed and consummated, the theoretical alternatives include:
(a) formulation of an alternative plan or plans of reorganization, or (b) liquidation of the Debtors under Chapter 7 or 11 of the Bankruptcy Code.

A.   ALTERNATIVE PLAN(S) OF REORGANIZATION OR LIQUIDATION

     If the requisite acceptances are not received by the Voting Deadline or if the Plan is not confirmed, the Debtors (or, if the Debtors' exclusive periods in which to file and solicit acceptances of a plan of reorganization have expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of the Debtors' assets.

     With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan enables the holders of Claims against the Debtors to realize the greatest possible value under the circumstances, and that, as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

B.   LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

     If no plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution to claimants in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Debtors.

     The Debtors believe that in a liquidation under Chapter 7, before claimants receive any distribution, additional administrative expenses arising from the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtors' Estates. The assets available for distribution to claimants would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, arising by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors' Estates.

     The Debtors could also be liquidated pursuant to the provisions of a Chapter 11 plan of reorganization. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed

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substantially. Moreover, without the support of the holders of Asbestos Personal
Injury Claims, the purchaser or purchasers of assets from the Debtors would not be assured the protection from liability for asbestos-related claims available under Section 524(g) of the Bankruptcy Code, thus potentially diminishing the value of such assets in a sale under Chapter 11.

     The Debtors believe that any alternative liquidation under Chapter 11, if feasible at all, is a much less attractive alternative to creditors than the Plan. THE COMPANY BELIEVES THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS THAN WOULD A LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11 OF THE BANKRUPTCY CODE.

     The Liquidation Analysis, prepared by the Debtors with the assistance of Lazard, is premised upon a liquidation in a Chapter 7 case. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

     The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Debtors' assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the Debtors' opinion, the recoveries projected to be available in liquidation are not likely to afford holders of Claims as great a realization potential as does the Plan.

                    XVII. THE SOLICITATION; VOTING PROCEDURE

     The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or to be made in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law and, under Rule 3020(b)(2) of the Bankruptcy Rules, it may do so without receiving evidence if no objection is timely filed.

     In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (a) the Plan has been accepted by the requisite votes of the Classes of Impaired Claims unless approval will be sought under
Section 1129(b) of the Bankruptcy Code despite the dissent of one or more such classes, which will be the case under the Plan, (b) the Plan is "feasible," which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization, and (c) the Plan is in the "best interests" of all holders of Claims and Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. The Bankruptcy Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all Classes of Impaired Claims and Interests accept the Plan by the requisite votes, the Bankruptcy Court must make an independent finding that the Plan conforms to the requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the holders of Claims against, and Interests in, the Debtors. These statutory conditions to confirmation are discussed above.

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     By Order dated __________ (the "Voting Procedures Order"), the Court has
approved certain Voting Procedures which govern, among other things, the manner in which votes on the Plan will be solicited and Ballots and Master Ballots on the Plan tabulated. A copy of the Voting Procedures is attached hereto as Appendix H. For further information regarding Voting Procedures and rules concerning the calculation of the amount of Claims voting in a Class of Claims, SEE Section XIV.B of this Disclosure Statement entitled "Feasibility of the Plan and Best Interests of Creditors-Acceptance of the Plan."

A.   PARTIES IN INTEREST ENTITLED TO VOTE

     Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be impaired under a Plan unless (1) the Plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

     In general, a holder of a claim or interest may vote to accept or to reject a plan if (1) the claim or interest is allowed, which means generally that no party in interest has objected to such claim or interest, and (2) the claim or interest is impaired by the plan. If the holder of an impaired claim or interest will not receive or retain any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder's vote.

     The holder of a Claim against a Debtor that is Impaired under the Plan is entitled to vote to accept or reject the Plan if (i) the Plan provides a distribution in respect to such Claim and (ii) (a) the Claim has been Scheduled by the Debtors (and such claim is not SCHEDULEd at zero or as disputed, contingent, or unliquidated) or (b) it has filed a Proof of Claim on or before the bar date applicable to such holder, pursuant to Sections 502(a) and 1126(a) of the Bankruptcy Code and Bankruptcy Rules 3003 and 3018. Any Claim as to which an objection has been timely filed and has not been withdrawn or dismissed or denied by Final Order is not entitled to vote unless the Bankruptcy Court, pursuant to Federal Rule of Bankruptcy Procedure 3018(a), upon application of the holder of the Claim with respect to which there has been objection, temporarily allows the Claim in an amount that the Bankruptcy Court deems proper for the purpose of accepting or rejecting the Plan.

     A vote may be disregarded if the Bankruptcy Court determines, pursuant to
Section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Voting Procedures Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.

B.   CLASSES IMPAIRED UNDER THE PLAN

     Classes 3, 4, 5, 6, 7, 8, and 9 are entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. The Plan provides that the holders of

Intercompany Claims in Class 10 and OCD Interests in Class 11 will not receive any distributions of property or retain any interest in the Debtors. By operation of law, Classes 10 and 11, therefore, are deemed to have rejected the Plan and therefore are not entitled to vote to accept or reject the Plan.

C.   WAIVERS OF DEFECTS, IRREGULARITIES, ETC.

     Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots or Master Ballots will be determined by the Voting Agent or the Special Voting Agent, as applicable, and the Debtors in accordance with the Voting Procedures in their sole discretion, which determination will be final and binding. The Debtors also reserve the right to reject any and all Ballots and Master Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot or Master Ballot.

D.   WITHDRAWAL OF BALLOTS; REVOCATION

     Any party who has delivered a valid Ballot or Master Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Voting Agent or Special Voting Agent, as applicable, at any time prior to the Voting Deadline in accordance with the Voting Procedures. The Debtors intend to consult with the Voting Agent or Special Voting Agent to determine whether any withdrawals of Ballots or Master Ballots were received and whether the requisite acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots and Master Ballots.

E.   FURTHER INFORMATION; ADDITIONAL COPIES

     If you have any questions about (1) the Voting Procedures for voting your Claim or Interest or with respect to the packet of materials that you have received or (2) the amount of your Claim, or if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement or any appendices or Exhibits to such documents, please contact:

                                  OWENS CORNING
                    c/o Robert L. Berger & Associates, L.L.C.
                         16501 Ventura Blvd., Suite 440
                                Encino, CA 91436
                              818-906-8300 (phone)
                               818-783-2737 (fax)

                      XVIII. RECOMMENDATION AND CONCLUSION

     For all of the reasons set forth in this Disclosure Statement, the Plan Proponents believe that confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Plan Proponents urge all holders of Classes 3, 4, 5, 6, 7, 8, and 9 Allowed Claims to vote to ACCEPT the Plan, and to complete and return their Ballots or Master Ballots so that they will be RECEIVED by the Voting Agent or Special Voting Agent, as applicable, on or before 4:00 p.m. prevailing Eastern Time on the Voting Deadline.

Dated: May 23, 2003

                                          OWENS CORNING, ET AL.
                                          (for itself and on behalf of the
                                            Subsidiary Debtors)


                                          By: /s/ Stephen K. Krull
                                             -------------------------------
                                          Name:  Stephen K. Krull
                                          Title: Senior Vice President,
                                                 General Counsel and
                                                 Secretary

SAUL EWING LLP                                  SKADDEN, ARPS, SLATE, MEAGHER
Norman L. Pernick (I.D. # 2290)                 & FLOM LLP
222 Delaware Avenue                             Ralph Arditi
P.O. Box 1266                                   D.J. Baker
Wilmington, DE 19899-1266                       Four Times Square
(302) 421-6800                                  New York, NY 10036-6522
                                                (212) 735-3000

Charles O. Monk, II
Irving E. Walker                                Special Counsel to Debtors
Jay A. Shulman                                  and Debtors-in-Possession
100 South Charles Street
Baltimore, MD 21201-2773
(410) 332-8600

Attorneys for the Debtors and
Debtors-in-Possession

KAYE SCHOLER LLP                                CAPLIN & DRYSDALE, CHARTERED
Michael J. Crames                               Elihu Inselbuch
Andrew A. Kress                                 399 Park Avenue
Edmund M. Emrich                                New York, NY 10022
425 Park Avenue                                 (212) 319-7125
New York, NY 10022
(212) 836-8000                                  Peter Van N. Lockwood
                                                Julie W. Davis
YOUNG, CONAWAY,                                 One Thomas Circle, N.W.
STARGATT & TAYLOR LLP                           Washington, D.C. 20005
James L. Patton, Jr. (I.D. # 2202)              (202) 862-5000
The Brandywine Building
1000 West Street, 17th Floor                    CAMPBELL & LEVINE
P.O. Box 391                                    Marla Eskin  (I.D. # 2989)
Wilmington, DE 19899-0391                       Chase Manhattan Center
(302) 571-6600                                  15th Floor
                                                1201 Market Street
Attorneys for James J. McMonagle,               Wilmington, DE 19899
Legal Representative for Future Claimants       (302) 426-1900

                                                Attorneys for the Official
                                                Committee of Asbestos Claimants


                               TABLE OF APPENDICES
                               -------------------

APPENDIX                                     NAME
--------                                     ----

Appendix A     Amended Joint Plan of Reorganization of Owens Corning and its
               Affiliated Debtors and Debtors-in-Possession, dated as of
               May 23, 2003

Appendix A-1   Glossary of Additional Terms

Appendix B     Pro Forma Financial Projections and Reorganization Balance Sheet
               [THIS DOCUMENT WILL BE FILED AT LEAST TEN (10) BUSINESS DAYS
               PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT]

Appendix C     Liquidation Analysis

Appendix D     Owens Corning Annual Report on Form 10-K for the period ending
               December 31,2002. NOTE: THIS DOCUMENT IS AVAILABLE, FREE OF
               CHARGE, THROUGH OC'S WEBSITE AT www.owenscorning.com. COPIES MAY
               ALSO BE OBTAINED BY WRITTEN REQUEST. SEE THE DIRECTIONS SET FORTH
               AT APPENDIX D.

Appendix E     Principal Terms and Conditions of Senior Notes

Appendix F     Current Corporate Structure of Company

Appendix G     Proposed Corporate Structure of the Reorganized Debtors [THE
               RESTRUCTURING TRANSACTIONS WILL BE FILED AT LEAST TEN (10)
               BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT,
               AND MAY BE AMENDED UP TO TEN (10) BUSINESS DAYS PRIOR TO THE
               OBJECTION DEADLINE]

Appendix H     Voting Procedures [THIS DOCUMENT WILL BE INSERTED UPON
               APPROVAL OF VOTING PROCEDURES]

                                   APPENDIX A

AMENDED JOINT PLAN OF REORGANIZATION OF OWENS CORNING AND ITS AFFILIATED DEBTORS
               AND DEBTORS-IN-POSSESSION, DATED AS OF MAY 23, 2003

              [see Exhibit 2 to the Current Report on Form 8-K,
                   filed by Owens Corning on May 27, 2003]

                                  APPENDIX A-1

                          GLOSSARY OF ADDITIONAL TERMS

                                                                  APPENDIX A-1

                         GLOSSARY OF ADDITIONAL TERMS

"Additional Sites" means, in connection with the draft Environmental Settlement Agreement between the Debtors and the EPA, those waste disposal sites used by the Debtors before the Petition Date that are not discovered until after confirmation of the Plan or where the Debtors' use of the site has been confirmed but an allocable share of liability cannot yet be determined.

"Administrative Deposits" means those amounts deposited by OCD and Fibreboard prior to the Petition date in settlement accounts to facilitate claims processing under the NSP.

"Annual Section 382 Limitation" means certain rules under Section 382 of the IRC limiting the ability of corporate taxpayers to utilize NOLs when there has been an "ownership change."

"Armstrong" means Armstrong World Industries, Inc.

"B&B" means Baron & Budd, P.C., a law firm which was a participant in the NSP.

"Bankruptcy Exception" means the exception to the application of the Annual
Section 382 Limitation provided for in Section 382(l)(5) of the IRC when a corporation is under the jurisdiction of a court in a Title 11 case.

"Cash Management Motion" means the motion filed by the Debtors on October 6, 2000 for interim and final orders (1) authorizing (a) the maintenance of certain existing bank accounts, (b) the continued use of existing business forms, (c) the use of a modified cash management system and (d) the transfer of funds to Non-Debtor Subsidiaries and (2) waiving certain investment and deposit requirements of Section 345(b) of the Bankruptcy Code.

"Case Management Order" means the order of the Honorable Alfred M. Wolin of the United States District Court for the District of New Jersey (sitting by designation), dated December 23, 2002, which, among other things, withdrew the reference with respect to the Bank Holders Action and the Substantive Consolidation Motion.

"China Lenders" means KBC Bank, N.V., Standard Chartered Bank and Societe Generale.

"China Standstill Agreement" means the Standstill and Amendment Agreement entered into between OCD, Owens-Corning (Guangzhou) Fiberglas Co., Ltd., Owens-Corning (Shanghai) Fiberglas Co., Ltd. and the China Lenders, of which the Bankruptcy Court authorized execution on December 9, 2002.

"Claims Agent" means Robert L. Berger & Associates, L.L.C., appointed by the Bankruptcy Court pursuant to 28 U.S.C. ss. 156(c).

"Clean Water Act" means The Federal Water Pollution Control Act, 33 U.S.C.S. ss.ss. 1251 et seq.

"Company" means OCD and its Subsidiaries.

"Consultants Order" means the order of the District Court, dated December 28, 2001, appointing the Court Appointed Consultants.

"Continental" means Continental Casualty Company.

"Court Appointed Consultants" means William A. Drier, Esq., David R. Gross, Esq., C. Judson Hamlin, Esq., John E. Keefe, Esq., and Professor Francis E. McGovern, being the consultants appointed by the District Court to advise the District Court and to undertake certain duties in connection with the Chapter 11 cases of the Debtors and the cases of Armstrong World Industries, Inc., W.R. Grace & Co., Federal-Mogul Global, Inc. and USG Corporation.

"Critical Vendor Order" means the order of the Bankruptcy Court, dated October 6, 2000, which authorized, but did not require, the Debtors to pay the pre-petition claims of certain critical suppliers of raw and processed materials, goods and services with whom the Debtors continued to do business and whose material, goods and services were essential to the Debtors' business operations.

"Currently Disputed Claims" means those Proofs of Claim that the Debtors have identified which they believe should be disallowed by the Bankruptcy Court, primarily because such claims appear to be duplicate or amended claims or claims that are not related to any of the Debtors' cases.

"Designated Members" means the Bondholders and trade creditor members of the Unsecured Creditors' Committee.

"DIP Order" means the Final Order Authorizing Post-Petition Financing on a Superpriority Administrative Claim Basis Pursuant to 11 U.S.C. ss. 364(c)(1) and Granting Relief from the Automatic Stay Pursuant to 11 U.S.C. ss. 362, approved by the Bankruptcy Court on November 17, 2000, which, among other things, authorized the Debtors to obtain the DIP Facility from the DIP Lenders.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.ss. 1301-1462.

"Excess Recoveries" means Excess Available Cash, Excess Senior Notes Amount, Excess New OCD Common Stock and Excess Litigation Trust Recoveries.

"Exclusive Period" means the period during which the Debtors have the exclusive right to file a plan of reorganization under Section 1121(b) of the Bankruptcy Code.

"Fee Auditor" means Warren H. Smith & Associates, P.C., appointed by the Bankruptcy Court to act as a special consultant to the Court for professional fee and expense review and analysis.

"Final CMO" means the final cash management order approved by the Bankruptcy Court, which became effective on February 25, 2002 and is to continue in effect until confirmation of the Plan.

"Final NSP Settlements" means the approximately 150,000 Initial Claims which, as of the Petition Date, had satisfied all conditions to final settlement, including receipt of executed releases, or other resolution.

"Financial Projections" means certain financial information with respect to the projected future operations of OC, attached as Appendix B to the Disclosure Statement.

"Future Claimants' Motion" means the motion filed by the Future Claimants' Representative on September 6, 2002, for an order authorizing the Future Claimants' Representative (either alone or in combination with other creditor constituencies) to commence certain avoidance actions on behalf of the Debtors' Estates under Sections 544, 545, 547, 548 and/or 553 of the Bankruptcy Code.

"General Bar Date" means April 15, 2002, as the date set by the Bankruptcy Court as the last date by which holders of certain pre-petition Claims against the Debtors were required to file Proofs of Claim.

"General Claims" means the approximately 5,500 claims, totaling approximately $5.6 billion, alleging rights to payment for financial, environmental, trade and other matters.

"Hancock Litigation" means the securities-related class action lawsuit pending in the United States District Court for the District of Massachusetts, commenced on or about April 30, 2001, on behalf of purchasers of certain securities against certain of OCD's current and former directors and officers, as well as certain underwriters, and captioned John Hancock Life Insurance Company, et al. v. Goldman, Sachs & Co., et al., CA No. 01-10729-RWZ.

"Initial Claims" means those claims relating to existing asbestos claims, including unfiled claims pending with the law firm participating in the NSP at the time it entered into an NSP Agreement, which claims were resolved pursuant to the NSP Agreement.

"Information Depository" means the information and document depository established by the Debtors at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York City in connection with the Inter-creditor Project.

"Insurance Settlement" means the insurance settlement entered into in 1993 by Fibreboard, Continental Casualty Company and Pacific Indemnity Company, which became effective in 1999.

"Integrex" means Integrex, a Delaware corporation, which is a Debtor and a Subsidiary Guarantor.

"Inter-creditor Issues" means potential inter-creditor issues, including any and all claims, objections, motions, contested matters, adversary proceedings or any other proceedings involving, related to or affecting issues of the amount, validity, enforceability or priority of Claims by the Bank Holders against any of the Debtors or any Non-Debtor Subsidiary (to the extent the Bankruptcy Court has jurisdiction to affect the Claims against Non-Debtor Subsidiaries) which is a Subsidiary Guarantor of the Debtors' obligations to the Bank Holders, including without limitation: (1) any claims relating to substantive consolidation of the Debtors; (2) any claims relating to the validity, enforcement or priority of the Pre-petition Bonds; (3) any claims relating to the validity or enforceability of a License Agreement, dated as October 1, 1991, by and between OCD and OCFT (as amended) and a License Agreement, dated as of April 27, 1999, by and between OCFT and Amerimark Building Products, Inc.; (4) any claims regarding the amount, validity, enforceability or priority of the Subsidiary Guarantees; (5) any claims against any direct or indirect Subsidiary of OCD in respect of OCD's asbestos liability; and (6) any claims as to the amount, validity, enforceability, priority or avoidability of any intercompany transfers.

"Inter-creditor Issues Order" means the order of the Bankruptcy Court, dated March 18, 2002, which established a schedule for addressing the resolution of Inter-Creditor Issues.

"Inter-creditor Project" means the Debtors' voluntary production of a documentary record designed to be a compilation of relevant documents that would be useful in reviewing and investigating each Debtor or Subsidiary Guarantor's corporate history, major creditor relationships, and significant cash and value transfers in connection with the analysis of the Inter-Creditor Issues.

"Investment Proceeds" means any investment income from the funds in settlement accounts maintained by B&B pursuant to a certain settlement agreement between OCD, Fibreboard and B&B which required OCD and Fibreboard to pay
Administrative Deposits into such settlement accounts.

"Lazard" means Lazard Freres & Co. LLC, the investment banker and financial advisor to the Debtors.

"Liquidated Sites" means the existing known sites at which waste materials of the Debtors were disposed before the Petition Date, for which the draft Environmental Settlement Agreement between the Debtors and the EPA quantifies liability as Pre-petition Claims, with respect to some of which the EPA would have an Allowed Class 6 Claim.

"Liquidation Analysis" means the analysis prepared by Lazard and attached to the Disclosure Statement as Appendix C, subject in all respects to the assumptions set forth in Appendix D attached to the Disclosure Statement, describing the value that would be received by holders of Allowed Claims in Classes 3, 4, 5, 6, 7, 8 and 9 if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code as of the Effective Date.

"Mediator" means Professor Francis E. McGovern, appointed as mediator for certain purposes by the Bankruptcy Court, effective May 1, 2002, and appointed as mediator pursuant to the Case Management Order for the Bank Holders Action and Substantive Consolidation Motion.

"Merged Plan" means the Owens Corning Merged Retirement Plan.

"NOLs" means net operating losses.

"Non-NSP Agreement" means an agreement, other than an NSP Agreement, between one or more of the Debtors and one or more holders or representatives of Asbestos Personal Injury Claims.

"Non-United States Person" is any person or entity that is not a United States Person.

"OC and Fibreboard Residual Balance" means the principal balance remaining in the B&B settlement account, after deducting the Qualifying OC and Fibreboard Balance.

"OCFT" means Owens-Corning Fiberglas Technology Inc.

"OCIL" means Owens-Corning (India) Limited.

"Pacific" means Pacific Indemnity Company.

"Participating Lenders" means those Bank Holders that executed the Standstill Agreement.

"Participating Parties" means those parties who, having entered into a confidentiality agreement with the Company to assure the protection of privileged and confidential material included in the production of documents to the Information Depository, were provided access to the materials in the Information Depository.

"PBGC" means the Pension Benefit Guaranty Corporation, an agency of the United States.

"Plant" means Plant Insulation Company.

"Plant Motion" means the motion, filed by Plant on September 28, 2001, for an order appointing a disinterested examiner to conduct an examination of Fibreboard, including an investigation as to whether Fibreboard assets were diverted to pay OCD debts.

"Pre-petition Agent" means Credit Suisse First Boston, the agent for the Bank Holders under the 1997 Credit Agreement.

"Professional Fee Claims" means those final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise, as described in Section VII.K.5 of the Disclosure Statement and Section 14.1 of the Plan.

"PRP" means a Potentially Responsible Party, as such term is defined in the Superfund.

"Qualifying OC and Fibreboard Balance" means the principal balance of the settlement payments made by OCD and Fibreboard to B&B, representing amounts due to the Qualifying OC and Fibreboard Plaintiffs under a certain settlement agreement between OCD, Fibreboard and B&B.

"Qualifying OC and Fibreboard Plaintiffs" means those plaintiffs under the NSP who received written notice of approval for payment from OCD or Fibreboard prior to the Petition Date pursuant to a certain settlement agreement between OCD, Fibreboard and B&B, and who received payment of the first installment of their settlement prior to the Petition Date.

"Revolving Loan Facility" means the Loan Facility Agreement, dated March 12, 1998, among the China Lenders, Owens Corning (China) Investment Company, Ltd., Owens-Corning (Guangzhou) Fiberglas Co., Ltd., Owens-Corning (Shanghai) Fiberglas Co., Ltd., as borrowers, and OCD as guarantor.

"SCB" means Standard Chartered Bank, the agent and coordinating arranger for the Revolving Loan Facility.

"SEC" means the United States Securities and Exchange Commission.

"Setoff Motion" means the motion filed in the Bankruptcy Court by the Bank Holders on February 15, 2002, entitled Motion of Credit Suisse First Boston, as Agent, for an Order Modifying the Automatic Stay to Permit Setoff of Frozen Funds, whereby the Bank Holders requested relief from the automatic stay to exercise setoff rights against 22 frozen bank accounts of certain Debtors and Non-Debtor Subsidiaries, totaling approximately $35 million.

"Site Participation Agreement" means the pre-petition agreement pursuant to which the Debtors were obligated for a percentage of the environmental clean-up costs incurred by the Holliday Remediation Task Force at the Doepke-Holliday disposal site in Johnson County, Kansas.

"Solicitation Period" means the period during which the Debtors have the exclusive right to solicit and obtain acceptances of a plan of reorganization filed by the Debtors during the Exclusive Period under Section 1121(c) of the Bankruptcy Code.

"Special Voting Agent" means Innisfree M&A Incorporated, whom the Debtors have sought to retain to address notice issues related to securities.

"Standstill Adversary Proceeding" means the adversary proceeding commenced by the Debtors on the Petition Date in the Bankruptcy Court against the Bank Holders (entitled Owens Corning, et al. v. Credit Suisse First Boston, et al., Adv. Proc. No. A-00-1575) to enjoin the Bank Holders from, among other things, exercising certain rights and remedies under the 1997 Credit Agreement.

"Standstill Agreement" means that certain Standstill and Waiver Agreement entered into among the Debtors, certain Non-Debtor Subsidiaries and the Bank Holders party to the 1997 Credit Agreement.

"Standstill Amendment" means the Stipulation and Order to Amend the Standstill and Waiver Agreement, approved by the Bankruptcy Court on November 25, 2002, which amended the Standstill Agreement.

"Standstill Order" means the order of the Bankruptcy Court, dated June 19, 2001, which, among other things, authorized the Debtors to enter into the Standstill Agreement and dismissed, without prejudice, the Standstill Adversary Proceeding.

"Subsidiary Guarantees" means the obligations that were incurred by the Subsidiary Guarantors under the 1997 Credit Agreement.

"Subsidiary Guarantors" means the Subsidiaries of OCD that guaranteed the obligations under the 1997 Credit Agreement.

"Substantive Consolidation Motion" means the Debtors' Motion for Approval of Substantive Consolidation as Part of Proposed Chapter 11 Plan of
Reorganization, which was filed on January 17, 2003.

"Superfund" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as the Superfund Act, 42 U.S.C. ss. 9601 et seq.

"Tax Attributes" means, collectively, NOLs, general business and minimum tax credit carryforwards, capital loss carryforwards, the basis of the taxpayer's assets and foreign tax credit tax carryforwards.

"Treasury Regulations" means those certain proposed, temporary and final regulations promulgated by the U.S. Treasury Department under the IRC.

"Unsecured Committee Motion" means the motion filed by the Unsecured Creditors' Committee on September 10, 2002, for an order authorizing it to commence certain avoidance actions on behalf of the Debtors' Estates.

"United States Person" means, for purposes of federal income tax consequences to Claim holders, any person or entity (1) who is a citizen or resident of the United States, (2) that is a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (3) that is an estate, the income of which is subject to United States federal income taxation regardless of its source or (4) that is a trust (a) the administration over which a United States person can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control; or (b) that has elected to be treated as a United States Person for United States federal income tax purposes.

"Voting Agent" means Robert L. Berger & Associates, L.L.C., appointed by the Bankruptcy Court pursuant to 28 U.S.C. ss. 156(c).

"W&K" means Waters & Kraus, LLP, a law firm participating in the NSP, which filed a response in opposition to the Unsecured Committee Motion.

                                   APPENDIX B

        PRO FORMA FINANCIAL PROJECTIONS AND REORGANIZATION BALANCE SHEET

   [THIS DOCUMENT WILL BE FILED AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE
                      APPROVAL OF THE DISCLOSURE STATEMENT]

                                   APPENDIX C

                              LIQUIDATION ANALYSIS

                                   APPENDIX C

                              LIQUIDATION ANALYSIS

     Pursuant to section 1129(a)(7) of the Bankruptcy Code (often called the "Best Interests Test"), each holder of an impaired Claim or equity Interest must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Plan's Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date. In determining whether the Best Interests Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors' assets in Chapter 7. For purposes of this liquidation analysis, the value of the Non-Debtor Subsidiaries is incorporated in the value of the operating businesses, as described below. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the commencement of their Chapter 7 cases. Such amount then would be reduced by the costs and expenses of the liquidation. Prior to determining whether the Best Interests Test has been met, further reductions would be required to eliminate cash and asset liquidation proceeds that would be applied to secured claims and amounts necessary to satisfy Administrative, Tax, and Priority Claims that are senior to General Unsecured Claims, including any incremental Administrative Claims that may result from the termination of the Debtors' business and the liquidation of their assets. Any remaining cash would be available for distribution to general unsecured creditors and shareholders in accordance with the distribution hierarchy established by section 726 of the Bankruptcy Code.

     The Liquidation Analysis below reflects the estimated cash proceeds, net of liquidation-related costs that would be available to the Debtors' creditors if they were to be liquidated in Chapter 7 cases. Underlying the Liquidation Analysis are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by management and Lazard, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Company and its management. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS (TOGETHER WITH THE NON-DEBTOR SUBSIDIARIES) WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

     The Liquidation Analysis was prepared by Lazard with the assistance of management and the Debtors' other advisors, and assumes that the Debtors cases would convert to Chapter 7 as of December 31, 2003. The Liquidation Analysis also assumes that the liquidation of the Debtors would commence under the direction of a Court-appointed Chapter 7 trustee and continue for 24 months, during which time all of the Company's major assets would be sold and the cash proceeds, net of liquidation-related costs, would be distributed to creditors.

     The following Liquidation Analysis should be read in conjunction with the accompanying notes.

     IMPORTANT CONSIDERATIONS AND ASSUMPTIONS

     1. SUBSTANTIVE CONSOLIDATION OF THE DEBTORS. For purposes of the Plan (See Section VII (B) of the Disclosure Statement), the Liquidation Analysis has been prepared assuming the substantive consolidation of the various Debtors. The assets and liabilities of each of the Debtors (but not the Fibreboard Insurance Settlement Trust) are treated for this analysis as if they were merged.

     2. TREATMENT OF THE NON-DEBTOR SUBSIDIARIES. For purposes of the Plan, the Liquidation Analysis has been prepared assuming that certain of the Non-Debtor Subsidiaries (IPM, Vytec Corp., and Owens-Corning Fiberglas Sweden Inc.) file for relief under Chapter 11 of the Bankruptcy Code, and their cases are converted to Chapter 7. Accordingly, the assets and liabilities of each of these Non-Debtor Subsidiaries are treated for this analysis as if they were merged with the Debtors. More specifically, IPM is a Delaware holding company that owns the common stock of a substantial portion of the foreign Non-Debtor Subsidiaries with manufacturing operations. For purposes of this Liquidation Analysis, the value attributable to the foreign Non-Debtor Subsidiaries was assumed to reside with the Debtors.

     3. DISTRESSED SALE OF THE DEBTORS AS A BULK SALE. Unlike the typical company in Chapter 7, the Debtors are profitable enterprises with significant liquidity resources. For the year ended December 31, 2002, the Debtors (collectively, excluding the Non-Debtors) generated $226 million of EBITDA (earnings before interest, taxes, depreciation and amortization - also excludes restructuring expenses and asbestos charges) and had unrestricted cash of approximately $622 million. A traditional liquidation of the Debtors, assuming a cessation of operations, would be unprecedented and would destroy value that would otherwise be available to creditors.

     For purposes of the Liquidation Analysis, Lazard assumed that the Chapter 7 Trustee would seek to maximize the liquidation value of the Debtors' estates through one or more bulk sales of the Debtors' assets. Under this assumption, operations would continue and the Chapter 7 Trustee would likely capture some "going-concern" value in excess of the liquidation value of the Debtors' assets on a stand-alone basis. Lazard assumed that the assets would be marketed and sold within a period of six months.

     The conversion of these cases to Chapter 7 and the forced sale of the Debtors' assets in one or more bulk sales by the Chapter 7 Trustee would likely result in the Debtors' and Non-Debtors' businesses being sold at a significant discount to their inherent value absent the bankruptcy proceedings. It is probable that the sudden pendency of these bulk sales would have adverse effects on employee morale, customer willingness to order goods, and vendor willingness to ship supplies and extend trade credit. The likely result would be a deterioration in near-term financial performance of the Debtors and a corresponding decline in value.

     In addition, although it is assumed that the Bankruptcy Court would enter an order that the assets would be sold "free and clear" of all asbestos liabilities, because of uncertainties surrounding the use of a Section 524(g) channeling injunction outside of Chapter 11, many likely purchasers would either avoid bidding or do so at a reduced level. The risk of continued asbestos liabilities would be of particular concern to likely strategic purchasers who could not easily insulate themselves from future asbestos liabilities.

     4. EXECUTION RISK OF A LIQUIDATION. A liquidation of the Debtors would be unprecedented in scale and scope. The assets of the Debtors include billions of dollars worth of manufacturing assets which utilize proprietary technology and are strategically placed worldwide to create an integrated product sourcing matrix. The assets are located throughout the world, cross many national borders, and would be subject to the laws of numerous states within the United States and numerous foreign jurisdictions. Given the complexity of such an undertaking, the Debtors believe significant execution risk exists if a liquidation were actually pursued. The Debtors are not aware of any successful liquidation of similar magnitude or complexity.

     5. WIND-DOWN COSTS AND LENGTH OF LIQUIDATION PROCESS. The Debtors have assumed that the bulk sales would be concluded within a six month period. The Debtors have also assumed that the Chapter 7 Trustee would need an additional eighteen months to complete the liquidation process, resolve litigation and determine a mechanism for distributing liquidation proceeds to thousands of asbestos plaintiffs, both known and unknown. There can be no assurances that all assets would be completely liquidated during this time period.

                                  OWENS CORNING

                        HYPOTHETICAL LIQUIDATION PROCEEDS

                                                                         VALUE
                                                          -----------------------------------
                                                                   ($ IN MILLIONS)
                                                                LOW                HIGH                 NOTE
                                                          ---------------     ---------------     ---------------
LIQUIDATION

     ASSETS

     Operating Businesses Before Distressed Sale Discount $         3,200     $         3,600                   A
     Less:  Distressed Sale Discount (33%)                         (1,056)             (1,188)                  B
            Operating Businesses, Net                               2,144               2,142

     Plus:  Unrestricted Cash                                         722                 722                   C
     Less:  Debt Obligations at Non-Debtor Subsidiaries              (100)               (100)                  D
            Liquidation Value of Assets                             2,766               3,034

     CLAIMS AND EXPENSES PRIOR TO UNSECURED CLAIMS

     Chapter 7 Trustee Fee                                             21                  24                   E
     Chapter 7 Trustee Professional Expenses                           51                  54                   F
     Administrative Claims                                             96                  96                   G
     Priority Tax Claims                                              246                 246                   H
     Secured Claims                                                    11                  11                   I
                                                          ---------------     ---------------
            Total Claims and Expenses                                 426                 431
                                                          ---------------     ---------------
            Proceeds Available to Unsecured Creditors     $         2,340     $         2,603
                                                          ===============     ===============

RECOVERIES UNDER CHAPTER 7 LIQUIDATION

     UNSECURED CLAIMS

     Convenience Claims                                   $             -     $             -                   J
     Bank Claims                                                    1,480               1,480                   K
     Bond Claims                                                    1,335               1,335                   L
     General Unsecured Claims                                         943                 943                   M
     OC Asbestos Personal Injury Claims                            10,532              10,532                   N
     FB Asbestos Personal Injury Claims                             3,908               3,908                   O
                                                          ---------------     ---------------
            Total Unsecured Claims                        $        18,198     $        18,198

            %Recovery to Unsecured Creditors                           13%                 14%

     EQUITY INTERESTS

         Proceeds Available to Equity Interests           $             0     $             0                   P

         %Recovery to Equity Interests                                  0%                  0%

                          NOTES TO LIQUIDATION ANALYSIS

     A.   OPERATING BUSINESSES BEFORE DISTRESSED SALE DISCOUNT

     "Operating Businesses" is defined to include all assets of the Debtors and the Non-Debtor Subsidiaries required to operate in the normal course. The value of the Operating Businesses includes the net working capital associated with the businesses. Net working capital would include the receivables, inventories, post-petition accrued expenses, and post-petition accounts payable of the Debtors and Non-Debtor Subsidiaries. It is assumed that $50 million of post-petition liabilities would not be assumed by the buyer(s) and would be treated as Administrative Claims. It is assumed that a buyer would be responsible for providing seasonal working capital financing.

     The value of the Operating Businesses was determined by Lazard in conjunction with the formulation of the Plan (See Section XIV.E entiltled "Valuation of the Reorganized Debtors"). Lazard determined that the likely reorganization value of the Reorganized Debtors was between $3.2 billion and $3.6 billion. Accordingly, these values have been utilized as the low and high range of "Value of Operating Businesses Before Distressed Sale Discount".

     B.   DISTRESSED SALE DISCOUNT

     As   discussed above, the conversion of these cases to Chapter 7 and the forced sale of the Debtors' assets in one or more bulk sales by the Chapter 7 Trustee would adversely affect the value of the Debtors' businesses. Factors adversely affecting value could include:

   - Companies sold out of bankruptcy are often sold at a discount. Buyers who would otherwise be interested in acquiring a business are often reluctant to purchase assets out of a bankruptcy estate due to a perceived taint of bankruptcy, as well as the constraints likely to be imposed by a court-supervised auction (for example, limited or no exclusivity, limitations on breakup fees and expense reimbursements, etc.). The result would be lower demand and lower prices for the Debtors' assets.

   - The conversion of these cases to Chapter 7 and the pressure to convert the businesses to cash would likely necessitate a shorter marketing and due diligence period than is customary. The forced nature of the sale and expedited sale process could be expected to adversely impact value.

   - The sudden pendency of these bulk sales would have adverse effects on employee morale, customer willingness to order goods, and vendor willingness to ship supplies and extend trade credit. The likely result would be a deterioration in near-term financial performance of the Debtors and a corresponding decline in value.

   - Although it is assumed that the Bankruptcy Court would enter an order that the assets would be sold "free and clear" of all asbestos liabilities, because of uncertainties surrounding the use of a Section 524(g) channeling injunction outside of Chapter 11, many likely purchasers would either avoid bidding or do so at a reduced level. The risk of continued asbestos liabilities would be of particular concern to likely strategic purchasers who could not easily insulate themselves from future asbestos liabilities.

     Accordingly, for purposes of computing the hypothetical liquidation proceeds, Lazard assumed that the realized liquidation values would reflect a discount of 33% from the values that would exist in the absence of a forced sale pursuant to Chapter 7. The precise discount factor to attribute to the factors described above represents Lazard's best judgment in the face of complex uncertainties and in the absence of comparables. The discounts that would result if the sales were actually made in Chapter 7 would vary from business to business and, in the aggregate, could result in a discount percentage which could be larger or smaller than 33%.

     C.   UNRESTRICTED CASH

     Unrestricted cash is assumed to total $722 million at December 31, 2003, of which $200 million represents cash from Non-Debtor Subsidiaries. Cash held at the Non-Debtor Subsidiaries of approximately $250 million less a $50 million allowance is assumed to be distributed upstream to OC. A 20% allowance has been made for potential offsets, limitations or taxes related to the repatriation of cash held outside of the United States.

     It is assumed that during the six month liquidation period, the Debtors' operations break-even on a cash flow basis. The adverse impact of the conversion to Chapter 7 and the resulting deterioration in employee morale and customer support lead to a deterioration in profitability.

     Administrative Deposits of $110 million held by law firms on behalf of Owens Corning asbestos plaintiffs are assumed to be not recoverable by the Chapter 7 Trustee and reduces Class 7 claims. Administrative Deposits of $130 million held by law firms on behalf of Fibreboard asbestos plaintiffs are assumed to be not recoverable by the Chapter 7 Trustee and reduces Class 8 claims. The Fibreboard Insurance Settlement Trust with funds totaling $1.262 billion is assumed to be not an asset of the Debtors' estates and is used to reduce Class 8 claims.

     D.   DEBT OBLIGATIONS AT NON-DEBTOR SUBSIDIARIES

     Approximately $100 million of debt obligations owed by foreign Non-Debtor Subsidiaries are assumed to be repaid in full prior to the sale of the assets held by these Non-Debtor Subsidiaries. Accordingly, the liquidation proceeds from the Operating Business are reduced by the $100 million of debt obligations. It is assumed that third party trade payables will be assumed by the buyer(s).

     E.   CHAPTER 7 TRUSTEE FEES

     Compensation for the Chapter 7 Trustee will be limited to fee guidelines in section 326 of the Bankruptcy Code. For purposes of this analysis, management has assumed trustee fees of 1.0% of the proceeds recovered from non-cash assets in the liquidation.

     F.   CHAPTER 7 TRUSTEE PROFESSIONAL EXPENSES

     Compensation for the Chapter 7 Trustee's counsel and other legal, accounting, and professional advice during the Chapter 7 proceedings is estimated to be approximately $30 million ($3 million a month for six months, $1 million a month for six months, and $0.5 million for twelve months). In addition, it is assumed that the Chapter 7 Trustee will retain investment bankers to assist with the disposition of the operating businesses. Compensation would be expected to total 1.0% of the proceeds recovered from non-cash assets.

     G.   ADMINISTRATIVE CLAIMS

     Administrative Claims are assumed to include (i) an estimated $46 million of professional fees and cure costs as detailed in the Plan, and (ii) an estimated $50 million of claims related to post-petition liabilities that buyer(s) might be expected to not assume pursuant to an acquisition.

     H.   PRIORITY TAX CLAIMS

     Priority Tax Claims are assumed to be $246 million, equal to the amount included in the Plan.

     I.   SECURED TAX AND OTHER CLAIMS

     Secured Claims are assumed to be $11 million, equal to the amount included in the Plan.

     J.   CONVENIENCE CLAIMS

     There are assumed to be no Convenience Claims in the Chapter 7 liquidation. The $18 million of convenience claims in the Plan are assumed to be General Unsecured Claims in the event of a chapter 7 liquidation.

     K.   BANK CLAIMS

     Bank holders are assumed to have an allowed claim of $1.480 billion in a Chapter 7 liquidation, with no recovery related to their guarantees or post-petition accrued interest.

     L.   BOND CLAIMS

     Bond holders are assumed to have an allowed claim of $1.335 billion, equal to the amount included in the Plan.

     M.   GENERAL UNSECURED CLAIMS

     General Unsecured Claimants are assumed to have an allowed claim of $943 million, including (i) $375 million of General Unsecured Claims in the Chapter 11 cases, (ii) $18 million of Convenience Claims, (iii) an additional claim from the PBGC estimated at $450 million (similar to the proof of claim filed in these cases) in connection with the assumed termination of the Debtors' pension plans, and (iv) an additional claim estimated at $100 million related to the rejection of certain executory contracts and operating leases that a buyer(s) would likely be expected to not assume pursuant to an acquisition.

     N.   OC ASBESTOS PERSONAL INJURY CLAIMS

     For the purpose of this liquidation analysis, the OC Asbestos Personal Injury Claimants are assumed to assert a claim of $10.7 billion. As these claimants are assumed to receive Restricted Cash of $110 million and the OCD Insurance Escrow and the OC Asbestos Personal Injury Liability Insurance Assets of $58 million, the net claim asserted in a Chapter 7 proceeding would be $10.532 billion.

     O.   FB ASBESTOS PERSONAL INJURY CLAIMS

     For the purpose of this liquidation analysis, the FB Asbestos Personal Injury Claimants are assumed to assert a claim of $5.3 billion and to receive the entire Fibreboard Insurance Settlement Trust (assumed to be $1.262 billion) and the $130 million of FB Restricted Cash. The remaining claim of $3.908 billion is assumed to be asserted as a general unsecured deficiency claim.

                                   APPENDIX D

 OWENS CORNING ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDING DECEMBER 31,2002

  ALTHOUGH THIS DOCUMENT IS INCORPORATED BY REFERENCE AS PART OF THE DISCLOSURE STATEMENT, THE PLAN PROPONENTS WILL NOT ATTACH THIS DOCUMENT TO THE COPIES OF
      THE DISCLOSURE STATEMENT THAT WILL BE MAILED TO CREDITORS ALONG WITH
         THEIR BALLOTS. COPIES OF THIS DOCUMENT MAY BE OBTAINED, FREE OF
       CHARGE, THROUGH OC'S WEBSITE AT www.owenscorning.com OR BY SENDING
             A WRITTEN REQUEST, INCLUDING BY TELECOPY OR E-MAIL TO:

                                  OWENS CORNING
                    C/O ROBERT L. BERGER & ASSOCIATES, L.L.C.
                         16501 VENTURA BLVD., SUITE 440
                                ENCINO, CA 91436
                               818-783-2737 (FAX)
                            alex@bergerassociates.com

 THIS DOCUMENT MAY ALSO BE OBTAINED AT THE SECURITIES AND EXCHANGE COMMISSION'S
                  "EDGAR" WEBSITE AT www.sec.gov/edgar.shtml.

                                   APPENDIX E

                 PRINCIPAL TERMS AND CONDITIONS OF SENIOR NOTES

                                   APPENDIX E

                         PRINCIPAL TERMS OF SENIOR NOTES

  THE FOLLOWING IS A GENERAL DESCRIPTION OF THE PRINCIPAL TERMS OF THE SENIOR NOTES THAT WOULD BE ISSUED BY REORGANIZED OC. THESE ARE INDICATIVE TERMS ONLY,
  AND THE ACTUAL TERMS OF THE SENIOR NOTES WILL DEPEND UPON THE CREDIT RATING
   ASSIGNED TO THE SENIOR NOTES, PREVAILING MARKET CONDITIONS AT THE TIME OF ISSUANCE, AND OTHER FACTORS. THE DEFINITIVE TERMS OF THE SENIOR NOTES WILL NOT
        BE DETERMINED UNTIL SHORTLY BEFORE THE CONFIRMATION OF THE PLAN.

AMOUNT: $1.4 billion in aggregate, subject to adjustment in accordance with thE Plan.

SECURITIES:            Senior unsecured notes of Reorganized OC, issued in up to
                       three (3) series, with maturities to be determined by the Company prior to the Effective Date.

                       The Company anticipates that the maturities will be no less than five and no more than ten years, with the actuaL maturities depending upon market conditions for securities of this type and rating prevailing at the time of issuance.

INDENTURE TRUSTEE:     To be designated by the Company.

INTEREST RATE:         Interest rates to be determined (the rates will be
                       set prior to the Effective Date so that the securities trade at or near par). Interest will be payable in cash semi-annually in arrears on the basis of a 360 day year.

SECURITY/PRIORITY:     The Senior Notes will be unsecured senior obligations of
                       Reorganized OC. The Company anticipates that the Senior
                       Notes will rank pari passu with a new revolving credit facility and any refinancing thereof.

MANDATORY REDEMPTION:  Upon a change of control, to be defined, Reorganized OC will be obligated to offer to repurchase the Senior Notes at 101% of principal amount plus accrued and unpaid interest to the date of repurchase.

OPTIONAL REDEMPTION:   The Senior Notes will be redeemable by Reorganized OC on
                       terms and at prices determined at the time of issuance in accordance with prevailing market conditions for securities of this type and rating. In addition, at any time prior to the third anniversary of the issuance date, Reorganized OC may redeem up to 35% of the aggregate principal amount of the Senior Notes at a fixed redemption price with the net cash proceeds of an equity offering.

SINKING FUND:          None.

RATING: The Senior Notes will be rated by a nationally recognized rating agency prior to issuance. The Company anticipates that the Senior Notes will be rated "investment grade" by the rating agencies.

COVENANTS;             The Senior Notes will contain customary covenants in
REPRESENTATIONS:       accordance with market convention for similarly rated
                       securities.

CLOSING DATE:          The Effective Date of the Plan.

                                   APPENDIX F

                     CURRENT CORPORATE STRUCTURE OF COMPANY

                                   APPENDIX G

             PROPOSED CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS

[THE RESTRUCTURING TRANSACTIONS WILL BE FILED AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE APPROVAL OF THE DISCLOSURE STATEMENT, AND MAY BE AMENDED UP TO TEN
              (10) BUSINESS DAYS PRIOR TO THE OBJECTION DEADLINE]

                                   APPENDIX H

                                VOTING PROCEDURES

[THIS DOCUMENT WILL BE INSERTED WHEN THE VOTING PROCEDURES ARE APPROVED BY THE
                                     COURT]